As filed with the Securities and Exchange Commission on July 13, 2020

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPEN LENDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6141	82-3008583
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Barton Oaks One

901 S. MoPac Expressway, Bldg. 1, Suite 510

Austin, TX

(512) 892-0400

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Open Lending Corporation

Barton Oaks One

901 S. MoPac Expressway, Bldg. 1, Suite 510

Austin, TX

(512) 892-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John J. Flyyn Chief Executive Officer Open Lending Corporation Barton Oaks One 901 S. MoPac Expressway, Bldg. 1, Suite 510 Austin, TX Tel: (512) 892-0400	Jocelyn M. Arel Heidi E. Mayon Daniel J. Espinoza Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 Tel: (617) 570-1000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

SUBJECT TO COMPLETION, DATED JULY 13, 2020

PRELIMINARY PROSPECTUS

OPEN LENDING CORPORATION

52,916,659 Shares of Common Stock

This prospectus relates to the issuance by us of (i) up to an aggregate of 23,750,000 shares of our common stock that may be issued as earn-out consideration upon certain triggering events and (ii) 9,166,659 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share of common stock (the “Public Warrants”).

The prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to an aggregate of 20,000,000 shares of our common stock that were issued to certain investors (including True Wind Capital Management, L.P.) (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common stock is listed on The Nasdaq Stock Market under the symbols “LPRO”. On July 9, 2020, the closing price of our common stock was $15.72 per share.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2020.

FREQUENTLY USED TERMS

Unless the context otherwise requires, references in this prospectus to “Open Lending”, the “Company”, “us”, “we”, “our” and any related terms prior to the closing of the Business Combination are intended to mean Open Lending, LLC, a Texas limited liability company, and its consolidated subsidiaries, and after the closing of the Business Combination, Open Lending Corporation and its consolidated subsidiaries.

In addition, in this document:

“2020 Plan” means the Open Lending Corporation 2020 Stock Option and Incentive Plan.

“Active automotive lender” means an automotive lender that issued at least one insured loan in the previous quarter.

“Blocker” means BRP Hold 11, Inc., a Delaware corporation.

“Blocker Holder” means Bregal Sagemount I, L.P., Blocker’s sole stockholder.

“Business Combination” means the transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated as of January 5, 2020, as may be amended, by and among Nebula, Open Lending, Blocker, Blocker Holder, Open Lending Corporation, Merger Sub LLC, Merger Sub Corp, and Shareholder Representative Services LLC.

“Code” means the Internal Revenue Code of 1986, as amended.

“common stock” means the common stock of Open Lending Corporation, par value $0.01 per share.

“DGCL” means the Delaware General Corporation Law.

“earnout shares” refers to the 23,750,000 shares of common stock to be issued as follows: (i) 7,500,000 shares if prior to or as of the second anniversary of the Closing (the “First Deadline”) the daily volume-weighted average price of common stock (the “VWAP”) is greater than or equal to $12.00 over any 20 trading days within any 30-trading day period; (ii) 7,500,000 shares, if prior to or as of the 30-month anniversary of the Closing (the “Second Deadline”) the VWAP is greater than or equal to $14.00 over any 20 trading days within any 30-trading day period; and (iii) 7,500,000 shares, if prior to or as of the 42-month anniversary of the Closing the VWAP is greater than or equal to $16.00 over any 20 trading days within any 30-trading day period. Also refers to an aggregate of up to 1,250,000 additional shares of common stock to be issued to Nebula Holdings, LLC as follows: (i) 625,000 shares, if prior to or as of the First Deadline, the VWAP is greater than or equal to $12.00 over any 20 trading days within any 30-trading day period; and (ii) 625,000 shares if prior to or as of the Second Deadline, the VWAP is greater than or equal to $14.00 over any 20 trading days within any 30-trading day period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the shares of Nebula Class B Common Stock, par value $0.0001 per share.

“Founder Support Agreement” means the Founder Support Agreement, dated as of January 5, 2020, by and among Nebula, Open Lending Corporation, Open Lending, and the holders of the Founder Shares, a copy of which is included as Exhibit 10.1 to Nebula’s Current Report on Form 8-K, filed with the SEC on January 6, 2020.

“GAAP” means United States generally accepted accounting principles.

i

“Initial Stockholders” means the holders of shares of Founder Shares.

“Investor Rights Agreement” means the Investor Rights Agreement entered into at the closing of the Business Combination by and among Nebula, Open Lending Corporation, Open Lending, certain persons and entities holding Open Lending Membership Units, and certain persons and entities holding Founder Shares, which is included as Exhibit 10.8 to our Current Report on Form 8-K, filed with the SEC on June 16, 2020.

“Investor Support Agreement” means the Investor Support Agreement, dated as of January 5, 2020, by and among Nebula and certain Nebula stockholders, a form of which is included as Exhibit 10.2 to Nebula’s Current Report on Form 8-K, filed with the SEC on January 6, 2020.

“IPO” means Nebula’s initial public offering of units, consummated on January 12, 2018.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.

“Merger Sub Corp” means NBLA Merger Sub Corp., a Delaware corporation.

“Merger Sub LLC” means NBLA Merger Sub LLC, a Texas Limited Liability company.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Nebula” refers to Nebula Acquisition Corporation, a Delaware corporation.

“Nebula Class A Common Stock” means Nebula’s common stock, par value $0.0001 per share.

“Nebula Common Stock” means the Nebula Class A Common Stock and the Founder Shares, collectively.

“OEM Captives” means captive finance companies of Original Equipment Manufacturers.

“Open Lending Membership Units” means all issued and outstanding interests of Open Lending.

“Open Lending Unitholders” means the holders of all issued and outstanding interests of Open Lending.

“PCAOB” means the Public Company Accounting Oversight Board.

“Private Placement Warrants” means the warrants to purchase Nebula Class A Common Stock purchased in a private placement in connection with the IPO.

“prospectus” means the prospectus included in the Registration Statement on Form S-1 (Registration No. 333-239619) filed with the U.S. Securities and Exchange Commission.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Merger” means the merger of Merger Sub LLC with and into Open Lending, with Open Lending surviving the Second Merger as a direct and indirect wholly-owned subsidiary of ParentCo.

“Securities Act” means the Securities Act of 1933, as amended.

“Sponsor” means Nebula Holdings, LLC, a Delaware limited liability company.

“Tax Receivable Agreement” means the Tax Receivable Agreement that was entered into at the closing of the Business Combination, by and among Nebula, ParentCo, Blocker, Blocker Holder, Open Lending, and each beneficiary, the form of which is included as Exhibit F to the Business Combination Agreement.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and the Selling Securityholders may, from time to time, issue, offer and sell, as applicable, any combination of the securities described in this prospectus in one or more offerings. We may use the shelf registration statement to issue (i) up to an aggregate of 23,750,000 shares of our common stock that may be issued as earnout shares upon certain triggering events and (ii) 9,166,659 shares of our common stock, that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share of common stock (the “Public Warrants”). The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 20,000,000 shares of common stock from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the common stock being offered and the terms of the offering.

A prospectus supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

On June 10, 2020, Nebula Acquisition Corporation, our predecessor company, consummated the previously announced business combination (the “Business Combination”) with Open Lending, LLC., a Texas limited liability company pursuant to the Business Combination Agreement, dated as of January 5, 2020 (as amended) and the parties named therein. Immediately upon the completion of the Business Combination and the other transactions contemplated by the Business Combination Agreement, Open Lending became a direct wholly-owned subsidiary of Nebula Parent Corp., a Delaware corporation, changed its name to Open Lending Corporation (“Open Lending Corporation” or the “Company”).

iii

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included elsewhere in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information” and the financial statements included elsewhere in this prospectus.

The Company

Open Lending is a leading provider of lending enablement and risk analytics to credit unions, regional banks and OEM Captives. Open Lending’s clients, collectively referred to herein as automotive lenders, make automotive loans to underserved near-prime and non-prime borrowers by harnessing Open Lending’s risk-based pricing models, powered by Open Lending’s proprietary data and real-time underwriting of automotive loan default insurance coverage from third-party insurance carriers (the “Insurers”). Since Open Lending’s inception in 2000, it has facilitated over $7 billion in automotive loans, accumulating 20 years of proprietary data and developed over two million unique risk profiles. Open Lending currently caters to 298 active automotive lenders.

Background

Open Lending Corporation, a Delaware corporation, was originally known as Nebula Parent Corp., a wholly-owned direct subsidiary of Nebula Acquisition Corporation (“Nebula”), a blank check company formed in Delaware on October 2, 2017, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, without limitation as to business, industry or sector. Nebula completed its initial public offering of units on January 12, 2018, and on June 10, 2020, Nebula consummated the Business Combination, as a result of which Open Lending, LLC, a Texas limited liability company, became a wholly-owned subsidiary of Nebula Parent Corp. Upon the closing of the Business Combination, Nebula Parent Corp. changed its name to Open Lending Corporation.

Our common stock is currently listed on Nasdaq under the symbol “LPRO.”

The rights of holders of our common stock are governed by our amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL. See “Description of Capital Stock.”

Emerging Growth Company

Open Lending Corporation is an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Open Lending Corporation is eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.

Open Lending Corporation will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the shares of its common stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of its common stock in its initial public offering.

Risk Factors

Our business is subject to numerous risks and uncertainties, including those highlighted in the section titled “Risk Factors”, that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business.

Corporate Information

The mailing address for our principal executive office is Barton Oaks One, 901 S. MoPac Expressway, Bldg. 1, Suite 510, Austin, TX 78746, and its telephone number is (512) 892-0400.

THE OFFERING

The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section titled “Description of Capital Stock.”

This prospectus relates to the issuance by us of (i) up to an aggregate of 23,750,000 shares of our common stock that may be issued as earnout shares upon certain triggering events and (ii) 9,166,659 shares of our common stock that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share of common stock (the “Public Warrants”).

The prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to an aggregate of 20,000,000 shares of our common stock that were issued to certain investors (including True Wind Capital Management, L.P.) (collectively, the “PIPE Investors”) in a private placement in connection with the closing of the Business Combination (as defined herein).

Issuance of Common Stock

Shares of our common stock to be issued upon exercise of all public warrants and upon certain triggering events	32,916,659 shares of our common stock

Use of proceeds	We will receive up to an aggregate of approximately $105.4 million from the exercise of all Public Warrants, assuming the exercise in full of all such warrants for cash.

We will not receive any proceeds from the issuance of the earnout shares.

Resale of Common Stock

Securities that may be offered and sold from time to time by the Selling Securityholders named herein:	20,000,000 shares of our common stock held by the PIPE Investors

Use of Proceeds	All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales

Nasdaq Ticker Symbol	“LPRO”

Risk Factors	Any investment in the common stock offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” elsewhere in this prospectus

Dividend Policy	We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiary to us and such other factors as our board of directors may deem relevant. In addition, the terms of our existing financing arrangements restrict or limit our ability to pay cash dividends. Accordingly, we may not pay any dividends on our common stock in the foreseeable future.

SELECTED HISTORICAL FINANCIAL DATA OF OPEN LENDING

The information presented below is derived from Open Lending’s unaudited interim consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for the three months ended March 31, 2020 and March 31, 2019 and as of March 31, 2020 and the fiscal years ended December 31, 2019, 2018, and 2017 and the balance sheet data as of December 31, 2019 and 2018. The information presented below should be read alongside Open Lending’s consolidated financial statements and accompanying footnotes included elsewhere in this prospectus. Factors that materially affect the comparability of the data for 2018 through 2019 are discussed in Note 8, “Revenue”, in the footnotes to Open Lending’s financial statements. You should read the following financial data together with “Risks Related to Open Lending’s Business,” and “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The following table highlights key measures of Open Lending’s financial condition and results of operations (dollars in thousands, except per unit amounts and operating data):

	Three Months Ended March 31,		For the Years Ended December 31
	2020	2019	2019	2018	2017
Summary of Operations
Program fees	$12,712	$7,975	$36,667	$25,044	$17,064
Profit share	3,774	10,836	53,038	24,835	13,735
Claims administration service fees	944	673	3,142	2,313	1,581

Total revenue (1)	17,430	19,484	92,847	52,192	32,380
Gross profit	14,935	17,957	85,041	47,589	29,361
Operating income	8,929	12,863	62,615	28,474	16,152
Interest expense	(764)	(86)	(322)	(341)	(418)
Net income before tax	8,183	12,784	62,514	28,316	15,829
Provisions (benefits) for income tax	11	(120)	(30)	37	59

Net income	8,172	12,904	62,544	28,279	15,770
Net income (loss) per member unit
Basic net income (loss) per common unit (2)	0.21	(0.63)	(5.57)	(2.21)	(0.68)
Diluted net income (loss) per common unit	0.11	(0.63)	(5.57)	(2.21)	(0.68)

	As of March 31,	As of December 31,
	2020	2019	2018
Balance Sheet Data
Cash and cash equivalents	$38,038	$7,676	$11,072
Accounts receivable	4,859	3,767	1,938
Contract assets	58,749	62,951	—
Unbilled revenue	—	—	8,468

Total assets (1)	115,166	79,186	24,884

Total notes payable (3)	160,888	3,313	5,797
Total liabilities	171,723	9,022	17,158
Distribution to redeemable convertible preferred units	40,475	11,058	9,066
Distribution to preferred units	52,900	14,064	10,289
Distribution to common units	42,005	9,736	7,065

(1)

Reflects the impact of Open Lending’s adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”) and related cost capitalization guidance, which was adopted by Open Lending on January 1, 2019 using the modified retrospective transition method. The adoption of ASC 606 resulted in an adjustment to retained earnings in Open Lending’s consolidated balance sheet for the cumulative effect of applying the standard, which included presentation changes in the balance sheet and revenue impact in the consolidated statement of operations and comprehensive income. As a result of the application of the modified retrospective transition method, Open Lending’s prior period results within any future annual reports on Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect ASC 606. Refer to Note 8, “Revenue”, in the notes to Open Lending’s financial statements.

(2)

Net loss position due to adjustment to the redeemable convertible preferred units’ redemption amount, and the conversion rate of the redeemable convertible preferred units. Refer to Note 10, “Net Income (Loss) Per Unit”, in the notes to Open Lending’s financial statements.

(3)

Includes current and noncurrent portions of term loan debt. For more discussion refer to “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” elsewhere in this prospectus.

SELECTED HISTORICAL FINANCIAL DATA OF NEBULA

The following table sets forth selected historical financial information derived from Nebula’s unaudited interim consolidated financial statements and audited consolidated financial statements included elsewhere in this prospectus for the three months ended March 31, 2020 and March 31, 2019 and as of March 31, 2020 and the fiscal years ended December 31, 2019 and December 31, 2018, and for the period from October 2, 2017 (inception) through December 31, 2017, and as of December 31, 2019, 2018 and 2017, respectively. You should read the following selected financial data in conjunction with “Nebula Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	For the Three Months Ended March 31,		For the Years Ended December 31,		For the Period from October 2, 2017 (inception) through December 31, 2017
	2020	2019	2019	2018
Consolidated Statement of Operations Data:
Total investment income	$1,038,587	$1,520,203	$5,845,402	$4,083,807	$—
Total expenses	1,206,289	461,487	3,251,357	1,398,695	30,682

Net (loss) income	$(167,702)	$1,058,716	$2,594,045	$2,685,112	$(30,682)
Weighted average shares outstanding of common stock	27,500,000	27,500,000	27,500,000	27,500,000	6,250,000

Basic and diluted net income (loss) per share, Class A	$0.01	$0.04	$0.14	$0.10	$(0.00)

Weighted average shares outstanding of Class B common stock	6,875,000	6,875,000	6,875,000	6,875,000	6,250,000

Basic and diluted net income (loss) per share, Class B	$(0.05)	$—	$(0.17)	$(0.00)	$(0.00)

Cash Flow Data:
Net cash used in operating activities	$(683,630)	$(430,376)	$(2,824,178)	$(1,070,676)	$—
Net cash provided by (used in) investing activities	$—	$200,050	$2,939,743	$(274,239,800)	$—
Net cash provided by financing activities	$—	$—	$—	$276,469,199	$25,000

Consolidated Balance Sheet Data:

		As of December 31,
	March 31, 2020	2019	2018	2017
	(Unaudited)
Cash	$615,658	$1,299,288	$1,183,723	$25,000
Investment held in Trust Account	$282,267,853	$281,229,266	$278,323,607	$—
Total assets	$282,952,102	$282,666,833	$279,512,330	$244,919
Total liabilities	$11,000,848	$10,547,877	$9,987,419	$250,601
common stock, $0.0001 par value; subject to possible redemption	$266,951,250	$267,118,950	$264,524,910	$—
Total stockholders’ equity	$5,000,004	$5,000,006	$5,000,001	$(5,682)

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The selected unaudited pro forma condensed combined financial information for the three months ended March 31, 2020 and the year ended December 31, 2019 and combines the historical consolidated statement of operations of Nebula and the historical consolidated statement of operations and comprehensive income of Open Lending, giving effect to the Business Combination as if it had been consummated on January 1, 2019. The selected unaudited pro forma condensed combined balance sheet as of March 31, 2020 combines the historical consolidated balance sheet of Nebula and Open Lending, giving effect to the Business Combination as if it had been consummated on March 31, 2020. The selected unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with the unaudited pro forma condensed combined financial information, including the notes thereto, which is included in this prospectus under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the post-combination company. The pro forma adjustments are based on the information currently available. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined financial information.

	Historical		Pro forma
	Nebula	Open Lending
Statement of Operations Data—For the Three Months Ended March 31, 2020
Total revenue	$—	$17,430	$17,430
Gross profit	—	14,935	14,935
Operating expenses	915	6,006	6,671
Operating (loss) income	(915)	8,929	8,264
Net (loss) income	(168)	8,172	3,254
Basic and diluted net income per share, Class A	0.01	—	0.04

	Historical		Pro forma
	Nebula	Open Lending
Statement of Operations Data—For the Year Ended December 31, 2019
Total revenue	$—	$92,847	$92,847
Gross profit	—	85,041	85,041
Operating expenses	2,249	22,426	22,906
Operating (loss) income	(2,249)	62,615	62,135
Net income	2,594	62,544	35,530
Basic and diluted net income per share, Class A	0.14	—	0.39

	Historical		Pro forma
	Nebula	Open Lending
Balance Sheet Data—As of March 31, 2020
Total current assets	$684	$76,200	$145,021
Total assets	282,952	115,166	183,987
Total current liabilities	1,376	15,085	11,560
Total liabilities	11,001	171,723	454,556
Class A subject to redemption	266,951	—	—
Redeemable convertible preferred Series C units	—	257,406	—
Total stockholders’ equity (deficit)	5,000	(313,963)	(270,569)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	the benefits of the Business Combination;

•	our financial performance;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•	expansion plans and opportunities; and

•	the outcome of any known and unknown litigation and regulatory proceedings.

These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•	the outcome of any legal proceedings that may be instituted in connection with the Business Combination and transactions contemplated thereby;

•	the ability to maintain the listing of our common stock on NASDAQ;

•	the risk that the Business Combination disrupts our current plans and operations as a result of the announcement and consummation of the transactions described herein;

•	our ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and our ability to grow and manage growth profitably;

•	costs related to the Business Combination;

•	changes in applicable laws or regulations;

•	the effects of the COVID-19 pandemic on our business;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

RISK FACTORS

In addition to the other information contained in this prospectus, including the matters addressed under the heading “Forward-Looking Statements,” you should carefully consider the following risk factors in deciding whether to invest in our securities. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may have a material adverse effect on the our business, reputation, revenue, financial condition, results of operations and future prospects, in which event the market price of our common stock could decline, and you could lose part or all of your investment. Unless otherwise indicated, reference in this section and elsewhere in this prospectus to our business being adversely affected, negatively impacted or harmed will include an adverse effect on, or a negative impact or harm to, the business, reputation, financial condition, results of operations, revenue and our future prospects.

Risks Related to Our Business

Our results of operations and continued growth depend on our ability to retain existing, and attract new, automotive lenders.

A substantial majority of Open Lending’s total revenue is generated from the transaction fees that it receives from its automotive lenders and the profit share that it receives from its insurance company partners in connection with loans made by automotive lenders to the owners or purchasers of used and new automobiles (the “Consumers”) using the Lenders Protection Program (the “LPP”). Approximately 5% of the average loan balance on each loan originated is collected by Open Lending as revenue in transaction fees, profit-sharing with insurance companies and administrative fees for claims administration services provided to the insurance companies. If automotive lenders cease to use LPP to make loans, Open Lending will fail to generate future revenues. To attract and retain automotive lenders, Open Lending markets LPP to automotive lenders on the basis of a number of factors, including loan analytics, risk-based pricing, risk modeling and automated decision-technology, as well as integration, customer service, brand and reputation. Automotive lenders are able to leverage the geographic diversity of the loans they can originate through LPP with the simplicity of Open Lending’s five-second all-inclusive loan offer generation. Automotive lenders, however, have alternative sources for internal loan generation, and they could elect to originate loans through those alternatives rather than through LPP.

There is significant competition for existing automotive lenders. If Open Lending fails to retain any automotive lenders, and does not acquire new automotive lenders of similar size and profitability, it would have a material adverse effect on Open Lending’s business and future growth. There has been some turnover in automotive lenders, as well as varying activation rates and volatility in usage of the Open Lending platform by automotive lenders, and this may continue or even increase in the future. Agreements with automotive lenders are cancellable on thirty days’ notice and do not require any minimum monthly level of application submissions. If a significant number of existing automotive lenders were to use other competing platforms, thereby reducing their use of LPP, it would have a material adverse effect on Open Lending’s business and results of operations.

A large percentage of revenue for Open Lending is concentrated with Open Lending’s top ten automotive lenders, and the loss of one or more significant automotive lenders could have a negative impact on operating results.

Open Lending’s top ten automotive lenders (including certain groups of affiliated automotive lenders) accounted for an aggregate of 49% and 42% of total loan origination amount in 2018 and 2019, respectively. Open Lending expects to have significant concentration in Open Lending’s largest automotive lender relationships for the foreseeable future. In the event that one or more of Open Lending’s significant automotive lenders, or groups of automotive lenders terminate their relationships with Open Lending, the number of loans originated through LPP would decline, which would materially adversely affect Open Lending’s business and, in turn, Open Lending’s revenue.

In 2020, Open Lending anticipates that its business will experience significant concentration as OEM Captives fully ramp and deploy LPP nationally across all of their new and used vehicle channels. The size and loan volume of OEM Captives is materially higher than any of Open Lending’s automotive lenders, which Open Lending believes will result in a high concentration of revenue being derived from a limited number of OEM Captives. As a result, if Open Lending was to lose an OEM Captive as one of its customers, this may have a material adverse effect on Open Lending’s future revenues.

Open Lending’s results depend, to a significant extent, on the active and effective adoption of the Lenders Protection Program by automotive lenders.

Open Lending’s success depends on the active and effective adoption of the LPP by automotive lenders in originating loans to near-prime and non-prime borrowers. Open Lending relies on automotive lenders to utilize LPP within their loan origination systems. Although automotive lenders generally are under no obligation to use LPP in generating their loans, the integrated loan and insurance offering by LPP encourages the use of LPP by automotive lenders. The failure by automotive lenders to effectively adopt LPP would have a material adverse effect on the rate at which they can lend to near-prime and non-prime borrowers and in turn, would have a material adverse effect on Open Lending’s business, revenues and financial condition.

Open Lending has partnered with two major insurance carriers that underwrite and insure the loans generated using the LPP.

Open Lending primarily relies on AmTrust Financial Services (“AmTrust”), and CNA Financial Corp. (“CNA”), to insure the loans generated by the automotive lenders using LPP. Open Lending has entered into separate producer and claims service agreements with each of these carriers. The producer and claims service agreements with AmTrust and CNA generally contain customary termination provisions that allow them to terminate the agreement upon written notice after the occurrence of certain events including, among other things, breach of the producer agreement, Open Lending’s change of control without prior written consent of the insurance carrier, upon changes in regulatory requirements making the agreement unenforceable or for convenience. The Business Combination did not qualify as a change of control under either the AmTrust agreement or the CNA agreement. If either of these insurance carriers were to terminate their agreements with Open Lending and Open Lending is unable to replace the commitments of the terminating insurance carriers, it would have a material adverse effect on Open Lending’s business, operations and financial condition.

Open Lending’ financial condition and results of operations may be adversely affected by the impact of the global outbreak of the coronavirus.

Occurrences of epidemics or pandemics, depending on their scale, may cause different degrees of damage to the national and local economies within Open Lending’s geographic focus. Global economic conditions may be disrupted by widespread outbreaks of infectious or contagious diseases, and such disruption may adversely affect consumer demand for automobiles and automotive loans. For example, the deadly global outbreak and continuing spread of COVID-19 (also known as the novel coronavirus or coronavirus disease) could have an adverse effect on the value, operating results and financial condition of Open Lending’s business, as well as the ability of Open Lending to grow the revenue that it generates with automotive lenders and insurance company partners. In addition, the impact of COVID-19 is likely to cause substantial changes in consumer behavior and has caused restrictions on business and individual activities, which are likely to lead to reduced economic activity. Extraordinary actions taken by international, federal, state, and local public health and governmental authorities to contain and combat the outbreak and spread of COVID-19 in regions throughout the world, including travel bans, quarantines, “stay-at-home” orders, and similar mandates for many individuals and businesses to substantially restrict daily activities could have an adverse effect on Open Lending’s financial condition and results of operations.

The economic slowdown attributable to COVID-19 has led to a global decrease in vehicle sales in markets around the world. Any sustained decline in vehicle sales would have a substantial adverse effect on Open

Lending’s financial condition, results of operations, and cash flow. Moreover, as a result of the restrictions described above and consumers’ reaction to COVID-19 in general, showroom traffic at car dealers has dropped significantly and many dealers have temporarily ceased operations, thereby reducing the demand for Open Lending’s products and leading dealers to purchase fewer vehicles. In the event there are extended closures of businesses, furloughs or the suspension of employees from businesses or other developments that reduce the earnings of workers, these developments may negatively impact the ability of consumers to pay their automotive loans, which may lead to higher loan defaults and increased losses for Open Lending’s insurance company partners. Increased losses would result in lower profit share earnings on Open Lending’s existing insured loan portfolio.

Open Lending’s results may be materially different from those shown in the unaudited pro forma condensed combined financial information presented in this prospectus. In particular, following the date that Open Lending entered into the Business Combination, there has been an outbreak and global spread of the COVID-19 pandemic. As a result of the pandemic, Open Lending may experience reduction in its results from operations, and is unable at this time to estimate the extent of the effect of COVID-19 on its business. The effects of COVID-19 on Open Lending’s business were not taken into account by Open Lending when prior to entering into the Business Combination. No assurances can be made regarding future events or that the assumptions made by Open Lending prior to entering into the Business Combination will accurately reflect future conditions, and actual results will likely differ, and may differ materially.

The extent and duration of the economic slowdown attributable to COVID-19 remains uncertain at this time. A continued significant economic slowdown could have a substantial adverse effect on our financial condition, liquidity, and results of operations. If these conditions persist for an extended term, it could have a material adverse effect on Open Lending’s future revenue and net income.

Open Lending has experienced rapid growth, which may be difficult to sustain and which may place significant demands on its operational, administrative and financial resources.

Open Lending’s approximately 50% year-over-year growth has caused significant demands on its operational, marketing, compliance and accounting infrastructure, and has resulted in increased expenses, which Open Lending expects to continue as it grows. In addition, Open Lending is required to continuously develop and adapt its systems and infrastructure in response to the increasing sophistication of the consumer finance market and regulatory developments relating to existing and projected business activities and those of automotive lenders. Open Lending’s future growth will depend, among other things, on its ability to maintain an operating platform and management system sufficient to address growth and will require Open Lending to incur significant additional expenses and to commit additional senior management and operational resources.

As a result of Open Lending’s growth, they face significant challenges in:

•	securing commitments from existing and new automotive lenders to provide loans to Consumers;

•	maintaining existing and developing new relationships with additional automotive lenders;

•	maintaining adequate financial, business and risk controls;

•	training, managing and appropriately sizing workforce and other components of business on a timely and cost-effective basis;

•	navigating complex and evolving regulatory and competitive environments;

•	increasing the number of borrowers in, and the volume of loans facilitated through, LPP;

•	expanding within existing markets;

•	entering into new markets and introducing new solutions;

•	continuing to revise proprietary credit decisioning and scoring models;

•	continuing to develop, maintain and scale platform;

•	effectively using limited personnel and technology resources;

•	maintaining the security of platform and the confidentiality of the information (including personally identifiable information) provided and utilized across platform; and

•	attracting, integrating and retaining an appropriate number of qualified employees.

Open Lending may not be able to manage expanding operations effectively, and any failure to do so could adversely affect the ability to generate revenue and control expenses.

If Open Lending experiences negative publicity, it may lose the confidence of automotive lenders and insurance carriers who use or partner with the LPP and Open Lending’s business may suffer.

Reputational risk, or the risk to negative publicity or public opinion, is inherent to Open Lending’s business. Recently, consumer financial services companies have been experiencing increased reputational harm as consumers and regulators take issue with certain of their practices and judgments, including, for example, fair lending, credit reporting accuracy, lending to members of the military, state licensing (for lenders, servicers and money transmitters) and debt collection. Given that Open Lending’s primary clients are automotive lenders in the customer financial services space, any reputational risk associated with clients is in turn attributable to Open Lending. Maintaining a positive reputation is critical to Open Lending’s ability to attract and retain existing and new automotive lenders, insurance carriers, investors and employees. Negative public opinion can arise from many sources, including actual or alleged misconduct, errors or improper business practices by employees, automotive lenders, insurance carriers, automobile dealers, outsourced service providers or other counterparties; litigation or regulatory actions; failure by Open Lending, automotive lenders, or automobile dealers to meet minimum standards of service and quality; inadequate protection of consumer information; failure of automotive lenders to adhere to the terms of their LPP agreements or other contractual arrangements or standards; failure of insurance carriers and Open Lending’s subsidiary, Insurance Administrative Services LLC, to satisfactorily administer claims; compliance failures; and media coverage, whether accurate or not. Negative public opinion can diminish the value of the Open Lending brand and adversely affect Open Lending’s ability to attract and retain automotive lenders and insurance carriers as a result of which Open Lending’s results of operations may be materially harmed and it could be exposed to litigation and regulatory action.

Privacy concerns or security breaches relating to the LPP could result in economic loss, damage Open Lending’s reputation, deter users from using Open Lending products, and expose Open Lending to legal penalties and liability.

Through the use of LLP, Open Lending gathers and stores personally identifiable information on Consumers such as social security numbers, names and addresses. A cybersecurity breach where this information was stolen or made public would result in negative publicity and additional costs to mitigate the damage to customers. While Open Lending has taken reasonable steps to protect such data, techniques used to gain unauthorized access to data and systems, disable or degrade service, or sabotage systems, are constantly evolving, and Open Lending may be unable to anticipate such techniques or implement adequate preventative measures to avoid unauthorized access or other adverse impacts to such data or Open Lending systems.

The LPP is vulnerable to software bugs, computer viruses, internet worms, break-ins, phishing attacks, attempts to overload servers with denial-of-service, or other attacks or similar disruptions, any of which could lead to system interruptions, delays, or shutdowns, causing loss of critical data or the unauthorized access of data. Computer malware, viruses, and computer hacking and phishing attacks have become more prevalent in Open Lending’s industry. Functions that facilitate interactivity with other internet platforms could increase the scope of access of hackers to user accounts. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of Open Lending products to the satisfaction of Open Lending’s clients and their patients may harm Open Lending’s reputation and Open Lending’s ability to retain existing clients. Although Open Lending has in place systems and processes that are designed to protect data, prevent data loss, disable undesirable accounts and activities and prevent or detect security breaches, Open Lending cannot assure you that such measures will provide absolute security. If an actual or perceived breach of security occurs to Open Lending’s systems or a third party’s systems, Open Lending also could be required to expend significant resources to mitigate the breach of security and to address matters related to any such breach, including notifying users or regulators.

Changes in market interest rates could have an adverse effect on Open Lending’s business.

The fixed interest rates charged on the loans that automotive lenders originate are calculated based upon market benchmarks at the time of origination. Increases in the market benchmark would result in increases in the interest rates on new loans. Increased interest rates may adversely impact the spending levels of Consumers and their ability and willingness to borrow money. Higher interest rates often lead to higher rates charged to the Consumer, which could negatively impact the ability of automotive lenders to generate volume and in turn, Open Lending’s ability to generate revenues on loans originated using the LPP. Higher interest rates may also increase the payment obligations of Consumers, which may reduce the ability of Consumers to remain current on their obligations to automotive lenders and, therefore, lead to increased delinquencies, defaults, Consumer bankruptcies and charge-offs, and decreasing recoveries, all of which could have an adverse effect on Open Lending’s business.

The loss of the services of Open Lending’s senior management could adversely affect Open Lending’s business.

The experience of Open Lending’s senior management is a valuable asset to Open Lending. Open Lending’s management team has significant experience in the consumer loan business, is responsible for many of Open Lending’s core competencies and would be difficult to replace. Competition for senior executives in customer lending industry is intense, and Open Lending may not be able to attract and retain qualified personnel to replace or succeed members of Open Lending’s senior management team or other key personnel. Failure to retain talented senior leadership could have a material adverse effect on Open Lending’s business.

Open Lending’s projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, Open Lending’s projected revenues, market share, expenses and profitability may differ materially from our expectations.

Open Lending operates in a rapidly changing and competitive industry and Open Lending’s projections will be subject to the risks and assumptions made by management with respect to its industry. Operating results are difficult to forecast because they generally depend on a number of factors, including the competition Open Lending faces, its ability to attract and retain automotive lenders, the active and effective adoption of the LPP by automotive lenders in originating loans to near-prime and non-prime borrowers, Open Lending’s profit share assumptions and general industry trends. Additionally, as described under “— Open Lending’s revenue is impacted, to a significant extent, by the general economy and the financial performance of automotive lenders,” Open Lending’s business may be affected by reductions in consumer spending from time to time as a result of a number of factors which may be difficult to predict. This may result in decreased revenue levels, and Open Lending may be unable to adopt measures in a timely manner to compensate for any unexpected shortfall in income. This inability could cause Open Lending’s operating results in a given quarter to be higher or lower than expected. If actual results differ from Open Lending’s estimates, analysts may negatively react and our stock price could be materially impacted.

Open Lending’s vendor relationships subject Open Lending to a variety of risks, and the failure of third parties to comply with legal or regulatory requirements or to provide various services that are important to Open Lending’s operations could have an adverse effect on its business.

Open Lending has significant vendors that, among other things, provide Open Lending with financial, technology, insurance and other services to support its loan protection services, including access to credit reports and information. Under various legal theories and contractual requirements, companies may be held responsible for the actions of their subcontractors. Accordingly, Open Lending could be adversely impacted to the extent that Open Lending’s vendors fail to comply with the legal requirements applicable to the particular products or services being offered.

In some cases, third-party vendors, including resellers and aggregators, are the sole source, or one of a limited number of sources, of the services they provide to Open Lending. Certain of Open Lending’s vendor agreements are terminable on little or no notice, and if current vendors were to stop providing services to Open Lending on acceptable terms, Open Lending may be unable to procure alternatives from other vendors in a timely and efficient manner and on acceptable terms (or at all). For example, Open Lending currently utilizes a single vendor to provide all consumer credit reports insurance carriers use for insurance underwriting. If this vendor were to stop providing consumer credit report services to Open Lending on acceptable terms, Open Lending would need to procure alternative consumer credit reporting services from another third-party provider in a timely and efficient manner and on acceptable terms. If any third-party vendor fails to provide the services Open Lending requires, fails to meet contractual requirements (including compliance with applicable laws and regulations), fails to maintain adequate data privacy and electronic security systems, or suffers a cyber-attack or other security breach, Open Lending could be subject to regulatory enforcement actions and suffer economic and reputational harm that could have a material adverse effect on Open Lending’s business. Further, Open Lending may incur significant costs to resolve any such disruptions in service, which could adversely affect Open Lending’s business.

Litigation, regulatory actions and compliance issues could subject Open Lending to significant fines, penalties, judgments, remediation costs and/or requirements resulting in increased expenses.

Open Lending’s business is subject to increased risks of litigation and regulatory actions as a result of a number of factors and from various sources, including as a result of the highly regulated nature of the financial services industry, insurance carriers and the focus of state and federal enforcement agencies on the financial services industry and insurance carriers.

From time to time, Open Lending is also involved in, or the subject of, reviews, requests for information, investigations and proceedings (both formal and informal) by state and federal governmental agencies, including insurance regulators, the Department of Insurance of many states (“DOIs”), regarding Open Lending’s business activities and Open Lending’s qualifications to conduct its business in certain jurisdictions, which could subject Open Lending to significant fines, penalties, obligations to change its business practices and other requirements resulting in increased expenses and diminished earnings. Open Lending’s involvement in any such matter also could cause significant harm to its reputation and divert management attention from the operation of its business, even if the matters are ultimately determined in Open Lending’s favor. Moreover, any settlement, or any consent order or adverse judgment in connection with any formal or informal proceeding or investigation by a government agency, may prompt litigation or additional investigations or proceedings as other litigants or other government agencies begin independent reviews of the same activities.

In addition, a number of participants in the consumer finance industry have been the subject of putative class action lawsuits; state attorney general actions and other state regulatory actions; federal regulatory enforcement actions, including actions relating to alleged unfair, deceptive or abusive acts or practices; violations of state licensing and lending laws, including state usury laws; actions alleging discrimination on the basis of race, ethnicity, gender or other prohibited bases; and allegations of noncompliance with various state and federal laws and regulations relating to originating and servicing consumer finance loans. The current regulatory environment, increased regulatory compliance efforts and enhanced regulatory enforcement have resulted in significant operational and compliance costs and may prevent Open Lending from providing certain products and services. There is no assurance that these regulatory matters or other factors will not, in the future, affect how Open Lending conducts its business and, in turn, have a material adverse effect on its business. In particular, legal proceedings brought under state consumer protection statutes or under several of the various federal consumer financial services statutes may result in a separate fine for each violation of the statute, which, particularly in the case of class action lawsuits, could result in damages substantially in excess of the amounts Open Lending earned from the underlying activities. Similar risks exist for insurance producing and claims administration services, which are highly regulated.

In addition, from time to time, through Open Lending’s operational and compliance controls, Open Lending identifies compliance issues that require it to make operational changes and, depending on the nature of the issue, result in financial remediation to impacted customers. These self-identified issues and voluntary remediation payments could be significant, depending on the issue and the number of customers impacted, and also could generate litigation or regulatory investigations that subject Open Lending to additional risk.

Fraudulent activity could negatively impact the Open Lending business and could cause automotive lenders to be less willing to originate loans or insurance carriers to be less willing to underwrite policies as part of the Lenders Protection Program.

Fraud is prevalent in the financial services industry and is likely to increase as perpetrators become more sophisticated. Open Lending is subject to the risk of fraudulent activity with respect to the underwriting policies of insurance carriers, automotive lenders, their customers and third parties handling customer information. Open Lending’s resources, technologies and fraud prevention tools may be insufficient to accurately detect and prevent fraud. The level of Open Lending’s fraud charge-offs could increase and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity also could negatively impact the Open Lending brand and reputation, which could negatively impact the use of Open Lending’s services and products. In addition, significant increases in fraudulent activity could lead to regulatory intervention, which could increase Open Lending’s costs and also negatively impact its business.

Cyber-attacks and other security breaches could have an adverse effect on Open Lending’s business.

In the normal course of Open Lending’s business, Open Lending collects, processes and retains sensitive and confidential information regarding automotive lenders, insurance carriers and Consumers. Open Lending also has arrangements in place with certain third-party service providers that require Open Lending to share Consumer information. Although Open Lending devotes significant resources and management focus to ensuring the integrity of its systems through information security and business continuity programs, the Open Lending facilities and systems, and those of automotive lenders, insurance carriers and third-party service providers, are vulnerable to external or internal security breaches, acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, and other similar events. Open Lending, automotive lenders, insurance carriers and third-party service providers have experienced all of these events in the past and expect to continue to experience them in the future. Open Lending also faces security threats from malicious third parties that could obtain unauthorized access to Open Lending systems and networks, which threats it anticipates will continue to grow in scope and complexity over time. These events could interrupt the Open Lending business or operations, result in significant legal and financial exposure, supervisory liability, damage to its reputation and a loss of confidence in the security of Open Lending’s systems, products and services. Although the impact to date from these events has not had a material adverse effect on Open Lending, no assurance is given that this will be the case in the future.

Information security risks in the financial services industry have increased recently, in part because of new technologies, the use of the internet and telecommunications technologies (including mobile devices) to conduct financial and other business transactions and the increased sophistication and activities of organized criminals, perpetrators of fraud, hackers, terrorists and others. In addition to cyber-attacks and other security breaches involving the theft of sensitive and confidential information, hackers recently have engaged in attacks that are designed to disrupt key business services, such as consumer-facing websites. Open Lending and automotive lenders may not be able to anticipate or implement effective preventive measures against all security breaches of these types, especially because the techniques used change frequently and because attacks can originate from a wide variety of sources. Open Lending employs detection and response mechanisms designed to contain and mitigate security incidents. Nonetheless, early detection efforts may be thwarted by sophisticated attacks and malware designed to avoid detection. Open Lending also may fail to detect the existence of a security breach related to the information of automotive lenders, insurance carriers and Consumers that Open Lending retains as part of its business and may be unable to prevent unauthorized access to that information.

Open Lending also faces risks related to cyber-attacks and other security breaches that typically involve the transmission of sensitive information regarding borrowers through various third parties, including automotive lenders, insurance carriers and data processors. Some of these parties have in the past been the target of security breaches and cyber-attacks. Because Open Lending does not control these third parties or oversee the security of their systems, future security breaches or cyber-attacks affecting any of these third parties could impact Open Lending through no fault of its own, and in some cases Open Lending may have exposure and suffer losses for breaches or attacks relating to them. While Open Lending regularly conduct security assessments of significant third-party service providers, no assurance is given that Open Lending’s third-party information security protocols are sufficient to withstand a cyber-attack or other security breach.

The access by unauthorized persons to, or the improper disclosure by Open Lending of, confidential information regarding LPP customers or Open Lending’s proprietary information, software, methodologies and business secrets could interrupt the Open Lending business or operations, result in significant legal and financial exposure, supervisory liability, damage to its reputation or a loss of confidence in the security of Open Lending’s systems, products and services, all of which could have a material adverse impact on Open Lending’s business. In addition, there recently have been a number of well-publicized attacks or breaches affecting companies in the financial services industry that have heightened concern by consumers, which could also intensify regulatory focus, cause users to lose trust in the security of the industry in general and result in reduced use of Open Lending services and increased costs, all of which could also have a material adverse effect on the Open Lending business.

Disruptions in the operation of Open Lending’s computer systems and third-party data centers could have an adverse effect on the Open Lending business.

Open Lending’s ability to deliver products and services to automotive lenders, service loans made by automotive lenders and otherwise operate Open Lending’s business and comply with applicable laws depends on the efficient and uninterrupted operation of the Open Lending computer systems and third-party data centers, as well as those of automotive lenders and third-party service providers.

These computer systems and third-party data centers may encounter service interruptions at any time due to system or software failure, natural disasters, severe weather conditions, health pandemics, terrorist attacks, cyber-attacks or other events. Any of such catastrophes could have a negative effect on the Open Lending business and technology infrastructure (including its computer network systems), on automotive lenders and insurance carriers and on Consumers. Catastrophic events also could prevent or make it more difficult for Consumers to travel to automobile dealers’ locations to shop, thereby negatively impacting Consumer spending in the affected regions (or in severe cases, nationally), and could interrupt or disable local or national communications networks, including the payment systems network, which could prevent Consumers from making purchases or payments (temporarily or over an extended period). These events also could impair the ability of third parties to provide critical services to Open Lending. All of these adverse effects of catastrophic events could result in a decrease in the use of Open Lending’s solution and payments to Open Lending, which could have a material adverse effect on the Open Lending business.

In addition, the implementation of technology changes and upgrades to maintain current and integrate new systems may cause service interruptions, transaction processing errors or system conversion delays and may cause Open Lending to fail to comply with applicable laws, all of which could have a material adverse effect on the Open Lending business. Open Lending expects that new technologies and business processes applicable to the consumer financial services industry will continue to emerge and that these new technologies and business processes may be better than those Open Lending currently uses. There is no assurance that Open Lending will be able to successfully adopt new technology as critical systems and applications become obsolete and better ones become available. A failure to maintain and/or improve current technology and business processes could cause disruptions in Open Lending’s operations or cause its solution to be less competitive, all of which could have a material adverse effect on its business.

If the underwriting models Open Lending uses contain errors or are otherwise ineffective, Open Lending’s reputation and relationships with automotive lenders and insurance carriers could be harmed.

Open Lending’s ability to attract automotive lenders to LPP is significantly dependent on Open Lending’s ability to effectively evaluate a Consumer’s credit profile and likelihood of default and potential loss in accordance with automotive lenders’ and insurance carriers’ underwriting policies. Open Lending’s business depends significantly on the accuracy and success of its underwriting model. To conduct this evaluation, Open Lending uses proprietary credit decisioning and scoring models. If any of the credit decisioning and scoring models Open Lending uses contains programming or other errors, is ineffective or the data provided by Consumers or third parties is incorrect or stale, or if Open Lending is unable to obtain accurate data from Consumers or third parties (such as credit reporting agencies), the Open Lending loan pricing and approval process could be negatively affected, resulting in mispriced or misclassified loans or incorrect approvals or denials of loans. This could damage Open Lending’s reputation and relationships with automotive lenders and insurance carriers, which could have a material adverse effect on the Open Lending business.

Open Lending depends on the accuracy and completeness of information about Consumers, and any misrepresented information could adversely affect Open Lending’s business.

In evaluating loan applicants, Open Lending relies on information furnished to Open Lending by or on behalf of Consumers, including credit, identification, employment and other relevant information. Some of the information regarding Consumers provided to Open Lending is used in its proprietary credit decisioning and scoring models, which Open Lending uses to determine whether an application meets the applicable underwriting criteria. Open Lending relies on the accuracy and completeness of that information.

Not all Consumer information is independently verified. As a result, Open Lending relies on the accuracy and completeness of the information provided by Consumers or indirectly by automotive lenders. If any of the information that is considered in the loan review process is inaccurate, whether intentional or not, and such inaccuracy is not detected prior to loan funding, the loan may have a greater risk of default than expected. Additionally, there is a risk that, following the date of the credit report that Open Lending obtains and reviews, a Consumer may have defaulted on, or become delinquent in the payment of, a pre-existing debt obligation, taken on additional debt, lost his or her job or other sources of income, or experienced other adverse financial events. Any significant increase in inaccuracies or resulting increases in losses would adversely affect Open Lending’s business.

Open Lending relies extensively on models in managing many aspects of Open Lending business. Any inaccuracies or errors in Open Lending’s models could have an adverse effect on the Open Lending business.

In assisting automotive lenders with the design of the products that are offered on LPP, Open Lending makes assumptions about various matters, including repayment timing and default rates, and then utilize of proprietary underwriting modeling to analyze and forecast the performance and profitability of the loans. Open Lending’s assumptions may be inaccurate and models may not be as predictive as expected for many reasons, including that they often involve matters that are inherently difficult to predict and beyond Open Lending’s control (e.g., macroeconomic conditions) and that they often involve complex interactions between a number of dependent and independent variables and factors. Any significant inaccuracies or errors in assumptions could impact the profitability of the products to automotive lenders, as well as the profitability of Open Lending’s business, could result in Open Lending’s underestimating potential losses and overstating potential automotive lender returns.

If assumptions or estimates Open Lending uses in preparing financial statements are incorrect or are required to change, Open Lending’s reported results of operations and financial condition may be adversely affected.

Open Lending is required to make various assumptions and estimates in preparing its financial statements under GAAP, including for purposes of determining finance charge reversals, share-based compensation, asset impairment, reserves related to litigation and other legal matters, and other regulatory exposures and the amounts recorded for certain contractual payments to be paid to, or received from, Open Lending’s merchants and others under contractual arrangements. In addition, significant assumptions and estimates are involved in determining certain disclosures required under GAAP, including those involving fair value measurements. If the assumptions or estimates underlying Open Lending’s financial statements are incorrect, the actual amounts realized on transactions and balances subject to those estimates will be different, which could have a material adverse effect on Open Lending’s business.

The consumer lending industry is highly competitive and is likely to become more competitive, and Open Lending’s inability to compete successfully or maintain or improve Open Lending’s market share and margins could adversely affect its business.

Open Lending’s success depends on Open Lending’s ability to generate usage of LPP. The consumer lending industry is highly competitive and increasingly dynamic as emerging technologies continue to enter the marketplace. Technological advances and heightened e-commerce activities have increased consumers’ accessibility to products and services, which has intensified the desirability of offering loans to consumers through digital-based solutions. Open Lending faces competition in areas such as compliance capabilities, financing terms, promotional offerings, fees, approval rates, speed and simplicity of loan origination, ease-of-use, marketing expertise, service levels, products and services, technological capabilities and integration, customer service, brand and reputation. Open Lending’s existing and potential competitors may decide to modify their pricing and business models to compete more directly with Open Lending’s model. Any reduction in usage of LPP, or a reduction in the lifetime profitability of loans under LPP in an effort to attract or retain business, could reduce Open Lending’s revenues and earnings. If Open Lending is unable to compete effectively for customer usage, its business could be materially adversely affected.

Open Lending’s revenue is impacted, to a significant extent, by the general economy and the financial performance of automotive lenders.

Open Lending’s business, the consumer financial services industry and automotive lenders’ businesses are sensitive to macroeconomic conditions. Economic factors such as interest rates, changes in monetary and related policies, market volatility, consumer confidence and unemployment rates are among the most significant factors that impact consumer spending behavior. Weak economic conditions or a significant deterioration in economic conditions reduce the amount of disposable income consumers have, which in turn reduces consumer spending and the willingness of qualified borrowers to take out loans. Such conditions are also likely to affect the ability and willingness of borrowers to pay amounts owed to automotive lenders, each of which would have a material adverse effect on its business.

General economic conditions and the willingness of lenders to deploy capital impacts Open Lending’s performance. The generation of new loans through LPP, and the transaction fees and other fee income to Open Lending associated with such loans, is dependent upon sales of automobiles by dealers. Dealers’ sales may decrease or fail to increase as a result of factors outside of their control, such as the macroeconomic conditions referenced above, or business conditions affecting a particular automobile dealer, industry vertical or region. Weak economic conditions also could extend the length of dealers’ sales cycle and cause customers to delay making (or not make) purchases of automobiles. The decline of sales by dealers for any reason will generally result in lower credit sales and, therefore, lower loan volume and associated fee income for automotive lenders, and therefore, to us. This risk is particularly acute with respect to the largest automobile dealers associated with automotive lenders that account for a significant amount of Open Lending platform revenue.

In addition, if an automobile dealer or automotive lender closes some or all of its locations or becomes subject to a voluntary or involuntary bankruptcy proceeding (or if there is a perception that it may become subject to a bankruptcy proceeding), LPP borrowers may have less incentive to pay their outstanding balances to automotive lenders, which could result in higher charge-off rates than anticipated.

Weakening economic conditions, in particular increases in unemployment, will lead to increased defaults and insurance claim payments, resulting in higher losses for insurance carriers. Increased claim payments may affect the willingness of insurance carriers to provide default insurance. In the event insurer losses cause one of insurance carriers to cease providing insurance, it would have a material adverse effect on Open Lending operations and financial results.

Because Open Lending’s business is heavily concentrated on consumer lending in the U.S. automobile industry, Open Lending’s results are more susceptible to fluctuations in that market than the results of a more diversified company would be.

Open Lending’s business currently is concentrated on supporting consumer lending in the U.S. automobile industry. As a result, Open Lending is more susceptible to fluctuations and risks particular to U.S. consumer credit than a more diversified company would be as well as to factors that may drive the demand for automobiles, such as sales levels of new automobiles and the aging of existing inventory. Open Lending is also more susceptible to the risks of increased regulations and legal and other regulatory actions that are targeted at consumer credit, the specific consumer credit products that automotive lenders offer (including promotional financing). Open Lending’s business concentration could have an adverse effect on its business.

Open Lending is, and intends in the future to continue, expanding into relationships with new lending partners, including the OEM Captive space, and Open Lending’s failure to comply with applicable regulations, or accurately predict demand or growth, in those new industries could have an adverse effect on its business.

Open Lending recently expanded into and is penetrating the OEM Captive space. Open Lending believes that all automobile manufacturers have an OEM Captive or related party finance company relationship. One of the primary goals of an OEM Captive is to support automobile sales of the dealers, particularly with respect to new vehicle sales. Open Lending believes that the OEM Captive is generally the preferred lender of the OEM dealer network. Relative to traditional credit union and bank automotive lenders, OEM Captives represent a larger loan volume and therefore, larger revenue opportunity for Open Lending. Open Lending makes no assurance that it will achieve similar levels of success, if any, with OEM Captives as with other credit unions and regional automotive lenders, and may face unanticipated challenges in its ability to offer LPP to OEM Captives. In addition, the OEM Captive space is highly regulated and Open Lending, OEM Captives and other automotive lenders, as applicable, are subject to substantial regulatory requirements, including privacy laws. Open Lending has limited experience in managing these risks and the compliance requirements attendant to such regulatory requirements. The costs of compliance and any failure by Open Lending, OEM Captives or other automotive lenders, as applicable, to comply with such regulatory requirements could have a material adverse effect on Open Lending’s business. Any failure by Open Lending to grow its relationships with these new lending partners could have a materially adverse impact on its business.

Open Lending may in the future expand to new industry verticals outside of the automotive industry, and failure to comply with applicable regulations, or accurately predict demand or growth, in those new industries could have an adverse effect on the Open Lending business.

Open Lending may in the future further expand into other industry verticals. There is no assurance that Open Lending will be able to successfully develop consumer financing products and services for these new industries. Open Lending’s investment of resources to develop consumer financing products and services for the new industries it enters may either be insufficient or result in expenses that are excessive in light of loans actually originated by lenders in those industries. Additionally, Open Lending’s nearly 20 years of experience is in the automotive lending industry and therefore, industry participants in new industry verticals may not be receptive to its financing solutions and Open Lending may face competitors with more experience and resources. The borrower profile of Consumers in new verticals may not be as attractive, in terms of average FICO scores or other attributes, as in current verticals, which may lead to higher levels of delinquencies or defaults than Open Lending has historically experienced. Industries change rapidly, and Open Lending makes no assurance that it will be able to accurately forecast demand (or the lack thereof) for a solution or that those industries will be receptive to Open Lending’s product offerings. Failure to predict demand or growth accurately in new industries could have a materially adverse impact on Open Lending’s business.

Open Lending’s business would suffer if it fails to attract and retain highly skilled employees.

Open Lending’s future success will depend on its ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of its organization, particularly information technology and sales. Trained and experienced personnel are in high demand and may be in short supply. Many of the companies with which Open Lending competes for experienced employees have greater resources than Open Lending does and may be able to offer more attractive terms of employment. In addition, Open Lending invests significant time and expense in training employees, which increases their value to competitors that may seek to recruit them. Open Lending may not be able to attract, develop and maintain the skilled workforce necessary to operate its business, and labor expenses may increase as a result of a shortage in the supply of qualified personnel, which will negatively impact Open Lending’s business.

The Credit Agreement that governs Open Lending’s term loan contains various covenants that could limit its ability to engage in activities that may be in Open Lending’s best long-term interests.

Open Lending has a term loan outstanding in the original principal amount of $170,000,000 (the “Term Loan”), that was incurred under that certain Credit Agreement, dated as of March 11, 2020, among Open Lending, UBS AG, Stamford Branch, as administrative agent, the lenders from time to time party thereto and the other parties thereto, as amended, the Credit Agreement. A portion of the proceeds of the Term Loan were used to, among other things, finance a distribution to its equity investors prior to the consummation of the Business Combination. The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. The obligations of Open Lending under the Credit Agreement are guaranteed by all of its subsidiaries and secured by substantially all of the assets of Open Lending and its subsidiaries, in each case, subject to certain customary exceptions. The Term Loan has a maturity date of March 11, 2027. Subject to the terms and conditions set forth in the Credit Agreement, Open Lending may be required to make certain mandatory prepayments prior to maturity. Voluntary prepayments and certain mandatory prepayments may be subject to certain prepayment premiums in the first 2 years after the date thereof.

The Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including, among other things, customary limitations on the incurrence of indebtedness and liens, certain intercompany transactions and other investments, dispositions of assets, issuance of certain unit, repayment of other indebtedness, redemptions of units and payment of dividends. The Credit Agreement also contains a maximum total net leverage ratio financial covenant that is tested quarterly and calculated based on the ratio of our adjusted EBITDA to funded indebtedness. The maximum total net leverage ratio begins at

4.75 to 1 and then gradually decreases from year-to-year down to 2.5 to 1.0 on or after June 30, 2026. The Credit Agreement also contains customary events of default, including subject to thresholds and grace periods, among others, payment default, covenant default, cross default to other material indebtedness, and judgment defaults.

Open Lending’s ability to comply with these covenants may be affected by events beyond its control, such as market fluctuations impacting net income. Breaches of these covenants will result in a default under the Credit Agreement, subject to any applicable cure rights, in which case the administrative agent may accelerate the outstanding Term Loan.

If such acceleration under the Credit Agreement occurs, Open Lending’s ability to fund its operations could be seriously harmed.

Open Lending may be unable to sufficiently protect its proprietary rights and may encounter disputes from time to time relating to its use of the intellectual property of third parties.

Open Lending relies on a combination of trademarks, service marks, copyrights, trade secrets, domain names and agreements with employees and third parties to protect its proprietary rights. Open Lending has trademark and service mark registrations and pending applications for additional registrations in the United States. Open Lending also owns the domain name rights for Openlending.com, Openlending.net, Openlending.us, Dev-openlending.com, Lendersprotection.org, Lendersprotection.us, Len-pro.org, Lend-pro.us, Lend-pro.net, Lendpro.net, Lendpro.org, Lendpro.us, Lend-pro.com, Lendersprotection.com, Dynamicdecisioning.com, Dynamicdecisioning.net, Lendersdecision.com, Lendersdecision.net, Lend-analytics.com, Lend-analytics.net, Lendanalytics.com, Lendanalytics.net, Olanalytics.com, Olanalytics.net, Sayyestomoreloans.com, Sayyestomoreloans.net, as well as other words and phrases important to the Open Lending business. Nonetheless, third parties may challenge, invalidate or circumvent Open Lending’s intellectual property, and Open Lending’s intellectual property may not be sufficient to provide it with a competitive advantage.

Despite Open Lending’s efforts to protect these rights, unauthorized third parties may attempt to duplicate or copy the proprietary aspects of its technology and processes. Open Lending’s competitors and other third parties independently may design around or develop similar technology or otherwise duplicate Open Lending’s services or products such that Open Lending could not assert its intellectual property rights against them. In addition, Open Lending’s contractual arrangements may not effectively prevent disclosure of its intellectual property and confidential and proprietary information or provide an adequate remedy in the event of an unauthorized disclosure. Measures in place may not prevent misappropriation or infringement of Open Lending’s intellectual property or proprietary information and the resulting loss of competitive advantage, and Open Lending may be required to litigate to protect its intellectual property and proprietary information from misappropriation or infringement by others, which is expensive, could cause a diversion of resources and may not be successful.

Open Lending also may encounter disputes from time to time concerning intellectual property rights of others, and it may not prevail in these disputes. Third parties may raise claims against Open Lending alleging that Open Lending, or consultants or other third parties retained or indemnified by Open Lending, infringe on their intellectual property rights. Some third-party intellectual property rights may be extremely broad, and it may not be possible for Open Lending to conduct its operations in such a way as to avoid all alleged violations of such intellectual property rights. Given the complex, rapidly changing and competitive technological and business environment in which Open Lending operates, and the potential risks and uncertainties of intellectual property-related litigation, an assertion of an infringement claim against Open Lending may cause Open Lending to spend significant amounts to defend the claim, even if Open Lending ultimately prevails, pays significant money damages, loses significant revenues, be prohibited from using the relevant systems, processes, technologies or other intellectual property (temporarily or permanently), ceases offering certain products or services, or incurs significant license, royalty or technology development expenses.

Moreover, it has become common in recent years for individuals and groups to purchase intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies such as Open Lending’s. Even in instances where Open Lending believes that claims and allegations of intellectual property infringement against it are without merit, defending against such claims is time consuming and expensive and could result in the diversion of time and attention of Open Lending’s management and employees. In addition, although in some cases a third party may have agreed to indemnify Open Lending for such costs, such indemnifying party may refuse or be unable to uphold its contractual obligations. In other cases, insurance may not cover potential claims of this type adequately or at all, and Open Lending may be required to pay monetary damages, which may be significant.

Open Lending’s risk management processes and procedures may not be effective.

Open Lending’s risk management processes and procedures seek to appropriately balance risk and return and mitigate risks. Open Lending has established processes and procedures intended to identify, measure, monitor and control the types of risk to which Open Lending and automotive lenders are subject, including credit risk, market risk, liquidity risk, strategic risk and operational risk. Credit risk is the risk of loss that arises when an obligor fails to meet the terms of an obligation. Market risk is the risk of loss due to changes in external market factors such as interest rates. Liquidity risk is the risk that financial condition or overall safety and soundness are adversely affected by an inability, or perceived inability, to meet obligations and support business growth. Strategic risk is the risk from changes in the business environment, improper implementation of decisions or inadequate responsiveness to changes in the business environment. Operational risk is the risk of loss arising from inadequate or failed processes, people or systems, external events (e.g., natural disasters), compliance, reputational or legal matters and includes those risks as they relate directly to Open Lending as well as to third parties with whom Open Lending contract or otherwise do business.

Management of Open Lending risks depends, in part, upon the use of analytical and forecasting models. If these models are ineffective at predicting future losses or are otherwise inadequate, Open Lending may incur unexpected losses or otherwise be adversely affected. In addition, the information Open Lending uses in managing its credit and other risks may be inaccurate or incomplete as a result of error or fraud, both of which may be difficult to detect and avoid. There also may be risks that exist, or that develop in the future, that Open Lending have not appropriately anticipated, identified or mitigated, including when processes are changed or new products and services are introduced. If Open Lending’s risk management framework does not effectively identify and control its risks, Open Lending could suffer unexpected losses or be adversely affected, which could have a material adverse effect on its business.

Some aspects of Open Lending’s platform include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect its business.

Aspects of Open Lending’s platform include software covered by open source licenses. The terms of various open source licenses have not been interpreted by United States courts, and there is a risk that such licenses could be construed in a manner that imposes unanticipated conditions or restrictions on Open Lending’s platform. If portions of Open Lending’s proprietary software are determined to be subject to an open source license, Open Lending could be required to publicly release the affected portions of source code, re-engineer all or a portion of its technologies or otherwise be limited in the licensing of technologies, each of which could reduce or eliminate the value of Open Lending’s technologies and loan products. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software because open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with the use of open source software cannot be eliminated and could adversely affect the Open Lending business.

To the extent that Open Lending seeks to grow through future acquisitions, or other strategic investments or alliances, Open Lending may not be able to do so effectively.

Open Lending may in the future seek to grow its business by exploring potential acquisitions or other strategic investments or alliances. Open Lending may not be successful in identifying businesses or opportunities that meet its acquisition or expansion criteria. In addition, even if a potential acquisition target or other strategic investment is identified, Open Lending may not be successful in completing such acquisition or integrating such new business or other investment. Open Lending may face significant competition for acquisition and other strategic investment opportunities from other well-capitalized companies, many of which have greater financial resources and greater access to debt and equity capital to secure and complete acquisitions or other strategic investments, than Open Lending does. As a result of such competition, Open Lending may be unable to acquire certain assets or businesses, or take advantage of other strategic investment opportunities that Open Lending deems attractive; the purchase price for a given strategic opportunity may be significantly elevated; or certain other terms or circumstances may be substantially more onerous. Any delay or failure on Open Lending’s part to identify, negotiate, finance on favorable terms, consummate and integrate any such acquisition, or other strategic investment, opportunity could impede Open Lending’s growth.

There is no assurance that Open Lending will be able to manage its expanding operations, including from acquisitions, investments or alliances, effectively or that it will be able to continue to grow, and any failure to do so could adversely affect its ability to generate revenue and control its expenses. Furthermore, Open Lending may be responsible for any legacy liabilities of businesses it acquires or be subject to additional liability in connection with other strategic investments. The existence or amount of these liabilities may not be known at the time of acquisition, or other strategic investment, and may have a material adverse effect on Open Lending’s business.

The effect of comprehensive U.S. tax reform legislation or challenges to Open Lending’s tax positions could adversely affect its business.

Open Lending operates in multiple jurisdictions and is subject to tax laws and regulations of the United States federal, state and local governments. United States federal, state and local tax laws and regulations are complex and subject to varying interpretations. There is no assurance that Open Lending’s tax positions will not be successfully challenged by relevant tax authorities.

In addition, on December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (H.R. 1) (the “Tax Act”). Among a number of significant changes to the U.S. federal income tax rules, the Tax Act reduces the marginal U.S. corporate income tax rate from 35% to 21%, limits the deduction for net interest expense, and shifts the United States toward a more territorial tax system. While Open Lending’s analysis of the Tax Act’s impact on cash tax liability and financial condition has not identified any overall material adverse effect, Open Lending is still evaluating the effects of the Tax Act and there are a number of uncertainties and ambiguities as to the interpretation and application of many of the provisions in the Tax Act. In the absence of guidance on these issues, Open Lending will use what it believes are reasonable interpretations and assumptions in interpreting and applying the Tax Act for purposes of determining its cash tax liabilities and results of operations, which may change as it receives additional clarification and implementation guidance and as the interpretation of the Tax Act evolves over time. It is possible that the Internal Revenue Service (the “IRS”) could issue subsequent guidance or take positions on audit that differ from the interpretations and assumptions that Open Lending previously made, which could have a material adverse effect on its cash tax liabilities, results of operations and financial condition, or an indirect effect on its business through its impact on automotive lenders, merchants and consumers. You are urged to consult your tax adviser regarding the implications of the Tax Act.

Future changes in financial accounting standards may significantly change Open Lending’s reported results of operations.

GAAP is subject to standard setting or interpretation by the Financial Accounting Standards Board, FASB, the PCAOB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could have a significant effect on Open Lending’s reported financial results and could affect the reporting of transactions completed before the announcement of a change.

Additionally, Open Lending’s assumptions, estimates and judgments related to complex accounting matters could significantly affect its financial results. GAAP and related accounting pronouncements, implementation guidelines and interpretations with regard to a wide range of matters that are relevant to its business, including revenue recognition, finance charge reversals, and share-based compensation are highly complex and involve subjective assumptions, estimates and judgments by Open Lending. Changes in these rules or their interpretation or changes in underlying assumptions, estimates or judgments by Open Lending could require Open Lending to make changes to its accounting systems that could increase its operating costs and significantly change its reported or expected financial performance.

Risks Related to Open Lending’s Regulatory Environment

Open Lending is subject to federal and state consumer protection laws.

In connection with administration of LPP, Open Lending must comply with various regulatory regimes, including those applicable to consumer credit transactions, various aspects of which are untested as applied to Open Lending’s business model. Insurance producing and claims administration services subject Open Lending to state regulation on a 50-state basis. The complex regulatory environment of the credit and insurance industries are subject to constant change and modification. While changes to statutes and promulgating new regulations may take a substantial amount of time, issuing regulatory guidance with the force of law in the form of opinions, bulletins, and notices can occur quickly. Also, consumer credit and insurance regulators often initiate inquiries into market participants, which can lead to investigations and, ultimately, enforcement actions. As a result, Open Lending is subject to a constantly evolving regulatory environment that is difficult to predict, which may affect Open Lending’s business. The laws to which Open Lending directly or its services by contract are or may be subject to include:

•	state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, and unfair or deceptive business practices;

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the Truth-in-Lending Act (the “TILA”), and its implementing Regulation Z, and similar state laws, which require certain disclosures to borrowers regarding the terms and conditions of their loans and credit transactions;

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Section 5 of the Federal Trade Commission Act, which prohibits unfair and deceptive acts or practices in or affecting commerce, and Section 1031 of the Dodd-Frank Act, which prohibits unfair, deceptive, or abusive acts or practices (“UDAAP”), in connection with any consumer financial product or service;

•

the Equal Credit Opportunity Act (the “ECOA”), and its implementing Regulation B, which prohibit creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the Federal Consumer Credit Protection Act or any applicable state law;

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the Fair Credit Reporting Act (the “FCRA”), and its implementing Regulation V, as amended by the Fair and Accurate Credit Transactions Act, which promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies;

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the Fair Debt Collection Practices Act (the “FDCPA”), and its implementing Regulation F, the Telephone Consumer Protection Act, as well as state debt collection laws, all of which provide guidelines and limitations concerning the conduct of debt collectors in connection with the collection of consumer debts;

•	the Bankruptcy Code, which limits the extent to which creditors may seek to enforce debts against parties who have filed for bankruptcy protection;

•	the Gramm-Leach-Bliley Act (the “GLBA”), and the California Consumer Protection Act (the “CCPA”), which include limitations on the disclosure of nonpublic personal information by financial institutions about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information, and other privacy laws and regulations;

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the rules and regulations promulgated by the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”), the National Credit Union Administration (the “NCUA”), as well as state banking regulators;

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the Servicemembers Civil Relief Act (the “SCRA”), which allows active duty military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties;

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the Electronic Fund Transfer Act (the “EFTA”), and Regulation E promulgated thereunder, which provide disclosure requirements, guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts;

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the Electronic Signatures in Global and National Commerce Act (the “E-Sign Act”), and similar state laws, particularly the Uniform Electronic Transactions Act, which authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures; and

•	the Bank Secrecy Act, which relates to compliance with anti-money laundering, customer due diligence and record-keeping policies and procedures.

While Open Lending has developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance is given that its compliance policies and procedures will be effective. Failure to comply with these laws and with regulatory requirements applicable to Open Lending’s business could subject it to damages, revocation of licenses, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm Open Lending’s business.

Open Lending’s industry is highly regulated and is undergoing regulatory transformation, which results in inherent uncertainty. Changing federal, state, and local laws, as well as changing regulatory enforcement policies and priorities, may negatively impact Open Lending’s business.

In connection with Open Lending’s administration of LPP, Open Lending is subject to extensive regulation, supervision and examination under United States federal and state laws and regulations. Open Lending is required to comply with numerous federal, state, and local laws and regulations that regulate, among other things, the manner in which Open Lending administers LPP, the terms of the loans that automotive lenders originate, the products of insurance carriers, production of those products, insurance claims administration, and the fees that Open Lending may charge. Any failure to comply with any of these laws or regulations could subject Open Lending to lawsuits or governmental actions and/or damage Open Lending’s reputation, which could materially and adversely affect Open Lending’s business. Regulators have broad discretion with respect to the interpretation, implementation, and enforcement of these laws and regulations, including through enforcement actions that could subject Open Lending to civil money penalties, customer remediations, increased compliance costs, and limits or prohibitions on Open Lending’s ability to offer certain products or services or to engage in certain activities. In addition, to the extent that Open Lending undertakes actions requiring regulatory approval or non-objection, regulators may make their approval or non-objection subject to conditions or restrictions that could have a material adverse effect on its business. Moreover, any competitors subject to different, or in some cases less restrictive, legislative or regulatory regimes may have or obtain a competitive advantage over Open Lending.

Additionally, federal, state, and local governments and regulatory agencies have proposed or enacted numerous new laws, regulations, and rules related to loans. Federal and state consumer credit and insurance regulators are also enforcing existing laws, regulations, and rules more aggressively and enhancing their supervisory expectations regarding the management of legal and regulatory compliance risks. Consumer finance and insurance regulation is constantly changing, and new laws or regulations, or new interpretations of existing laws or regulations, could have a materially adverse impact on Open Lending’s ability to operate as currently intended.

These regulatory changes and uncertainties make Open Lending’s business planning more difficult and could result in changes to its business model and potentially adversely impact its results of operations. New laws or regulations also require Open Lending to incur significant expenses to ensure compliance. As compared to Open Lending’s competitors, Open Lending could be subject to more stringent state or local regulations or could incur marginally greater compliance costs as a result of regulatory changes. In addition, Open Lending’s failure to comply (or to ensure that its agents and third-party service providers comply) with these laws or regulations may result in costly litigation or enforcement actions, the penalties for which could include: revocation of licenses; fines and other monetary penalties; civil and criminal liability; substantially reduced payments by borrowers; modification of the original terms of loans, permanent forgiveness of debt, or inability to, directly or indirectly, collect all or a part of the principal of or interest on loans; and increased purchases of receivables underlying loans originated by automotive lenders and indemnification claims.

Proposals to change the statutes affecting financial services companies are frequently introduced in Congress and state legislatures that, if enacted, may affect its operating environment in substantial and unpredictable ways. In addition, numerous federal and state regulators have the authority to promulgate or change regulations that could have a similar effect on Open Lending’s operating environment. Open Lending cannot determine with any degree of certainty whether any such legislative or regulatory proposals will be enacted and, if enacted, the ultimate impact that any such potential legislation or implementing regulations, or any such potential regulatory actions by federal or state regulators, would have upon Open Lending’s business.

With respect to state regulation, although Open Lending seeks to comply with applicable state insurance, insurance brokering, insurance agency regulations, third-party administration company statutes and similar statutes in all U.S. jurisdictions, and with licensing and other requirements that Open Lending believes may be applicable to it, if Open Lending is found to not have complied with applicable laws, Open Lending could lose one or more of its licenses or authorizations or face other sanctions or penalties or be required to obtain a license in one or more such jurisdictions, which may have an adverse effect on Open Lending’s ability to make the LPP available to borrowers in particular states and, thus, adversely impact Open Lending’s business.

Open Lending is also subject to potential enforcement and other actions that may be brought by state attorneys general or other state enforcement authorities and other governmental agencies. Any such actions could subject Open Lending to civil money penalties and fines, customer remediations, and increased compliance costs, damage its reputation and brand and limit or prohibit Open Lending’s ability to offer certain products and services or engage in certain business practices.

New laws, regulations, policy or changes in enforcement of existing laws or regulations applicable to Open Lending’s business, or reexamination of current practices, could adversely impact Open Lending’s profitability, limit its ability to continue existing or pursue new business activities, require it to change certain of its business practices or alter its relationships with LPP customers, affect retention of key personnel, or expose Open Lending to additional costs (including increased compliance costs and/or customer remediation). These changes also may require Open Lending to invest significant resources, and devote significant management attention, to make any necessary changes and could adversely affect its business.

The highly regulated environment in which automotive lenders and insurance carriers operate could have an adverse effect on Open Lending’s business.

Automotive lenders and insurance carriers are subject to federal and/or state supervision and regulation. Federal regulation of the banking or insurance industries, along with tax and accounting laws, regulations, rules, and standards, may limit their operations significantly and control the methods by which they conduct business. In addition, compliance with laws and regulations can be difficult and costly, and changes to laws and regulations can impose additional compliance requirements. For example, the Dodd-Frank Act imposes significant regulatory and compliance changes on financial institutions. Regulatory requirements affect automotive lenders’ lending and investment practices and insurance carriers’ offerings, among other aspects of their businesses, and restrict transactions between Open Lending and its automotive lenders and insurance carriers. These requirements may constrain the operations of automotive lenders and insurance carriers, and the adoption of new laws and changes to, or repeal of, existing laws may have a further impact on Open Lending’s business.

In choosing whether and how to conduct business with Open Lending, current and prospective automotive lenders and insurance carriers can be expected to take into account the legal, regulatory, and supervisory regimes that apply to them, including potential changes in the application or interpretation of regulatory standards, licensing requirements, or supervisory expectations. Regulators may elect to alter standards or the interpretation of the standards used to measure regulatory compliance or to determine the adequacy of liquidity, certain risk management or other operational practices for financial services companies in a manner that impacts automotive lenders or insurance carriers. Furthermore, the regulatory agencies have extremely broad discretion in their interpretation of the regulations and laws and their interpretation of the quality of automotive lenders’ loan portfolios and other assets. If any regulatory agency’s assessment of the quality of automotive lenders’ assets, operations, lending practices, investment practices or other aspects of their business changes, or those with respect to insurance carriers, it may materially reduce automotive lenders’ or insurance carriers’ earnings, capital ratios and share price in such a way that affects Open Lending’s business.

Bank holding companies, credit unions, financial institutions, automobile lenders, and insurance carriers and producers are extensively regulated and currently face an uncertain regulatory environment. Applicable state and federal laws, regulations, interpretations, including licensing laws and regulations, enforcement policies and accounting principles have been subject to significant changes in recent years, and may be subject to significant future changes. Open Lending cannot predict with any degree of certainty the substance or effect of pending or future legislation or regulation or the application of laws and regulations to automotive lenders and insurance carriers. Future changes may have a material adverse effect on automotive lenders or insurance carriers and, therefore, on Open Lending.

Open Lending is subject to regulatory examinations and investigations and may incur fines, penalties and increased costs that could negatively impact the Open Lending business.

Federal and state agencies have broad enforcement powers over Open Lending, including powers to investigate Open Lending business practices and broad discretion to deem particular practices unfair, deceptive, abusive or otherwise not in accordance with the law. The continued focus of regulators on the consumer financial services industry has resulted, and could continue to result, in new enforcement actions that could, directly or indirectly, affect the manner in which Open Lending conducts its business and increase the costs of defending and settling any such matters, which could negatively impact its business. In some cases, regardless of fault, it may be less time-consuming or costly to settle these matters, which may require Open Lending to implement certain changes to its business practices, provide remediation to certain individuals or make a settlement payment to a given party or regulatory body. There is no assurance that any future settlements will not have a material adverse effect on Open Lending’s business.

In addition, the laws and regulations applicable to Open Lending are subject to administrative or judicial interpretation. Some of these laws and regulations have been enacted only recently and may not yet have been interpreted or may be interpreted infrequently. As a result of infrequent or sparse interpretations, ambiguities in these laws and regulations may create uncertainty with respect to what type of conduct is permitted or restricted under such laws and regulations. Any ambiguity under a law or regulation to which Open Lending is subject may lead to regulatory investigations, governmental enforcement actions and private causes of action, such as class action lawsuits, with respect to Open Lending’s compliance with such laws or regulations.

The contours of the Dodd-Frank UDAAP standard remain uncertain, and there is a risk that certain features of the Open Lending business could be deemed to be a UDAAP.

The Dodd-Frank Act prohibits UDAAP and authorizes the Consumer Financial Protection Bureau (the “CFPB”) to enforce that prohibition. The CFPB has filed a large number of UDAAP enforcement actions against consumer lenders for practices that do not appear to violate other consumer finance statutes. There is a risk that the CFPB could determine that certain features of automotive lender loans are unfair, deceptive or abusive, which could have a material adverse effect on Open Lending’s business.

Regulations relating to privacy, information security, and data protection could increase Open Lending’s costs, affect or limit how Open Lending collects and uses personal information, and adversely affect its business opportunities.

Open Lending is subject to various privacy, information security and data protection laws, including requirements concerning security breach notification, and it could be negatively impacted by them. For example, in connection with Open Lending’s administration of LPP, Open Lending is subject to the GLBA and implementing regulations and guidance. Among other things, the GLBA (i) imposes certain limitations on the ability to share consumers’ nonpublic personal information with nonaffiliated third parties and (ii) requires certain disclosures to consumers about their information collection, sharing and security practices and their right to “opt out” of the institution’s disclosure of their personal financial information to nonaffiliated third parties (with certain exceptions).

Furthermore, legislators and/or regulators are increasingly adopting or revising privacy, information security and data protection laws that potentially could have a significant impact on Open Lending’s current and planned privacy, data protection and information security-related practices; Open Lending’s collection, use, sharing, retention and safeguarding of consumer and/or employee information; and some of Open Lending’s current or planned business activities. This also could increase Open Lending’s costs of compliance and business operations and could reduce income from certain business initiatives.

Compliance with current or future privacy, information security and data protection laws (including those regarding security breach notification) affecting customer and/or employee data to which Open Lending is subject could result in higher compliance and technology costs and could restrict Open Lending’s ability to provide certain products and services (such as products or services that involve sharing information with third parties or storing sensitive credit card information), which could materially and adversely affect Open Lending’s profitability. Additionally, there is always a danger that regulators can attempt to assert authority over the Open Lending business in the area of privacy, information security and data protection. If Open Lending’s vendors also become subject to laws and regulations in the more stringent and expansive jurisdictions, this could result in increasing costs on Open Lending’s business.

Privacy requirements, including notice and opt-out requirements, under the GLBA and FCRA are enforced by the FTC and by the CFPB through UDAAP and are a standard component of CFPB examinations. State entities also may initiate actions for alleged violations of privacy or security requirements under state law. Open Lending’s failure to comply with privacy, information security and data protection laws could result in potentially significant regulatory investigations and government actions, litigation, fines or sanctions, consumer, automotive lender or merchant actions and damage to Open Lending’s reputation and brand, all of which could have a material adverse effect on Open Lending’s business.

If Open Lending was found to be operating without having obtained necessary state or local licenses, it could adversely affect its business.

Certain states have adopted laws regulating and requiring licensing by parties that engage in certain activity regarding consumer finance and insurance transactions, including facilitating and assisting such transactions in certain circumstances. Furthermore, certain states and localities have also adopted laws requiring licensing for consumer debt collection or servicing. While Open Lending believes it has obtained all necessary licenses, the application of some consumer finance or insurance producer and claims administration licensing laws to LPP is unclear. If Open Lending was found to be in violation of applicable state licensing requirements by a court or a state, federal, or local enforcement agency, it could be subject to fines, damages, injunctive relief (including required modification or discontinuation of Open Lending’s business in certain areas), criminal penalties and other penalties or consequences, and the loans originated through LPP could be rendered void or unenforceable in whole or in part, any of which could have a material adverse effect on Open Lending’s business.

Open Lending may in the future be subject to federal or state regulatory inquiries regarding its business.

From time to time, in the normal course of its business, Open Lending may receive or be subject to, inquiries or investigations by state and federal regulatory agencies and bodies, such as the CFPB, state Attorneys General, state financial regulatory agencies, and other state or federal agencies or bodies regarding LPP, including the origination and servicing of consumer loans, practices by merchants or other third parties, producing insurance policies, administration of insurance claims and licensing, and registration requirements. For example, in the future, Open Lending may enter into regulatory agreements with state agencies regarding issues including automotive lender conduct and oversight and loan pricing. Open Lending also may receive inquiries from state regulatory agencies regarding requirements to obtain licenses from or register with those states, including in states where Open Lending has determined that it is not required to obtain such a license or be registered with the state. Any such inquiries or investigations could involve substantial time and expense to analyze and respond to, could divert management’s attention and other resources from running Open Lending’s business, and could lead to public enforcement actions or lawsuits and fines, penalties, injunctive relief, and the need to obtain additional licenses that it does not currently possess. Open Lending’s involvement in any such matters, whether tangential or otherwise and even if the matters are ultimately determined in Open Lending’s favor, could also cause significant harm to its reputation, lead to additional investigations and enforcement actions from other agencies or litigants, and further divert management attention and resources from the operation of Open Lending’s business. As a result, the outcome of legal and regulatory actions arising out of any state or federal inquiries Open Lending receives could be material to its business, results of operations, financial condition and cash flows and could have a material adverse effect on its business, financial condition or results of operations.

Open Lending’s management has limited experience in operating a public company.

Open Lending’s executive officers and directors have limited experience in the management of a publicly traded company. Open Lending’s management team may not successfully or effectively manage the ongoing transition to a public company, and the Company will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of Open Lending. It is possible that we will be required to expand our employee base and hire additional employees to support its operations as a public company which will increase our operating costs in future periods.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

As a public company, we will face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements will require us to carry out activities we have not done previously. In addition, additional expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified (for example, if the auditors identify a material weakness or significant deficiency in the internal control over financial reporting), we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We may not be able to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act that are applicable to us.

We will be required to provide management’s attestation on internal controls under Section 404 of the Sarbanes-Oxley Act. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those that were required of us as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that are currently applicable. If we are not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, we may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its shares of common stock.

We qualify as an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance to the performance of other public companies.

We qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible for and intend to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements and (iii) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. we will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of the shares of its common stock that are held by non-affiliates exceeds $700 million as of June 30 of that fiscal year, (ii) the last day of the fiscal year in which it has total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which it has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of its common stocks in its IPO. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may elect not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. Investors may find our common stock less attractive because we will rely on these exemptions, which may result in a less active trading market for our common stock and its stock price may be more volatile.

We may from time to time be subject to litigation and other claims.

We may from time to time become subject to litigation claims in the operation of our business, including, but not limited to, with respect to employee matters and contract matters. From time to time, we may also face intellectual property infringement, misappropriation, or invalidity/non-infringement claims from third parties, and some of these claims may lead to litigation. We may initiate claims to assert or defend our intellectual property against third parties. Any litigation may be expensive and time-consuming and could divert management’s attention from our business and negatively affect its operating results or financial condition. The outcome of any litigation cannot be guaranteed, and adverse outcomes can affect us negatively.

Our ability to successfully operate the business will be largely dependent upon the efforts of certain key personnel of Open Lending. The loss of such key personnel could negatively impact the operations and financial results of the combined business.

Our ability to successfully operate the business is dependent upon the efforts of certain key personnel of Open Lending. It is possible that Open Lending will lose some key personnel, the loss of which could negatively impact our operations and profitability. Furthermore, certain of the key personnel of Open Lending may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

Some of our relationships with our customers and vendors may experience disruptions as a result of the Business Combination, which may limit our business.

Parties with which Open Lending currently does business or may do business in the future, including customers and vendors, may experience uncertainty associated with the Business Combination, including with respect to future business relationships with us. As a result, our business relationships may be subject to disruptions if customers, vendors, or others attempt to renegotiate changes in existing business relationships or consider entering into business relationships with parties other than us. For example, certain customers and collaborators of ours may exercise contractual termination rights as they arise or elect to not renew contracts with us. These disruptions could harm relationships with existing customers, vendors or others and preclude us from attracting new customers, all of which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Organizational Structure

Our principal stockholders and management control us and their interests may conflict with yours in the future.

Our executive officers and directors and significant stockholders own approximately 37.1% of the outstanding voting stock of the Company. Each share of the our common stock initially entitles its holders to one vote on all matters presented to stockholders generally. Accordingly, those owners, if voting in the same manner, will be able to control the election and removal of our directors and thereby determine corporate and management policies, including potential mergers or acquisitions, payment of dividends, asset sales, amendment of the certificate of incorporation and bylaws and other significant corporate transactions of the Company for so long as they retain significant ownership. This concentration of ownership may delay or deter possible changes in control of the Company, which may reduce the value of an investment in our common stock. So long as they continue to own a significant amount of the combined voting power, even if such amount is less than 50%, they will continue to be able to strongly influence or effectively control decisions of the Company.

We will be required to make payments under the Tax Receivable Agreement for certain tax benefits we may claim, and the amounts of such payments could be significant.

In connection with the closing of the Business Combination, we entered into the Tax Receivable Agreement with Nebula, the Blocker, the Blocker Holder, and Open Lending. Prior to the closing of the Business Combination,

(i) 100% of the interest in Open Lending was held by the Blocker and the Company Unit Sellers, and (ii) 100% of the Blocker was held by the Blocker Holder. The Tax Receivable Agreement generally provides for the payment by us to the Company Unit Sellers and Blocker Holder, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that we actually realize (or are deemed to realize in certain circumstances) in periods after the closing of the Business Combination as a result of: (i) certain tax attributes of Blocker and/or Open Lending that existed prior to the Business Combination and were attributable to the Blocker; (ii) certain increases in the tax basis of Open Lending’s assets resulting from the Second Merger; (iii) imputed interest deemed to be paid by us as a result of payments we make under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments we makes under the Tax Receivable Agreement. We will retain the benefit of the remaining 15% of these cash savings. The amount of the cash payments that we may be required to make under the Tax Receivable Agreement could be significant and is dependent upon future events and assumptions, including the amount and timing of taxable income we generate in the future, the U.S. federal income tax rate then applicable and the portion of our payments under the Tax Receivable Agreement that constitute interest or give rise to depreciable or amortizable tax basis. Moreover, payments under the Tax Receivable Agreement will be based on the tax reporting positions that we determine, which tax reporting positions are subject to challenge by taxing authorities. We will be dependent on distributions from the Blocker to make payments under the Tax Receivable Agreement, and we cannot guarantee that such distributions will be made in sufficient amounts or at the times needed to enable us to make its required payments under the Tax Receivable Agreement, or at all. Any payments made by us to the Company Unit Sellers or Blocker Holder under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid by us. Nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement, and therefore, may accelerate payments due under the Tax Receivable Agreement. The payments under the Tax Receivable Agreement are also not conditioned upon the Company Unit Sellers or Blocker Holder maintaining a continued ownership interest in us. See “Certain Agreements Related to the Business Combination—Tax Receivable Agreement” for a discussion of the Tax Receivable Agreement and the related likely benefits to be realized by us and the TRA Holders and the other parties and beneficiaries thereto.

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, we realize in respect of the tax attributes subject to the Tax Receivable Agreement.

The Tax Receivable Agreement provides that if we breach any of our material obligations under the Tax Receivable Agreement, if we undergo a change of control or if, at any time, we elect an early termination of the Tax Receivable Agreement, then the Tax Receivable Agreement will terminate and our obligations, or our successor’s obligations, to make payments under the Tax Receivable Agreement would accelerate and become immediately due and payable. The amount due and payable in those circumstances is determined based on certain assumptions, including an assumption that we would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement. We may need to incur debt to finance payments under the Tax Receivable Agreement to the extent our cash resources are insufficient to meet our obligations under the Tax Receivable Agreement as a result of timing discrepancies or otherwise.

As a result of the foregoing, (i) we could be required to make cash payments to the Company Unit Sellers or Blocker Holder that are greater than the specified percentage of the actual benefits we ultimately realize in respect of the tax benefits that are subject to the Tax Receivable Agreement, and (ii) we would be required to make a cash payment equal to the present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control due to the additional transaction costs a potential acquirer may attribute to satisfying such obligations. There can be no assurance that we will be able to finance our obligations under the Tax Receivable Agreement.

We will not be reimbursed for any payments made to the Company Unit Sellers or Blocker Holder under the Tax Receivable Agreement in the event that any tax benefits are disallowed.

We will not be reimbursed for any cash payments previously made to the Company Unit Sellers or Blocker Holder pursuant to the Tax Receivable Agreement if any tax benefits initially claimed by us are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to a Company Unit Seller or Blocker Holder will be netted against any future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement. However, a challenge to any tax benefits initially claimed by us may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that we might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments from which to net against. The applicable U.S. federal income tax rules are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with our tax reporting positions. As a result, it is possible that we could make cash payments under the Tax Receivable Agreement that are substantially greater than our actual cash tax savings.

Our amended and restated bylaws designate specific courts as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Pursuant to our amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claim for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of or based on a breach of a fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders; (3) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine, or the Delaware Forum Provision. The Delaware Forum Provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Our amended and restated bylaws further provide that unless we consent in writing to the selection of an alternative forum, the United States District Court for the Western District of Texas shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, or the Federal Forum Provision. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware Forum Provision and the Federal Forum Provision; provided, however, that stockholders cannot and will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

We recognize that the Delaware Forum Provision and the Federal Forum Provision in our amended and restated bylaws may impose additional litigation costs on stockholders in pursuing any such claims, particularly if the stockholders do not reside in or near the State of Delaware or the State of Texas. Additionally, the forum selection clauses in our amended and restated bylaws may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our stockholders. In addition, while the Delaware Supreme Court ruled in March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court were “facially valid” under Delaware law, there is uncertainty as to whether other courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on stockholders who assert that the provision is not enforceable or invalid. The Court of Chancery of the State of Delaware and the United States District Court for the Western District of Texas may also reach different judgments or results than would other courts, including courts where a stockholder considering an action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our stockholders.

Risks Related to Our Common Stock

An active trading market for our common stock may never develop or be sustained, which may make it difficult to sell the shares of our common stock you purchase.

An active trading market for our common stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of our common stock at an attractive price (or at all). The market price of our common stock may decline below your purchase price, and you may not be able to sell your shares of our common stock at or above the price you paid for such shares (or at all).

There can be no assurance that we will be able to comply with the continued listing standards of NASDAQ.

If NASDAQ delists our shares of common stock from trading on its exchange for failure to meet Nasdaq’s listing standards, we and our stockholders could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity for our securities;

•

a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

Even if a trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as general economic, market and political conditions, could reduce the market price of shares of our common stock in spite of our operating performance. In addition, our results of operations could be below the expectations of public market analysts and investors due to a number of potential factors, including variations in our quarterly or annual results of operations, additions or departures of key management personnel, the loss of key automotive lenders, changes in our earnings estimates (if provided) or failure to meet analysts’ earnings estimates, publication of research reports about our industry, litigation and government investigations, changes or proposed changes in laws or regulations or differing interpretations or enforcement thereof affecting our business, adverse market reaction to any indebtedness we may incur or securities we may issue in the future, changes in market valuations of similar companies or speculation in the press or the investment community with respect to us or our industry, adverse announcements by us or others and developments affecting us, announcements by our competitors of significant contracts, acquisitions, dispositions, strategic partnerships, joint ventures or capital commitments, actions by institutional stockholders, and increases in market interest rates that may lead investors in our shares to demand a higher yield, and in response the market price of shares of our common stock could decrease significantly.

These broad market and industry factors may decrease the market price of our common stock, regardless of our actual operating performance. The stock market in general has, from time to time, experienced extreme price and volume fluctuations. In addition, in the past, following periods of volatility in the overall market and the market price of a company’s securities, securities class action litigation has often been instituted against these companies. Such litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

Our issuance of additional capital stock in connection with financings, acquisitions, investments, our stock incentive plans or otherwise will dilute all other stockholders.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our stock incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

Sales of a substantial amount of our common stock could cause the price of our securities to fall.

Approximately 37.1% of the outstanding shares of our common stock is held by entities affiliated with us and our executive officers and directors. Sales of substantial amounts of our common stock in the public market, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future.

The exercise of registration rights may adversely affect the market price of our common stock.

In connection with the consummation of the Business Combination, Open Lending, LLC, Open Lending Corporation, Nebula, certain persons and entities holding membership units of Open Lending and certain persons and entities holding Founder Shares (collectively, the “Holders”) entered into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, we are obligated to file a registration statement to register the resale of certain of our securities held by the Holders. In addition, pursuant to the terms of the Investor Rights Agreement and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that we file a registration statement on Form S-1, or any similar long-form registration statement, or if available, on Form S-3 to register the shares of our common stock held by such Holders. The Investor Rights Agreement also provides the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. The Investor Rights Agreement further provides for our shares of common stock held by the Holders to be locked-up for 180 days after the closing of the Business Combination. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the our common stock.

The exercise of the Public Warrants and the issuance of the earnout shares would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding Public Warrant to purchase an aggregate approximately 9.2 million shares of our common stock will become exercisable in accordance with the terms of the warrant agreement. In addition, 23,750,000 shares of our common stock may be issued as earnout shares upon satisfaction of certain triggering events. To the extent such warrants are exercised or the earnout shares issued, additional shares of our common stock will be issued, which will result in dilution to the holders of our common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of our common stock.

Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

We have no current plans to pay cash dividends on our common stock. The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and operating results, our available cash, current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiary to us and such other factors as our board of directors may deem relevant. In addition, the terms of our existing financing arrangements restrict or limit our ability to pay cash dividends. Accordingly, we may not pay any dividends on our common stock in the foreseeable future.

Future offerings of debt or equity securities by us may adversely affect the market price of our common stock.

In the future, we may attempt to obtain financing or to further increase our capital resources by issuing additional shares of our common stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. Future acquisitions could require substantial additional capital in excess of cash from operations. We would expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and/or cash from operations.

Issuing additional shares of our common stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of our existing stockholders or reduce the market price of our common stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of our available assets prior to the holders of our common stock. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, which may adversely affect the amount, timing and nature of our future offerings.

Our actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this prospectus.

The unaudited pro forma condensed combined financial information included in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Certain provisions of our certificate of incorporation and bylaws could hinder, delay or prevent a change in control of us, which could adversely affect the price of our common stock.

Certain provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire us without the consent of our board of directors. Among other things, these provisions:

•

authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include super voting, special approval, dividend, or other rights or preferences superior to the rights of the holders of our common stock;

•	prohibit stockholder action by written consent, requiring all stockholder actions be taken at a meeting of our stockholders;

•	provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•

establish a classified board of directors, as a result of which our board of directors will be divided into three classes, with each class serving for staggered three-year terms, which prevents stockholders from electing an entirely new board of directors at an annual meeting.

In addition, these provisions may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that is opposed by our management or our board of directors. Stockholders who might desire to participate in these types of transactions may not have an opportunity to do so, even if the transaction is favorable to them. These anti-takeover provisions could substantially impede your ability to benefit from a change in control or change our management and board of directors and, as a result, may adversely affect the market price of our common stock and your ability to realize any potential change of control premium.

If securities and industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend, in part, on the research and reports that securities and industry analysts publish about us and our business. Securities and industry analysts do not currently, and may never, cover the Company. If securities and industry analysts do not commence coverage of the Company, the trading price of our stock would likely be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of the Company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

USE OF PROCEEDS

All of the shares of common stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $105.4 million from the exercise of all Public Warrants, assuming the exercise in full of all such warrants for cash. We expect to use the net proceeds from the exercise of the Public Warrants for general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of the warrants.

There is no assurance that the holders of the warrants will elect to exercise any or all of the warrants. To the extent that the warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the Combined Company as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2019 and for the three months ended March 31, 2020 present the combination of the financial information of Nebula and Open Lending, after giving effect to the Business Combination and related adjustments described in the accompanying notes. Nebula and Open Lending are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Combined Company or ParentCo.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Business Combination as if it was completed on March 31, 2020.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Nebula Acquisition Corporation and Open Lending and the notes thereto, as well as the disclosures contained in the sections titled “Nebula Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

On June 10, 2020, Combined Company consummated the previously announced Business Combination pursuant to Business Combination Agreement dated January 5, 2020 between Nebula and Open Lending, under the terms of which, Nebula acquired Open Lending through a new Delaware holding company, referred to herein as the Combined Company or ParentCo, which became a publicly-listed entity. As a result of the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Open Lending and its subsidiaries and the Open Lending’s unitholders hold a portion of the ParentCo Common Stock.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 10,997,246 shares of Class A Common Stock by Nebula’s stockholders in conjunction with the stockholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on June 9, 2020.

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

March 31, 2020

(in thousands)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$616	$38,038	$(13,654)	(a),(c)	$25,000
Restricted cash	—	2,274	—		2,274
Accounts receivable	—	4,859	—		4,859
Current contract assets	—	20,285	—		20,285
Prepaid expenses	68	657	—		725
Deferred tax asset	—	—	91,472	(b),(f)	91,472
Other current assets	—	406	—		406
Deferred transaction costs	—	9,681	(9,681)	(c)	—

Total current assets	684	76,200	68,137		145,021

Property and equipment, net	—	355	—		355
Non-current contract assets	—	38,464	—		38,464
Other assets	—	147	—		147
Investment held in Trust Account	282,268	—	(282,268)	(d)	—

Total Assets	$282,952	$115,166	$(214,131)		$183,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$905	$5,877	$(4,901)	(a),(c)	$1,881
Accrued expenses	—	1,032	—		1,032
Current portion of notes payable	—	4,250	—		4,250
Accrued distributions	—	1,228	—		1,228
Other current liabilities	—	2,698	—		2,698
Accrued franchise and income taxes	229	—	—		229
Due to related party	242	—	—		242

Total current liabilities	1,376	15,085	(4,901)		11,560

Long-term notes payable, net of unamortized debt issuance costs	—	156,638	—		156,638
Other long-term liabilities	—	—	94,368	(f)	94,368
Contingent consideration	—	—	191,990	(e)	191,990
Deferred underwriting commissions	9,625	—	(9,625)	(a),(c)	—

Total Liabilities	11,001	171,723	271,832		454,556

Class A subject to redemption	266,951	—	(266,951)	(h)	—
Redeemable convertible preferred Series C units	—	257,406	(257,406)	(h)	—
	—	—	—		—
Stockholders’ equity (deficit)	—	—	—		—
Common Stock	1	—	918	(h)	919
Common units	—	8,011	(8,011)	(h)	—
Preferred units	—	478	(478)	(h)	—
Additional paid in capital	—	—	(66,173)	(g),(h)	(66,173)
Retained earnings (Accumulated deficit)	4,999	(322,452)	112,138	(g),(h)	(205,315)

Total stockholders’ equity (deficit)	5,000	(313,963)	38,394		(270,569)

Total liabilities and stockholders’ equity (deficit)	$282,952	$115,166	$(214,131)		$183,987

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE THREE MONTHS

ENDED MARCH 31, 2020

(in thousands, except share and per share amounts)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3		Pro Forma
Revenues:
Program fees	$—	$12,712	$—			$12,712
Profit share	—	3,774	—			3,774
Claims administration service fees	—	944	—			944

Total Revenue	—	17,430	—			17,430
Cost of services	—	2,495	—			2,495

Gross Profit	—	14,935	—			14,935
Operating expenses:	—	—	—			—
General and administrative	865	3,569	(200)	(i	)	4,234
Selling and marketing	—	2,078	—			2,078
Research and development	—	359	—			359
Franchise tax expense	50	—	(50)	(j	)	—

Operating (loss) income	(915)	8,929	250			8,264
Interest expense	—	(764)	(2,534)	(k	)	(3,298)
Interest income	1,039	17	(1,039)	(j	)	17
Other income	—	1	—			1

Income before income tax expense	124	8,183	(3,323)			4,984
Provisions for income tax	292	11	1,427	(l	)	1,730

Net (loss) income	$(168)	$8,172	$(4,750)			$3,254

Earnings per Share
Weighted average shares outstanding of Class A common stock	27,500,000			(m	)	91,850,000
Basic and diluted net income per share, Class A	0.01			(m	)	0.04

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share amounts)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3		Pro Forma
Revenues:
Program fees	$—	$36,667	$—			$36,667
Profit share	—	53,038	—			53,038
Claims administration service fees	—	3,142	—			3,142

Total Revenue	—	92,847	—			92,847
Cost of services	—	7,806	—			7,806

Gross Profit	—	85,041	—			85,041
Operating expenses:
General and administrative	1,180	13,774	(700)	(i	)	14,254
Selling and marketing	—	7,482	—			7,482
Research and development	—	1,170	—			1,170
Franchise tax expense	1,069	—	(1,069)	(j	)	—

Operating (loss) income	(2,249)	62,615	1,769			62,135
Interest expense	—	(322)	(13,094)	(k	)	(13,416)
Interest income	5,845	24	(5,845)	(j	)	24
Other income	—	197	—			197

Income before income tax expense	3,596	62,514	(17,170)			48,940
Provisions for income tax	1,002	(30)	12,438	(l	)	13,410

Net income	$2,594	$62,544	$(29,608)			$35,530

Earnings per Share
Weighted average shares outstanding of Class A common stock	27,500,000			(m	)	91,850,000
Basic and diluted net income per share, Class A	0.14			(m	)	0.39

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

On June 10, 2020, Combined Company consummated the previously announced Business Combination pursuant to Business Combination Agreement dated January 5, 2020 between Nebula and Open Lending, under the terms of which, Nebula acquired Open Lending through a new Delaware holding company, referred to herein as the Combined Company or ParentCo, which became a publicly-listed entity. As a result of the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Open Lending and its subsidiaries and the Open Lending’s unitholders hold a portion of the ParentCo Common Stock.

As a result of the Business combination, Open Lending’s unitholders received aggregate consideration with a value equal to $1,010,625,000, which consists of (i) $135,000,000 of cash distribution in March 2020, (ii) $356,527,540 in cash at closing of the Business Combination and (iii) $519,097,460 in shares of our common stock at closing of the Business Combination, or 51,909,746 shares based on an assumed stock price of $10 per share. Additionally, Open Lending’s unitholders will receive contingent consideration of up to 22,500,000 shares (“Contingency Consideration”) contingent upon achieving certain market share price milestones within a period of 42 months post Business Combination. The Contingency Consideration shares will be immediately issued in the event of a change of control.

In connection with the Business Combination, certain of Nebula’s equity holders will receive 1,250,000 shares of ParentCo Common Stock (“Earn-out Consideration”) contingent upon achieving certain market share price milestones within a period of 30 months post Business Combination. The Earn-out Consideration shares will be immediately issued in the event of a change of control.

In connection with the closing of the Business Combination, 3,437,500 of ParentCo Common Shares issued to the Sponsor and its affiliates in exchange of the Founder Shares were placed in a lock-up (“Lock-up Shares”) and will be released from a lock-up upon achieving certain market share price milestones within a period of seven years post Business Combination. These shares will be forfeited if the set milestones are not reached. The Lock-up Shares will be immediately released from a lock-up in the event of a change of control. (See Note 3(e) for more details on the accounting treatment of the Contingency Consideration, Earn-out Consideration and Lock-up Shares)

In connection with the Business Combination, in March 2020, Open Lending repaid its historical debt in the amount of $3,312,788 and entered into a credit agreement with a syndicate of lenders that funded a term loan in a principal amount of $170,000,000, referred to herein as the Term Loan, which was used primarily to fund a non-liquidation distribution to Open Lending’s unitholders in the amount of $135,000,000 and cash reserve in the amount of $35,000,000 that is included in the cash paid to the Open Lending unitholders at closing of the Business Combination. The current maturity date for the Term Loan is March 2027. The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. (See Note 3(k) for pro forma interest rate adjustment).

The following summarizes the common stock shares outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the Contingency Consideration, Earn-Out Consideration, Lock-up Shares and exercise of warrants:

	Shares	%
Nebula existing Public Stockholders	16,502,754	17.97%
Open Lending existing unitholders	51,909,746	56.51%
Sponsor and its affiliates	11,937,500	13.00%
PIPE Investors	11,500,000	12.52%

Closing shares	91,850,000	100%

Note 2—Basis of presentation

The historical financial information of Nebula and Open Lending has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization because Open Lending has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination unitholders of Open Lending will hold the majority, i.e. 56.51%, of voting rights in the Combined Company, excluding Lock-up Shares;

•	The pre-combination equity holders of Open Lending will have the right to appoint the majority of the directors on the board of directors of the Combined Company;

•	Senior management of Open Lending will comprise the senior management of the Combined Company; and

•	Operations of Open Lending will comprise the ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination is treated as Open Lending issuing equity for the net assets of Nebula, with no goodwill or intangible assets recorded.

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

a)	Cash. Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)

	Note
Cash balance of Open Lending prior to Business Combination		$38,038
Cash balance of Nebula prior to Business Combination		616
Nebula Cash Held in Trust	(1)	282,268
PIPE	(2)	200,000
Payment to redeeming Nebula stockholders	(3)	(112,769)
Cash to existing Open Lending unitholders at the Business Combination	(4)	(356,528)
Payment of deferred underwriting commissions	(5)	(6,292)
Payment of accrued transaction costs of Nebula	(6)	(900)
Payment of other transaction costs of Nebula	(6)	(6,395)
Payment of accrued transaction costs of Open Lending	(7)	(4,001)
Payment of other transaction costs of Open Lending	(7)	(5,999)
Distribution of remaining cash balance of Open Lending to existing Open Lending unitholders prior to Business Combination	(8)	(3,038)

Excess cash to balance sheet from Business Combination		$25,000

(1)	Represents the amount of the restricted investments and cash held in the Trust account.
(2)	Represents the issuance, in a private placement consummated concurrently with the Closing, to third-party investors of 20,000,000 shares of common stock assuming stock price of $10 per share.
(3)	Represents redemption of 10,997,246 at $10.25 including payment of accrued interest.
(4)	Represents the amount of cash paid to the existing Open Lending unitholders at closing of the Business Combination.
(5)	Represents payment of deferred underwriting commissions by Nebula.
(6)	Represents payment of accrued and incremental transaction costs incurred by Nebula.
(7)	Represents payment of accrued and incremental transaction costs incurred by Open Lending.
(8)

Represents distribution of cash balance of Open Lending to existing Open Lending unitholders prior to the Business Combination in excess of cash reserve of $35,000,000 that is included in the cash paid to the existing Open Lending unitholders at closing of the Business Combination (see Note 3(a)(4)).

b)

Tax effect of pro forma adjustments. Following the Business Combination, the Combined Company is subject to U.S. federal income taxes, in addition to state and local taxes. As a result, the pro forma balance sheet reflects an adjustment to our deferred taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

Revenue accelerated for GAAP under the new revenue recognition standards of ASC 606 may not be accelerated in determining taxable income under the Internal Revenue Code. As a result, some revenue recognized for GAAP will continue to be deferred for U.S. Federal Income tax purposes. The total ASC 606 deferred tax liability is $13,953,147.

There is no deferred tax impact related to the future settlement of the Contingency Consideration, Earn-out Consideration and Lock-up Shares, described in more detail in Note 1 above, and no deferred tax asset has been recorded for this purpose.

Under ASC 740, a tax position must be more likely than not to be sustained upon examination by taxing authorities in order to recognize the benefit of the tax position on our financial statements. Recognized tax benefits are measured as the largest amount of benefit greater than fifty percent likely of being realized. As of March 31, 2020 there were $1,494,876 of unrecognized tax benefits.

c)	Business Combination expenses.

(1)

Payment of accrued expenses related to the Business Combination incurred by Nebula and Open Lending in the amount of $900,000 and $4,001,009, respectively (See Cash in Note 3(a)). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in accounts payable.

(2)

Payment of deferred underwriting commissions incurred by Nebula in the amount of $6,291,782 (See Cash in Note 3(a)) and reversal of deferred underwriting commissions overaccrued as of March 31, 2020 in the amount of $3,333,218. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commissions, and the reversal of overaccrued costs as an increase in additional paid-in-capital (see Note 3(h)), with a corresponding decrease in deferred underwriting commissions.

(3)

Payment of incremental expenses related to the Business Combination incurred through the Business Combination in the amount of $17,295,163 (See Cash in Note 3(a)(6) and 3(a)(7)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

(4)

Recognition of Open Lending’s capitalized expenses related to the Business Combination in the amount of $9,680,715 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in deferred transaction costs, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

d)

Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination (See Cash in Note 3(a)).

e)

Contingency Consideration, Earn-Out Consideration and Lock-up Shares. Represents recognition of Contingency Consideration, Earn-Out Consideration and Lock-up Shares, described in more detail in Note 1 above, as derivatives that will not qualify for equity classification. Therefore, these amounts are classified as liabilities in the pro-forma balance sheet and recognized at their estimated fair values of $191,990,202 at the closing of the Business Combination. Post-Business Combination, these liabilities will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the Combined Company’s statement of operations within other income/expense.

f)

Tax receivable agreement. In connection with the Closing, ParentCo entered into the Tax Receivable Agreement with Nebula, the Blocker, the Blocker Holder, and Open Lending. The Tax Receivable Agreement generally provides for the payment by ParentCo to the Open Lending Unit Sellers and Blocker Holder, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that ParentCo actually realizes (or are deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Blocker and/or Open Lending that existed prior to the Business Combination and were attributable to the Blocker; (ii) certain increases in the tax basis of Open Lending’ assets resulting from the Second Merger; (iii) imputed interest deemed to be paid by ParentCo as a result of payments ParentCo makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments ParentCo makes under the Tax Receivable Agreement. ParentCo will retain the benefit of the remaining 15% of these cash savings. The liability to be recognized for the Tax Receivable Agreement is $94,367,511 and the deferred tax asset is $107,145,684, which has been recognized from the increase in tax basis and certain tax benefits attributable to imputed interest. This liability is included in pro forma Other long-term obligations. Nebula expects to benefit from the remaining 15% of cash savings, if any, realized.

The total deferred tax asset and Tax Receivable Agreements liability pro forma adjustments are $107,145,684 and $94,367,511, respectively. The excess of the deferred tax asset pro forma adjustment over the Tax Receivable Agreements liability pro forma adjustment of $12,778,173 is recorded as additional paid-in capital.

g)

Share-based compensation. Represents the accelerated vesting of the awards associated with the historical share-based compensation plan of Open Lending in the amount of $2,188,745. These awards fully vest upon a qualifying event (i.e. a change in control of the Combined Company), which was recognized upon closing of the Business Combination. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results, thus it is not reflected in the pro forma statements of operations.

h)	Impact on equity. The following table represents the impact of the Business Combination on the number of shares of Class A Common Stock and represents the total equity section:

(in thousands, except share amounts)

	Common stock
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock	Members’ units	Additional Paid in Capital		Retained earnings
Pre Business Combination - Nebula	804,875	6,875,000	—	1		—		4,999
Pre Business Combination - Open Lending			—	—	265,895	—		(322,452)
Reclassification of redeemable shares to Class A Stock	26,695,125		3	—		266,948		—
Less: Redemption of redeemable stock	(10,997,246)		(1)			(112,768)	(1)
Founder Shares	6,875,000	(6,875,000)	1	(1)
Lock-up shares	(3,437,500)		(1)			1
Private Placement	20,000,000		2	—		199,998
Shares issued to Open Lending unitholders as consideration	51,909,746		5	—		(5)
Change in par value			910			(910)

Balances after share transactions of the Combined Company	91,850,000	—	919	—	265,895	353,264		(317,453)

Cash to existing Open Lending unitholders at Business Combination						(356,528)
Cash to existing Open Lending unitholders before Business Combination						(135,000)		135,000
Open Lending transaction costs						(10,000)		—
Nebula transaction costs						(8,742)		—
Elimination of historical retained earnings of Nebula						4,999		(4,999)
Elimination of historical Members’ units of Open Lending					(265,895)	265,895		—
Accelerated vesting of historical share-based compensation plan						2,189		(2,189)
Contingent consideration						(191,990)		—
Estimated transaction tax benefit due to Open Lending sellers						12,778		—
Distribution of remaining cash balance of Open Lending to existing Open Lending unitholders prior to Business Combination						(3,038)		—
Tax impact of conversion from LLC to Corporation								(15,674)

Post-Business Combination	91,850,000	—	919	—	—	(66,173)		(205,315)

(1)	Represents redemption of 10,997,246 shares at $10.25 including payment of accrued interest (See Note 3(a)(3) for details).

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2020 and year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 are as follows:

i)

Exclusion of transaction expenses. Reflects adjustments made to eliminate non-recurring direct and incremental transaction expenses specifically incurred by Nebula as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

j)

Exclusion of interest income and associated taxes. Adjustment to eliminate historical interest income and the respective franchise tax to reflect the use of cash in Trust account to close the Business Combination.

k)

Interest expense. Represents the estimated changes in Open Lending’s historical interest expense following the issuance of the Term Loan in a principal amount of $170,000,000 and repayment of previous debt in the amount of $3,312,788 in March 2020 in connection with the Business Combination (see Note 1 for further details). The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. For the purposes of the pro forma statement of operations the interest expense under the Term Loan was estimated using the current LIBOR + 6.5%.

(in thousands)

	Three month ended March 31, 2020	Year ended December 31, 2019
Elimination of Open Lending historical interest expense	764	322
Interest expense associated with the Term Loan	(3,298)	(13,416)

Net Pro Forma adjustment to interest expense	(2,534)	(13,094)

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $51,531 for the three months ended March 31, 2020 and approximately $209,622 for the year ended December 31, 2019.

l)

Tax effect of pro forma adjustments. Reflects the impact of U.S. federal, state, local and foreign income taxes on the income of the Combined Company. The pro forma effective income tax rate is estimated to be approximately 34.71% for the three months ended March 31, 2020 and approximately 27.40% for the year ended December 31, 2019 and was determined by combining the projected U.S. federal, state, local and foreign income taxes.

m)

Net income per share. Represents pro forma net income per share based on pro forma net income and 91,850,000 total shares outstanding upon consummation of the Business Combination. There are no equity instruments that have a dilutive effect on the pro forma net income per share.

BUSINESS

Company Overview

We are a leading provider of lending enablement and risk analytics to credit unions, regional banks and OEM Captives. Open Lending’s clients, collectively referred to herein as automotive lenders, make automotive loans to underserved near-prime and non-prime borrowers by harnessing Open Lending’s risk-based pricing models, powered by Open Lending’s proprietary data and real-time underwriting of automotive loan default insurance coverage from Insurers. Since Open Lending’s inception in 2000, it has facilitated over $7 billion in automotive loans, accumulating 20 years of proprietary data and developed over two million unique risk profiles. Open Lending currently caters to 298 active automotive lenders.

Open Lending specializes in risk-based pricing and modeling and provides automated decision-technology for automotive lenders throughout the United States. We believe that Open Lending addresses the financing needs of near-prime and non-prime borrowers, or borrowers with a credit score between 560 and 699, who are underserved in the automotive finance industry. Traditional lenders focus on prime borrowers, where an efficient market has developed with interest rate competition that benefits borrowers. Independent finance companies focus on sub-prime borrowers. Borrowers that utilize the near-prime and non-prime automotive lending market have fewer lenders focused on loans with longer terms or higher advance rates. As a result, near-prime and non-prime borrowers often turn to sub-prime lenders, resulting in higher interest rate loan offerings than the consumers’ credit profile often merits or warrants. Open Lending seeks to make this market more competitive, resulting in more attractive loan terms.

We believe that Open Lending’s market opportunity is significant. The near-prime and non-prime automotive loan market is $250 billion annually, resulting in an approximate $14.6 billion annual revenue opportunity for Open Lending. Open Lending is currently serving less than 1% of this market, providing a significant opportunity for Open Lending to continue to grow. Open Lending addresses this market through its LPP.

Open Lending’s LPP enables automotive lenders to make loans that are insured against losses from defaults. Open Lending has been developing and advancing the proprietary underwriting models used by LPP for approximately 20 years. LPP provides significant benefits to Open Lending’s growing ecosystem of automotive lenders, automobile dealers and Insurers.

A key element of LPP is the ability to facilitate risk-based interest rates that are appropriate for each loan and lender. Open Lending’s interest rate pricing is customized to each automotive lender, reflecting the cost of capital, loan servicing costs, loan acquisition costs, expected recovery rates and target return on assets of each. Using Open Lending’s risk models, Open Lending projects monthly loan performance results, including expected losses and prepayments for automotive lenders that use LPP. The product of this process is a risk-based interest rate, inclusive of elements to recover all projected costs, program fees and insurance premiums, given the risk of the loan, to return a targeted return on asset goal. LPP generates, on average, approximately $1,161 in revenue per loan, inclusive of the program fee, administrative fee and profit share.

Automotive Lenders and Dealers. Open Lending’s customers for its LPP are automotive lenders who rely on Open Lending to help them make more loans, by assessing the risk of the loan. Open Lending’s customers also rely on Open Lending to assist in insuring against the default of these loans by helping pair these customers with highly-rated insurance companies that mitigate the added risk associated with lending to near-prime and non-prime borrowers. The LPP enables lenders to expand their lending guidelines to offer loans to borrowers with lower credit scores, potentially leading to higher loan advance rates and increased loan volumes. LPP is designed to provide a seamless, real-time experience for automotive lenders that is intuitive and easy to use. We believe LPP integrates directly with lenders’ existing loan origination systems (“LOS”), while also allowing the dealers and automotive lenders to electronically receive all-inclusive loan rates in real-time with no manual intervention.

Open Lending’s business model is a B2B2C model. Open Lending’s customers are automotive lenders, who serve millions of borrowers, who in turn are the customers of the automotive lenders. Open Lending gets access to loan application information from the automotive lenders. Open Lending supports loans originated through a number of channels, including direct loans where the customer interfaces directly with the lender, indirect loans through networks of auto dealers who work with Open Lending’s automotive lenders, and in targeted refinance programs implemented by Open Lending’s automotive lenders. For example, applications for refinance programs implemented by Open Lending’s automotive lenders increased by approximately 20% from the first week of March 2020 to April 18, 2020. As of April 30, 2020 there were 46 automotive refinance lenders in Open Lending’s pipeline.

Insurers. Open Lending partners with “A” rated insurance carriers that provide default insurance to automotive lenders on individual automotive loans made by their lenders and LPP underwrites the risk on each loan application. The insurance carriers issue default insurance to Open Lending’s automotive lending customers that cover the loans generated through LPP. The default insurance is “first loss” insurance with limits on coverage tied to vehicle recovery rates, which encourages Open Lending’s automotive lenders to maximize recoveries on repossessed automobiles and creates a strong alignment of interest. As part of the insurance policy, the automotive lender is listed as the name insured under the policy representing a direct contractual relationship between the automotive lender and the insurer.

The insurance carriers are required to maintain an “A” rating by A.M. Best insurance rating company. The carriers contract with Open Lending’s indirect wholly-owned subsidiary, Insurance Administrative Services LLC (“IAS”), to perform claims administration and in turn pay Open Lending administrative fees representing a portion of the insurance premiums paid by the automotive lenders. As Open Lending’s subsidiary, IAS provides continuity of customer service and allows for a seamless experience between LPP and the automotive lenders. Open Lending has one-way exclusivity agreements with Amtrust North America, Inc. and CNA Financial Corp. through 2022, which are described below.

LPP is powered by its proprietary technology that delivers speed, scalability and decision-making support for the automotive lenders. It supports the full transaction lifecycle, including credit application, underwriting, real-time insurance approval, settlement, servicing, invoicing of insurance premiums and fees, and advance data analytics of automotive lender’s portfolio under the program. Through data derived at loan origination and the data collected by IAS, Open Lending has loan life performance data on each loan in its portfolio insured to date.

Open Lending’s ecosystem of lenders and insurance carriers allows Open Lending to generate revenues with minimal customer acquisition, marketing and distribution costs, resulting in attractive unit economics and strong margins. When Open Lending acquires a new automotive lender, the lender brings with them an aggregated consumer customer base and access to indirect auto lending dealer network.

Open Lending believes that it has a strong revenue model built upon repeat and growing usage by automotive lenders. Open Lending’s profitability is strongly correlated with transaction volume. In addition, Open Lending collects an administrative fee on the total earned monthly insurance premium on the insurance policies IAS services. The insurance premium for Open Lending’s Insurers and its revenue streams are collected monthly by a surplus lines insurance broker, through automated clearing house transfers. Open Lending receives a profit share of the total monthly insurance underwriting profit earned by its Insurers.

AmTrust Agreement

On October 22, 2013 Lenders Protection, LLC, a wholly-owned subsidiary of Open Lending (“LP”), entered into a Producer Agreement (the “AmTrust Agreement”), as amended on July 1, 2017, with Amtrust North America, Inc., a Delaware corporation (“AmTrust”), through which LP earns claims administration service fees and profit share revenue. Under the AmTrust Agreement, AmTrust facilitates the issuance of credit default insurance in connection with loans closed through the Lenders Protection Program. The AmTrust Agreement currently terminates on December 31, 2023, and thereafter automatically renews for two-year terms unless either party provides the other with written notice of termination at least 180 days prior to expiration. The AmTrust Agreement contains a non-competition provision in favor of LP.

Under the AmTrust Agreement, early termination is permitted by either party at any time, upon mutual written consent; by either party upon a delivery of notice of termination in connection with certain specified bankruptcy events with respect to the other party; by AmTrust upon notice to LP in the event that the surplus line broker fails to make payment to AmTrust; by either party upon 30 days’ written notice in the event of a material breach by the other party that is not cured; by either party immediately upon notice to the other due to any “problematic change of control” of the other party without prior written approval; by either party immediately if a governmental authority finds the AmTrust Agreement to be unenforceable; by LP immediately in the event any carrier issuing policies fails to maintain an A.M Best rating of at least “A-”; by LP if AmTrust breaches the non-competition commitment; and by LP within 90 days if AmTrust provides the LP notice of its intent to compete.

Neither party may assign the AmTrust Agreement or any of its rights or delegate any of its duties or obligations thereunder in any transaction that does not constitute a change of control, without the prior written consent of the other party.

A “change of control” is defined under the AmTrust Agreement as: the sale of all or substantially all the assets of either party; the issuance, sale, or transfer of equity interests of either party following which the equityholders that hold a majority of the economic and voting interests of either party cease to own a majority of the equity interests of such entity; or any dissolution, winding up, cessation of business or liquidation of either party other than in connection with an event of bankruptcy. The Business Combination did not qualify as a change of control under the AmTrust Agreement.

A “problematic change of control” is defined as any change of control wherein the acquirer engages in a directly competitive business with LP or AmTrust; or the acquiring party maintains, or is generally regarded as maintaining, creditworthiness less than that maintained by the party being acquired.

CNA Agreement

On October 1, 2017 LP entered into a Producer Agreement (the “CNA Agreement”), as amended on July 1, 2017, with Continental Casualty Company (“CNA”), an Illinois corporation, through which LP earns claims administration service fees and profit share revenue. Under the agreement, CNA facilitates the issuance of credit default insurance policies to financial institutions that enter into a program agreement with LP for use of its proprietary software platform. The CNA Agreement terminates on December 31, 2023, and automatically renews for one-year terms unless either party provides the other with written notice of termination at least 180 days prior to expiration. The CNA Agreement contains non-competition provision in favor of LP.

Under the CNA Agreement, early termination is permitted by either party at any time, upon mutual written consent; by either party upon a delivery of notice of termination in connection with certain specified bankruptcy events with respect to the other party; by CNA upon notice to LP in the event that the surplus line broker fails to make payment to CNA; by either party upon 30 days’ written notice and cure-period in the event of a material breach by the other party; by either party immediately upon notice to the other due to any “problematic change of control” of the other party without prior written approval; by either party immediately if a governmental authority finds the producer agreement to be unenforceable; by LP immediately in the event any carrier issuing policies fails to maintain an “A” or “A.M. Best” rating; by LP if CNA breaches the non-competition commitment; by LP if CNA provides notice to LP of its intent to compete; and by either party for fraud or willful misconduct.

Neither party may assign the CNA Agreement or any of its rights or delegate any of its duties or obligations thereunder in any transaction that does not constitute a change of control, without the prior written consent of the other party.

A “change of control” is defined under the CNA Agreement as: the sale of all or substantially all the assets of either party; the issuance, sale, or transfer of equity interests of either party following which the equityholders that hold a majority of the economic and voting interests of either party cease to own a majority of the equity interests of such entity; or any dissolution, winding up, cessation of business or liquidation of either party other than in connection with an event of bankruptcy. The Business Combination did not qualify as a change of control under the CNA Agreement.

A “problematic change of control” is defined under the producer agreement as any change of control of LP wherein the acquirer is an insurance company engaged in a directly competitive business of CNA.

Open Lending’s Market Opportunity

Automotive loans for many near-prime and non-prime borrowers have been historically referred by the automotive lenders and third-party subprime financing companies. Open Lending’s proprietary technology enables automotive lenders to assess the creditworthiness of borrowers and mitigate credit risk through Open Lending’s unique insurance solution without ceding to such third-party finance companies. This helps Open Lending’s automotive lenders maintain their consumer relationships instead of turning their clients over to third-parties.

The automotive industry is still seeking solutions to address the near-prime and non-prime borrower market. The near-prime and non-prime automotive loan market is a large, underserved sector with an approximate $14.6 billion revenue opportunity and an annual $250 billion underlying near-prime and non-prime auto loan market. Open Lending is currently engaged with less than 1% of this market. Open Lending presents a compelling value proposition to the national network of OEM Captives, credit unions, banks and other automotive lenders by expanding the range of credit scores and loan-to-values where lenders can safely and profitably lend. Through the use of LPP, Open Lending believes it allows automotive lenders to increase application flow from near-prime and non-prime borrowers and help them broaden credit appetite with limited incremental risk. The insurance protection against default of these loans increases the ability for the automotive lenders to enter into these lending transactions with little to minimal additional risk. Additionally, Open Lending has solidified its channel partner relationships with fintech online lending partners, who source auto loan applications off the internet and offer refinance opportunities to near-prime and non-prime borrowers who have been mispriced by sub-prime auto lenders. Presently, Open Lending has relationships with two OEM Captives, as described below.

On October 1, 2019, LP entered into an agreement with an auto finance company through which LP provides itaccess to and use of the LPP in exchange for program fees. Under the agreement, the auto finance company utilizes the LPP to make credit available to borrowers. The term of this agreement continues until all insured loans are no longer covered under the program insurance defined in the agreement. For purposes of any future originations, either party may terminate this agreement upon breach by the other party of any of the sections of the agreement. So long as the underlying loans remain outstanding, the agreement will remain in place with respect to those loans.

On July 12, 2019, LP entered into a Master Services Agreement (the “MSA”) and a Program Agreement (the “Program Agreement”, and together with the MSA, the “FinCo Agreement”), with another auto finance company (“Auto FinCo”), through which LP provides Auto FinCo access to and use of the LPP in exchange for compensation. Under the FinCo Agreement, Auto FinCo uses the LPP to make credit available for purchases of motor vehicles by customers who do not qualify for financing under Auto FinCo’s standard terms. The term of the Program Agreement continues until July 12, 2021, and automatically renews for one-year periods unless notice of non-renewal is given by either party to the other at least sixty days prior to the expiration date of the Program Agreement. Auto FinCo may terminate the MSA and/or the Program Agreement without cause upon one day prior written notice to LP, and LP may terminate the MSA and/or the Program Agreement without cause upon 180 days prior written notice to Auto FinCo. Either party may terminate the MSA and/or the Program Agreement for default as set forth in the MSA.

Key Product

Lenders Protection Program, Open Lending’s flagship product, is an automotive lending program designed to underwrite default insurance on loans made to near-prime and non-prime borrowers. The program uses proprietary risk-based pricing models combined with loan default insurance provided by highly-rated third-party insurers. LPP links automotive lenders, LOS and insurance companies. LPP enables automotive lenders to assess the credit risk of a potential borrower within five seconds using data driven analysis enabling the lender to generate an all-inclusive, insured, interest rate for a loan for the borrower.

The technology backing LPP is comprised of two primary elements. The first primary element is Open Lending’s proprietary, multi-tenant software technology platform, which functions to fulfill the needs of all constituents in Open Lending’s eco-system. This software technology delivers underwriting results, loan-life reporting, consultative analyses and invoicing to Open Lending’s automotive lenders. This technology also fulfills the invoicing, reporting and collection needs of Open Lending’s Insurers. Through electronic system integration, Open Lending’s software technology connects Open Lending to all parties in its ecosystem. Open Lending believes that its ability to perform these tasks in various work streams electronically provides it with the ability to rapidly scale at minimum cost.

The second primary element of the LPP is its unique database that drives risk decisioning, with proprietary data accumulated in the last 20 years. At origination when a loan is insured, all attributes of the transaction are stored in the database. Through IAS, Open Lending ultimately gets loan life performance data on each insured loan. Having extremely granular origination and performance data allows Open Lending’s data scientists and actuaries to constantly evolve and refine its risk models, based on actual experience and new third-party information sources. Open Lending’s dataset is different from most automotive lender data on near-prime and non-prime auto loans: higher loan advance rates in lower credit scores, older model used cars, higher mileage vehicles, longer loan terms with lower credit score and higher loan-to-value borrowers. This allows Open Lending’s automotive lenders to make more loans to near-prime and non-prime borrowers that they would otherwise decline.

LPP risk models use a proprietary score in assessing and pricing risk on automotive loan applications. This proprietary score combines credit bureau data and alternative consumer data to more effectively assess risk and determine the appropriate insurance premium for any given loan application.

Open Lending is currently integrated with many third-party LOS, allowing it to electronically accept, underwrite, price, and process loan applications and respond in real-time to the automotive lenders. Some of these third-party LOS also act as resellers for Open Lending, which lowers Open Lending’s customer acquisition costs.

Open Lending’s Ecosystem

Open Lending has built a robust ecosystem of automotive lenders, Insurers and borrowers. LPP enables automotive lenders directly and borrowers indirectly to benefit from enhanced access to each other and to Open Lending’s technology, resulting in increased loan generation and access to the automotive market for a larger population.

Value Proposition to Lenders and Dealers

Increased sales volume. LPP allows automotive lenders to add financing solutions and increase underwriting and credit protection solutions that we believe enable such automotive lenders to make more near-prime and non-prime loans with attractive risk return profiles. We believe LPP also allows dealers to sell more vehicles to near-prime and non-prime borrowers by enabling them to make loans to borrowers with additional risk profiles. LPP also helps automotive lenders and dealers make loans on additional vehicles, including financing on older model vehicles, higher mileage used vehicles and on after-market product sales. Used vehicle sales increased in the United States for six consecutive years from 2014-2019.

•

Ability to finance older model year vehicles. LPP underwriting allows automotive lenders to advance loans on used vehicles up to 9 model years old, compared to 4 to 7 model years under traditional automotive loan models, helping expand the sales reach of dealers.

•

Ability to finance higher mileage vehicles. Many automotive lenders limit mileage on eligible vehicles to 100,000 miles or less. LPP underwriting guidelines allow automotive lenders to underwrite loans for maximum mileage of 150,000 or less, enabling automotive lenders to finance the purchase of vehicles with higher mileage than is generally available in the market, expanding the sales reach of dealers.

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Higher allowance for after-market product sales. A material profit center for auto dealers is the profit on sale of after-market products such as Guaranteed Asset Protection insurance, or insurance covering the difference between the loan balance and insurance proceeds when a vehicle is damaged, vehicle warranties and extended service plans. Automotive lenders generally impose a maximum limit on the amount of after-market products that can be included in the loan balance. Based on Open Lending’s experience with many automotive lenders, LPP maximum limit on after-market products that can be included in the loan balance is higher, allowing dealers the opportunity to make higher profits. If the automotive lender has a significant flow of direct to consumer auto loans, they also have the ability to sell these products and generate incremental fee income from higher after-market product sales.

Higher risk-adjusted return on assets. In an effort to manage risk, most automotive lenders concentrate their loan portfolios in super prime and prime auto loans. Automotive lenders’ appetite for these loans results in a very efficient market where competition is expressed through interest rates. For automotive lenders that do not have size and scale, the result is a compressed return on assets on their super prime and prime loan portfolios. The near-prime and non-prime segment is much less efficient and consumer behavior is driven more by monthly loan payments than interest rates. LPP, therefore, attempts to enable automotive lenders to generate higher return on assets, and return on equity than traditional prime and super prime portfolios with a risk profile buttressed by credit protection from highly rated Insurers. Additionally, many of the loans generated using LPP have already been processed through the automotive lender’s LOS. The automotive lenders already incur costs for processing such loans and LPP enables such lenders to convert the loss on a denied loan into an earning asset on its books.

Loss mitigation on near-prime and non-prime loans. Near-prime and non-prime auto loans carry more risk and higher losses than super prime and prime auto loans. The default insurance coverage offered to Open Lending’s customers transfers the vast majority of the risk and increased losses to the Insurers.

Higher loan advance rates. LPP may enable higher loan advances relative to vehicle value on auto loans. This allows automotive dealers and lenders to get internal approvals more often on requested loan structures instead of receiving counter-offers at lower loan advance rates.

Seamless integration. Open Lending designs its LPP to be easily integrated into the LOS of the financial institutions and existing automotive lenders to enable its customers to facilitate loans and sales using the LPP. This frictionless onboarding makes consumer point-of-sale financing available for dealers and automotive lenders of all sizes.

Enhanced borrower experience. Utilizing LPP, automotive lenders can serve more borrowers and meet a broader range of their financing needs.

Value Proposition to Insurers

Access to our proprietary technology and merchant network. Over the past two decades, Open Lending has built and refined its technology to deliver significant value to automotive lenders and dealers. Open Lending believes its insurer partners would require significant time and investment to build such a technology solution and lender network themselves.

No customer acquisition cost and limited operating expenses. LPP alleviates the need for its insurance carriers to bear any marketing, software development or technology infrastructure costs to insure loans. In addition, by providing claims administration services to the carriers, the Insurers have far less administrative burden in servicing the policies.

Unique risk with significant underwriting profitability. Auto loan default coverage is a relatively unique line of insurance for Insurers and, historically, Open Lending’s Insurers have experienced significant underwriting profitability. Relative to most property and casualty insurance lines, this coverage is less correlated providing risk diversity for Insurers.

Value Proposition for Borrowers

Lower interest rates. Given the costs and financial goals Open Lending’s automotive lenders target and the specific risk posed by each loan, the goal of LPP is to find the lowest interest rate possible for the borrowers. LPP finds the appropriate risk-based interest rate for each loan application.

Lower payments. Near-prime and non-prime borrowers are more sensitive to monthly payment requirements than interest rates. By allowing longer loan terms, LPP may lead to lower monthly payments for consumers. By eliminating or reducing down payments and lower monthly payments, LPP lowers borrowing costs and gives borrowers more disposable income.

Reduction or elimination of loan down payments. Automotive lenders that use LPP typically have higher loan advance rates relative to vehicle value than most other automotive lenders that do not use LPP, which Open Lending believes eliminates or materially reduces the down payment required of borrowers.

Our Business Model

Open Lending generates revenue of approximately 5% of the balance on each loan originated. Revenue is comprised of fees paid by automotive lenders for the use of LPP to underwrite loans; fees paid by Open Lending’s Insurers for claim administration services; and, profit-sharing with Insurers providing insurance protection to automotive lenders. Therefore, revenue is comprised of three streams: program fee, administration fee and insurance profit participation. The first two streams provide a fee-based revenue for the loans processed through LPP and the third stream is based on an underwriting profit share over the term of the loan. Nearly 70% of the expected revenue is collected by Open Lending in the first 12 months after loan origination, with the balance comprised of administration fees and underwriting profit share that are realized over the remaining life of the loan.

LPP fees vary as a percentage of the loan amount and average approximately $470 per loan, and are recognized upfront upon receipt of the loan by the consumer. The program fee is either paid in one single payment in the month following the month of certification of the loan or in equal monthly payments over the first 12 months following loan certification. Administration fees are collected for claims management performed by Open Lending’s subsidiary, IAS. Administration fees are 3% of monthly insurance premium for as long as a loan remains outstanding. The administration fee is recognized monthly as received and decreases over time as the loan amortizes. The profit share represents Open Lending’s participation in the underwriting profit of the Lenders Protection Program. Open Lending receives 72% of the aggregate monthly insurance underwriting profit on each insurer’s portfolio, calculated as the monthly premium earned by the carrier less the carrier’s expenses and incurred losses. The underwriting profit on each loan is earned over its life with the majority earned in the first twelve months of the loan.

Open Lending’s flagship product has been tested through various economic cycles, including the economic downtown in 2008, enabling highly accurate risk pricing and credit decision-making with minimized loss ratios. Open Lending believes it has been highly accurate in predicting loan defaults with an over 99% accuracy rate realized for all loans it has generated since 2010.

In addition, Open Lending has not historically had concentration risk in its client base, given that its lending clients are distributed across the country with Open Lending’s top 10 clients consistently accounting for less than 37% of total program fees over the last three years. Open Lending’s largest client accounts for only approximately 5% of total program fees earned by Open Lending. With the future certified loan volume Open Lending anticipates from OEM Captives, Open Lending does anticipate concentration risk for some period into the future. Open Lending expects to have significant concentration in its largest automotive lender relationships for the foreseeable future and anticipates that its business will experience significant concentration with OEM Captives throughout 2020.

Open Lending’s digital, success-based offering enables an efficient, low-cost distribution model and offers frictionless setup with minimal startup costs to automotive lenders. Open Lending sources credit unions and bank sales leads from a range of partners that account for 62% of its sales pipeline and 60% of new clients. Compensation to Open Lending’s distribution partners is based on a percentage of the program fees it actually collects and, therefore, is entirely success based. For the fiscal years ended December 31, 2019, 2018 and 2017, the aggregate compensation paid by Open Lending to its distribution partners was $2.8 million, $1.4 million and $1.0 million, respectively. Open Lending’s integration with many LOS systems, some of which also act as resellers, further helps drive client generation and recruitment at minimal additional costs. Open Lending focuses on lenders with over $100 million in automotive loan assets and Open Lending has nearly tripled its client base since 2013.

Open Lending’s Partners

Open Lending’s lending partners include credit unions, regional banks, automotive OEM Captives and non-bank auto finance companies. Open Lending has additional partners that provide auto loan sourcing and loan fulfillment services to its automotive lenders. These companies obtain a substantial proportion of their auto purchase or auto refinance applications from internet-based auto selling, buying or consumer credit management sites. Open Lending is also in discussions with additional banks and OEM Captives, with which Open Lending may partner in the future. Open Lending currently partners with Amtrust Financial Services and CNA Financial Corp. as its two insurance carriers.

Competition

Competition for Open Lending occurs at two levels: (1) competition to acquire and maintain automotive lenders; and (2) competition to fund near-prime and non-prime auto loans.

Competition to acquire and maintain automotive lenders. For LPP, which combines lending enablement, risk analytics, near-prime and non-prime auto loan performance data, real-time loan decisioning, risk-based pricing and auto loan default insurance, Open Lending does not believe there are any direct competitors. The credit bureaus provide customized risk models for underwriting and most LOS provide for custom underwriting rules and loan underwriting, while third-party lending-as-a-service companies provide turn-key LOS. Most automotive lenders have some minority portion of their auto loan portfolios in near-prime and non-prime loans, however, these near-prime and non-prime loans are generally at lower loan advance rates, shorter loan terms, limited to newer model years of vehicles and lower mileage maximums. A very limited number of national banks and sub-prime lenders underwrite and originate near-prime and non-prime loans with the characteristics of the LPP portfolio.

Competition to fund near-prime and non-prime auto loans. The near-prime and non-prime lending market is highly fragmented and competitive. Open Lending faces competition from a diverse landscape of consumer lenders, including traditional banks and credit unions, as well as alternative technology-enabled lenders like LendingClub Corporation, Square, Inc., Social Finance, Inc., Avant, LLC, Prosper Funding LLC and Credit Acceptance Corporation, among others. Many of Open Lending’s competitors are (or are affiliated with) financial institutions with the capacity to hold loans on their balance sheets. These would include money center banks, super-regional banks, regional banks, OEM Captives, finance companies and sub-prime lenders. Some of these competitors offer a broader suite of products and services than Open Lending does, including retail banking solutions, credit and debit cards and loyalty programs.

Government Regulation

Open Lending’s business requires compliance with several regulatory regimes, including those applicable to consumer lending. In particular, Open Lending is subject to the regulations of the National Credit Union Administration, Truth-in-Lending Act, Section 5 of the Federal Trade Commission Act, ECOA and Regulation B

promulgated thereunder, Fair Credit Reporting Act, as amended by the Fair and Accurate Credit Transactions Act, Fair Debt Collection Practices Act, the Telephone Consumer Protection Act, Gramm-Leach-Bliley Act, the Bank Secrecy Act, Anti-Money Laundering, Equal Credit Opportunity Act, Service Member’s Civil Relief Act, and Unfair, Deceptive, and Abusive Acts and Practices and the California Consumer Privacy Act.

LPP is licensed as a property and casualty insurance agency and regulated by the insurance regulator in each state in which Open Lending operates. All Lenders Protection sales personnel are individually licensed as property and casualty insurance agents in each state in which they operate.

IAS is licensed as a third-party administration agent and is regulated by the insurance regulator in each state in which Open Lending operates.

Legal Proceedings

As of the date of this prospectus, Open Lending was not party to any material legal proceedings. In the future, Open Lending may become party to legal matters and claims arising in the ordinary course of business, the resolution of which Open Lending does not anticipate would have a material adverse impact on its financial position, results of operations or cash flows.

Intellectual Property

Open Lending seeks to protect its intellectual property by relying on a combination of federal, state, and common law in the United States, as well as on contractual measures. Open Lending uses a variety of measures, such as trademarks and trade secrets, to protect its intellectual property. Open Lending also places appropriate restrictions on its proprietary information to control access and prevent unauthorized disclosures, a key part of its broader risk management strategy.

Open Lending has registered several trademarks related to its name, “Open Lending,” including trademarking “Lenders Protection Program” as well as Open Lending’s logo. Open Lending believes its name and logo are important brand identifiers for consumers and for lenders, dealers and insurance carriers.

Facilities

Open Lending leases its office space, which consists of 12,085 square feet located in Barton Oaks One, 901 S. MoPac Expressway, Bldg. 1, Suite 510, Austin, Texas 78746. Open Lending’s lease expires in September 2020. Open Lending believes its current office space is sufficient to meet its needs until the expiration of its lease.

Open Lending has entered into a lease for 25,368 square feet, commencing October 2020, at One Barton Skyway, 1501 South MoPac Expressway, Suite 450, Austin, Texas 78746. This lease expires in January 2029. Open Lending believes this new lease will be sufficient to meet its needs until the expiration of this lease.

Employees

As of December 31, 2019, Open Lending employed approximately 85 employees, with substantially all located in Texas. None of Open Lending’s employees is currently represented by a labor union or has terms of employment that are subject to a collective bargaining agreement. Open Lending considers its relationships with its employees to be good and have not experienced any work stoppages.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of Open Lending’s consolidated results of operations and financial condition. The discussion should be read in conjunction with Open Lending’s consolidated financial statements and notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described under the heading “Risk Factors”. Actual results may differ materially from those contained in any forward-looking statements.

Business Overview

Open Lending is a leading provider of lending enablement and risk analytics to credit unions, regional banks and OEM Captives. Open Lending’s clients, collectively referred to herein as automotive lenders, make automotive loans to underserved near-prime and non-prime borrowers by harnessing Open Lending’s risk-based pricing models, powered by Open Lending’s proprietary data and real-time underwriting of automotive loan default insurance coverage from Insurers. Since Open Lending’s inception in 2000, it has facilitated over $7 billion in automotive loans, accumulating over 20 years of proprietary data and developed over two million unique risk profiles. Open Lending currently caters to 298 active automotive lenders.

Open Lending specializes in risk-based pricing and modeling and provides automated decision-technology for automotive lenders throughout the United States. Open Lending believes that it addresses the financing needs of near-prime and non-prime borrowers, or borrowers with a credit bureau score between 560 and 699, who are underserved in the automotive finance industry. Traditional lenders focus on prime borrowers, where an efficient market has developed with interest rate competition that benefits borrowers. Independent finance companies focus on sub-prime borrowers. Borrowers that utilize the near-prime and non-prime automotive lending market have fewer lenders focused on loans with longer terms or higher advance rates. As a result, near-prime and non-prime borrowers often turn to sub-prime lenders, resulting in higher interest rate loan offerings than the consumers’ credit profile often merits or warrants. Open Lending seeks to make this market more competitive, resulting in more attractive loan terms.

Open Lending’s LPP enables automotive lenders to make loans that are insured against losses from defaults. Open Lending has been developing and advancing the proprietary underwriting models used by LPP for approximately 20 years. LPP provides significant benefits to Open Lending’s growing ecosystem of automotive lenders, automobile dealers and Insurers.

A key element of LPP is the ability to facilitate risk-based interest rates that are appropriate for each loan and lender and electronically submitted to our automotive lenders within approximately five seconds after we receive a loan application. Open Lending’s interest rate pricing is customized to each automotive lender, reflecting the cost of capital, loan servicing costs, loan acquisition costs, expected recovery rates and target return on assets of each. Using Open Lending’s risk models, Open Lending projects monthly loan performance results, including expected losses and prepayments for automotive lenders that use LPP. The product of this process is a risk-based interest rate, inclusive of elements to recover all projected costs, program fees and insurance premiums, given the risk of the loan, to return a targeted return on asset goal.

Open Lending believes that its market opportunity is significant. The near-prime and non-prime automotive loan market is $250 billion annually, resulting in an approximate $14.6 billion annual revenue opportunity for Open Lending. Open Lending is currently serving less than 1% of this market, providing a significant opportunity for Open Lending to continue to grow. Open Lending addresses this market through its LPP.

Executive Overview

Open Lending believes that it facilities certified loans and significant total revenue and as a result operating margins and Adjusted EBIDTA as a result of executing on Open Lending’s strategy of increasing penetration of the near-prime and non-prime automotive loan market, diversifying its customer base and refining its data analysis capabilities.

Open Lending facilitated 78,434 certified loans during the year ended December 31, 2019, representing an increase of 38% from 56,688 in the year ended December 31, 2018, which in turn increased by 33% from 42,790 in the year ended December 31, 2017. Open Lending facilitated 28,024 certified loans during the three months ended March 31, 2020, representing an increase of 65.4% from 16,945 during the three months ended March 31, 2019. 17 new lenders went live with Open Lending during the three months ended March 31, 2020, representing an increase of 21.4% from 14 new lenders during the three months ended March 31, 2019. In addition, 20 lenders have signed but not yet been implemented, which represents approximately 16,000 certified loan opportunity once fully implemented.

Total revenue was $92.8 million for the year ended December 31, 2019, representing an increase of 77.9% from $52.2 million the year ended December 31, 2018, which in turn increased by 61.2% from $32.4 million in the year ended December 31, 2017. For the year ended December 31, 2019, Open Lending’s revenue increased by $19.2 million as a result of the adoption of ASC 606. Total revenue was $17.4 million for the three months ended March 31, 2020, representing a decrease of 10.5% from $19.5 million during the three months ended March 31, 2019 as a result of a $12.0 million reduction in estimated future underwriting profit share in accordance with ASC 606. Prior period annual results have not been restated so this lack of comparability should be considered in reviewing this discussion and analysis.

Operating income was $62.6 million for the year ended December 31, 2019, representing an increase of 120% from $28.5 million the year ended December 31, 2018, which in turn increased by 76.3% from $16.1 million in the year ended December 31, 2017. Operating income was $8.9 million for the three months ended March 31, 2020, representing a decrease of 30.6% from $12.9 million during the three months ended March 31, 2019 as a result of a change in estimated future underwriting profit share in accordance with ASC 606 discussed above.

Adjusted EBITDA was $64.9 million for the year ended December 31, 2019, representing an increase of 107.4% from $31.3 million the year ended December 31, 2018, which in turn increased by 81.3% from $17.3 million in the year ended December 31, 2017. Adjusted EBITDA was $9.5 million for the three months ended March 31, 2020, representing a decrease of 29.5% from $13.4 million during the three months ended March 31, 2019 as a result of a change in estimated future underwriting profit share in accordance with ASC 606 discussed above.

Information regarding use of Adjusted EBITDA, a non-GAAP measure, and a reconciliation of Adjusted EBITDA to net income, the most comparable GAAP measure, is included in “Non-GAAP Financial Measures”.

Highlights

The table below summarizes the total dollar-value of insured loans Open Lending facilitated, the number of new contracts Open Lending signed with automotive lenders and the number of OEM Captive relationships Open Lending entered into for the years ended December 31, 2019, 2018, 2017, and three months ended March 31, 2020 and 2019.

	Years ended December 31,			Three Months Ended March 31,
	2019	2018	2017	2020	2019
Value of insured loans facilitated	$1,755,175,046	$1,246,551,455	$937,552,547	$627,053,857	$378,088,523
Number of contracts signed with automotive lenders	77	58	61	17	14
OEM Launches	2	—	—	—	—

Key Performance Measures

Open Lending reviews several key performance measures, discussed below, to evaluate business and results, measure performance, identify trends, formulate plans and make strategic decisions. Open Lending believes that the presentation of such metrics is useful to its investors and counterparties because they are used to measure and model the performance of companies such as Open Lending, with recurring revenue streams.

Automotive Loans

Open Lending refers to “automotive loans” as the number of loans facilitated through LPP during a given period. Additionally, Open Lending refers to loans with a one-time upfront payment as “single-pay” loans and those paid over twelve monthly installments as “monthly-pay” loans.

Average program fee

Open Lending defines “average program fee” as the total program fee billed for a period divided by the number of certified loans in that period.

Insurers’ aggregate underwriting profit

Open Lending defines “Insurers’ aggregate underwriting profit” as the total underwriting profit expected to be received by Insurers over the expected life of the insured loans.

Insurers’ annual earned premium

Open Lending defines “Insurers’ annual earned premium” as the total insurance premium earned by Insurers in a given period.

Insurers’ average earned premium per loan

Open Lending defines “Insurers’ average earned premium per loan” as the total single premium equivalent insurance premium written in a period by Insurers divided by the number of certified loans in that period.

Recent Developments

New Credit Agreement

On March 11, 2020, Open Lending entered into the Credit Agreement. The Term Loan in a principal amount of $170,000,000 was funded on March 12, 2020. The proceeds of the Term Loan were used to, among other things, finance a distribution to its equity investors prior to the consummation of the Business Combination. The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. The obligations of Open Lending under the Credit Agreement are guaranteed by all of its subsidiaries and secured by substantially all of the assets of Open Lending and its subsidiaries, in each case, subject to certain customary exceptions. The Term Loan has a maturity date of March 11, 2027. Subject to the terms and conditions set forth in the Credit Agreement, Open Lending may be required to make certain mandatory prepayments prior to maturity. Voluntary prepayments and certain mandatory prepayments may be subject to certain prepayment premiums in the first two years after the date thereof.

The Credit Agreement contains affirmative and negative covenants customarily applicable to senior secured credit facilities, including, among other things, customary limitations on the incurrence of indebtedness and liens, certain intercompany transactions and other investments, dispositions of assets, issuance of certain unit, repayment of other indebtedness, redemptions of units and payment of dividends. The Credit Agreement also contains a maximum total net leverage ratio financial covenant that is tested quarterly and calculated based on the ratio of our adjusted EBITDA to funded indebtedness. The maximum total net leverage ratio begins at 4.8 to 1.0 and then gradually decreases from year-to-year down to 2.5 to 1.0 on or after June 30, 2026. The Credit Agreement also contains customary events of default, including subject to thresholds and grace periods, among others, payment default, covenant default, cross default to other material indebtedness, and judgment defaults.

Non-Liquidating Cash Distribution

On March 24, 2020, Open Lending’s board of directors approved a non-liquidating cash distribution to its unitholders’ in the amount of $135 million. See “—Liquidity and Capital Resources—Unitholders’ Distribution.”

Coronavirus Outbreak

The recent outbreak of the novel coronavirus COVID-19, which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on our operating results, financial condition and cash flows. The extent of the impact of COVID 19 on our operational and financial performance will depend on certain developments, including the duration and continued spread of the disease, the impact on our revenues which are generated with automobile lenders and insurance company partners and driven by consumer demand for automobiles and automotive loans, extended closures of businesses, rising unemployment and the overall impact on our customer behavior, all of which are uncertain and cannot be predicted. We expect to have a short-term reduction in loan applications and certified loans which will impact our revenues and subsequent recovery as the automotive finance industry and overall economy recover. We continue to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the recent coronavirus outbreak.

Key Factors Affecting Operating Results

Open Lending’s future operating results and cash flows are dependent upon a number of opportunities, challenges and other factors, including the growth in the number of financial institutions and transaction volume, competition, profit share assumptions and industry trends and general economic conditions.

Key factors affecting Open Lending’s operating results include the following:

Growth in the Number of Financial Institutions

The growth trend in active automotive lenders using LPP is a critical variable directly affecting revenue and financial results. It influences the number of loans funded on LPP and, therefore, the fees that Open Lending earns and the cost of the services that Open Lending provides. Growth in Open Lending’s active automotive lender relationships will depend on Open Lending’s ability to retain existing automotive lenders, add new automotive lenders and expand to new industry verticals.

Competition

Open Lending faces competition to acquire and maintain automotive lenders as well as competition to fund near-prime and non-prime auto loans. For LPP, which combines lending enablement, risk analytics, near-prime and non-prime auto loan performance data, real-time loan decisioning, risk-based pricing and auto loan default insurance, Open Lending does not believe there are any direct competitors. The emergence of direct competitors, providing risk, analytics and loss mitigation, which are core elements of Open Lending business, could materially impact our of ability to acquire and maintain automotive lenders customers. The near-prime and non-prime lending market is highly fragmented and competitive. Open Lending faces competition from a diverse landscape of consumer lenders, including traditional banks and credit unions, as well as alternative technology-enabled lenders. The emergence of other Insurers, in competition with our Insurers, could materially impact Open

Lending’s business. Increased competition for loans, which reduce the ability of Open Lending’s automotive lenders to source loan application flow and or capture loans, could materially adversely impact Open Lending’s business.

Profit Share Assumptions

Open Lending relies on assumptions to calculate the value of profit share revenue, which is Open Lending’s share of insurance partners’ underwriting profit. To the extent these assumptions change, Open Lending’s profit share revenue will be adjusted. Please refer to “Critical Accounting Policies and Estimates” for more information on these assumptions.

Industry Trends and General Economic Conditions

Open Lending’s results of operations have in the past been fairly resilient to economic downturns but in the future may be impacted by the relative strength of the overall economy and its effect on unemployment, consumer spending and consumer demand for automotive products. As general economic conditions improve or deteriorate, the amount of disposable income consumers have tends to fluctuate, which in turn impacts consumer spending levels and the willingness of consumers to take out loans to finance purchases. Specific economic factors such as interest rate levels, changes in monetary and related policies, market volatility, consumer confidence, the impact of the pandemic crisis and, particularly, the unemployment rate also influence consumer spending and borrowing patterns.

Concentration

Open Lending has not historically had significant concentration risk in our client base, given that its lending clients are distributed across the country with Open Lending’s top 10 clients consistently accounting for less than 37% of total program fees over the last three years. Going forward, however, Open Lending expects significant growth in loan volume from OEM Captives relative to that of other automotive lenders. Open Lending, therefore, anticipates there will be concentration risk for some period of time. Additionally, Open Lending’s largest insurance partner, AmTrust, accounted for 76.0% of Open Lending’s profit share and claims administration service fee revenue in the year ended December 31, 2019. Termination or disruption of this relationship could materially adversely impact Open Lending’s our revenue.

Basis of Presentation

Open Lending conducts business through one operating segment and Open Lending operates in one geographic region, the United States. See Note 1 of the accompanying consolidated financial statements for more information.

Components of Results of Operations

Total Revenues

Revenue. Open Lending’s revenue is generated through three streams: program fees paid to Open Lending by lenders, profit share and claims administration service fees paid to Open Lending by insurance partners.

Program fees. Program fees are paid by automotive lenders for use of Open Lending’s LPP and analytics. These fees are based on a percentage of each certified loan’s original principal balance and are recognized as revenue by Open Lending upfront upon receipt of the loan by the consumer. The fee percentage rate varies by type of loan. For loans with a one-time upfront payment, there is a sliding scale of rates representing volume discounts to the lender and with fees capped at $600 per loan. This cap may vary for certain large volume lenders. For loans with 12 monthly equal installments, the fee paid by the lender is a flat 3.0% of the total amount of the loan and is not capped.

Profit share. Profit share represents Open Lending’s participation in the underwriting profit of its third-party insurance partners who provide lenders with credit default insurance on loans the lenders make using LPP. Open Lending receives a percentage of the aggregate monthly insurance underwriting profit. Monthly insurance underwriting profit is calculated as the monthly earned premium less expenses and losses (including reserves for incurred but not reported losses), with losses accrued and carried forward for future profit share calculations.

Claims administration service fees. Claims administration service fees are paid to Open Lending by third-party Insurers for credit default insurance claims adjudication services performed by Open Lending’s subsidiary IAS on its insured servicing portfolio. The administration fee is equal to 3.0% of the monthly insurance premium for as long as the loan remains outstanding.

Costs of Services and Operating Expenses

Cost of service. Cost of services primarily consists of fees paid to third party resellers for lead-generation efforts, costs of third-party data and information used in underwriting, compensation and benefits expense relating to employees engaged in lenders’ services and claims administration activities, fees paid for actuarial services related to the development of the monthly premium program and fees for integration with loan origination systems of automotive lenders. Open Lending generally expects cost of services to increase in absolute dollars as the total number of certified loans continues to grow, but remain relatively constant in the near to immediate term as a percentage of Open Lending’s program fee revenue.

General and administrative expenses. General and administrative expenses are comprised primarily of expenses relating to employee compensation and benefits, unit-based compensation, travel, meals and entertainment expenses, IT expenses and professional and consulting fees. In the near term Open Lending expects its general and administrative expenses to increase in absolute dollar terms and as a percentage of revenue as Open Lending implements the internal control and compliance procedures required of public companies. In the intermediate term, Open Lending expects its general and administrative expenses to continue to increase in absolute dollars as the total number of certified loans continues to grow.

Selling and marketing expenses. Selling and marketing expenses consist primarily of compensation and benefits of employees engaged in selling and marketing activities. Open Lending generally expects its selling and marketing expenses to increase in absolute dollars as the total number of certified loans continues to grow, but remain constant in the near to immediate term as a percentage of its program fee revenue.

Research and development expenses. Research and development expenses consist of employee compensation and benefits expenses for employees engaged in ongoing development of its software technology platform. Open Lending generally expects its research and development expenses to increase in absolute dollars as its business continues to grow.

Other Income (Expense)

Other Income (Expense). Other income (expense) primarily comprises interest payments on the Note (defined below) and other income, which primarily consists of sponsorship and registration fees for Open Lending’s annual Executive Lending Conference.

Results of Operations

The following table sets forth selected consolidated statements of income data for the years ended December 31, 2019, 2018, 2017, and three months ended March 31, 2020 and 2019 (in thousands, except percentages):

						(Unaudited)
	Years ended December 31,					Three Months Ended March 31,
	2019	% change	2018	% change	2017	2020	% change	2019
Revenue
Program fees	$36,667	46.4%	$25,044	46.8%	$17,064	$12,712	59.4%	$7,975
Profit share	53,038	113.6%	24,835	80.8%	13,735	3,774	-65.2%	10,836
Claims administration service fees	3,142	35.8%	2,313	46.3%	1,581	944	40.3%	673

Total revenue	92,847	77.9%	52,192	61.2%	32,380	17,430	-10.5%	19,484
Cost of services	7,806	69.6%	4,603	52.5%	3,019	2,495	52.8%	1,633

Gross profit	85,041	78.7%	47,589	62.1%	29,361	14,935	-16.3%	17,851
Operating expenses
General and administrative	13,774	13.6%	12,125	51.8%	7,986	3,569	21.5%	2,938
Selling and marketing	7,482	20.9%	6,188	36.5%	4,532	2,078	17.3%	1,771
Research and development	1,170	45.9%	802	16.1%	691	359	28.7%	279

Operating income	62,615	119.9%	28,474	76.3%	16,152	8,929	-30.6%	12,863
Other income/expense
Interest expense	(322)	-5.6%	(341)	-18.4%	(418)	(764)	788.4%	(86)
Interest income	24	84.6%	13	30.0%	10	17	466.7%	3
Other income	197	15.9%	170	100.0%	85	1	-75.0%	4

Net income before income tax	62,514	120.8%	28,316	78.9%	15,829	8,183	-36.0%	12,784
Provisions for income tax	(30)	-181.1%	37	-37.3%	59	11	-109.2%	(120)

Net income	$62,544	121.2%	$28,279	79.3%	$15,770	$8,172	-36.7%	$12,904

Key Performance Measures

The following table sets forth key performance measures for the years ended December 31, 2019, 2018, 2017, and three months ended March 31, 2020 and 2019 (units, except earned premium and underwriting profits, which are in thousands):

	Year ended December 31,					Three Months Ended March 31,
	2019	% Change	2018	% Change	2017	2020	% Change	2019
Certified loans	78,434	38.3%	56,705	32.5%	42,790	28,024	65.4%	16,945
Single-pay	60,794	31.5%	46,223	19.0%	38,837	23,436	81.3%	12,924
Monthly-pay	17,640	68.3%	10,482	165.2%	3,953	4,588	14.1%	4,021
Average program fees	468	5.7%	443	10.9%	399	457	-3.6%	474
Single-pay	426	5.3%	405	7.1%	378	427	-1.2%	433
Monthly-pay	612	0.4%	609	0.0%	609	610	0.3%	608
Insurance partners’ annual earned premium	104,720	35.8%	77,101	46.3%	52,709	33,260	44.5%	23,019
Insurance partners’ average earned premium	1,335	-1.8%	1,360	10.4%	1,232	1,187	-12.6%	1,358

Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018

Revenue

Results presented for the year ended December 31, 2019 reflect the impact of Open Lending’s adoption of Accounting Standards Update 2014-09, “Revenue from Contracts with Customers” (Topic 606) (“ASC 606”) and related cost capitalization guidance, which was adopted by Open Lending on January 1, 2019, using the modified retrospective transition method. The adoption of ASC 606 resulted in Open Lending recognizing as revenue the share of its insurance partners’ aggregate underwriting profit to which it expects to be entitled in the future. Open Lending therefore makes assumptions about future premiums and claims to be experienced on its insurance partner’s portfolios. Were these assumptions to differ from actual premium and claims, Open Lending would revise its expectations relating to business underwritten by its insurance partners in historic periods. These revisions, if positive, are also booked as revenue or, if negative, are netted against revenue. In application of the modified retrospective transition method, Open Lending’s prior period results have not been restated to reflect the impact of ASC 606. This lack of comparability should be considered in reviewing this discussion and analysis. Refer to Notes to Consolidated Financial Statements and Critical Accounting Policies and Estimates for further information on the impact of the adoption of ASC 606.

The following table provides the components of Open Lending’s total revenue for the years ended December 31, 2019 and 2018 (in thousands, except percentages):

	For Year Ended December 31,
	2019	2018	$ Variance	% Change
Program fees	$36,667	$25,044	$11,623	46.4%
Profit share	53,038	24,835	28,203	113.6%
Claims administration service fees	3,142	2,313	829	35.8%

Total revenue	$92,847	$52,192	$40,655	77.9%

Total revenue increased by $40.7 million or 77.9% for the year ended December 31, 2019 as compared to the year ended December 31, 2018 due to a 38.3% increase in certified loans, along with an overall 2.0% increase in average loan amount. Additional revenue is attributable to recognition under ASC 606. The chart below compares total revenue for the year ended December 31, 2019, recognized under ASC 605 and ASC 606, and highlights the $19.2 million increase in profit share revenue and total revenue that results from the adoption of ASC 606. As Open Lending’s prior period results have not been restated, the comparability to the year ended December 31, 2018 is impacted.

Total revenue (2019)

The following charts illustrate the key drivers of program fee revenue.

Certified loans and average program fee Single-pay	Certified loans and average program fee Monthly-pay	Program fees by type

The following charts provide additional detail regarding certified loan originations:

Weekly Cert Originations February 2 – May 3	Refinance Certified Loans Originated

Program fees revenue increased by $11.6 million, or 46.4%, for the year ended December 31, 2019 when compared to the year ended December 31, 2018, primarily driven by a 38.3% increase in certified loans. Program fee revenue for the year ended December 31, 2019 also benefited from higher average program fees earned on single-pay certified loans, which increased by 5.3% as compared to the year ended December 31, 2018, and a 68.3% increase in monthly-pay certified loans, which have higher average program fees per loan. As a result, program fee revenue from monthly-pay certified loans increased to represent 29.4% of total program fee revenue in the year ended December 31, 2019, compared to 25.5% for the year ended December 31, 2018. In future periods Open Lending expects a significant increase in certified loans from OEM Captives, which would increase the proportion of single-pay certified loans.

The following chart illustrates the key factors driving the change in profit share revenue for the year ended December 31, 2019 when compared to the year ended December 31, 2018.

Profit share revenue:

Years ended December 31, 2018 and 2019

Profit share revenue increased by $28.2 million, or 113.6%, for the year ended December 31, 2019 when compared to the year ended December 31, 2018 due to 38.3% growth in certified loans, which translated into 35.8% growth in Open Lending’s insurance partners’ annual earned premium, and $19.2 million, or 56.9%, due to the adoption of ASC 606. Of the $19.2 million increase resulting from the adoption of ASC 606, $14.3 million relates to the recognition of the share of Open Lending’s insurance partners’ aggregate underwriting profit to which Open Lending expects to be entitled. The remaining $4.9 million relates to the revision of Open Lending’s expectations for claims and premiums related to business written in historic periods.

Revenue from claims administration service fees, which represents 3.0% of Open Lending’s insurance partners’ annual earned premium, increased by $0.8 million, or 35.8% for the year ended December 31, 2019 as compared to the year ended December 31, 2018 due to a 35.8% increase in total earned premium and a 663.5% increase in earned premium from insurance carrier CNA.

Cost of Services, Gross Profit and Gross Margin

The following table shows Open Lending’s revenue, cost of services, gross profit and gross margin for the years ended December 31, 2019 and 2018 (in thousands, except percentages):

	For Year Ended December 31,
	2019	2018	$ Variance	% Change
Revenue	$92,847	$52,192	$40,655	77.9%
Cost of services	7,806	4,603	3,203	69.6%

Gross profit	$85,041	$47,589	$37,452	78.7%

Gross Margin	91.6%	91.2%

Costs of services increased by $3.2 million, or 69.6%, for the year ended December 31, 2019 compared to the year ended December 31, 2018 primarily driven by a 64.1% increase in fees paid to resellers, first-time costs associated with credit risk evaluation, a 59.3% increase in employee compensation and benefits expense and a 55.0% increase in costs for actuarial services.

Gross profit increased by $37.5 million, or 78.7% for the year ended December 31, 2019 as compared to the year ended December 31, 2018, due to organic revenue growth and the impact of adopting ASC 606; offset by the 69.6% increase in cost of services. For the same reasons, gross margin increased to 91.6% for the year ended December 31, 2019 as compared to 91.2% for the year ended December 31, 2018.

Operating Expenses, Operating Income and Operating Margin

The following table shows revenue, the components of Open Lending’s operating expenses, operating income and operating margin for the years ended December 31, 2019 and 2018 (in thousands, except percentages):

	For Year Ended December 31,
	2019	2018	$ Variance	% Change
Revenue	$92,847	$52,192	$40,655	77.9%
Gross profit	85,041	47,589	37,452	78.7%
Operating expenses:
General and administrative	13,774	12,125	1,649	13.6%
Selling and marketing	7,482	6,188	1,294	20.9%
Research and development	1,170	802	368	45.9%

Operating income	$62,615	$28,474	$34,141	119.9%

Operating Margin	67.4%	54.6%

General and administrative expenses increased by $1.6 million, or 13.6% for the year ended December 31, 2019 when compared to the year ended December 31, 2018 primarily due to a 30.8% increase in employee compensation and benefits expenses, driven by an increase in headcount, a 25.3% increase in travel, meals and entertainment costs, an 18.6% increase in IT costs, and a 20.7% increase in professional and consulting fees. These increases were partially offset by a 21.0% decrease in unit-based compensation expense and a 21.0% decrease in business development expenses. In the short term, Open Lending expects to experience an increase in its general & administrative expenses as it implements the internal control and compliance procedures required of public companies.

Selling and marketing expenses increased by $1.3 million, or 20.9%, for the year ended December 31, 2019 as compared to the year ended December 31, 2018 primarily due to a 24.9% increase in employee compensation and benefits expense due to increased sales activity, partially offset by a 59.4% decrease in unit-based compensation and a 57.4% decrease in marketing expenses.

Research and development expenses increased by $0.4 million, or 45.9% for the year ended December 31, 2019 as compared to the year ended December 31, 2018 due to an increase in headcount costs related to a 52.9% increase in engineering personnel.

Operating income for the year ended December 31, 2019, increased by $34.1 million, or 120.0% as compared to the year ended December 31, 2018 primarily due to the aforementioned 78.7% increase in gross profit, offset primarily by the 13.6% increase in general administrative expenses and the 20.9% increase in selling and marketing expenses. As a result of the above, operating margin increased from 54.6% for the year ended December 31, 2018 to 67.4% for the year ended December 31, 2019.

Net Income

For the reasons discussed above and considering the immaterial impact of other expenses and income tax for the year, Open Lending’s net income for the year ended December 31, 2019 increased by $34.3 million or 121.2% as compared to the year ended December 31, 2018.

Adjusted EBITDA

For the year ended December 31, 2019, Adjusted EBITDA increased by $33.6 million or 107.4% as compared to the year ended December 31, 2018, as a result of the 121.2% increase in net income, offset by a smaller adjustment for unit-based compensation, which decreased by 22.9%. For the same reasons, Adjusted EBITDA margin for the year ended December 31, 2019 increased to 69.9% as compared to 60.0% in the year ended December 31, 2018. Please see “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to net income.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Revenues

The following table provides the components of Open Lending’s revenue for the years ended December 31, 2018 and 2017 (in thousands, except percentages):

	For Year Ended December 31,
	2018	2017	$ Variance	% Change
Program fees	$25,044	$17,064	$7,980	46.8%
Profit share	24,835	13,735	11,100	80.8%
Claims administration service fees	2,313	1,581	732	46.3%

Total revenue	$52,192	$32,380	$19,812	61.2%

Total revenues for the year ended December 31, 2018 increased by $19.8 million or 61.2% as compared to the year ended December 31, 2017, primarily as result of an increase in certified loans.

The following charts illustrate the key drivers of program fee revenue.

Certified loans and average program fee Single-pay	Certified loans and average program fee Monthly-pay	Program fees by type

Program fee revenue increased by $8.0 million, or 46.8%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017, driven primarily by a 32.5% increase in certified loans. Program fee revenue for the year ended December 31, 2018 also benefited from a 7.1% increase in average program fees earned on single-pay certified loans as compared to the year ended December 31, 2017, and a 165.2% increase in monthly-pay certified loans, which have higher average program fees per loan. As a result, program fee revenue from monthly-pay certified loans increased to represent 25.5% of all program fee revenue for the year ended December 31, 2018, as compared to 14.1% for the year ended December 31, 2017.

Profit Share revenue for the year ended December 31, 2018 increased by $11.1 million, or 80.8%, as compared to the year ended December 31, 2017 as a result of several factors. These include 46.3% growth in Open Lending’s insurance partners’ annual earned premium for the year ended December 31, 2018 as compared to the year ended December 31, 2017, which itself was driven by 32.5% growth in certified loans, and a 10.4% increase in Open Lending’s insurance partners’ average earned premium per loan. Additionally, in the year ended December 31, 2018, Open Lending paid lower underwriting fees to its insurance partners and Open Lending was entitled to 72.0% of its insurance partners’ underwriting profit compared to 67.5% for the year ended December 31, 2017.

Claims administration service fee revenue increased by $0.7 million, or 46.3%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017, driven by the 46.3% increase in Open Lending’s insurance partners’ annual earned premium.

Cost of Services, Gross Profit and Gross Margin

The following table shows Open Lending’s revenue, cost of services, gross profit and gross margin for the years ended December 31, 2018 and 2017 (in thousands, except percentages):

	For Year Ended December 31,
	2018	2017	$ Variance	% Change
Revenue	$52,192	$32,380	$19,812	61.2%
Cost of services	4,603	3,019	1,584	52.5%

Gross profit	$47,589	$29,361	$18,228	62.1%

Gross Margin	91.2%	90.7%

Cost of services for the year ended December 31, 2018 increased by $1.6 million, or 52.5%, compared to the year ended December 31, 2017 primarily driven by a 50.5% increase in fees paid to resellers, a 63.3% increase in employee benefits and compensation expense and a $0.4 million increase in fees for integration with loan origination systems of automotive lenders.

Gross profit for the year ended December 31, 2018 increased by $18.2 million, or 62.1%, driven by the aforementioned 61.2% increase in total revenue, partially offset by the 52.5% increase in cost of services. Gross margin for the year ended December 31, 2018 was 91.2% as compared to 90.6% for the year ended December 31, 2017.

Operating Expenses, Operating Income and Operating Margin

The following table provides revenue, the significant components of Open Lending’s operating expenses, operating income and operating margin for the years ended December 31, 2018 and 2017 (in thousands, except percentages):

	For Year Ended December 31,
	2018	2017	$ Variance	% Change
Revenue	$52,192	$32,380	$19,812	61.2%
Gross profit	47,589	29,361	18,228	62.1%
Operating expenses:
General and administrative	12,125	7,986	4,139	51.8%
Selling and marketing	6,188	4,532	1,656	36.5%
Research and development	802	691	111	16.1%

Operating income	$28,474	$16,152	$12,322	76.3%

Operating Margin	54.6%	49.9%

General and administrative expenses increased by $4.1 million, or 51.8%, for the year ended December 31, 2018 when compared to 2017 primarily due to an 187.5% increase in unit-based compensation expense, a 46.4% increase in employee compensation and benefit expense and a 38.3% increase in travel, meals and entertainment expenses.

Sales and marketing expenses increased by $1.7 million, or 36.5%, for the year ended December 31, 2018 as compared to the year ended December 31, 2017 due to a 34.5% increase in employee compensation and benefit expense resulting from an increase in marketing and account management headcount.

Research and development expenses for the year ended December 31, 2018 increased by $0.1 million, or 16.1%, as compared to the year ended December 31, 2017.

Operating income for the year ended December 31, 2018, increased by $12.3 million, or 76.3%, as compared to the year ended December 31, 2017, primarily due to organic revenue growth, partially offset by the 51.8% increase in general administrative expense and the 36.5% increase in sales and marketing expenses. As a result of the above, operating margin increased from 49.9% for the year ended December 31, 2017 to 54.6% for the year ended December 31, 2018.

Net Income

For the reasons discussed above and considering the immaterial impact of other expenses and income tax, Open Lending’s net income for the year ended December 31, 2018 increased by $12.5 million or 79.3% as compared to the year ended December 31, 2017.

Adjusted EBITDA

For the year ended December 31, 2018, Adjusted EBITDA increased by $14.0 million or 81.3% as compared to the year ended December 31, 2017, principally as a result of the 81.3% increase in net income and also due to a larger adjustment for unit-based compensation, which increased by 155.8%. For the same reasons, Adjusted EBITDA margin for the year ended December 31, 2018 increased to 60.0% as compared to 53.3% in the year ended December 31, 2017. Please see “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to net income.

Three months ended March 31, 2020 Compared to the Three months ended March 31, 2019

Revenue

The following table provides the components of Open Lending’s total revenue for the three months ended March 31, 2020 and 2019 (in thousands, except percentages):

	Three Months Ended March 31,
	2020	2019	$ Variance	% Change
Program fees	$12,712	$7,975	$4,737	59.4%
Profit share	3,774	10,836	(7,062)	-65.2%
Claims administration service fees	944	673	271	40.3%

Total revenue	$17,430	$19,484	$(2,054)	-10.5%

Total revenue decreased by $2.1 million or 10.5% for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 due to a $12.0 million reduction in estimated future underwriting profit share in accordance with ASC 606. This decrease was partially offset by $15.8 million in anticipated profit share from new originations of certified loans in the three months ended March 31, 2020.

Program fee revenue increased by $4.7 million, or 59.4%, for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019, driven by a 65.4% increase in certified loans driven by OEM Captives and new credit union and bank lenders. Year over year, program fee revenue from single-pay and monthly-pay certified loans increased by 79.2% and 14.5%, respectively. In future periods Open Lending expects a significant increase in certified loans from OEM Captives, which would increase the proportion of single-pay certified loans.

Profit share revenue declined by $7.1 million, or 65.2%, for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019. This decrease in profit share revenue, year over year, reflects a $12.0 million reduction in estimated future underwriting profit share for claims and premiums associated with business written in historic periods primarily as a result of the recent economic slowdown attributable to COVID-19. This reduction in future profit share is a change in estimated variable consideration in accordance with ASC 606. This decrease was partially offset by $15.8 million in anticipated profit share from new originations as a result of a 65.4% increase in certified loans compared to the three months ended March 31, 2019.

Revenue from claims administration service fees, which represents 3.0% of Open Lending’s insurance partners’ annual earned premium, increased by $0.3 million, or 40.3% for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 due to a 44.5% increase in total earned premium as a result of a 65.4% increase in new loan certifications year over year.

Cost of Services, Gross Profit and Gross Margin

The following table shows Open Lending’s revenue, cost of services, gross profit and gross margin for the three months ended March 31, 2020 and 2019 (in thousands, except percentages):

	For the Three Months Ended March 31,
	2020	2019	$ Variance	% Change
Revenue	$17,430	$19,484	$(2,054)	-10.5%
Cost of services	2,495	1,633	862	52.8%

Gross profit	$14,935	$17,851	$(2,916)	-16.3%

Gross Margin	85.7%	91.6%

Costs of services increased by $0.9 million, or 52.8%, for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 primarily driven by a 74.4% increase in fees paid to resellers and a 34.8% increase in employee compensation and benefits expense.

Gross profit declined by $2.9 million, or 16.3% for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 due to a $12.0 million reduction in estimated future underwriting profit share in accordance with ASC 606. Gross margin decreased to 85.7% for the three months ended March 31, 2020 as compared to 91.6% for the three months ended March 31, 2019 due to a change in estimated future underwriting profit share in accordance with ASC 606 discussed above.

Operating Expenses, Operating Income and Operating Margin

The following table shows revenue, the components of Open Lending’s operating expenses, operating income and operating margin for the three months ended March 31, 2020 and 2019 (in thousands, except percentages):

	For the Three Months Ended March 31,
	2020	2019	$ Variance	% Change
Revenue	$17,430	$19,484	$(2,054)	-10.5%
Gross profit	14,935	17,851	(2,916)	-16.3%
Operating expenses:
General and administrative	3,569	2,938	631	21.5%
Selling and marketing	2,078	1,771	307	17.3%
Research and development	359	279	80	28.7%

Operating income	$8,929	$12,863	$(3,934)	-30.6%

Operating Margin	51.2%	66.0%

General and administrative expenses increased by $0.6 million, or 21.5% for the three months ended March 31, 2020 when compared to the three months ended March 31, 2019 primarily due to a 5.0% increase in employee compensation and benefits expenses, driven by an increase in headcount, a 40.8% increase in IT costs, a 116.4% increase in business development expenses and a 191.5% increase in professional and consulting fees. In the short term, Open Lending expects to experience an increase in its general & administrative expenses as it implements the internal control and compliance procedures required of public companies.

Selling and marketing expenses increased by $0.3 million, or 17.3%, for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 primarily due to a 20.7% increase in employee compensation and a 57.7% increase in marketing expenses.

Research and development expenses increased by $0.1 million, or 28.7% for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 due to a 29.4% increase in headcount costs related to an increase in software engineering personnel.

Operating income for the three months ended March 31, 2020, decreased by $3.9 million, or 30.6%, as compared to the three months ended March 31, 2019 as a result of the $2.9 million decrease in gross profit and $1.0 million increase in total operating expenses previously noted. Operating margin decreased from 66.0% for the three months ended March 31, 2019 to 51.2% for the three months ended March 31, 2020, primarily due to a $12.0 million reduction in estimated future underwriting profits primarily as a result of the economic impact of COVID-19 and an increase in the cost of services and other operating expenses, year over year.

Net Income

For the reasons discussed above and considering the immaterial impact of other expenses and income tax for the year, Open Lending’s net income for the three months ended March 31, 2020 decreased by $4.7 million or 36.7% as compared to the three months ended March 31, 2019.

Adjusted EBITDA

For the three months ended March 31, 2020, Adjusted EBITDA decreased by $4.0 million or 29.5% as compared to the three months ended March 31, 2019, as a result of a $4.7 million decrease in net income. Adjusted EBITDA margin for the three months ended March 31, 2020 decreased to 54.3% as compared to 68.9% in the three months ended March 31, 2019, due to a $12.0 million reduction in estimated future underwriting profits primarily as a result of the economic impact of COVID-19. Please see “Non-GAAP Financial Measures” for a reconciliation of Adjusted EBITDA to net income.

Liquidity and Capital Resources

Open Lending Corporation intends to use the net cash proceeds from the Business Combination for payment of certain transaction expenses. The remaining funds after the payment of transaction expenses were distributed to existing shareholders and approximately $25.0 million will be retained by Open Lending Corporation as working capital to finance operations and other needs.

Estimated Covenant Net Leverage as of Q1 2020
Preliminary Net Leverage Ratio Estimate Per Covenant	3.11x
Relevant Covenant Maximum Ratio (1)	4.75x
Difference between Current and Maximum Leverage Ratio	1.64x

(1)	Based on Total Net Leverage Ratio under the Credit Agreement.

Cash Flow and Liquidity Analysis

Open Lending assesses liquidity primarily in terms of its ability to generate cash to fund operating and financing activities. Open Lending has generated significant and increasing cash provided by operating activities and consider Open Lending to be in a strong financial position. A significant portion of Open Lending’s cash from operating activities are derived from Open Lending’s profit share arrangements with Open Lending’s insurance partners, which are subject to judgements and assumptions and are, therefore, subject to variability. Refer to “Critical Accounting Policies and Estimates” and “Risk Factors” for a full description of the related estimates, assumptions, and judgments.

The following table provides a summary of cash flow data (in thousands):

	Years ended December 31,			Three Months Ended March 31,
	2019	2018	2017	2020	2019
Net cash provided by operating activities	$41,762	$28,601	$13,092	$7,075	$8,325
Net cash used in investing activities	(99)	(106)	(48)	(83)	(10)
Net cash used in financing activities	(44,901)	(21,376)	(14,079)	23,422	(8,167)

Cash Flows from Operating Activities

Historically, Open Lending’s cash flows provided by operating activities primarily consisted of net income, and changes in unit-based compensation and net-working capital.

For the year ended December 31, 2019, net cash provided by operating activities was $41.8 million. This cash provided was primarily from an increase in net income. Cash provided by operating activities also resulted from changes in $2.0 million from unit-based compensation, which was offset by a $21.7 million change in contract assets due to the ASC 606 adoption, $1.8 million change in accounts receivable, and a $0.8 million change in prepaid expenses.

For the year ended December 31, 2018, net cash provided by operating activities was $28.6 million. This cash provided was primarily from an increase in net income. Cash provided by operating activities also resulted from changes in $2.5 million from unit-based compensation, which was offset by a $2.6 million change in unbilled revenue, $0.4 million change in accounts receivable, and a $0.5 million change in prepaid expenses.

For the year ended December 31, 2017, net cash provided by operating activities was $13.1 million. This cash provided was primarily from an increase in net income. Cash provided by operating activities also resulted from changes in $0.9 million from unit-based compensation, which was offset by a $3.4 million change in unbilled revenue and a $0.5 million change in accounts receivable.

Net cash payments on notes payable for the years ended December 31, 2019, 2018 and 2017 related to Open Lending’s indebtedness totaled $2.5 million, $2.5 million and $2.2 million, respectively. Open Lending’s net cash from operating activities for the years ended December 31, 2017, 2018 and 2019 was an inflow of $41.8 million, an inflow of $28.6 million and an inflow of $13.0 million, respectively. Accordingly, Open Lending’s net cash from operating activities for the years ended December 31, 2017, 2018 and 2019 was sufficient to cover these payments.

For the three months ended March 31, 2020, net cash provided by operating activities was $7.1 million. Operating cash flow was driven primarily by net income recorded during the current reporting period. Cash provided by operating activities was impacted by a $4.2 million decrease in contract assets which was partially offset by $4.6 million in deferred transaction costs paid in the quarter.

For the three months ended March 31, 2019, net cash provided by operating activities was $8.3 million. Operating cash flow reflects net income; partially offset by a $4.1 million increase in contract assets and a $0.9 million increase in accounts receivable during the prior year period.

Cash Flows from Investing Activities

Historically, Open Lending’s cash flows used in investing activities has primarily resulted from purchases of furniture and equipment.

For the year ended December 31, 2019, net cash used in investing activities was $0.1 million. This cash used primarily consisted of purchases of furniture and equipment.

For the year ended December 31, 2018, net cash used in investing activities was $0.11 million. This cash used primarily consisted of consisted of purchases of furniture and equipment.

For the year ended December 31, 2017, net cash used in investing activities was $0.04 million. This cash used primarily consisted of purchases of furniture and equipment.

For the three months ended March 31, 2020, net cash used in investing activities was $0.1 million. This cash used primarily consisted of purchases of property and equipment.

For the three months ended March 31, 2019, net cash used in investing activities was not significant. This cash used primarily consisted of purchases of furniture and equipment.

Cash Flows from Financing Activities.

Historically, Open Lending’s cash flows used in financing activities primarily consisted of repayments of debt and member’s distributions.

For the year ended December 31, 2019, net cash used in financing activities was $44.9 million. This cash used primarily consisted of a $2.5 million debt principal repayment and a $42.4 million distribution to members.

For the year ended December 31, 2018, net cash used in financing activities was $21.4 million. This cash used primarily consisted of a $2.5 million debt principal repayment and a $18.9 million distribution to members.

For the year ended December 31, 2017, net cash used in financing activities was $14.1 million. This cash used primarily consisted of a $2.2 million debt principal repayment and a $11.8 million distribution to members.

For the three months ended March 31, 2020, net cash provided by financing activities was $23.4 million. Cash provided by financing activities reflects $160.9 million in net proceeds associated with a new term loan secured through Open Lending’s credit agreement on March 11, 2020; partially offset by a $134.2 million distribution to members and the repayment of Open Lending’s Note for $3.3 million.

For the three months ended March 31, 2019, net cash used in financing activities was $8.2 million. This cash used primarily consisted of a $0.6 million debt principal repayment and a $7.6 million distribution to members.

Long-Term Debt

The Note

The Note was repaid in full with the proceeds of the Term Loan on or about March 12, 2020.

The Term Loan Credit Agreement

On March 11, 2020, Open Lending entered into the Credit Agreement. The Term Loan in a principal amount of $170,000,000 was funded on March 12, 2020. A portion of the proceeds of the Term Loan, together with cash on hand, were used to finance a distribution to its equity investors prior to the consummation of the Business Combination and pay transaction expenses. The remainder will be used to make investor loans and for other general corporate purposes and working capital.

The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. The Term Loan has a maturity date of March 11, 2027.

Unitholders’ Distribution

On March 24, 2020, Open Lending’s board of directors approved a non-liquidating cash distribution to its Members (as such term is used in the LLC Agreement (as defined below)) in the amount of $135 million and retained additional cash reserves of $25 million (the “Cash Reserve”) in light of recent events, including the uncertainties created by the occurrence of COVID-19. The Cash Reserve is $10 million in excess of the minimum requirements under the Company’s credit agreement.

At December 31, 2019, Open Lending’s cash and cash equivalents and restricted cash was $9.9 million. In March 2020, the Company closed a $170 million term loan which generated net proceeds of approximately $160 million, after deducting debt issuance costs. The primary use of proceeds was $135 million non-liquidating cash distribution to the Company’s members and retaining an additional $25 million in cash reserves. Projected operating cash flows and strong available cash on hand is expected to support Open Lending’s business operations for the foreseeable future. Given the uncertainty in the rapidly changing market and economic conditions related to the COVID-19 outbreak, Open Lending will continue to evaluate the nature and extent of the impact to its business and financial position.

Open Lending’s liquidity and its ability to fund its capital requirements is dependent on its future financial performance, which is subject to general economic, financial and other factors that are beyond its control and many of which are described under “Risk Factors.” If those factors significantly change or other unexpected factors adversely affect Open Lending, Open Lending’s business may not generate sufficient cash flow from operations or it may not be able to obtain future financings to meet its liquidity needs.

Other Factors Affecting Liquidity and Capital Resources

Operating Lease Obligations. Open Lending’s operating lease obligations consist of its lease of real property from third-parties under non-cancellable operating leases, including the lease of its current office space. The operating lease rent expense for its current office space was $630 thousand, $609 thousand and $596 thousand for fiscal years 2019, 2018 and 2017, respectively. The operating lease rent expense for Open Lending’s current office space was $0.2 million and $0.2 million for the three months ended March 31, 2020 and 2019, respectively. The lease for Open Lending’s current office space will expire on September 30, 2020. On June 17, 2019 Open Lending executed a new lease agreement (the “G&I Lease”), with G&I VII Barton Skyway, LP, a Delaware limited partnership, to lease an office space located at 1501 South MoPac Expressway, Austin, TX 78746 (Suite 450) for a period of 100 months commencing on October 1, 2020. The lease agreement provides an extension option for a period of 60 months beyond the end of the initial term, subject to specific conditions. Under the new G&I Lease, there are $0.2 million of operating lease obligations is due within the next 12 months. Under the current lease, there are $0.3 million of operating lease obligations is due within the next 12 months.

Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure used by Open Lending’s management to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Open Lending believes these measures provide useful information to investors and others in understanding and evaluating its operating results in the same manner as its management and board of directors. In addition, they provide useful measures for period-to-period comparisons of Open Lending’s business, as they remove the effect of certain non-cash items and certain variable charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense and unit-based compensation. Adjusted EBITDA margin is defined as Adjusted EBITDA expressed as a percentage of total net revenue.

The following table presents a reconciliation of net income to Adjusted EBITDA for each of the periods indicated (in thousands):

	Years Ended December 31,			Three Months Ended March 31,
Reconciliation of net income (loss) to consolidated adjusted EBITDA	2019	2018	2017	2020	2019
Net income	$62,544	$28,279	$15,770	$8,172	$12,904
Non-GAAP adjustments:
Interest expense	322	341	418	764	86
Provision (benefit) for income taxes	(30)	37	59	11	(120)
Depreciation expense	105	80	20	27	26
Equity-based compensation	1,984	2,572	1,006	487	523

Total adjustments	2,381	3,030	1,503	1,289	515
Adjusted EBITDA	64,925	31,309	17,273	9,461	13,419

Total net revenue	$92,847	$52,192	$32,380	$17,430	$19,484
Adjusted EBITDA margin	69.9%	60.0%	53.3%	54.3%	68.9%

Critical Accounting Policies and Estimates

In preparing Open Lending’s consolidated financial statements, Open Lending makes assumptions, judgments and estimates that can have a significant impact on its revenue, loss from operations and net loss, as well as on the value of certain assets and liabilities on its consolidated balance sheets. Open Lending bases its assumptions, judgments and estimates on historical experience and various other factors that Open Lending believes to be reasonable under the circumstances. Actual results could differ materially from these estimates under different assumptions or conditions.

The consolidated financial statements have been prepared in accordance with U.S. GAAP. To prepare these financial statements, Open Lending makes estimates, assumptions, and judgments that affect what Open Lending reports as its assets and liabilities, what Open Lending discloses as contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the periods presented.

In accordance with Open Lending’s policies, Open Lending regularly evaluates its estimates, assumptions, and judgments, including, but not limited to, those concerning revenue recognition, depreciation and amortization, contingencies, unit-based compensation, and income taxes, and bases its estimates, assumptions, and judgments on its historical experience and on factors Open Lending believes reasonable under the circumstances. The results involve judgments about the carrying values of assets and liabilities not readily apparent from other sources. If Open Lending’s assumptions or conditions change, the actual results Open Lending reports may differ from these estimates. Open Lending believes the following critical accounting policies affect the more significant estimates, assumptions, and judgments Open Lending uses to prepare these consolidated financial statements. See Note 2—“Summary of Significant Accounting and Reporting Policies” in the notes accompanying Open Lending’s financial statements included elsewhere in this prospectus for a summary of Open Lending’s significant accounting policies, and discussion of recent accounting pronouncements.

Profit Share Revenue Recognition

Open Lending recognizes revenues in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 606, Revenue from Contracts with Customers. Application of ASC 606 requires that Open Lending make judgments and estimates related to the classification, measurement and recognition of revenue. Open Lending’s revenue primarily consists of program fees derived from contracts with lending institutions, and profit share and claims administration service fees from contracts with insurance carriers, and is recognized when the contractual performance obligation is satisfied. See Note 8, “Revenue”, of the accompanying consolidated financial statements for more information.

The primary judgment relating to the recognition of revenue is the estimation of Open Lending’s profit share with its insurance partners, which relies on market rate assumptions and Open Lending’s proprietary database, which has been accumulated over the last 20 years, and market rate assumptions. To determine the profit share revenue, Open Lending uses forecasts of loan-level earned premium and insurance claim payments. These forecasts are driven by the projection of loan defaults, prepayments and severity rates. These assumptions are based on Open Lending’s observations of the historical behavior for loans with similar risk characteristics. The assumptions also take consideration of the forecast adjustments under various macroeconomic conditions and the current mix of the underlying portfolio of Open Lending’s insurance partners. To the extent these assumptions change, Open Lending’s profit share revenue will be adjusted.

For profit share revenue recognition purposes, particularly to measure the profit share variable consideration, Open Lending updates its forecast of loan default and prepayment assumptions on a quarterly basis. As a reference, for the year ended December 31, 2019, Open Lending’s forecast of loan default and prepayment rates slightly changed from 11.6% to 11.0% and from 53.0% to 56.9%, respectively. The loan default rate also incorporates multiple macro-economic scenarios with conservatism embedded in a stressed scenario to ensure a representation of an economic recession.

Negative macroeconomic trends, including the impact of COVID-19, has impacted our profit-share revenue recognition for the three months ended March 31, 2020. Default, prepayment and severity and other assumptions have been adjusted to reflect current market conditions triggered by COVID-19 pandemic, which reflect outcomes that were not reasonably likely to occur when we prepared our December 31, 2019 financial statements. These assumptions and estimates will likely change in future periods, especially in consideration of the uncertainty created by COVID-19 and impacts to the broader economy and our results of operations.

When Open Lending deems it necessary, Open Lending back tests the major estimate assumptions to ensure the accuracy of the revenue recognition model. Open Lending also benchmarks back-testing results of its forecast defaults rates against those reported by auto lenders. Open Lending updates its profit-share forecasting model on an annual basis; resulting in a forecasted prepayment rate consistent with actual prepayment rates.

The impact on profit share revenue for the year ended December 31, 2019 resulting from Open Lending’s sensitivity analysis is summarized below (in thousands, except percentages):

Assumptions	Defaults		Prepayments		Severity
Stress Size	10%	-10%	10%	-10%	10%	-10%
Impact on Revenue	-3.6%	3.7%	-3.2%	3.4%	-3.8%	3.8%

Income tax and uncertain tax positions

Open Lending follows accounting guidance in accordance with Accounting Standards Codification 740, Income Taxes, as it relates to uncertain tax positions. The guidance provides information and procedures for financial statement recognition and measurement of tax positions taken, or expected to be taken, in tax returns. The tax effects from an uncertain tax position can be recognized in the financial statements only if the position is more likely than not of being sustained if the position were to be challenged by a taxing authority. Management of Open Lending is required to analyze all open tax years, as defined by the statute of limitations, for all major jurisdictions, which includes federal and certain states. Based on Open Lending’s evaluation, Open Lending has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. Tax penalties and interest, if any, would be accrued as incurred and would be classified as tax expense on the consolidated statements of operations.

Unit-based compensation awards

Open Lending measures and recognizes compensation expense for all unit-based awards made to employees based on estimated fair values on the date of grant. The compensation expense is recognized on a straight-line basis over the requisite service period. Forfeitures are recognized as occurred. To determine the fair value of the unit-based awards, Open Lending uses a waterfall model set-up using the Monte-Carlo simulation framework, with inputs for the unit value of Open Lending, expected unit volatility, expected term of the awards, risk-free interest rate and expected preferred and common distributions. This determination of fair value is affected by assumptions regarding a number of highly complex and subjective variables. Changes in the subjective assumptions can materially affect the estimate of their fair value. See Note 9, “Class B Common Unit Incentive Plan”, of the accompanying consolidated financial statements for more information.

Emerging Growth Company

Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. Open Lending intends to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies.

Open Lending also intends to take advantage of some of the reduced regulatory and reporting requirements of emerging growth companies pursuant to the JOBS Act so long as Open Lending qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation, and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

New Accounting Standards Issued But Not Yet Adopted

Leases—In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amendments supersede current lease requirements in Topic 840 which require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease.

This new guidance is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those periods, except for emerging growth companies who may elect to adopt the standard for annual reporting periods beginning after December 15, 2019. As an emerging growth company, Open Lending plans to adopt ASC 842 as of January 1, 2020. Open Lending expects that this standard will not have a material effect on either its consolidated balance sheets or its condensed consolidated statements of operations.

In December 2019, the FASB released ASU 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The amendments in ASU 2019-12 are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. Open Lending does not expect adoption of the new standard to have a material impact on its Condensed Consolidated Financial Statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which Open Lending will adopt, as applicable, Open Lending does not believe any of these accounting pronouncements has had or will have a material impact on its condensed consolidated financial position or results of operations. See Note 2 of the accompanying consolidated financial statements for more information.

Financial Instruments—Credit Losses—In June 2016, the FASB issued ASU 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The standard also amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Open Lending is currently evaluating the impact of this accounting standard update on its consolidated financial statements. Open Lending does not expect this standard to have a material impact on our financial statements.

Off Balance Sheet Arrangements

Open Lending does not engage in off-balance sheet financing arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K.

Related Party Transactions

Open Lending incurred consulting expenses of approximately $0.7 million, $0.6 million and $0.4 million in the years ended December 31, 2019, 2018 and 2017, respectively, with entities owned by members of its management team and board of directors. During the three months ended March 31, 2020, Open Lending incurred $26,450 in professional and consulting fees related to human resource services provided by HireBetter, LLC (“HireBetter”). On March 25, 2020, Mr. Jessup borrowed $6,000,000 from Open Lending in accordance with the promissory note in place and the loan was paid in full by Mr. Jessup on March 30, 2020, with proceeds received as a result of the non-liquidating distribution paid by Open Lending to its members. Open Lending also incurred $48,450 in professional and consulting fees related to marketing services rendered by Objective Advisors, Inc. (“Objective Advisors”). During the three months ended March 31, 2020, Open Lending incurred $81,159 in consulting fees provided by EWMW, LP (“EWMW”). These expenses include consulting fees paid to EWMW, LP, owned by Sandy Watkins, former Chairman of Open Lending’s board of directors, fees related to marketing services provided by Objective Advisors, Inc., owned by the wife of John Flynn, CEO of Open Lending, and human resource services rendered by HireBetter, LLC, which is owned by Kurt Wilkin, a member of Open Lending’s board of directors.

As of December 31, 2019, Open Lending owed $9,464 due to services provided by Objective Advisors.

Open Lending believes the terms obtained or consideration that it paid, as applicable, in connection with the transactions described above were comparable to terms available or the amounts that would be paid, as applicable, in arm’s-length transactions.

Contractual Obligations

As of March 31, 2020, Open Lending’s principal commitments consisted of obligations under the Note and operating lease obligations. The following table summarizes Open Lending’s contractual obligations as of March 31, 2020 (in thousands):

	Payments due by Period
	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Debt Principal, interest and fees	$244,720	$16,241	$33,167	$38,091	$157,220
Operating lease obligations	7,609	631	1,742	1,843	3,393
Other contractual commitments	316	260	56	—	—

Total contractual Obligations	$252,645	$17,132	$34,965	$39,935	$160,613

Please see “Liquidity and Capital Resources” for a discussion of Open Lending’s debt and operating lease obligations.

Quantitative and Qualitative Disclosures About Market Risk

Open Lending’s operations include activities in the United States. These operations expose Open Lending to a variety of market risks, including the effects of changes in interest rates and changes in consumer attitudes toward vehicle ownership. Open Lending monitors and manages these financial exposures as an integral part of its overall risk management program.

Market Risk

In the normal course of business Open Lending is exposed to market risk and has established policies designed to protect against the adverse effects of this exposure. Open Lending is exposed to risks associated with general economic conditions and the impact of the economic environment on the willingness of consumers to finance auto purchases. Specifically, economic factors such as interest rate levels, changes in monetary and related policies, market volatility, consumer confidence and, particularly, unemployment rates also influence consumer spending and borrowing patterns. Open Lending also faces risk from competition to acquire, maintain and develop new relationships with auto lenders as well as competition from a wide variety of auto lenders who are (or are affiliated) with financial institutions and have capacity to hold loans on their balance sheets.

Concentration Risk

While, historically, Open Lending has not had significant concentration risk in its client base, for some period of time in the future, Open Lending expects a significant portion of certified loan volume to come from OEM Captives. Additionally, Open Lending relies on its largest insurance partner for a significant portion of its profit share and claims administration service fee revenue. Termination or disruption of this relationship could materially adversely impact its revenue.

Interest Rate Risk

Open Lending entered into the agreement relating to the Note on March 31, 2016, requiring Open Lending to make monthly principal and interest payments based on LIBOR. To manage the interest rate risk related to this loan, Open Lending entered into a 5-year interest rate swap contract with the lender on April 4, 2016 to make monthly payments based on a fixed interest rate and receive monthly payments based on LIBOR. Both the loan balance and the swap notional amount were $12.5 million at the inception of the contracts and have been amortized in the same manner since then. On December 31, 2019, the loan balance and the swap notional amount each had $3.3 million remaining. With the same outstanding balance and interest rate index, Open Lending believes the interest rate risk is completely hedged.

Open Lending had $3.3 million of borrowings outstanding under the Note as of December 31, 2019. Open Lending had no borrowings outstanding Term Loan Credit Agreement as of December 31, 2019.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Open Lending

The following is a description of each transaction since January 1, 2017 and each currently proposed transaction in which:

•	Open Lending has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of Open Lending’s directors, executive officers, or holders of more than 5% of Open Lending’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or material interest.

Agreements with Stockholders

Investor Rights Agreement

In connection with the Business Combination, Open Lending entered into an investor rights agreement with the NAC Investors and Company Investors, as defined in schedule 1 to the investor rights agreement, BRP Hold 11, Inc. and Open Lending Corporation.

Agreement with Blocker Holder

Blocker Holder is the beneficial owner of units in Open Lending. Bregal Investments, Inc. is the investment advisor to Blocker Holder. Mr. Yoon is a Managing Partner and Mr. Greenberg is a partner at Bregal Investments, Inc. and both serve on Open Lending’s board of directors on behalf of Blocker Holder. Pursuant to a Class B Unit Incentive Plan agreement. Bregal Investments, Inc. received 40,000 profit interest units in 2019.

Loans to Executive Officers

On March 25, 2020, Ross Jessup borrowed $6,000,000 from Open Lending in accordance with a specified promissory note. Such promissory note was paid in full by Mr. Jessup on March 30, 2020, with proceeds received as a result of a non-liquidating distribution paid by Open Lending to its unitholders.

Director Relationships

Certain of our directors serve on Open Lending’s board of directors as representatives of entities which beneficially hold 5% or more of Open Lending’s capital stock.

Open Lending incurred $80,542 in professional and consulting fees related to human resource services provided by HireBetter, LLC (“HireBetter”). Kurt Wilkin is the owner of HireBetter and is a member of Open Lending’s board of members.

Open Lending also incurred $127,176 in professional and consulting fees related to marketing services rendered by Objective Advisors, Inc. (“Objective Advisors”). The owner of Objective Advisors is the spouse of John Flynn, one of Open Lending’s board of members and its Chief Executive Officer.

Open Lending also incurred $461,311 in consulting fees provided by EWMW, LP (“EWMW”). The owner of EWMW is Sandy Watkins, Open Lending’s former Chairman of board of members.

The agreements with HireBetter, Objective Advisors and EWMW can be terminated for convenience at any time (HireBetter) or are on a month-to-month basis (EWMW) or can be terminated with 60-days’ prior notice prior to the end of the one-year term (ending in August 2020), and if Open Lending does not exercise this right, the agreement renews for another one-year term (Objective Advisors).

Executive Officer and Director Compensation

Open Lending has granted management incentive units to Open Lending’s executive officers and certain of its directors. See the sections titled “Executive Compensation—Outstanding Equity Awards at 2019 Fiscal Year End” and “Executive Compensation—Director Compensation” for a description of these options.

Limitation of Liability and Indemnification of Officers and Directors

In connection with the Business Combination, Open Lending entered into indemnification agreements with each of Open Lending’s directors and executive officers, the form of which is attached as an exhibit to the registration statement of which this prospectus is a part. The indemnification agreements and Open Lending’s amended and restated certificate of incorporation and amended and restated bylaws require Open Lending to indemnify its directors and officers to the fullest extent permitted by Delaware law.

Policies and Procedures for Related Person Transactions

Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between the Company and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. The written charter of our audit committee provides that our audit committee shall review and approve in advance any related party transaction.

Review and Approval of Review and Approval of Related Person Transactions

In connection with the Business Combination, we adopted a formal written policy for the review and approval of transactions with related persons. Such policy requires, among other things, that:

•	The audit committee shall review the material facts of all related person transactions.

•

In reviewing any related person transaction, the committee will take into account, among other factors that it deems appropriate, whether the related person transaction is on terms no less favorable to us than terms generally available in a transaction with an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

•

In connection with its review of any related person transaction, we shall provide the committee with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of ours in connection with such related person transaction.

•	If a related person transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

MANAGEMENT

Management and Board of Directors

The following persons serve as our executive officers and directors. Bregal Sagemount I, L.P. is entitled to appoint two directors to our board of directors so long as it beneficially owns at least 40% of the shares of our common stock it owns immediately following the consummation of the Business Combination.

Name	Age	Position
Executive Officers:
John J. Flynn	64	Chairman, Director, President and Chief Executive Officer
Ross M. Jessup	56	Director, Chief Financial Officer and Chief Operating Officer
Ryan J. Collins	37	Chief Technology Officer and Chief Information Officer
Matthew R. Roe	37	Chief Revenue Officer
Kenneth E. Wardle	45	Chief Risk Officer

Non-Employee Directors:
Adam H. Clammer	49	Director
Blair J. Greenberg	38	Director
Gene Yoon	45	Director
Brandon Van Buren	37	Director

Executive Officers

John Flynn has served as the President and Chief Executive Officer of Open Lending since April 2000 and as a member of its Board of Managers since 2000 and serves as the President and Chief Executive Officer of the Company. Mr. Flynn also currently serves as President and Chief Executive Officer of Lenders Protection, LLC since 2003 and as President of Insurance Administrative Services, LLC since 2011, each a wholly owned subsidiary of Open Lending. Mr. Flynn previously served as Chief Executive Officer at Washington Gas Light Federal Credit Union in Springfield, VA from 1983 to 1994, and as Senior Vice President of Sales and Marketing for Good2cu.com, LLC from 1999 to 2000. In addition, Mr. Flynn formerly led marketing at The Equitable (Equitable Holdings, Inc.) from 1997 to 1999, where he spearheaded the design and execution of the firm’s national marketing program for the credit union industry. Mr. Flynn is the Co-founder of Objective Advisors, Inc., a registered investment advisory firm dedicated to providing objective financial management services exclusively to credit unions and banks nationwide, where he served as a Board Member from 1995 to 2018; Co-founder of The Finest Federal Credit Union, which serves the police and law enforcement agencies of New York City, where he served as Advisor from 2014 to 2019. Mr. Flynn holds a Bachelor of Arts degree in Accounting from Bloomsburg University. We believe Mr. Flynn is qualified to serve as President and Chief Executive Officer and a member of our Board of Managers due to his more than forty years of experience working in the credit union, banking and financial services industry.

Ross Jessup has served as the Chief Financial Officer and Chief Operations Officer of Open Lending since April 2000 and as a member of its Board of Managers since 2000 and serves as the Chief Financial Officer and Chief Operations Officer of the Company. Mr. Jessup also serves as Chief Financial Officer and Chief Operations Officer of Lenders Protection, LLC, a wholly-owned subsidiary of Open Lending since April 2000. Prior to Open Lending, Mr. Jessup worked at the Jessup Group from 1998-2000, Montgomery Jessup & Co. from 1991-1998 and in public accounting at Arthur Anderson LLP from 1985-1991. Mr. Jessup is a Certified Public Accountant licensed in the state of Texas and a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Jessup holds a Bachelor of Arts degree in Accounting from the University of Mississippi. We believe Mr. Jessup is qualified to serve as Chief Financial Officer and Chief Operations Officer and a member of our Board of Managers due to his over thirty years of experience in corporate finance, accounting, leadership and operations.

Ryan Collins has served as the Chief Technology Officer of Open Lending since October 2011 and serves as the Chief Technology Officer and Chief Information Officer of the Company. Mr. Collins previously worked as Senior Software Engineer at CUNA Mutual Group (CMFG Life Insurance Company) from April 2004 to August 2008, where he established and grew a web-based lending platform used by more than 500 credit unions nationwide called LoanLiner.com. Mr. Collins has more than fifteen years of experience in IT leadership, infrastructure, architecture, and systems design with expertise in financial institution systems and business operations. Mr. Collins holds a Bachelor of Sciences degree in Computer Information Systems from Edgewood College.

Matt Roe has served as the Chief Revenue Officer of Open Lending since October 2019 and serves as the Chief Revenue Officer of the Company. Mr. Roe has been with Open Lending since 2007, and has worked in a variety of roles across the marketing, implementation, operations, finance and IT systems divisions, including as Marketing Manager from September 2010 to April 2016, National Accounts Manager from January 2013 to December 2016, Regional Vice President of Sales from April 2016 to October 2017 and Senior Vice President from October 2017 to October 2019. Mr. Roe has more than ten years of experience working with the Open Lending marketing, account management, sales and product teams. Mr. Roe holds a Bachelor of Arts degree from Texas State University.

Kenneth Wardle has served as the Chief Risk Officer of Open Lending since July 2019 and serves as the Chief Risk Officer of the Company. Mr. Wardle previously worked as Chief Operating Officer for Horizon Digital Finance Holdings, Inc. from May 2018 to July 2019; Chief Executive Officer of Jet Business Loans, LLC from July 2015 to June 2017; Co-founder and Executive Vice President of Exeter Finance Corporation, a company that specializes in subprime auto financing, from August 2006 to December 2014; and in leadership roles at AmeriCredit Corporation (now GM Financial) from November 2005 to August 2006 and Drive Financial, LP (now Santander Consumer, USA) from October 2004 to November 2005. Mr. Wardle’s experience spans key functions within the lending industry including portfolio and risk management, financial operations, research analytics, credit analysis, information technology, compliance and corporate reporting. Mr. Wardle holds a Bachelor of Business Administration degree from Texas Wesleyan University and an MBA from Texas Christian University.

Non-Employee Directors

Adam H. Clammer has been Nebula’s Co-Chairman, Co-Chief Executive Officer, and a Director since inception. Mr. Clammer is a Founding Partner of True Wind Capital, a private equity fund manager focused on the technology industry, where he serves on the Investment Committee and is responsible for all aspects of managing the firm. Prior to founding True Wind Capital in 2015, Mr. Clammer was with KKR, a global investment manager, which he joined in 1995. At KKR, Mr. Clammer co-founded and led the Global Technology Group from 2004 to 2013, was a senior member of the Healthcare Group, and participated in investments across multiple industries. He served on public company boards as a director of AEP Industries (NASDAQ: AEPI), a manufacturer of flexible plastic packaging films, from 1999 to 2004, a director of Zhone Technologies (NASDAQ: ZHNE), a provider of communications network equipment, from 2002 to 2006, a director of MedCath (NASDAQ: MDTH), a cardiovascular services provider, from 2002 to 2008, a director of Jazz Pharmaceuticals (NASDAQ: JAZZ), a biopharmaceutical company, from 2004 to 2007, a director of Avago, now Broadcom (NASDAQ: AVGO), a designer of analog semiconductors, from 2005 to 2013, a director of NXP (NASDAQ: NXPI), a manufacturer of semiconductor chips, from 2007 to 2010, and a director of Eastman Kodak (NYSE: KODK), a provider of imaging products and services, from 2009 to 2011. Mr. Clammer served on several private company boards including Aricent, GoDaddy, and TASC among others, as well as a member of the operating committee of SunGard Data Systems. Mr. Clammer currently serves as Chairman of the Board of The Switch, a video solutions service provider, since 2016, as Chairman of the Board of ARI Network Services, a sales-focused software and marketing services provider, since 2017 and as a director of Pegasus Transtech (“Transflo”), a software and solutions provider to the transportation industry, since 2017. Prior to joining KKR, Mr. Clammer worked in the Mergers & Acquisitions group at Morgan Stanley in New York and Hong Kong from 1992 to 1995. He holds a B.S. in Business Administration from the University of California, Berkeley and an M.B.A. from Harvard Business School, where he was a Baker Scholar. We believe Mr. Clammer is qualified to serve as a member of the board of directors because of his experience in the financial sector.

Blair Greenberg has served as a member on the Board of Managers of Open Lending since March 2016 until June 2020 and is now a member of our Board of Directors. Mr. Greenberg is also a partner at Bregal Sagemount (Bregal Investments, Inc.) and has been with the fund since January 2013. Prior to Bregal Sagemount, Mr. Greenberg worked at Technology Crossover Ventures (TCMI, Inc.) (“TCV”) from July 2006 to January 2013, where he focused on investing in technology and financial services companies. Prior to TCV, Mr. Greenberg worked for UBS Investment Bank (UBS Group AG) (“UBS”) in the Financial Institutions Group from July 2004 to June 2006. At UBS, Mr. Greenberg focused on mergers & acquisitions and capital raising transactions for financial technology, asset management, and specialty finance companies. Mr. Greenberg received a Bachelor of Sciences in Business Administration with a concentration in Finance from the Kelley School of Business at Indiana University Bloomington, and an MBA with concentrations in Finance, Management & Strategy, and Marketing from the Kellogg School of Management at Northwestern University. We believe that Mr. Greenberg is qualified to serve as a member of our Board of Managers based on his extensive experience in the technology and financial services industry.

Gene Yoon has been the Managing Partner of Bregal Sagemount since 2012 as a member on the Board of Managers of Open Lending since 2016 to June 2020 and is now a member of our Board of Directors. Prior to founding Bregal Sagemount in 2012, he was the Head of Private Equity for the Americas Special Situations Group at Goldman Sachs from 2007 to 2012, where he focused on middle market growth equity investing. Before Goldman Sachs, Mr. Yoon served as a Partner at Great Hill Partners, a private equity firm specializing in the media, communications, technology, and business services sectors from 2001 to 2007. Earlier in his career, Mr. Yoon was Director of Corporate Development at Geocast Network Systems, Inc., a venture-backed technology infrastructure provider from 1999 to 2001. Mr. Yoon began his career at Donaldson, Lufkin & Jenrette in investment banking from 1997 to 1999. Mr. Yoon holds both a Bachelors in Economics and an MBA from The Wharton School at the University of Pennsylvania. We believe that Mr. Yoon is qualified to serve as a member of our Board of Managers based on his extensive experience in the financial sector.

Brandon Van Buren is a Partner at True Wind Capital and has been with the fund since October 2017 and has served as a member of our Board of Directors since June 2020. From August 2014 to September 2017, Mr. Van Buren was a Principal at Google Capital, Alphabet Inc.’s private investment arm, where he led growth equity investments within the technology, media, and telecommunications sectors. Prior to joining Google, Mr. Van Buren was with Kohlberg Kravis Roberts & Co., a global investment manager, from 2010 to 2012 where he executed leveraged buyout transactions within the technology space. Mr. Van Buren has served as a director of Zix Corporation (NASDAQ: ZIXI) since February 2019. Mr. Van Buren holds a Bachelor of Science degree in Business Administration with concentrations in Finance and Accounting from California Polytechnic State University, San Luis Obispo and a Masters of Business Administration from Harvard Business School where he was a Baker Scholar. We believe Mr. Van Buren is qualified to serve as a member of the board of directors because of his experience in the financial sector.

Corporate Governance

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our stockholders following the Business Combination. Notable features of this corporate governance include:

•

independent director representation on our audit, compensation and nominating and corporate governance committees, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•	at least one of our directors will qualify as an “audit committee financial expert” as defined by the SEC.

Election of Officers

Each executive officer serves at the discretion of our board of directors and holds office until his or her successor is duly appointed or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Board Composition

Our board of directors consists of six directors. Each of our directors will continue to serve as a director until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board of directors.

Our board of directors is divided into three classes, each serving staggered, three-year terms:

•

our Class I directors are Mr. Van Buren, a designee of the Sponsor, and Mr. Yoon, a designee of the Blocker Holder, and their terms will expire at the first annual meeting of stockholders following the date of this prospectus;

•

our Class II directors are Mr. Clammer, a designee of the Sponsor, and Mr. Greenberg, a designee of the Blocker Holder, and their terms will expire at the second annual meeting of stockholders following the date of this prospectus; and

•

our Class III directors are Mr. Flynn, Open Lending’s Chief Executive Officer, and Ross Jessup, Open Lending’s Chief Financial Officer and Chief Operating Officer, both of whom are designees of Open Lending’s founders and their terms will expire at the third annual meeting of stockholders following the date of this prospectus.

Each of Nebula, Blocker Holder and Open Lending are entitled to designate certain number of directors for five years following the Closing subject to certain stock ownership requirements. Open Lending will have the right to appoint one additional director to each of the classes set forth above.

As a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms.

Independence of our Board of Directors

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that the board of directors will meet independence standards under the applicable rules and regulations of the SEC and the listing standards of NASDAQ. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the sections titled “Certain Open Lending Relationships and Related Party Transactions” and “Certain Nebula Relationships and Related Person Transactions.”

Board Committees

Our board of directors has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of the committees will report to the board of directors as it deems appropriate and as the board of directors may request. The expected composition, duties and responsibilities of these committees are set forth below. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities. For so long as Nebula has a right to nominate a director to our board of directors, each of our compensation committee and the nominating and corporate governance committee shall include one of the directors nominated by Nebula.

Audit Committee

Messrs. Clammer, Greenberg and Van Buren serve as members of the audit committee. The audit committee provides assistance to our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The audit committee also oversees the audit efforts of our independent registered public accounting firm and takes those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management. Subject to phase-in rules and a limited exception, the rules of NASDAQ and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors. Our audit committee will meet the requirements for independence of audit committee members under applicable SEC and NASDAQ rules. All of the members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. In addition, Mr. Greenberg qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K.

Our board of directors has adopted a new written charter for the audit committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Compensation Committee

Messrs. Clammer, Greenberg and Van Buren were appointed to serve on the Company’s compensation committee, with Mr. Greenberg serving as the chair. The compensation committee will determine our general compensation policies and the compensation provided to our officers. The compensation committee will also make recommendations to our board of directors regarding director compensation. In addition, the compensation committee will review and determine unit-based compensation for our directors, officers, employees and consultants and will administer our equity incentive plans. Our compensation committee will also oversee our corporate compensation programs. Each member of our compensation committee will be independent, as defined under the NASDAQ listing rules, and satisfies NASDAQ’s additional independence standards for compensation committee members. Each member of our compensation committee is a non-employee director (within the meaning of Rule 16b-3 under the Exchange Act.

Our board of directors has adopted a new written charter for the compensation committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Nominating and Corporate Governance Committee

Messrs. Clammer, Greenberg and Yoon were appointed to serve on the Company’s nominating and corporate governance committee, with Mr. Yoon serving as the chair. The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee will be responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the board of directors concerning corporate governance matters. Each member of our nominating and corporate governance committee will be independent as defined under the NASDAQ listing rules.

Our board of directors has adopted a new written charter for the nominating and corporate governance committee, which is available on our website. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Role of Our Board of Directors in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee will have the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee will also have the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee will be responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our company’s policies and procedures designed to address such risks. Our compensation committee will assess and monitor whether any of our compensation policies and programs is reasonably likely to have a material adverse effect on our company.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other entity, nor has any interlocking relationship existed in the past. None of the members of our compensation committee has at any time during the prior three years been one of our officers or employees.

Code of Ethics

Our board of directors has adopted a code of ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our code of ethics is available on our website.

We intend to disclose future amendments to certain provisions of our code of ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or in public filings. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

Compensation of Directors and Officers

Overview

Decisions with respect to the compensation of our executive officers, including our named executive officers, will be made by the compensation committee of our board of directors. The following discussion is based on the present expectations as to the compensation of our named executive officers and directors. The actual compensation of our named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, executive perquisites and severance benefits. Base salaries, employee benefits, executive perquisites and severance benefits will be designed to attract and retain senior management talent. We will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our equity-owners and to enhance executive retention.

Annual Bonuses

We expect that Open Lending will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers.

Stock-Based Awards

We expect Open Lending to use stock-based awards in future years to promote our interest by providing these executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning the executives’ interests with those of Open Lending’s equity holders. Stock-based awards will be awarded in future years under the 2020 Plan, which has been adopted by Nebula’s board of directors and is being submitted to Nebula’s stockholders for approval at the special meeting.

Other Compensation

We expect to continue to maintain various employee benefit plans currently maintained by Open Lending, including medical, dental, vision, life insurance and 401(k) plans, paid vacation, sick leave and holidays and employee assistance program benefits in which the named executive officers will participate. We also expect to continue to provide our named executive officers with specified perquisites and personal benefits currently provided by Open Lending that are not generally available to all employees. For additional details, please see “Executive Compensation.”

Director Compensation

Non-employee directors of Open Lending will receive varying levels of compensation for their services as directors and members of committees of Open Lending’s board of directors. Open Lending anticipates determining director compensation in accordance with industry practice and standards.

EXECUTIVE COMPENSATION

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers.

This section discusses the material components of the executive compensation program offered to the executive officers of the Company who would have been “named executive officers” for 2019 and who continue to serve as executive officers. Such executive officers consist of the following persons, referred to herein as our named executive officers (the “NEOs”):

•	John J. Flynn, our President and Chief Executive Officer;

•	Ross M. Jessup, our Chief Financial Officer and Chief Operating Officer; and

•	Ryan J. Collins, our Chief Technology Officer and Chief Information Officer.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt could vary significantly from our historical practices and currently planned programs summarized in this discussion.

Summary Compensation Table

The following table presents information regarding the compensation earned or received by certain of Open Lending executive officers for services rendered during the fiscal year ended December 31, 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
John Flynn,	2019	400,000	141,662	220,000	25,200	786,862
President and Chief Executive Officer

Ross Jessup,	2019	400,000	141,662	220,000	25,200	786,862
Chief Financial Officer and Chief Operating Officer

Ryan Collins,	2019	300,000	17,465	135,000	8,400	460,865
Chief Technology Officer and Chief Information Officer

(1)

Amounts reported includes for each of Messrs. Flynn and Jessup an annual discretionary cash bonus of $100,000, and for each of Messrs. Flynn, Jessup, and Collins an aggregate production commission of $41,662 for Messrs. Flynn and Jessup and $17,465 for Mr. Collins.

(2)

Amounts reported reflect annual cash incentive bonuses, which were awarded based on achievement of corporate performance goals in 2019 and paid in 2020. The 2019 annual cash incentive bonus determinations are described in more detail below under the heading “—Annual Cash Bonuses.”

(3)

Amounts reported reflect 401(k) matching contributions made by us to each of Messrs. Flynn, Jessup, and Collins and for each of Messrs. Flynn and Jessup a 401(k) profit sharing contribution of $16,800.

Narrative Disclosure to Summary Compensation Table

Executive Offer Letters/Agreements

We have not entered into offer letters or employment agreements with any of our named executive officers.

Annual Cash Bonuses

Each of Open Lending’s named executive officers is eligible to earn an annual cash incentive bonus based on company and individual achievement of performance targets established by the Open Lending Board in its discretion. For 2019, each of Messrs. Flynn, Jessup and Collins were eligible to earn a target bonus amount, which reflects a percentage of their annual base salaries, of 55%, 55% and 45%, respectively.

With respect to fiscal year ended December 31, 2019, approximately 40% of each named executive officer’s bonus was based on achievement of company revenue and EBITDA targets and the remaining approximately 60% of the bonus was based on achievement of individual goals established for and agreed to by the applicable executive. The bonuses paid to each named executive officer for the fiscal year ended December 31, 2019 are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

The board also has the discretion to grant additional discretionary bonuses to our named executive officers on a case-by-case basis. Any discretionary bonuses awarded to a named executive officer for the fiscal year ended December 31, 2019 are set forth above in the Summary Compensation Table in the column entitled “Bonus.”

Equity Compensation

Open Lending sponsors the Class B Unit Incentive Plan (the “Class B Plan”), which is a form of long-term compensation that provides for the issuance of Class B common units (“Class B Units”) to eligible service providers for purposes of retaining them and enabling such individuals to participate in the long-term growth and financial success of Open Lending. The Class B Units are a special class of common units structured to qualify as “profits interest” for tax purposes. Pursuant to the terms of the Class B Plan, the aggregate amount of Class B Units available for issuance is limited to 14,241,344, with the aggregate number of Class B Units available for issuance to non-employees not to exceed 995,039. As of December 31, 2019, there are 14,129,157 outstanding Class B Units under the plan. Class B Units covered by awards that are canceled, forfeited, withheld for tax purposes, or repurchased will again be available for grant under the Class B Plan. Open Lending did not grant any Class B Units to its named executive officers during 2019. Outstanding Class B units that were granted to Open Lending’s named executive officers in prior years are further described below in the “Outstanding equity awards at fiscal 2019 year-end” table.

The Class B Plan is administered by the Board of Managers of Open Lending or a committee established and empowered by the Board of Managers. The committee has the discretion to determine the participants in the Class B Plan, the number of Class B Units to be covered by an award, the terms and conditions of any award, and under what circumstances awards may be settled or cancelled. The administrator is authorized to interpret the Class B Plan, to establish, amend and rescind any rules and regulations relating to the Class B Plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The Administrator may amend, suspend, or terminate the Class B Plan, or any portion thereof, at any time and for any reason, provided that no amendment or termination is permitted that would adversely affect any rights associated with a previously granted award without the unitholder’s consent. The Class B Units, and any rights arising thereunder, are not transferable except in certain limited circumstances.

In the event of any change in the capital structure of Open Lending by reason of any reorganization, recapitalization, merger, consolidation, spin-off, reclassification, combination or any transaction similar to any of the foregoing, the administrator may make such substitution or adjustment, if any, as it deems to be equitable, to (i) the number of Class B Units or the number or kind of other equity interest with respect to which awards may be granted under the Class B Plan or which are subject to outstanding Awards and/or (ii) any other affected terms of any outstanding Class B Units.

Class B Units issued under the Class B Plan provide the unitholders with the right to receive a percentage of the Company’s future profits and distribution distributions, subject to achievement of certain threshold values as defined in the Company’s corporate agreement. The Class B Units issued under the Class B Plan generally vest according to a 3-year or 3.25-year vesting schedule, with 25% of the units vesting on the grant date and equal quarterly vesting installments thereafter, subject to the unitholder’s continuous service to Open Lending or its subsidiaries. The Class B Units will become fully vested upon (a) a change of control while the unitholder continues to provide services to Open Lending or its subsidiaries; or (b) termination by the Company without cause, death or disability of the unitholder or constructive discharge of the unitholder (collectively, a “qualified termination”). Any of the Class B Units that are unvested on termination of the service provider’s continuous service (except qualified termination) will be forfeited. Class B unitholders are entitled to participate in Open Lending’s distributions, subject to the return of capital contributions made by the common unitholders and certain other preferred distributions rights upon achieving the “threshold values” outlined in the respective award.

Employee benefit plans

Our named executive officers are eligible to participate in the Open Lending employee benefit plans, including Open Lending’s medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. Open Lending also maintains a 401(k) plan for the benefit of its eligible employees, including the named executive officers, as discussed in the section below entitled “—401(k) plan.”

401(k) plan

Open Lending maintains a retirement savings plan, or 401(k) plan, that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Under the Lenders Protection, LLC Employee 401(k) Plan (the “401(k) Plan”), eligible employees may defer eligible compensation subject to applicable annual contribution limits imposed by the Code. Open Lending’s employees’ pre-tax contributions are allocated to each participant’s individual account and participants are immediately and fully vested in their contributions. Under the provisions of the 401(k) Plan, Open Lending will make a safe harbor nonelective contribution equal to 3% of each participant’s compensation and may make discretionary matching contributions, as well as profit sharing contributions, as determined by management. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan. The Company made profit sharing contributions of $33,600 and made safe harbor non-elective contributions of $292,204 to the 401(k) Plan during the year ended December 31, 2019.

Pension benefits

Open Lending does not maintain any pension benefit or retirement plans other than the 401(k) Plan.

Nonqualified deferred compensation

Open Lending does not maintain any nonqualified deferred compensation plans.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table summarizes the number of Open Lending units underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019:

Name	Share Awards
	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)(1)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John Flynn,	66,971	(1)	753,074	(3)	—	—
President and Chief Executive Officer	124,935	(2)	976,338	(4)	—	—
Ross Jessup,	66,971	(1)	753,074	(3)	—	—
Chief Financial Officer and Chief Operating Officer	124,935	(2)	976,338	(4)	—	—
Ryan Collins,	66,971	(1)	753,074	(3)	—	—
Chief Technology Officer and Chief Information Officer	124,935	(2)	976,338	(4)	—	—

(1)

On December 1, 2016, each of Messrs. Flynn, Jessup, and Collins received a grant of 1,160,825 Class B-2(A) Units, with 25% of the Units vesting on the grant date and the remaining 75% of the Units vesting in equal whole Unit installments over the next thirteen (13) calendar quarters following the quarter in which the grant occurred. The Class B-2(A) Units have a distribution threshold of $1,300,000. Pursuant to the terms of the applicable award agreement, all unvested Class B-2(A) will fully accelerate upon (i) the executive’s termination without “cause” or resignation for “good reason” or (ii) a “change in control” (as each such term is defined in the Class B Plan).

(2)

On August 6, 2018, each of Messrs. Flynn, Jessup and Collins received a grant of 270,692 Class B-2(D) Units, with 25% of the Units vesting on the grant date and the remaining 75% of the Units vesting in equal whole Unit installments over the next thirteen (13) calendar quarters following the quarter in which the grant occurred. The Class B-2(D) Units have a distribution threshold of $342,342,878. Pursuant to the terms of the applicable award agreement, all unvested Class B-2(D) will fully accelerate upon (i) the executive’s termination without “cause” or resignation for “good reason” or (ii) a “change in control” (as each such term is defined in the Class B Plan).

(3)	Value based on number of Class B-2(A) units multiplied by $11.24, which was the fair value of the Class B Units as of December 31, 2019.
(4)	Value based on number of Class B-2(D) units multiplied by $11.24, which was the fair value of the Class B Units as of December 31, 2019.

Additional Narrative Disclosure

Treatment of Equity Incentive Awards in Connection with the Business Combination

In connection with the consummation of the Business Combination, Open Lending (i) amended the Class B Plan, such that the Business Combination would constitute a “change in control” for purposes of the Class B Plan and all outstanding Class B Units will be fully vested and (ii) to terminate the Class B Plan, following which no further awards will be made thereunder. In connection with the Business Combination, we adopted the 2020 Stock Option and Incentive Plan (described elsewhere in this prospectus) to facilitate the grant of cash and equity incentives to directors, employees (including the named executive officers) and consultants of the Company and to enable it to obtain and retain services of these individuals, which is essential to our long-term success. The 2020 Stock Option and Incentive Plan became effective upon the consummation of the Business Combination.

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the year ended December 31, 2019. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to or pay any other compensation to any of the non-employee members of our board of directors in 2019. We reimburse non-employee members of our board of directors for reasonable travel expenses. During the fiscal year ended December 31, 2019, Mr. Flynn, our President and Chief Executive Officer, and Mr. Jessup, our Chief Financial Officer and Chief Operating Officer, were members of our board of directors, as well as employees, and thus received no additional compensation for their service as a director. Messrs. Flynn and Jessup’s compensation for service as employees is presented in the “Summary Compensation Table.”

Name	Stock Awards ($)(1) (2)	Total ($)
Kurt Wilkin	14,091	14,091
Keith Jezek	14,091	14,091
Blair J. Greenberg (3)	14,091	14,091
Gene Yoon (3)	14,091	14,091

(1)

Amounts reflect the grant date fair value of stock awards granted or modified in 2019 in accordance with the FASB ASC 718. Such grant date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see our financial statements and the discussion under “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Unit-based compensation awards” included elsewhere in this prospectus. These amounts do not correspond to the actual value that may be recognized by the named executive officers upon vesting of applicable awards.

(2)	As of December 31, 2019, each of Messrs. Wilkin and Jezek held 5,769 unvested Class B units, respectively. Neither Messrs. Greenberg nor Yoon hold any unvested Class B units.
(3)	The amounts reported represent the Class B units that were issued to Bregal Investments, Inc. in connection with Messrs. Greenberg and Yoon’s service on the board.

Related Party Transactions

Loans to Executive Officers

On March 25, 2020, Ross Jessup borrowed $6,000,000 from Open Lending in accordance with a specified promissory note. Such promissory note was paid in full by Mr. Jessup on March 30, 2020, with proceeds received as a result of a non-liquidating distribution paid by Open Lending to its unitholders.

DESCRIPTION OF CAPITAL STOCK

Your rights as our stockholders are governed by Delaware law and our charter and bylaws. We urge you to read the applicable provisions of Delaware law and our forms of charter and bylaws carefully and in their entirety because they describe your rights as a holder of shares of our common stock.

In connection with the Business Combination, we amended and restated our certificate of incorporation and bylaws. The following is a description of the material terms of, and is qualified in its entirety by, our charter and bylaws, as currently in effect.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the DGCL. Our authorized capital stock consists of 550,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock are currently issued. Unless our board of directors determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.

We have approximately 91.9 million shares (excluding 3,437,500 shares held by the Sponsor that will be subject to certain lock-up and forfeiture arrangements pursuant to the Founder Support Agreement) of common stock outstanding.

Preferred Stock

Our charter authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by NASDAQ, the authorized shares of preferred stock will be available for issuance without further action by you. Our board of directors may determine, with respect to any series of preferred stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our common stock might believe to be in their best interests or in which the holders of our common stock might receive a premium for their common stock over the market price of the common stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our common stock by restricting dividends on our common stock, diluting the voting power of our common stock or subordinating the liquidation rights of our common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. We have no current plans to issue any series of preferred stock.

Public Warrants

Each whole warrant entitles the registered holder to purchase one whole share of our common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time after June 10, 2020. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire on June 10, 2025, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of common stock upon exercise of a warrant unless common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

Once the warrants become exercisable, we may call the warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the reported last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.8% or 9.8% (or such other amount as a holder may specify) of the shares of common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of common stock. If the number of outstanding shares of our common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of common stock.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Declaration and payment of any dividend is subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.

We have no current plans to pay dividends on its common stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant. Because Open Lending Corporation is a holding company and has no direct operations, it will only be able to pay dividends from funds it receive from its subsidiaries. In addition, our ability to pay dividends will be limited by covenants in our existing indebtedness and may be limited by the agreements governing other indebtedness that we or our subsidiaries incur in the future.

Annual Stockholder Meetings

Our bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.

Anti-Takeover Effects of Our Charter and Bylaws and Certain Provisions of Delaware Law

Our charter and bylaws and the DGCL contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of our common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares.

However, the listing requirements of NASDAQ, which would apply if and so long as our common stock remains listed on NASDAQ, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. Additional shares that may be used in the future may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our board of directors may generally issue preferred shares on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Classified Board of Directors

Our charter provides that our board of directors is divided into three classes of directors, with each director serving a three-year term. As a result, approximately one-third of our board of directors is elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board of directors. Our charter and bylaws provide that, subject to any rights of holders of preferred stock to elect additional directors under specified circumstances, alterations to the number and terms of directors requires the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock generally entitled to vote, voting together as a single class, and the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of each class entitled to vote thereon as a class.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our charter, a director serving on a classified board may be removed by the stockholders only for cause. Our charter provides that directors may be removed with or without cause only by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock then entitled to vote at an election of directors, voting together as a single class, subject to the rights, if any, of any series of preferred stock then outstanding to elect directors and to remove any director whom the holders of any such series have the right to elect.

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. Our charter does not authorize cumulative voting.

Special Stockholder Meetings

Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of preferred stock then outstanding, special meetings of the stockholders of the Company may be called only by the board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, and special meetings of stockholders may not be called by any other person or persons. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Company.

Requirements for Advance Notification of Director Nominations and Stockholder Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice relating to business other than the nomination of a director to our board of directors, must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our bylaws also specify requirements as to the form and content of a stockholder’s notice. To be timely, a stockholder’s notice relating to the nomination of a director to our board of directors shall be received by the secretary of the Company at our principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of such special meeting and of the person(s) nominated for election by the board of directors. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Consent of Stockholders in Lieu of Meeting

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our charter provides otherwise.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Exclusive Forum Selection

Our amended and restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for any state law claim for (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of or based on a breach of a fiduciary duty owed by any director, officer or other employee of ours to us or our stockholders; (3) any action asserting a claim pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; or (4) any action asserting a claim governed by the internal affairs doctrine. In addition, our amended and restated bylaws provide that any person or entity purchasing or otherwise acquiring any interest in shares of our common stock is deemed to have notice of and consented to the Delaware forum provision. The Delaware forum provision will not apply to any causes of action arising under the Securities Act or the Exchange Act. Unless we consent in writing to the selection of an alternative forum, the United States District Court for the Western District of Texas shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against our directors and officers, although our stockholders will not be deemed to have waived its compliance with federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our charter includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of the Company and its stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Our bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in our charter and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

SHARES ELIGIBLE FOR FUTURE SALE

The Company currently has 550,000,000 shares of common stock authorized and 91,850,000 shares of common stock issued and outstanding (excluding 3,437,500 shares subject to certain lock-up and forfeiture arrangements pursuant to the Founder Support Agreement.) All of the shares of our common stock that were issued in connection with the Business Combination are freely transferable by persons other than by our “affiliates” or Nebula’s “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Prior to the Business Combination, there was no public market for shares of our common stock.

Lock-up Agreements

Pursuant to the Founder Support Agreement Nebula’s Initial Stockholders agreed to certain amendments to the lock up terms set forth in that certain letter agreement dated January 9, 2018, by and among Nebula and Nebula’s Initial Stockholders, pursuant to which the lock up term will be extended for up to seven years following the closing of the Business Combination for half the shares held by such holders, depending on the trading price of our common stock (and subject to forfeiture if such trading prices are not reached).

Rule 144

All of our equity shares that are currently outstanding, other than those equity shares that were issued in connection with the Business Combination, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, a person (or persons whose shares are aggregated) who, at the time of a sale, is not, and has not been during the three months preceding the sale, an affiliate of the Company and has beneficially owned the Company’s restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about the Company. Persons who are affiliates of the Company and have beneficially owned the Company’s restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

•

1% of the then outstanding equity shares of the same class which, immediately after the Business Combination, will equal 918,500 shares of our common stock, excluding 3,437,500 shares held by the Sponsor that will be subject to certain lock-up and forfeiture arrangements pursuant to the Founder Support Agreement; or

•	the average weekly trading volume of our common stock of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by affiliates of our under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases equity shares from us in connection with a compensatory stock plan or other written agreement that was executed prior to the completion of the Business Combination is eligible to resell those equity shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

Registration Rights

In connection with the Business Combination, certain persons and entities holding membership units of Open Lending and certain persons and entities holding Founder Shares entered into the Investor Rights Agreement. Pursuant to the terms of the Investor Rights Agreement, the Company is obligated to file, after it becomes eligible to use Form S-3 or its successor form, a shelf registration statement to register the resale by the parties of the shares of our common stock issued in connection with the Business Combination. The Investor Rights Agreement also provides the parties with demand, “piggy-back” and Form S-3 registration rights, subject to certain minimum requirements and customary conditions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of Company common stock as of June 10, 2020 by:

•	each person known to the Company to be the beneficial owner of more than 5% of outstanding Company common stock;

•	each of the Company’s executive officers and directors; and

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Company stock issuable upon exercise of options and warrants currently exercisable within 60 days are deemed outstanding solely for purposes of calculating the percentage of total voting power of the beneficial owner thereof.

The beneficial ownership of Company common stock is based on 91,850,000 shares of Company common stock (excluding 3,437,500 shares that are subject to certain lock-up and forfeiture arrangements pursuant to the Founder Support Agreement) outstanding as of June 10, 2020.

Unless otherwise indicated, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Company common stock beneficially owned by them.

Except as otherwise noted below, the address for persons listed in the table is c/o Open Lending Corporation, Barton Oaks One, 901 S. MoPac Expressway, Bldg. 1, Suite 510, Austin, Texas 78746.

Name and Address of Beneficial Owner (1)	Number of Common Shares Beneficially Owned	Percentage of Common Shares Beneficially Owned
Greater than 5% Stockholders:
Bregal Sagemount I, LP(2)	14,278,604	15.5%
Nebula Holdings, LLC(3)	11,937,500	13.0%
Named Executive Officers and Directors:
John J. Flynn	2,827,772	3.08%
Ross M. Jessup	3,222,227	3.51%
Ryan J. Collins	1,702,431	1.85%
Matthew R. Roe	113,659	*
Kenneth E. Wardle	—	—
Adam H. Clammer(3)	11,937,500	13.0%
Blair J. Greenberg(2)	14,304,675	15.5%
Gene Yoon(2)	14,304,675	15.5%
Brandon Van Buren(3)	—	*
All current directors and executive officers as a group (9 persons)	34,108,264	37.1%

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of these shareholders is c/o Open Lending Corporation, Barton Oaks One, 901 S. MoPac Expressway, Bldg. 1, Suite 510, Austin, TX 78746.

(2)

Bregal Sagemount I, L.P., is the record holder of the shares reported herein. Gene Yoon is the managing director, and Blair Greenberg is a director, of Bregal Investments, Inc., which is the registered investment advisor of Bregal Sagemount I, L.P. As such, they may be deemed to have or share beneficial ownership of the Class A Common Stock held directly by Bregal Sagemount I, L.P. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Bregal Sagemount I, L.P. is c/o Bregal Investments, Inc., 277 Park Avenue, 29th Floor New York, NY 10172.

(3)

Excludes 3,437,500 shares subject to certain lock-up and forfeiture arrangements pursuant to the Founder Support Agreement. Nebula Holdings, LLC is the record holder of the shares reported herein. True Wind Capital, L.P. is the managing member of Nebula Holdings, LLC. Mr. Greene and Mr. Clammer are the managing members of True Wind Capital GP, LLC, the General Partner of True Wind Capital, L.P. As such, they may be deemed to have or share beneficial ownership of the Class B Common Stock held directly by Nebula Holdings, LLC. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Nebula Holdings, LLC is Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.

SELLING SECURITYHOLDERS

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 20,000,000 shares of our common stock. The Selling Securityholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders, the aggregate number of shares of common stock beneficially owned, the aggregate number of shares of common stock that the Selling Securityholders may offer pursuant to this prospectus and the number of shares of common stock beneficially owned by the Selling Securityholders after the sale of the securities offered hereby.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Securities Beneficially Owned Prior to the Offering	Securities Being Offered in the Offering	Securities Beneficially Owned After the Offered Shares are Sold
Selling Securityholder	Shares of Common Stock	Shares of Common Stock	Shares of Common Stock	%
Nebula Holdings, LLC (1)	11,937,500	8,500,000	3,437,500	3.74%
Darlington Partners (2)	1,000,000	1,000,000	—	—
Crescent Park Management, L.P. (3)	2,800,000	2,800,000	—	—
AB Moore, LP (4)	2,500,000	2,500,000	—	—
Certain funds and accounts affiliated with T. Rowe Price Associates, Inc. (5)	3,650,000	3,650,000	—	—
Nineteen77 (6)	1,000,000	1,000,000	—	—
The Jean-Pierre L. Conte Revocable Trust, Dated 3/24/2011 (7)	300,000	300,000	—	—
CVI Investments, Inc. (8)	250,000	250,000	—	—

(1)

Nebula Holdings, LLC is the record holder of the shares reported herein. True Wind Capital, L.P. is the managing member of Nebula Holdings, LLC. Mr. Greene and Mr. Clammer are the managing members of True Wind Capital GP, LLC, the General Partner of True Wind Capital, L.P. As such, they may be deemed to have or share beneficial ownership of the common stock held directly by Nebula Holdings, LLC. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of Nebula Holdings, LLC is c/o Nebula Acquisition Corporation, Four Embarcadero Center, Suite 2100, San Francisco, CA 94111.
(2)

Consists of 880,885 shares of common stock held of record by Darlington Partners, L.P. and 119,115 shares of common stock held of record by Darlington Partners, II, L.P. The business address of these entities is 300 Drakes Landing Road, No. 250, Greenbrae, CA 94904.

(3)	The business address of Crescent Park Management I, L.P. is 1900 University Avenue, Suite 501, East Palo Alto, CA 94303.
(4)	The business address of AB Moore, LP is c/o Moore Capital Management, LP ,11 Times Square, 38th Floor, New York, NY 10036.
(5)

Consists of 1,033,470 shares of common stock held of record by T. Rowe Price Small-Cap Stock Fund, Inc., 548,135 shares of common stock held of record by T. Rowe Price Institutional Small-Cap Stock Fund, 10,293 shares of common stock held of record by T. Rowe Price Spectrum Conservative Allocation Fund, 15,435 shares of common stock held of record by T. Rowe Price Spectrum Moderate Allocation Fund, 25,732 shares of common stock held of record by T. Rowe Price Spectrum Moderate Growth Allocation Fund, 1,174 shares of common stock held of record by T. Rowe Price Moderate Allocation Portfolio, 11,295 shares of common stock held of record by VALIC Company I - Small Cap Fund, 44,209 shares of common stock held of record by TD Mutual Funds - TD U.S. Small-Cap Equity Fund, 262,330 shares of common stock held of record by T. Rowe Price U.S. Small-Cap Core Equity Trust, 51,807 shares of common stock held of record by U.S. Small-Cap Stock Trust, 11,969 shares of common stock held of record by Minnesota Life Insurance Company, 49,967 shares of common stock held of record by Costco 401(k) Retirement Plan, 13,024 shares of common stock held of record by MassMutual Select Funds - MassMutual Select T. Rowe Price, 987,805 shares of common stock held of record by T. Rowe Price Small-Cap Value Fund, Inc., 312,630 shares of common stock held of record by T. Rowe Price U.S. Small-Cap Value Equity Trust, 21,105 shares of common stock held of record by T. Rowe Price U.S. Equities Trust, 11,614 shares of common stock held of record by MassMutual Select Funds - MassMutual Select T. Rowe Price, 224,275 shares of common stock held of record by T. Rowe Price Financial Services Fund, Inc. and 13,731 shares of common stock held of record by T. Rowe Price Multi-Strategy Total Return Fund, Inc. The business address for each of the funds that is the record holder of the shares reported herein is c/o T. Rowe Price Associates, Inc., 100 East Pratt Street, Baltimore, MD 21202.

(6)

Consists of 500,000 shares of common stock held of record by Nineteen77 Global Multi-Strategy Alpha Master Limited and 500,000 shares of common stock held of record by Nineteen77 Global Merger Arbitrage Master Limited. The business address for each of these entities is 1 North Wacker Drive, 32nd Floor, Chicago IL 60606.

(7)	The business address for The Jean-Pierre L. Conte Revocable Trust, Dated 3/24/2011 is Four Embarcadero Center, Suite 1900, San Francisco, CA 94111.
(8)	The business address for CVI Investments, Inc. is c/o Heights Capital Management, Inc., 401 City Avenue, Bala Cynwyd, PA 19004.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of our shares of common stock, which we refer to as our securities. This discussion applies only to securities that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving our securities in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:

•	financial institutions or financial services entities;

•	broker-dealers;

•	governments or agencies or instrumentalities thereof;

•	regulated investment companies;

•	real estate investment trusts;

•	expatriates or former long-term residents of the U.S.;

•	persons that actually or constructively own five percent or more of our voting shares;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of accounting with respect to the securities;

•	persons holding the securities as part of a “straddle,” hedge, integrated transaction or similar transaction;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

•	tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our securities, we urge you to consult your own tax advisor.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•

a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a U.S. person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of common stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock or less, in the case of a share of common stock, any prior distributions treated as a return of capital. In the case of any shares of common stock originally acquired as part of an investment unit, the acquisition cost for the share of common stock that were part of such unit would equal an allocable portion of the acquisition cost of the unit based on the relative fair market values of the components of the unit at the time of acquisition.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

•	a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

•	a foreign corporation or

•	an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our securities.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock” below.

The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of common stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:

•

the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•

we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends) on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other Non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the issuance by us of (i) an aggregate of 23,750,000 shares of our common stock held by the holders of earnout shares and (ii) 9,166,659 shares of our common stock, that may be issued upon exercise of warrants to purchase common stock at an exercise price of $11.50 per share of common stock. We are also registering the possible resale by the Selling Securityholders of up to 20,000,000 shares of our common stock held by the PIPE Investors We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities.

Open Lending Corporation’s shares of common stock are currently listed on Nasdaq under the symbol “LPRO”.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

ADDITIONAL INFORMATION

Legal Matters

The validity of the shares of our common stock offered by this prospectus will be passed upon by Goodwin Procter LLP.

Experts

The consolidated financial statements of Open Lending, LLC at December 31, 2019 and 2018, and for each of the three years in the period ended December 31, 2019, included in this prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Nebula and Subsidiaries as of December 31, 2019, 2018 and 2017, and for each year in the periods ended December 31, 2019, 2018, and for the period from October 2, 2017 (inception) through December 31, 2017, have been included herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, (which includes an explanatory paragraph relating to the ability of Nebula and Subsidiaries to continue as a going concern as described in Note 1 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Representatives of WithumSmith+Brown, PC are not expected to be present at the special meeting of the stockholders.

Transfer Agent; Warrant Agent and Registrar

The registrar and transfer agent for the shares of our common stock is American Stock Transfer & Trust Company, LLC. We have agreed to indemnify American Stock Transfer & Trust Company, LLC in its roles as transfer agent against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov.

Open Lending also maintains an Internet website at www.openlending.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special shareholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

OPEN LENDING, LLC

Consolidated Balance Sheets

(In thousands, except per share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$38,038	$7,676
Restricted cash	2,274	2,222
Accounts receivable	4,859	3,767
Current contract assets	20,285	29,782
Prepaid expenses	657	479
Other current assets	406	205
Deferred transaction costs	9,681	1,081

Total current assets	76,200	45,212
Property and equipment, net	355	299
Non-current contract assets	38,464	33,169
Other assets	147	506

Total assets	$115,166	$79,186

Liabilities and members’ equity (deficit)
Current liabilities
Accounts payable	$5,877	$1,337
Accrued expenses	1,032	2,006
Accrued distributions	1,228	—
Current portion of notes payable	4,250	2,484
Other current liabilities	2,698	2,366

Total current liabilities	15,085	8,193
Long-term notes payable, net of unamortized debt issuance costs	156,638	829

Total liabilities	$171,723	$9,022

Commitment and contingencies

Redeemable convertible preferred Series C units, 21,906,852 units authorized, 21,906,852 and 21,906,852 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	257,406	304,943

Members’ equity (deficit)
Common units, 164,241,344 authorized, 25,739,050 and 25,381,873 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	8,011	7,524
Preferred units, 29,058,266 authorized, 29,058,266 and 29,058,266 issued and outstanding at March 31, 2020 and December 31, 2019, respectively	478	478
Accumulated deficit	(322,452)	(242,781)

Total members’ equity (deficit)	(313,963)	(234,779)
Total liabilities, redeemable convertible preferred units and members’ equity (deficit)	$115,166	$79,186

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Program fees	$12,712	$7,975
Profit share	3,774	10,836
Claims administration service fees	944	673

Total revenue	17,430	19,484
Cost of services	2,495	1,527

Gross profit	14,935	17,957
Operating expenses
General and administrative	3,569	3,093
Selling and marketing	2,078	1,756
Research and development	359	245

Operating income	8,929	12,863
Interest expense	(764)	(86)
Interest income	17	3
Other income	1	4

Income before income tax	8,183	12,784
Provision (benefit) for income taxes	11	(120)

Net income and comprehensive income	$8,172	$12,904

Net income (loss) per common unit
Weighted-average Class A common units outstanding	12,181,875	12,181,875
Basic net income (loss) attributable to Class A common units	0.21	(0.63)
Dilutive net income (loss) attributable to Class A common units	0.11	(0.63)
Weighted-average Class B common units outstanding	8,245,489	7,887,409
Basic net income (loss) attributable to Class B common units	0.21	(0.63)
Dilutive net income (loss) attributable to Class B common units	0.11	(0.63)

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Consolidated Statements of Changes in Members’ Equity (Deficit)

(In thousands, except unit and per unit data)

(Unaudited)

	Redeemable Convertible Series C Preferred		Common		Series A and B Preferred		Accumulated Deficit	Total Members’ Equity (Deficit)
	Units	Amount	Units	Amount	Units	Amount
Balance as of December 31, 2018	21,906,852	141,518	23,885,352	5,540	29,058,266	478	(139,810)	(133,792)
ASC 606 Transition Adjustment	—	—	—	—	—	—	32,768	32,768
Fair value adjustment of redemption option in convertible preferred stock	—	23,112	—	—	—	—	(23,112)	(23,112)
Number of Class B units vested	—	—	424,990	—	—	—	—	—
Unit-based compensation	—	—	—	523	—	—	—	523
Distribution to redeemable convertible preferred units	—	—	—	—	—	—	(2,493)	(2,493)
Distribution to preferred units	—	—	—	—	—	—	(2,989)	(2,989)
Distribution to common units	—	—	—	—	—	—	(2,072)	(2,072)
Net income	—	—	—	—	—	—	12,904	12,904

Balance as of March 31, 2019	21,906,852	164,630	24,310,342	6,063	29,058,266	478	(124,804)	(118,263)

	Redeemable Convertible Series C Preferred		Common		Series A and B Preferred		Accumulated Deficit	Total Members’ Equity (Deficit)
	Units	Amount	Units	Amount	Units	Amount
Balance as of December 31, 2019	21,906,852	304,943	25,381,873	7,524	29,058,266	478	(242,781)	(234,779)
Fair value adjustment of redemption option in convertible preferred stock	—	(47,537)	—	—	—	—	47,537	47,537
Number of Class B units vested	—	—	357,177	—	—	—	—	—
Unit-based compensation	—	—	—	487	—	—	—	487
Distribution to redeemable convertible preferred units	—	—	—	—	—	—	(40,475)	(40,475)
Distribution to preferred units	—	—	—	—	—	—	(52,900)	(52,900)
Distribution to common units	—	—	—	—	—	—	(42,005)	(42,005)
Net income	—	—	—	—	—	—	8,172	8,172

Balance as of March 31, 2020	21,906,852	257,406	25,739,050	8,011	29,058,266	478	(322,452)	(313,963)

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Consolidated Statements of Cash Flows

(In thousands, except unit and per unit data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$8,172	$12,904
Adjustments to reconcile net income to net cash provided by operating activities:
Unit-based compensation	487	523
Depreciation and amortization	122	26
Non-cash interest expense	9	18
Changes in assets & liabilities:
Accounts receivable	(1,092)	(883)
Contract assets	4,202	(4,128)
Prepaid expenses	(178)	(52)
Deferred transaction costs	(4,599)	—
Other current and non-current assets	337	(37)
Accounts payable	539	(339)
Accrued expenses	(974)	72
Other current liabilities	50	238

Net cash provided by operating activities	7,075	8,342

Cash flows from investing activities
Purchase of property and equipment	(83)	(10)

Net cash used in investing activities	(83)	(10)

Cash flows from financing activities
Repayments of notes payable	(3,313)	(621)
Distributions to members	(134,153)	(7,546)
Proceeds from issuance of long-term debt, net of debt issuance costs	160,888	—

Net cash provided by (used in) financing activities	23,422	(8,167)

Net change in cash and cash equivalents and restricted cash	30,414	164
Cash and cash equivalents and restricted cash at the beginning of the period	9,898	13,136

Cash and cash equivalents and restricted cash at the end of the period	$40,312	$13,300

Supplemental disclosure of cash flow information:
Interest paid	$89	86
Income tax (refunded) paid, net	11	(120)
Non-cash investing and financing
Change in Fair Value of redeemable convertible series C Preferred Units	(47,537)	23,112
Distributions accrued but not paid	1,228	7,551

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

1.	Description of Business

Open Lending, LLC (the “Company”), a Texas limited liability company, is headquartered in Austin, Texas and is a holding company for its wholly-owned subsidiaries, Lenders Protection, LLC (“LP”) and Open Lending Services, Inc. (“OLS”) (collectively, the “Company”), which are domiciled in Delaware and Texas, respectively. LP has one wholly owned subsidiary, Insurance Administrative Services, LLC (“IAS”), domiciled in Delaware.

Pursuant to Open Lending’s Limited Liability Company Agreement (“LLC Agreement”), the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company or for any losses of the Company solely by reason of being a Member or acting as a Manager.

Through its wholly-owned subsidiaries, the Company provides loan analytics, risk-based loan pricing, risk modeling, and automated decision technology for automotive lenders throughout the United States of America (the “U.S.”) which allows each lending institution to book incremental non-prime automotive loans out of their existing business flow. The Company also operates as a third-party administrator that adjudicates insurance claims and refunds on those automotive loans.

The Company has evaluated how it is organized and managed and has identified only one operating segment. All the Company’s operations and assets are in the United States, and all its revenues are attributable to United States customers.

2.	Summary of Significant Accounting and Reporting Policies and Recent Developments

a)	Basis of presentation and consolidation

The accompanying consolidated balance sheets as of March 31, 2020 and the consolidated statements of operations and comprehensive income, consolidated statements of members’ equity and consolidated statements of cash flows for the three months ended March 31, 2020 and 2019, respectively, are unaudited.

These financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the financial information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of the Company’s management, the unaudited consolidated financial statements include all adjustments necessary for the fair presentation of the Company’s balance sheets as of March 31, 2020, and its results of operations, including its comprehensive income, members’ equity and its cash flows for the three months ended March 31, 2020 and 2019. All adjustments are of a normal recurring nature. The results for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for any subsequent quarter or for the fiscal year ending December 31, 2020. These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes included in Nebula Parent Corp.’s registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2020.

Deferred transaction costs of $9.7 million on the consolidated balance sheet at March 31, 2020 represent expenses paid or payable in connection with the business combination with Nebula Acquisition Corporation (see note 12), including, but not limited to, attorneys’ fees, accountants’ fees and other professional services associated with the proposed transaction.

Certain prior year amounts have been reclassified to conform to the March 31, 2020 balance sheet presentation.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

b)	Coronavirus outbreak

The recent outbreak of the novel coronavirus (“COVID-19”), which was declared a pandemic by the World Health Organization on March 11, 2020 and declared a National Emergency by the President of the United States on March 13, 2020, has led to adverse impacts on the U.S. and global economies and created uncertainty regarding potential impacts on our operating results, financial condition and cash flows. The extent of the impact of COVID-19 on our operational and financial performance will depend on certain developments, including the duration and continued spread of the disease, the impact on our revenues which are generated with automobile lenders and insurance company partners and driven by consumer demand for automobiles and automotive loans, extended closures of businesses, rising unemployment and the overall impact on our customer behavior, all of which are uncertain and cannot be predicted. We expect to have a short-term reduction in loan applications and certified loans which will impact our revenues and subsequent recovery as the automotive finance industry and overall economy recover. We continue to closely monitor the current macro environment related to monetary and fiscal policies, as well as pandemics or epidemics, such as the recent COVID-19 outbreak.

c)	Emerging growth company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

d)	Use of estimates and judgements

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

Significant items subject to such estimates and assumptions include, but are not limited to, the recognition of the valuations of unit-based compensation arrangements, valuation of interest rate swaps, the useful lives of property and equipment, revenue recognition, and assumptions used in the recognition of contract assets.

In the first quarter of 2020, changes in facts and circumstances and general market conditions from the COVID-19 global pandemic resulted in lower expectations of future operating results. The Company considered these circumstances and the potential long-term impact on cash flows and determined that an impact exists for revenue estimation under ASC 606. Accordingly, the Company adjusted its expectation on loan default rate, default severity and prepayment rate to ensure the underlying assumptions in estimating ASC 606 revenue reflects management’s best estimates based on historical experience and current market conditions. Specifically, the Company increased the expected loan default and severity rate and decreased prepayment rate, which yielded a $12.0 million reduction in its contract asset as of March 31, 2020.

e)	Income taxes

The Company is organized as a Texas limited liability company and is intended to be treated as a partnership for U.S. federal income tax purposes. Accordingly, items of income, expense, gains and losses flow through to the partners and are taxed at the partner level. Therefore, no tax provision for federal income taxes is included in the consolidated financial statements with respect to the limited liability company. The Company may also be subject to certain state and municipal taxes on various transactions. During the quarter ended March 31, 2020, such taxes for which the Company was liable were not significant.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

Uncertain tax positions

ASC Topic 740, Income Taxes, requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than- not” of being sustained by applicable tax authority based upon technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the consolidated statements of operations and comprehensive income. Management has reviewed the Company’s tax positions for all open years and concluded that the Company has no material uncertain tax positions as of March 31, 2020. Further, as of March 31, 2020, the Company has recorded no liability relating to uncertain tax positions they have taken or expect to take in future tax returns. Tax penalties and interest, if any, would be reflected in the consolidated statements of operations and comprehensive income in other expenses. The Company has not recorded any penalties or interest related to uncertain tax positions.

Effective January 1, 2018, Open Lending, LLC is required to comply with the Centralized Partnership Audit Regime (CPAR), which was enacted as part of the Bipartisan Budget Act of 2015. Prior to January 1, 2018, tax adjustments were determined at the partnership level, but any additional taxes, including applicable penalties and interest, were collected directly from the partners. Under the CPAR, if an audit of the partnership’s income tax returns for fiscal years beginning after December 31, 2017, results in any adjustments, the IRS will collect the resulting taxes, penalties or interest directly from the partnership. An election is available to allocate the tax audit adjustments to the unitholders once they have been calculated at the partnership level. The partnership has 45 days upon receipt of notice of final adjustment to make the election. The Company cannot provide any assurance that Open Lending will be able to make this election upon examination.

f)	Recently Adopted Accounting Pronouncements

On January 1, 2020, we adopted ASU 2016-02, Leases (Topic 842) 842 using the alternative modified retrospective transition method and elected practical expedients which allowed us to account for the lease and non-lease components as a single component. In addition, we elected not to reassess whether any expired or existing contracts contain leases, the corresponding lease classification and initial direct costs. The practical expedients were applied across our lease portfolios.

We recognized operating right-of-use (“ROU”) asset and lease liabilities for operating leases with initial terms greater than 12 months. ROU assets represents our right to use an asset for the lease term, while lease liabilities represents our obligation to make lease payments. Operating lease ROU assets and liabilities are recognized based on the present value of lease payments over the lease term at the lease commencement date. The adoption of Topic 842 did not have a material impact on our consolidated financial statements.

g)	Recently Issued Accounting Pronouncements not yet adopted

In December 2019, the FASB released ASU 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The amendments in ASU 2019-12 are effective for public business entities for fiscal years beginning after December 15, 2020, including interim periods therein. Early adoption of the standard is permitted, including adoption in interim or annual periods for which financial statements have not yet been issued. The Company does not expect adoption of the new standard to have a material impact on its Consolidated Financial Statements.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which we have adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its consolidated financial position or results of operations.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

3.	Notes Payable

On March 11, 2020, the Company entered into a credit agreement (“Credit Agreement”) with a syndicate of lenders that funded a term loan in a principal amount of $170,000,000, which was used primarily to fund a non-liquidation distribution to its unitholders and provide cash reserves. The current maturity date for the Credit Agreement is March 2027. The term loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. The Credit Agreement contains a maximum total net leverage ratio financial covenant that is tested quarterly and is calculated based on the ratio of the Company’s adjusted EBITDA to funded indebtedness. The maximum total net leverage ratio begins at 4.75 to 1.0 and then gradually decreases from year-to-year down to 2.5 to 1.0 on or after June 30, 2026.

The Company’s outstanding debt as of March 31, 2020 consists of the following:

(in thousands)	March 31, 2020
Term loan due 2027	$170,000
Less: debt issuance costs	(9,112)
Less: current portion of notes payable	(4,250)

Long-term notes payable, net debt issuance costs	$156,638

As of March 31, 2020, the Company was in compliance with the debt covenants contained in the Credit Agreement.

4.	Preferred and Common Units

Redeemable Convertible Preferred Units

On March 20, 2016, the Company filed its Amended and Restated LLC Agreement and entered into a Series C Preferred Units Purchase Agreement (“Purchase Agreement”) with BRP Hold 11, Inc. and Bregal Sagemount I, L.P. (“Bregal”). The Company issued 21,906,852 Series C Redeemable Convertible Preferred Units in exchange for $40,000,000 in proceeds (“Series C Contribution Amount”). Of the Company’s seven Board of Directors, two directors were appointed by Bregal as a result of the Purchase Agreement.

Non-redeemable Preferred Units

In addition to Series C Preferred Units, the Company is authorized to issue 29,058,266 preferred units. As of March 31, 2020, 29,058,266 non-redeemable preferred units are outstanding.

(In thousands, except unit and per unit data )	Series	Units Authorized	Units Issued and Outstanding	Per Unit Liquidation Preference	Aggregate Liquidation Preference	Per Unit Initial Conversion Price
Non-Redeemable Preferred Unit	A	9,941,227	9,941,227	$0.50	$4,971	$0.25
	B	19,117,039	19,117,039	$0.50	$9,559	$0.25
Redeemable Preferred Unit	C	21,906,852	21,906,852	$1.83	$40,090	$1.83

		50,965,118	50,965,118

Common Units

In the March 2016 LLC Agreement, the Company was authorized to issue up to 150,000,000 Class A Common Units and 14,241,344 Class B common units. Class A Common Units require capital investment

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

by the unit holders, whereas Class B common units are profit interests granted to certain board of directors and key management members (“Service Providers”) of the Company in accordance with the Company’s Class B Unit Incentive Plan (refer to Note 7, “Class B Common Unit Incentive Plan”) and no corresponding capital contribution was required. As of March 31, 2020 and 2019, the Company had 12,181,875 Class A Common Units outstanding, and the Company had 13,557,175 and 12,128,497 vested Class B common units respectively. Holders of common units are entitled to distributions when and if declared by the Board of Directors, subject to the rights of the holders of all classes of units outstanding have priority rights to distributions. The distributions declared by the Board of Directors and made to the Class A and Class B Common units in the first quarter of 2020 and 2019 are provided in the below table.

	Common Units
Members Distributions (in thousands)	Class A	Class B
For the three months ended March 31,
2019	$1,254	$818
2020	22,176	19,829

Unit Holders Distribution

On March 24, 2020, the Company’s Board approved a non-liquidating cash distribution to its preferred and common unitholders (as such term is used in the LLC Agreement) for $135.0 million and retain cash reserves of $35.0 million (the “Cash Reserve”) in light of current events, including the uncertainties created by the occurrence of COVID-19, which Cash Reserve is $10.0 million in excess of the minimum cash reserve requirements under the Company’s credit agreement with its lenders.

5.	Revenue

The Company accounts for a contract with a customer when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights and payment terms can be identified, the contract has commercial substance, and it is probable the Company will collect substantially all of the consideration it is entitled to. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

Performance Obligations

The Company generates revenue primarily by providing services to lending institutions and insurance carriers. The following is a description of the principle activities from which the Company generates revenue.

1)	Revenue from contracts with lending institutions

Program fees are derived from contracts with automotive lenders. Through the Company’s proprietary Lenders Protection Program (“LPP”), we enable automotive lenders to make loans that are insured against certain credit losses from defaults. The Company generates program fee revenue from our proprietary, cloud-based software platform that enables automotive lenders, OEM captive finance companies and other financial institutions (collectively “lending institutions”) to approve loans to traditionally underserved non-prime or near-prime borrowers.

The Company receives program fees for providing loan decision-making analytics solutions and automated issuance of credit default insurance with third-party insurance providers. The Company’s performance obligation is complete when a loan is certified through the Company’s Lenders Protection

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

program and is issued by the lending institution. Program fee contracts contain a single performance obligation, which consist of a series of distinct services that are substantially the same with the same pattern of transfer to customers.

Program fees are based on a percentage of the initial principal amount of the loans processed by the Company. There are two types of payment arrangements: 1) a single pay program fee is due based on the volume of loans originated by the lending institution in a calendar month; or 2) a monthly pay program fee is due in equal monthly installments within 12 months of loan origination.

We bill the customer for an amount calculated based on the actual number of loans processed in a calendar month, which corresponds directly with the value of service transferred to the customer in that month.

2)	Revenue from customer with insurance carriers

We have producer agreements with two insurance carriers, AmTrust Financial Services, Inc. (“AmTrust”) and CNA Financial Corporation (“CNA”), from which we earn profit-share revenue and claims administration service fees.

In the profit share arrangement, the Company facilitates placement of credit default insurance policies with lending institutions on behalf of our insurance partners. Profit share revenue represents our participation in the underwriting profit of our third-party insurance partners who provide lenders with credit default insurance on loans the automotive lenders make using our LPP. We receive a percentage of the aggregate monthly insurance underwriting profit. Monthly insurance underwriting profit is calculated as the monthly earned premium less expenses and losses (including reserves for incurred but not reported losses), with losses accrued and carried forward for future profit share calculations. The Company fulfills its performance obligation upon placement of the insurance, at which point the Company is entitled to the profit share of all future net premiums earned by the insurance carrier on the policy.

To determine the profit share revenue, we use forecasts of loan-level earned premium and insurance claim payments. These forecasts are driven by the projection of loan defaults, prepayments and severity rates. These assumptions are based on our observations of the historical behavior for loans with similar risk characteristics. The assumptions also take consideration of the forecast adjustments under various macroeconomic conditions and the current mix of the underlying portfolio of our insurance partners. To the extent these assumptions change, our profit share revenue will be adjusted.

In accordance with ASC 606, Revenue from Contracts with Customers, at the time of the placement of a policy by an insurance company, we estimate the variable consideration based on undiscounted expected future profit share to be received from the insurance carriers, and we applied economic stress factors in our forecast to constraint our estimation of transaction price to an amount.

Claims administration service fees are generated from us acting as a third-party administrator to process and adjudicate the credit default insurance claims on behalf of the insurance companies. In this arrangement, the performance obligation to provide claims administration services is generally satisfied over time, with the customer simultaneously receiving and consuming the benefits as we satisfy our performance obligations.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

Contract Balances

Contract assets and contract liabilities balances for the periods indicated below were as follows:

	Contract Asset				Contract Liabilities
(in thousands)	Profit Share	TPA Fee	Program Fee	Total	Total
Ending balance as of December 31, 2019	$57,367	$575	$5,009	$62,951	$—
Increase of contract asset due to new business generation	15,810	944	12,712	29,466	—
Adjustment of contract asset due to estimation of revenue from performance obligations satisfied in previous periods	(12,036)	—	—	(12,036)	—
Receivables transferred from contract assets upon billing the lending institutions	—	—	(12,668)	(12,668)	—
Payments received from insurance carriers	(8,075)	(889)	—	(8,964)	—

Ending balance of March 31, 2020	$53,066	$630	$5,053	$58,749	$—

6.	Class B Common Unit Incentive Plan

Commencing 2013, the Board of Directors approved the Class B Unit Incentive Plan (the “Class B Plan”), which is a form of long-term compensation that provides for the issuance of Class B common units to Service Providers for purposes of retaining them and enabling such individuals to participate in the long-term growth and financial success of Open Lending.

Unit-based compensation expense related to the profits interest grants is allocated to cost of services, general and administrative, selling and marketing, research and development, based on the functional responsibilities of the awarded unit holders, accompanying consolidated statements of operations and comprehensive income.

	For the Three Months Ended March 31,

(in thousand)	2020	2019
Cost of Services	$25	$27
General and Administrative	444	464
Selling and Marketing	12	26
Research and Development	6	6

Total	$487	$523

A summary of the status of the Class B unit award activity for the three months ended March 31, 2020 and 2019 is presented in the table below:

	Granted Units	Vested Units	Non- vested Units
Balance as of December 31, 2019	14,129,158	13,199,998	929,160
Granted	—	—	—
Vested	—	357,177	(357,177)
Forfeiture	—	—	—

Balance as of March 31, 2020	14,129,158	13,557,175	571,983

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

7.	Net Income (Loss) Per Unit

During the quarters ended March 31, 2020 and 2019, the rights, including the liquidation and distribution rights, of the holders of Class A and the vested participating Class B common units were identical. As the liquidation and distribution rights were identical, the undistributed earnings were allocated on a proportionate basis and the resulting net income (loss) per unit attributable to common unitholders were, therefore, the same for both Class A, Class B common units. The redeemable convertible Series C preferred units were allocated the preferred distribution and adjustments to its redemption amount and did not participate in the remaining net loss per unit together with the common units. Preferred unitholders are not obligated to fund losses. Therefore, none are included in the net income (loss) per unit calculation when the Company has a net loss attributable to common unitholders.

The following table sets forth the computation of basic and diluted net income (loss) per unit attributable to common unitholders for the quarters ended March 31, 2020, and 2019 (in thousands, except per unit amounts):

(in thousands)	Three months Ended March 31,
	2020	2019
Basic net income (loss) per unit:
Numerator
Net Income	$8,172	$12,904
Less: preferred distribution to redeemable convertible preferred units	(40,475)	(2,493)
Non-cash adjustments to redemption amount of the redeemable convertible preferred units	47,537	(23,112)
Net income (loss) attributable to common unitholders	$15,234	$(12,701)
Denominator
Basic weighted-average Class A common units	12,182	12,182
Basic weighted-average Class B common units outstanding	8,245	7,887
Basic net income (loss) per unit attributable to common unitholders
Basic net income (loss) per Class A common unit outstanding	$0.21	$(0.63)
Basic net income (loss) per Class B common unit outstanding	$0.21	$(0.63)

Diluted net income (loss) per unit:
Numerator
Net income (loss) attributable to common stockholders	$8,172	$(12,701)
Denominator
Number of shares used in basic net income (loss) per unit computation	71,392	20,069
Diluted net income (loss) per unit attributable to common unitholders
Diluted net income (loss) per unit	$0.11	$(0.63)

Since the Company was in a loss position attributable to common unitholders for the quarter ended March 31, 2019, due to the adjustment to the redeemable convertible preferred units’ redemption amount, and the conversion rate of the redeemable convertible preferred units is 1 to 1, basic net income (loss) per unit was the same as diluted net income (loss) per unit for the periods presented.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

The following potentially dilutive outstanding securities as of March 31, 2020 and 2019 were excluded from the computation of diluted net income (loss) per unit because their effect would have been anti-dilutive for the periods presented, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period (in thousands):

	Three Months Ended March 31,
	2020	2019
Redeemable convertible preferred unit	—	21,907
Non-redeemable convertible preferred unit	—	29,058
Non-vested and/or non-participating Class B common units	1,289	6,191

Total	1,289	57,156

8.	Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at March 31, 2020 and December 31, 2019. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

(in thousands)	Quarter Ended March 31, 2020		Year Ended December 31, 2019
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$38,038	$38,038	$7,676	$7,676
Restricted cash	2,274	2,274	2,222	2,222
Accounts receivable	4,859	4,859	3,767	3,767
Interest Rate Swaps (Other assets)	—	—	9	9

Total	$45,171	$45,171	$13,674	$13,674

Financial liabilities
Notes payable	160,888	160,888	3,313	3,313
Accounts payable	5,877	5,877	1,337	1,337
Accrued expenses	1,032	1,032	2,006	2,006

Total	$167,797	$167,797	$6,656	$6,656

The fair value of the financial instruments shown in the table above as of March 31, 2020 and December 31, 2019 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between the market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflects the Company’s own judgments about the assumptions that market participants would use in pricing asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk-adjusted discount rates, available observable and unobservable inputs.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•

Cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and accrued expenses. The carrying amounts, at face value or cost-plus accrued interest, approximate fair value because of the short maturity of these instruments.

•

Interest rate swaps: The fair value is calculated as the present value of the estimated future cash flows. Estimates of future floating-rate cash flows are based on quoted swap rates, futures prices and interbank borrowing rates. Estimated cash flows are discounted using a yield curve constructed using a yield curve constructed from similar sources and which reflects the relevant benchmark interbank rate used by market participants for this purpose when pricing interest rate swaps. The fair value estimate is subject to a credit risk adjustment that reflects the credit risk of the Company and of the counterparty; this is calculated based on credit spreads derived from current credit default swap or bond prices. The Company’s interest rate swap was settled in March of 2020.

•

Notes payable: The carrying amount of the Company’s debt approximates its fair value due to its variable interest rate that is tied to the current LIBOR rate plus an applicable spread and consistency in our credit ratings.

Fair Value Hierarchy

The following table presents the placement in the fair value hierarchy of assets and liabilities that are measured at fair value on a recurring basis (including items that are required to be measured at fair value) at March 31, 2020 and December 31, 2019.

		Fair value measurements at reporting date using
(in thousands)	March 31, 2020	Level 1	Level 2	Level 3
Liabilities:
Liabilities:
Notes payable at fair value	$160,888	$—	$160,888	$—

Total	$160,888	$—	$160,888	$—

		Fair value measurements at reporting date using
(in thousands)	December 31, 2019	Level 1	Level 2	Level 3
Assets:
Interest rate swaps at fair value	$9	$—	$9	$—

Total	$9	$—	$9	$—

Liabilities:
Notes payable at fair value	$3,313	$—	$3,313	$—

Total	$3,313	$—	$3,313	$—

The Company’s accounting policy is to recognize transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer. There were no transfers into or out of any level for the periods ended March 31, 2020 and December 31, 2019.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

The Company does not have any long-lived asset which is being measured at fair value on a recurring basis.

9.	Related Party Transactions

During the three months ended March 31, 2020, the Company incurred $26,450 in professional and consulting fees related to human resource services provided by HireBetter, LLC (“HireBetter”).

On March 25, 2020, Mr. Jessup borrowed $6,000,000 from Open Lending in accordance with the promissory note in place and the loan was paid in full by Mr. Jessup on March 30, 2020, with proceeds received as result of the non-liquidating distribution paid by Open Lending to its members.

The Company also incurred $48,450 in professional and consulting fees related to marketing services rendered by Objective Advisors, Inc. (“Objective Advisors”). During the three months ended March 31, 2020, the Company incurred $81,159 in consulting fees provided by EWMW, LP (“EWMW”).

10.	Recent Development - Nebula Acquisition

On January 5, 2020, Open Lending, LLC entered into a business combination agreement (the “Agreement”) with Nebula Acquisition Corp., a Delaware corporation (“NAC”), BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the Blocker’s sole stockholder, Nebula Parent Corp., a Delaware corporation, NBLA Merger Sub LLC, a Texas limited liability company, NBLA Merger Sub Corp., a Delaware corporation and Shareholder Representative Services LLC, a Colorado limited liability company, as the Security holder Representative. Pursuant to the Agreement, NAC will acquire the Company consideration of a combination of cash and shares. The terms of the Agreement contain customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the mergers and the other transactions contemplated.

Report of Independent Registered Public Accounting Firm

To the Members and the Board of Directors of Open Lending, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Open Lending, LLC (the Company) as of December 31, 2019 and 2018, the related consolidated statements of operations and comprehensive income, changes in members’ equity (deficit) and cash flows for each of the three years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2019, in conformity with U.S. generally accepted accounting principles.

Adoption of New ASU 2014-09

As discussed in Note 2 and Note 8 to the consolidated financial statements, the Company changed its method of accounting for revenue recognition in 2019 due to the adoption of ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606).

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2020.

Austin, Texas

March 18, 2020

OPEN LENDING, LLC

Consolidated Balance Sheets

(In thousands, except unit and per unit data)

	December 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$7,676	$11,072
Restricted cash	2,222	2,064
Accounts receivable	3,767	1,938
Current contract assets	29,782	—
Unbilled revenue	—	8,468
Prepaid expenses	1,560	730
Other current assets	205	183

Total current assets	45,212	24,455

Property and equipment, net	299	305
Non-current contract assets	33,169	—
Other assets	506	124

Total assets	$79,186	$24,884

Liabilities and members’ equity
Current liabilities:
Accounts payable	1,337	755
Accrued expenses	2,006	1,110
Accrued distributions	—	7,544
Current installment of notes payable	2,484	2,484
Other current liabilities	2,366	1,952

Total current liabilities	8,193	13,845

Long-term notes payable, net of unamortized debt issuance costs and excluding current installment	829	3,313

Total liabilities	$9,022	$17,158

Commitments and contingencies - See Note 12

Redeemable convertible preferred Series C units, 21,906,852 units authorized, 21,906,852 and 21,906,852 issued and outstanding at December 31, 2019 and 2018, respectively	304,943	141,518

Members’ equity (deficit)
Common units, 164,241,344 authorized, 25,381,873 and 23,885,352 issued and outstanding at December 31, 2019 and 2018, respectively	7,524	5,540
Preferred units, 29,058,266 authorized, 29,058,266 and 29,058,266 issued and outstanding at December 31, 2019 and 2018, respectively	478	478
Accumulated deficit	(242,781)	(139,810)
Total members’ equity (deficit)	(234,779)	(133,792)

Total liabilities, redeemable convertible preferred units and members’ equity (deficit)	$79,186	$24,884

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Consolidated Statements of Operations and Comprehensive Income

(In thousands, except unit and per unit data)

	Year Ended December 31,
	2019	2018	2017
Revenue
Program fees	$36,667	$25,044	$17,064
Profit share	53,038	24,835	13,735
Claims administration service fees	3,142	2,313	1,581

Total revenue	92,847	52,192	32,380
Cost of services	7,806	4,603	3,019

Gross profit	85,041	47,589	29,361
Operating expenses
General and administrative	13,774	12,125	7,986
Selling and marketing	7,482	6,188	4,532
Research and development	1,170	802	691

Operating income	62,615	28,474	16,152
Interest expense	(322)	(341)	(418)
Interest income	24	13	10
Other income	197	170	85

Income before income taxes	62,514	28,316	15,829
Provision (benefit) for income taxes	(30)	37	59

Net income and comprehensive income	$62,544	$28,279	$15,770

Net income (loss) per common unit
Weighted-average Class A common units outstanding basic and diluted	12,181,875	12,181,875	12,181,875
Basic and diluted net income (loss) attributable to Class A common units	(5.57)	(2.21)	(0.68)
Weighted-average Class B common units outstanding basic and diluted	7,925,593	7,759,077	7,134,221
Basic and diluted net income (loss) attributable to Class B common unitholders	(5.57)	(2.21)	(0.68)

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Consolidated Statements of Changes in Members’ Equity (Deficit)

(In thousands, except unit and per unit data)

	Redeemable Convertible Series C Preferred		Common		Series A and B Preferred		Accumulated Deficit	Total Members’ Equity (Deficit)
	Units	Amount	Units	Amount	Units	Amount
Balance as of December 31, 2016	21,906,852	54,329	20,782,665	2,047	29,058,266	478	(58,464)	(55,939)
Fair value adjustment of redemption option in convertible preferred stock	—	23,878	—	—	—	—	(23,878)	(23,878)
Number of Class B units vested	—	—	1,400,281	—	—	—	—	—
Forfeitures of Class B1(b) units	—	—	(109,375)	—	—	—	—	—
Unit-based compensation	—	—	—	964	—	—	—	964
Distribution to redeemable convertible preferred units	—	—	—	—	—	—	(5,010)	(5,010)
Distribution to preferred units	—	—	—	—	—	—	(4,022)	(4,022)
Distribution to common units	—	—	—	—	—	—	(2,754)	(2,754)
Net Income	—	—	—	—	—	—	15,770	15,770

Balance as of December 31, 2017	21,906,852	78,207	22,073,571	3,011	29,058,266	478	(78,358)	(78,869)
Fair value adjustment of redemption option in convertible preferred stock	—	63,311	—	—	—	—	(63,311)	(63,311)
Number of Class B units vested	—	—	1,814,594	—	—	—	—	—
Forfeitures of Class B1(b) units	—	—	(2,813)	—	—	—	—	—
Unit-based compensation	—	—	—	2,529	—	—	—	2,529
Distribution to redeemable convertible preferred units	—	—	—	—	—	—	(9,066)	(9,066)
Distribution to preferred units	—	—	—	—	—	—	(10,289)	(10,289)
Distribution to common units	—	—	—	—	—	—	(7,065)	(7,065)
Net Income	—	—	—	—	—	—	28,279	28,279

Balance as of December 31, 2018	21,906,852	141,518	23,885,352	5,540	29,058,266	478	(139,810)	(133,792)
ASC 606 Transition Adjustment	—	—	—	—	—	—	32,768	32,768
Fair value adjustment of redemption option in convertible preferred stock	—	163,425	—	—	—	—	(163,425)	(163,425)
Number of Class B units vested	—	—	1,496,521	—	—	—	—	—
Unit-based compensation	—	—	—	1,984	—	—	—	1,984
Distribution to redeemable convertible preferred units	—	—	—	—	—	—	(11,058)	(11,058)
Distribution to preferred units	—	—	—	—	—	—	(14,064)	(14,064)
Distribution to common units	—	—	—	—	—	—	(9,736)	(9,736)
Net Income	—	—	—	—	—	—	62,544	62,544

Balance as of December 31, 2019	21,906,852	304,943	25,381,873	7,524	29,058,266	478	(242,781)	(234,779)

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2019	2018	2017
Cash flows from operating activities
Net income	$62,544	$28,279	$15,770
Adjustments to reconcile net income to net cash provided by operating activities:
Unit-based compensation	1,984	2,529	964
Depreciation and amortization	105	80	20
Non-cash interest expense (income)	92	30	16
Changes in assets & liabilities:
Accounts receivable	(1,829)	(443)	(450)
Unbilled revenue	—	(2,612)	(3,413)
Contract assets	(21,714)	—	—
Prepaid expenses	(830)	(540)	60
Other current and non-current assets	(481)	(140)	(43)
Accounts payable	583	378	(338)
Accrued expenses	896	184	329
Other current liabilities	412	856	177

Net cash provided by operating activities	41,762	28,601	13,092

Cash flows from investing activities
Purchase of property and equipment	(99)	(106)	(48)

Net cash used in investing activities	(99)	(106)	(48)

Cash flows from financing activities
Payments on notes payable	(2,500)	(2,500)	(2,292)
Distributions to members	(42,401)	(18,876)	(11,787)

Net cash used in financing activities	(44,901)	(21,376)	(14,079)

Net change in cash and cash equivalents and restricted cash	(3,238)	7,119	(1,035)
Cash and cash equivalents and restricted cash at the beginning of the year	13,136	6,017	7,052

Cash and cash equivalents and restricted cash at the end of the year	9,898	13,136	6,017

Supplemental disclosure of cash flow information:
Interest paid	320	346	452
Income tax (refunded) paid, net	(40)	37	34
Non-cash investing and financing
Change in Fair Value of redeemable convertible series C Preferred Units	163,425	63,311	23,878
Distributions accrued but not paid	—	7,544	—

See accompanying Notes to the Consolidated Financial Statements

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

1.	Description of Business

Open Lending, LLC (“Open Lending” or the “Company”), a Texas limited liability company, is headquartered in Austin, Texas and is a holding company for its wholly-owned subsidiaries, Lenders Protection, LLC (“LP”) and Open Lending Services, Inc. (“OLS”) (collectively, the “Company”), which are domiciled in Delaware and Texas, respectively. LP has one wholly-owned subsidiary, Insurance Administrative Services, LLC (“IAS”), domiciled in Delaware.

Pursuant to Open Lending’s Limited Liability Company Agreement (“LLC Agreement”), the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally for any such debt, obligation or liability of the Company or for any losses of the Company solely by reason of being a Member or acting as a Manager.

Through its wholly-owned subsidiaries, the Company provides loan analytics, risk-based loan pricing, risk modeling, and automated decision technology for automotive lenders throughout the United States of America (the “U.S.”) which allows each lending institution to book incremental non-prime automotive loans out of their existing business flow. The Company also operates as a third-party administrator that adjudicates insurance claims and refunds on those automotive loans.

The Company has evaluated how it is organized and managed and has identified only one operating segment. All of the Company’s operations and assets are located in the United States, and all of its revenues are attributable to United States customers.

2.	Summary of Significant Accounting and Reporting Policies

a)	Basis of presentation and consolidation

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the “SEC”).

In the opinion of management, the consolidated financial statements reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company’s financial condition and results of operations for the periods presented. The accompanying consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All intercompany balances and transactions are eliminated upon consolidation.

b)	Emerging growth company

The Company is an “emerging growth company” and has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows the Company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

c)	Use of estimates and judgements

The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to estimates are recognized prospectively.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

Significant items subject to such estimates and assumptions include, but are not limited to, the recognition of the valuations of unit-based compensation arrangements, valuation of interest rate swaps, the useful lives of property and equipment, revenue recognition, and assumptions used in the recognition of contract assets.

d)	Subsequent Events

Events and transactions occurring through the date of issuance of the financial statements have been evaluated by management and, when appropriate, recognized or disclosed in the financial statements or notes to the consolidated financial statements.

e)	Cash and cash equivalents

Cash and cash equivalents consisted of cash held in checking and savings accounts. The Company considers all highly liquid investments with original or remaining maturities of three months or less at the date of purchase to be cash equivalents. We determine the appropriate classification of the Company’s cash and cash equivalents at the time of purchase.

f)	Restricted cash

Restricted cash relates to deposits held in a financial institution for the processing of automated clearing house transactions and funds held on behalf of insurance partners to settle insurance claims. As a third-party administrator of insurance claims and refund adjudication, the Company collects funds from insurance partners which are intended to be used to settle insurance claims and process funds on behalf of the insurance partners. The balance of the funds held on behalf of insurance partners was $2.2 million and $2.0 million at December 31, 2019 and 2018 respectively; there is an offsetting liability that is included in “Other current liabilities” on the accompanying consolidated balance sheets.

g)	Accounts receivable and unbilled revenue

Account receivable includes program fees due from customers that are paid on an installment basis. Amounts collected on trade accounts receivable are included in net cash provided by operating activities in the consolidated statement of cash flows. The Company does not maintain an allowance for doubtful accounts for estimated losses with respect to its accounts receivable portfolio due to the short time frame within which the receivable amounts are settled by the customers and there is not any historical evidence of credit losses on trade accounts receivable. The Company does not have any off-balance-sheet credit exposure related to its customers. There have not been any charge-offs against the Company’s accounts receivable portfolio for the periods presented. As of December 31, 2018, unbilled revenue represented revenue recorded in advance of billings to customers.

h)	Property and equipment

Property and equipment acquired by the Company are recorded at cost, less accumulated depreciation, and impairment losses, if any. Major additions and improvements are capitalized while maintenance and repairs that do not improve or extend the useful life of the respective asset are expensed as incurred. Depreciation, which is presented within the general and administrative expense caption, is calculated using the straight-line method based on the estimated useful lives of the assets. The estimated useful lives of property and equipment ranges from three to four years. The assets are reviewed for impairment whenever events or changes in circumstances indicate that the amount recorded may not be recoverable, and if not recoverable based on the assets’ expected undiscounted cash flows, an impairment is recognized to the extent that the carrying amount exceeds the fair value.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the assets.

i)	Derivative financial instruments

The Company is exposed to interest rate risk on its floating-rate debt. The Company has entered into an interest rate swap agreement to convert its floating-rate debt to a fixed-rate basis. The principal objective of this contract is to eliminate or reduce the variability of the cash flows in interest payments associated with the Company’s floating-rate debt, thus reducing the impact of interest rate changes on future interest payment cash flows. The interest rate swap is not designated as a hedging instrument for accounting purposes. The changes in the fair value of interest rate swap are reported in the consolidated statements of operations and comprehensive income as part of interest expense.

j)	Fair value measurements

The Company uses valuation approaches that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market.

When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•

Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices), for substantially the full term of the asset or liability.

•

Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at measurement date.

k)	Revenue Recognition

The Company’s revenue is derived from program fees from lending institutions, profit share on the production of insurance contracts for third party insurance carriers and claims administration service for those same insurance carriers. Revenues are recognized when control of the promised services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those services. Upon adoption of ASC 606, where the Company’s performance obligations have been completed, but the final amount of transaction price is unknown, we estimate the amount of the transaction price we expect to be entitled to under the Company’s customer contracts. We recognize subsequent adjustments to an estimated transaction price upon the receipt of additional information or final settlement, whichever occurs first. Prior to the adoption of ASC 606, we recognize revenue when persuasive evidence or an arrangement exists, services have been rendered, transaction price is determinable and collectability is reasonably assured.

For program fees, we provide customers (i.e. automotive lending institutions) with access to and use of the Company’s Lenders Protection Program (“LPP”), which is a Software as a Service platform that facilitates loan decision making and automated underwriting by third-party lenders and the issuance of credit default

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

insurance through third-party insurance providers. For each loan processed through the platform, the Company receives a usage fee based on a percentage of the original principal balance of the loan covered under the LPP. The program fee arrangements are assessment at the time the platform usage occurs and is either paid upfront or over a twelve (12) month installment basis.

Profit share is derived from the Company agency relationship with third-party insurance providers whereby it facilitates the underwriting and issuance of credit default insurance for its lender customers through the contracted third-party insurance providers. With the adoption of ASC 606 on January 1, 2019, the Company recognizes profit share based on the amount of cash flows it expect receive from the insurance company over the term of the underlying insured loan. Prior to 2019, the Company recognizes revenue when the promised services have been rendered, the profit share amount becomes determinable and collectability is assured.

For the insurance policies issued through the Company’s program, the Company provides adjudication services for insurance claims on the third-party insurer’s policies for auto loans processed through the Lenders Protection Program. The Company earns a monthly service fee which is calculated by the third-party insurance providers as 3% of the monthly net insurance premium collected over the life of the underlying loan. Revenue is recognized as the service is provided over the term of the adjudication contract with the insurance carrier.

Refer to Note 8, “Revenue” for additional information regarding the nature and timing of the Company’s revenue.

l)	Research and Development Costs

Research and development costs consist primarily of salaries, benefits and bonuses of employees engaged in the ongoing development of a lending enablement platform for the automotive finance market, called Lenders Protection Program platform.

m)	Deferred Financing Costs

Deferred financing costs incurred in connection with the issuance of notes payable are capitalized and amortized to interest expense in accordance with the related debt agreement. Debt financing costs are included as a reduction in notes payable of the accompanying consolidated balance sheets.

n)	Unit-based Compensation

The Company grants share-based equity awards to its employees and board directors. The Company accounts for profits interests in accordance with ASC 718, Compensation – Stock Compensation, which establishes accounting for share-based awards exchanged for employee services and requires the Company to expense the estimated fair value of these awards over the requisite service period. The Company estimates the grant date fair value of the award using the Monte Carlo valuation model. The estimate of fair value of profit interest unit awards on the date of grant is determined through the allocation of the business equity value to all outstanding securities. The equity value is based on a combination of income approach and the market approach. The value of the award that is ultimately expected to vest is recognized as expense over the requisite service period in the Company’s consolidated financial statements. The income approach is based on discounted cash flows. The market approach uses a selection of comparable companies in determining value. This determination of fair value is affected by assumptions regarding a number of subjective variables. Changes in the subjective assumptions can materially affect the estimate of their fair value.

The awards vest based on service conditions only and have a graded vesting schedule. The Company recognizes compensation expense for vested awards in the consolidated statements of operations and

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

comprehensive income, net of actual forfeitures in the period they occur, on a straight-line basis over the requisite service period. In addition, the awards are considered participating securities once they have met the Threshold Values (for more details related to Threshold Values of Class B units, refer to Note 9, “Class B Unit Incentive Plan.” For the Class B units that met the Threshold Values prior to vesting, the distribution amounts to the unvested units are classified as compensation expense in the Company’s consolidated statements of operations and comprehensive income. Unit-based compensation expense related to the profits interest grants is allocated to cost of services, general and administrative, selling and marketing, research and development, based on the functional responsibilities of the awarded unit holders in the consolidated statements of operations and comprehensive income.

o)	Net Income (Loss) Attributable to Common Unitholders

The Company computes net income (loss) per unit using the two-class method required for participating securities. The two-class method requires income available to common unitholders for the period to be allocated between common member unit and participating securities based upon their respective rights to receive distributions as if all income for the period had been distributed.

The Company’s redeemable convertible preferred units, non-redeemable convertible preferred units and Class A and certain Class B common units are participating securities. The Company considers the Class B common units that vested and met the threshold value associated with those shares to be participating securities because holders of such shares have non-forfeitable distribution rights in the event a cash distribution is declared on common units.

The holders of the redeemable convertible preferred unit would be entitled to distributions in preference to common unitholders, at specified rates, if declared. The Company also recognized adjustments to the redeemable convertible preferred unit similar to a distribution, in temporary equity. Then any remaining net income would be distributed to the holders of Class A common units, Class B common units, redeemable convertible preferred units and non-redeemable convertible preferred units on a pro-rata basis assuming conversion of all redeemable convertible preferred units into common units in the event that the Company has profits to be allocated to the shareholders. However, the redeemable convertible preferred units and non-redeemable convertible preferred units participating securities, do not contractually require the holders of such participating instruments to participate in the Company’s losses. As such, net losses for the periods presented were allocated to the Class A Common units an Class B common units participating securities only.

The Company’s basic net income (loss) per unit is calculated by dividing net income (loss) attributable to common unitholders by the weighted-average number of shares of common units outstanding for the period, without consideration of potentially dilutive securities. The diluted net income (loss) per unit is calculated by giving effect to all potentially dilutive securities outstanding for the period using the treasury stock method or the if-converted method based on the nature of such securities. Diluted net income (loss) per unit is the same as basic net income (loss) per unit in periods when the effects of potentially dilutive shares of common unit are anti-dilutive.

p)	Income Taxes

The Company is organized as a Texas limited liability company and is intended to be treated as a partnership for U.S. federal income tax purposes. Accordingly, items of income, expense, gains and losses flow through to the partners and are taxed at the partner level. Therefore, no tax provision for federal income taxes is included in the consolidated financial statements with respect to the limited liability company. The Company may also be subject to certain state and municipal taxes on various transactions. For the year ended December 31, 2019, such taxes for which the Company was liable were de minimis.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

Uncertain tax positions

ASC Topic 740, Income Taxes, requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by applicable tax authority based upon technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the consolidated statements of operations and comprehensive income. Management has reviewed the Company’s tax positions for all open years and concluded that the Company has no material uncertain tax positions as of December 31, 2019. Further, as of December 31, 2019, the Company has recorded no liability relating to uncertain tax positions they have taken or expect to take in future tax returns. Tax penalties and interest, if any, would be reflected in the consolidated statements of operations and comprehensive income in other expenses. The Company has not recorded any penalties or interest related to uncertain tax positions.

Effective January 1, 2018, Open Lending, LLC is required to comply with the Centralized Partnership Audit Regime (CPAR), which was enacted as part of the Bipartisan Budget Act of 2015. Prior to January 1, 2018, tax adjustments were determined at the partnership level, but any additional taxes, including applicable penalties and interest, were collected directly from the partners. Under the CPAR, if an audit of the partnership’s income tax returns for fiscal years beginning after December 31, 2017, results in any adjustments, the IRS will collect the resulting taxes, penalties or interest directly from the partnership. An election is available to allocate the tax audit adjustments to the unitholders once they have been calculated at the partnership level. The partnership has 45 days upon receipt of notice of final adjustment to make the election. The Company cannot provide any assurance that Open Lending will be able to make this election upon examination.

q)	Concentrations

The Company’s top ten customers accounted for an aggregate of 32% of the Company’s total program fee revenue in 2019, with the top customer accounting for only 4% of total program fee revenue. 57% of the Company’s total revenue comes from its business relationships with insurance partners CNA and Amtrust. We expect to have significant concentration in our Original Equipment Manufacturing (“OEM”) customers for the foreseeable future. In the event that one or more of our other significant customers terminate their relationships with us, or elect to utilize an alternative source for financing, the number of loans originated through the Open Lending platform would decline, which would materially adversely affect our business and, in turn, our revenue.

Cash and cash equivalents may be redeemable upon demand and are maintained with several financial institutions that management believes are of high credit quality and therefore bear minimal credit risk.

r)	Recently issued accounting pronouncements not yet adopted

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” to require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. The standard also amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. The Company does not expect the application of this standard to have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement,” which modifies the

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

disclosure requirements in ASC 820, “Fair Value Measurement” (“ASC 820”). The new standard is effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted. An entity is permitted to early adopt any removed or modified disclosures upon issuance of this ASU and delay adoption of the additional disclosures until their effective date. The Company is currently evaluating the impact of this accounting standard update on its consolidated financial statements.

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes, which removes certain exceptions for investments, intraperiod allocations and interim calculations, and adds guidance to reduce complexity in accounting for income taxes. ASU 2019-12 is effective for annual periods, and interim periods within those years, beginning after December 15, 2020. The Company is currently evaluating the effects the standard will have on its condensed consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The amendments supersede current lease requirements in Topic 840 which require lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets. The objective of Topic 842 is to establish the principles that lessees and lessors shall apply to report useful information to users of financial statements about the amount, timing, and uncertainty of cash flows arising from a lease.

This new guidance is effective for public companies for annual reporting periods beginning after December 15, 2018, and interim periods within those periods, except for emerging growth companies who may elect to adopt the standard for annual reporting periods beginning after December 15, 2019. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements that allows entities to recognize a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption.

As an emerging growth company, we plan to adopt ASC 842 on January 1, 2020. The Company will use the package of practical expedients which allows us to not (1) reassess whether any expired or existing contracts are considered or contain leases; (2) reassess the lease classification for any expired or existing leases; and (3) reassess the initial direct costs for any existing leases.

The Company expects that this standard will not have a material effect on its consolidated balance sheets. While we continue to assess all of the effects of adoption, we currently believe the most significant effects relate to the recognition of new right-of-use asset and lease liability on the balance sheet for the Company’s office space operating lease. The right-of-use asset and corresponding lease liability will be based on the present value of future minimum lease payments. The adoption is not expected to have a material impact on the condensed consolidated statements of operations.

Although there are several other new accounting pronouncements issued or proposed by the FASB, which we have adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its condensed consolidated financial position or results of operations.

Adoption of new accounting standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (“ASC 606”), and since then, has issued several amendments intended to provide interpretive clarifications and to reduce the cost and complexity of applying the new revenue recognition standard, both at transition and on an ongoing basis. The core principle of this guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

entitled in exchange for such goods or services. To achieve this, entities will apply a five step approach: (1) identify the contract(s) with a customer, (2) identify the performance obligations within the contract, (3) determine the transaction price, (4) allocate the transaction price to the separate performance obligations and (5) recognize revenue when, or as, each performance obligation is satisfied. The guidance also requires advanced disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from an entity’s contracts with customers.

On January 1, 2019, the Company adopted ASU 2014-19 and all related amendments (ASC 606) and applied its provisions to all uncompleted contracts using the modified retrospective method. The Company recognized the cumulative effect of initially applying ASC 606 as an adjustment to increase the opening balance of retained earnings by $32.7 million. The comparative information for prior periods has not been adjusted and continues to be reported under the accounting standards in effect for those periods. See Note 8, “Revenue” for further information related to adoption of the new revenue standard, including the Company’s updated revenue accounting policies and accounting policies for costs to obtain and fulfill a contract with a customer.

In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share Based Payment Accounting (“ASU 2016-09”), which amends guidance issued in Accounting Standards Codification (“ASC”) Topic 718, Compensation – Stock Compensation. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, and interim periods within those fiscal years and early adoption is permitted. The Company adopted the guidance on January 1, 2017, as required. Prior periods have not been adjusted, as the guidance was adopted prospectively. The adoption did not have an impact on the Company’s consolidated financial statements. In addition, the Company also continues to account for forfeitures of awards granted as they occur as allowed by ASU 2016-09.

In May 2017, the FASB issued ASU 2017-09 Compensation – Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. The Company prospectively adopted ASU 2017-09 on January 1, 2018. The adoption did not have an impact on the Company’s consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Improvements to Nonemployee Share-Based Payment Accounting. ASU 2018-07 simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The Company adopted the amendments in ASU 2018-07 on January 1, 2019. The adoption did not have a material impact on the Company’s consolidated financial statements.

On January 1, 2018, the Company adopted ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash (“ASU 2016-18”). ASU 2016-18 amends ASC 230 to add or clarify guidance on the classification and presentation of restricted cash in the statement of cash flows. The new standard requires cash and cash equivalents balances on the statement of cash flows to include restricted cash and cash equivalent balances. ASU 2016-18 requires a company to provide appropriate disclosures about its accounting policies pertaining to restricted cash in accordance with GAAP. Additionally, changes in restricted cash and restricted cash equivalents that result from transfers between cash, cash equivalents, and restricted cash and restricted cash equivalents are not to be presented as cash flow activities in the statement of cash flows. The adoption of ASU 2016-18 did not have a material impact on the Company’s financial position, results of operations, cash flows, or disclosures.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

3.	Property and equipment

Property and equipment consisted of the following as of December 31:

(in thousands)	2019	2018
Leasehold improvements	$247	$247
Furniture and equipment	391	292

Total cost of property and equipment	638	539
Less: accumulated depreciation	(339)	(234)

Total property and equipment, net of accumulated depreciation	299	305

Total depreciation expense was $105,000, $80,000 and $20,000 for the years ended December 31, 2019, 2018 and 2017, respectively, and is recognized within general and administrative expenses within the consolidated statements of operations and comprehensive income.

4.	Accrued Expenses

Accrued expenses consisted of the following at December 31:

(in thousands)	2019	2018
Accrued employee expenses	$1,757	$965
Deferred rent	30	53
Other	219	92

Total accrued expenses	2,006	1,110

Accrued employee expenses consist of accrued bonuses, commissions, and paid time off.

5.	Notes Payable

On March 31, 2016, we entered into a credit agreement which provided for $12.5 million in aggregate principal amount of promissory note (“the Note”). The Note is collateralized by 1,000 units of Open Lending Services and 10,000 units of Lenders Protection common units. The Note is guaranteed by Lenders Protection, Open Lending Services and IAS. The Note accrues interest at London Interbank Offered Rate (LIBOR) plus 3.5%. Monthly payments of principal plus accrued interest are due through maturity on March 31, 2021. The Company is subject to financial covenants under the Note, including a minimum debt service coverage ratio, a maximum funded debt to EBITDA ratio and a maximum non-financed capital expenditures threshold.

Debt issuance costs of $20,545 and $36,961 as of December 31, 2019 and 2018, respectively, are presented as a direct reduction of the Company’s long-term debt in the consolidated balance sheets. . The amortization of the debt issuance costs was charged to interest expense for both periods presented. The Company amortizes the debt issuance costs using the effective interest rate method over the term of the loan. The amount of debt issuance costs included in interest expense was $16,416 for both periods ended

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

December 31, 2019 and 2018. In June 2019, the Company opened a new line of credit with a financial institution for $5.0 million. This line of credit has not been used as of December 31, 2019.

		December 31,
	Effective Interest Rate	2019	2018
(in thousands)
Notes payable
Total notes payable	4.97%	3,334	5,834
Less: debt issuance costs, net of amortization		(21)	(37)
Less: current installment of notes payable		(2,484)	(2,484)

Long-term notes payable, net unamortized debt issuance costs and excluding current installment		$829	$3,313

Fair Value of Notes payable

As of December 31, 2019 and 2018, the estimated aggregate fair value of the Note was $3.3 million and $5.8 million, respectively, which was classified as Level 2 as we used quoted prices from less active markets.

Future Principal Payments of Debt

The future scheduled principal payments of debt as of December 31, 2019 were as follows:

(in thousands)	Future Scheduled Principal Payments
2020	2,484
2021	829

Total	$3,313

As of December 31, 2019 and for each period presented, we were in compliance with all debt covenants.

6.	Interest Rate Swap

The Company uses variable-rate LIBOR debt to finance its operations (see Note 5, “Notes Payable”). The debt obligation exposes the Company to variability in interest payments due to changes in interest rates. The Company believes that it is prudent to limit the variability of a portion of its interest payments. To meet this objective, Management entered into a LIBOR based interest rate swap agreement to manage fluctuations in cash flows resulting from changes in the benchmark interest rate of LIBOR. The swap changes the variable-rate cash flow exposure on the debt obligation to fixed cash flows. Under the terms of the interest rate swap, the Company receives LIBOR-based variable interest rate payments and makes fixed interest rate payments, thereby creating the equivalent of fixed-rate debt for the notional amount of its debt hedged.

At December 31, 2019 and 2018, we have one outstanding interest rate swap agreement with a notional value of $12.5 million. The interest rate swap has a maturity date of March 31, 2021. The carrying amount of the interest rate swap is recorded at fair value in the consolidated balance sheets.

The interest rate swap has not been designated as a hedging instrument, hence the changes in the fair value of the swap are recognized directly in the consolidated statements of operations and comprehensive income as part of interest expense. The Company recorded losses of $75,331 in 2019, losses of $13,745 in 2018, and gains of $49,372 in 2017 related to changes in fair value of the interest rate swap.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

The fair value of the outstanding derivative instrument included in other long-term assets in the consolidated balance sheet as of December 31 was as follows:

			Fair Value as of December 31,
(in thousands)	Balance Sheet Location	Notional Amount	2019	2018
Interest Rate Swap	Other assets	$12,500	$9	$84

7.	Preferred and Common Units

Redeemable Convertible Preferred Units

On March 20, 2016, the Company filed its Amended and Restated LLC Agreement and entered into a Series C Preferred Units Purchase Agreement with BRP Hold 11, Inc. and Bregal Sagemount I, L.P. (“Bregal”). The Company issued 21,906,852 Series C Redeemable Convertible Preferred Units in exchange for $40,000,000 in proceeds (“Series C Contribution Amount”). Of the Company’s six Board Directors, two directors were appointed by Bregal as a result of the acquisition.

Non-redeemable Preferred Units

In addition to Series C Preferred Units, the Company is authorized to issue 29,058,266 preferred units. As of December 31, 2019 and 2018, 29,058,266 non-redeemable preferred units are outstanding.

(In thousands, except unit and per unit data )	Series	Units Authorized	Units Issued and Outstanding	Per Unit Liquidation Preference	Aggregate Liquidation Preference	Per Unit Initial Conversion Price
Non-Redeemable Preferred Unit	A	9,941,227	9,941,227	$0.50	$4,971	$0.25
	B	19,117,039	19,117,039	$0.50	$9,559	$0.25
Redeemable Preferred Unit	C	21,906,852	21,906,852	$1.83	$40,090	$1.83

		50,965,118	50,965,118

The rights, preferences and privileges of both the redeemable and non-redeemable preferred units are as follows:

Voting Rights

Each holder of preferred unit is entitled to the number of votes equal to the number of common units into which each preferred unit is convertible.

Non-liquidation Distribution

The holders of preferred units are entitled to receive distributions. Such distributions are payable when and if declared by the Board of Directors. The holders of Series C Preferred Units are entitled to receive distributions prior and in preference, to any payment of any distribution to other preferred units and common units. Specifically, the holders of Series C Preferred Units are entitled to receive a preferred return equal to 2.5% per annum, accruing daily, on the Series C Contribution Amount, as defined as the “Preferred Return”, until such time as the holders of Series C Preferred Units receive Preferred Return distributions totaling an aggregate of $100 million. Distributions declared in excess of the Preferred Return for Series C preferred units will be distributed among the holder of preferred units and common units pro rata on an

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

as-converted basis (including the Series C Preferred Units). The distributions declared by the Board of Directors and made to the preferred units in 2017, 2018 and 2019 are provided in the below table.

Distributions (in thousands)	Non-Redeemable Preferred Units		Redeemable Preferred Units
	Series A	Series B	Series C
For the years ended December 31,
2017	$1,377	$2,645	$5,011
2018	$3,500	$6,789	$9,066
2019	$4,813	$9,252	$11,058

Conversion

Each preferred unit is convertible, at the option of the holder, according to a conversion ratio, which is subject to adjustment for dilutive unit issuance. The total number of common units into which the preferred units may be converted is determined by dividing the initial conversion price by the then-applicable conversion price, as shown in the table above. Preferred Units shall not be reissued upon conversion to common units. The Company has reserved sufficient common units for issuance upon conversion of preferred units.

The Series A and Series B Preferred Units automatically convert to common units if (1) at any time the Company effects an underwritten public offering, or (2) on the date upon which 80% of the respective Series A or Series B Preferred Units have been converted to Common Units.

The Series C Preferred Units automatically converts into common units at the then-applicable conversion price if any time (1) the Company effects an initial public offering with aggregate proceeds of no less than $75 million and the price paid by public is no less than $4.56 per unit, or (2) upon the written election of a Series C Preferred Units majority.

Redemption

At the election of a Series C Preferred Units majority, as defined, each of the Series C Preferred Units is subject to redemption at a price per unit equal to the greater of (a) the Series C Liquidation Preference Payment (as defined in the below section) and (b) the fair market value of the Class A Common Units into which such Series C Preferred Units is convertible, at any time between June 23, 2020 and December 15, 2021. Series A and Series B Preferred Units are not redeemable by the Company or the holders. The redemption feature causes the Series C Preferred Unit to be classified as temporary equity outside of the Company’s permanent equity. The Company valued its Series C Preferred Units at their redemption amount at period end, which was $305 million, $142 million, and $78 million at December 31, 2019, 2018 and 2017, respectively.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the assets of the Company will be paid and distributed first to creditors. The Series C Preferred Units rank senior to the Series A and Series B Preferred Units, and the Series A and Series B Preferred Units rank senior to the common units. The Series C Preferred Units shall receive an amount equal to the sum of the unpaid portion of the Preferred Return and $1.8259 per Series C Preferred Unit, plus all declared and unpaid distributions (the “Series C Liquidation Preference Payment”), payable in preference and priority to any payments made to holders of the then outstanding Series A and Series B Preferred Units and Common Units. The holders of Series A and Series B Preferred Units shall receive an amount equal to $0.50 per

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

preferred unit plus all declared and unpaid distributions (the “Series A and Series B Liquidation Preference Payments”), payable in preference and priority to any payments made to holders of the then outstanding common units.

Common Units

In the March 2016 LLC Agreement, the Company was authorized to issue up to 150,000,000 Class A Common Units and 14,241,344 Class B common units. Class A Common Units require capital investment by the unit holders, whereas Class B common units are profit interests granted to certain board directors and key management members (“Service Providers”) of Company in accordance with the Company’s Class B Unit Incentive Plan (Refer to Note 9, “Class B Unit Incentive Plan”) and no corresponding capital contribution was required. As of December 31, 2019 and 2018, the Company had 12,181,875 Class A Common Units outstanding, and 13,199,998 and 11,703,477 Class B common units fully vested respectively. Holders of common units are entitled to distributions when and if declared by the Board of Directors, subject to the rights of the holders of all classes of units outstanding have priority rights to distributions. The distributions declared by the Board of Directors and made to the Class A and Class B Common units in 2017, 2018 and 2019 are provided in the below table.

Distributions (in thousands)	Common Units
	Class A	Class B
For the years ended December 31,
2017	1,692	1,135
2018	4,280	2,829
2019	5,919	3,825

8.	Revenue

The Company accounts for a contract with a customer when both parties have approved the contract and are committed to perform their respective obligations, each party’s rights and payment terms can be identified, the contract has commercial substance, and it is probable the Company will collect substantially all of the consideration it is entitled to. Revenue is recognized when, or as, performance obligations are satisfied by transferring control of a promised product or service to a customer.

Revenue from contracts with customers

The Company generates revenue primarily by providing services to lending institutions and insurance carriers. The following is a description of the principal activities from which the Company generates revenue.

Revenue from contracts with lending institutions

Program fees are derived from contracts with automotive lenders. Through the Company’s proprietary Lenders Protection Program (“LPP”), we enable automotive lenders to make loans that are insured against certain credit losses from defaults. The Company generates program fee revenue from our proprietary, cloud-based software platform that enables automotive lenders, OEM captive finance companies and other financial institutions (collectively “lending institutions”) to approve loans to traditionally underserved non-prime or near-prime borrowers.

The Company receives program fees for providing loan decision-making analytics solutions and automated issuance of credit default insurance with third-party insurance providers. The Company’s performance

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

obligation is complete when a loan is certified through the Company’s Lenders Protection program and is issued by the lending institution. Program fee contracts contain a single performance obligation, which consist of a series of distinct services that are substantially the same with the same pattern of transfer to customers.

Program fees are based on a percentage of the initial principal amount of the loans processed by the Company. There are two types of payment arrangements: 1) a single pay program fee is due based on the volume of loans originated by the lending institution in a calendar month; or 2) a monthly pay program fee is due in equal monthly installments within 12 months of loan origination.

We bill the customer for an amount calculated based on the actual number of loans processed in a calendar month, which corresponds directly with the value of service transferred to the customer in that month.

Revenue from contracts with insurance carriers

We have producer agreements with two insurance carriers, AmTrust Financial Services, Inc. (“AmTrust”) and CNA Financial Corporation (“CNA”), from which we earn profit-share revenue and claims administration service fees.

In the profit share arrangement, the Company facilitates placement of credit default insurance policies with lending institutions on behalf of our insurance partners. Profit share revenue represents our participation in the underwriting profit of our third-party insurance partners who provide lenders with credit default insurance on loans the automotive lenders make using our LPP. We receive a percentage of the aggregate monthly insurance underwriting profit. Monthly insurance underwriting profit is calculated as the monthly earned premium less expenses and losses (including reserves for incurred but not reported losses), with losses accrued and carried forward for future profit share calculations. The Company fulfills its performance obligation upon placement of the insurance, at which point the Company is entitled to the profit share of all future net premiums earned by the insurance carrier on the policy.

To determine the profit share revenue we use forecasts of loan-level earned premium and insurance claim payments. These forecasts are driven by the projection of loan defaults, prepayments and severity rates. These assumptions are based on our observations of the historical behavior for loans with similar risk characteristics. The assumptions also take consideration of the forecast adjustments under various macroeconomic conditions and the current mix of the underlying portfolio of our insurance partners. To the extent these assumptions change, our profit share revenue will be adjusted.

In accordance with ASC 606, Revenue from Contracts with Customers, at the time of the placement of a policy by an insurance company, we estimate the variable consideration based on undiscounted expected future profit share to be received from the insurance carriers, and we applied economic stress factors in our forecast to constraint our estimation of transaction price to an amount that we believe that a significant reversal in the cumulative amount of revenue is not probable of occurring when the uncertainty is resolved.

Claims administration service fees are generated from us acting as a third-party administrator to process and adjudicate the credit default insurance claims on behalf of the insurance companies. In this arrangement, the performance obligation to provide claims administration services is generally satisfied over time, with the customer simultaneously receiving and consuming the benefits as we satisfy our performance obligations.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

Contract Balances

Contract assets and contract liabilities balances for the periods indicated below were as follows:

	Contract Asset				Contract Liabilities
(in thousands)	Profit Share	TPA Fee	Program Fee	Total	Total
Beginning balance as of January 1, 2019	$37,734	$438	$3,088	$41,260	—
Increase of contract asset due to new business generation	48,181	3,142	36,667	87,990	—
Adjustment of contract asset due to estimation of revenue from performance obligations satisfied in previous periods	4,857	—	—	4,857	—
Receivables transferred from contract assets upon billing the lending institutions	—	—	(34,746)	(34,746)
Payments received from insurance carriers	(33,405)	(3,005)	—	(36,410)	—

Ending balance as of December 31, 2019	$57,367	$575	$5,009	$62,951	—

Changes in our contract assets primarily result from the timing difference between our performance and the customer’s payment. We fulfill our obligation under a contract with a customer by transferring services in exchange for consideration from the customer. We recognize contract assets when we transfer services to a customer, recognize revenue for amounts not yet billed, and the right to consideration is conditional on something other than the passage of time. Accounts receivable are recorded when the customer has been billed or the right to consideration is unconditional.

For performance obligations satisfied in previous periods, we evaluate and update our profit share revenue forecast on a quarterly basis and adjust contract asset accordingly. In 2019, contract asset recognized attributable to profit share revenue forecast adjustment is $4.8 million.

As of December 31, 2019, contract asset consisted of $29.8 million as current portion to be received within one year and $33.2 million in long-term to be received beyond one year.

Contract liabilities arise when we have received consideration or an amount of consideration is due from the customer and we have a future obligation to transfer services. For all our arrangements with customers, we bill or collect payments from customer when or after we perform our service.

Contract Costs

We do not have contract acquisition costs that are associated solely with the origination of a customer contract and therefore are recorded an expenses as incurred.

The fulfilment costs associated with our contracts with customers do not meet the criteria for capitalization and therefore are expensed as incurred.

Disaggregation of Revenues

The principal category we use to disaggregate revenues is by revenue source (i.e. program fee, profit share and claims administration service fee), and the level of disaggregation is presented in the consolidated operations and comprehensive income.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

ASC 606 Adoption Transition Adjustment

We applied ASC 606 on January 1, 2019 using the modified retrospective method for all contracts in effect but not completed as of the date of the adoption. As a result of the modified retrospective method, the following adjustments were made to the consolidated balance sheet as shown in the below selected condensed consolidated balance sheet line items as of January 1, 2019.

(in thousands)	Ending Balance as of December 31, 2018	Adjustments due to ASC 606	Opening Balance as of January 1, 2019
Assets
Current assets	24,455	9,847	34,302
Non-current assets	429	22,921	23,349
Liabilities
Current liabilities	13,845	—	13,844
Non-current liabilities	3,313	—	3,313
Equity
Retained earnings	(139,810)	32,768	(107,042)

Impact of ASC 606 on Net Revenue and Balance Sheet

As the Company adopted the new revenue guidance ASC 606 under the modified retrospective method, the Company is required to present what the Company’s revenues would have been under the previous revenue guidance (ASC 605). The following table compares net revenue for the periods presented to the pro forma amounts had the previous ASC 605 guidance been in effect for the year ended December 31, 2019.

	Fiscal year ended December 31, 2019
(in thousands)	Balances without new revenue standard	Effect of change	As reported
Program fee	36,667	—	36,667
Profit share	33,807	19,231	53,038
Claims administration service fee	3,142	—	3,142
Total revenue, net	73,616	19,231	92,847

	Fiscal year ended December 31, 2019
(in thousands)	Pro forma as if ASC 605 was in effect	Effect of change	As reported
Assets
Unbilled revenue	10,793	(10,793)	—
Current contract assets	—	29,782	29,782
Total current assets	10,793	18,989	29,782
Non-current contract assets	—	33,169	33,169
Total	10,793	52,158	62,951

9.	Class B Common Unit Incentive Plan

Commencing 2013, the Board of Directors approved the Class B Unit Incentive Plan (the “Class B Plan”), which is a form of long-term compensation that provides for the issuance of Class B common units to Service Providers for purposes of retaining them and enabling such individuals to participate in the

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

long-term growth and financial success of Open Lending. The Class B units are a special class of common units structured to qualify as “profits interest” for tax purposes. The aggregated amount of Class B units is limited to 14,241,344, with the aggregate number of Class B common units available for issuance to non-employees not to exceed 995,039.

Class B common units issued under the Class B Plan provide the holders with the right to receive a percentage of the Company’s future profits and distribution distributions, subject to achievement of certain Threshold Values as defined in the Company’s corporate agreement. The Class B-1 common units are subject to repurchase rights at fair market value upon certain contingent defined events. The Company has not historically exercised that right. Class B-2 common units are not subject to the option of repurchase by the Company.

As of December 31, 2019 and 2018, there were 14,129,157 outstanding Class B units granted to the Company’s Service Providers, all of which are subject to vesting terms based on continued service to Open Lending or its subsidiaries. The Class B common units issued under the Class B Plan generally vest according to a 3-year or 3.25-year vesting schedule, with 25% of the units vesting on the grant date and equal quarterly vesting installments thereafter. The Class B units will become fully vested upon (a) a change of control while the Service Providers continues to provide services to Open Lending or its subsidiaries; or (b) termination by the Company without cause, death or disability of the member or constructive discharge of the member (collectively, “qualified termination”). Any of the Class B units that are unvested on termination of the service provider’s services (except qualified termination) will be forfeited. Class B unit holders are entitled to participate in Open Lending’s distributions, subject to the return of capital contributions made by the common unit holders and certain other preferred distributions rights upon achieving the Threshold Values outlined in the respective award.

A summary of the status of the Class B unit award activity for the years ended December 31, 2019, December 31, 2018 and December 31, 2017 is presented in the table below. The number of Class B award units that vested during the years ended December 31, 2019, December 31, 2018 and December 31, 2017 was 1,496,521, 1,814,594, and 1,400,281 respectively. There were 0 units, 2,813 units and 109,375 units forfeited in the year ended December 31, 2019, December 31, 2018 and December 31, 2017 respectively.

	Granted Units	Vested Units	Non-vested units
Balance as of January 1, 2017	12,693,577	8,600,790	4,092,788
Granted	230,000	—	230,000
Vested	—	1,400,281	(1,400,281)
Forfeiture	(109,375)	(109,375)	—

Balance as of December 31, 2017	12,814,202	9,891,696	2,922,507
Granted	1,317,768	—	1,317,768
Vested	—	1,814,594	(1,814,594)
Forfeiture	(2,813)	(2,813)	—

Balance as of December 31, 2018	14,129,157	11,703,477	2,425,681
Granted	—	—	—
Vested	—	1,496,521	(1,496,521)
Forfeiture	—	—	—

Balance as of December 31, 2019	14,129,157	13,199,998	929,160

Valuation Assumptions

We determine the grant date fair value of the share-based awards based on a waterfall model set-up using the Monte-Carlo simulation framework, with inputs for the equity value of the Company, expected equity

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

volatility, expected term of the awards, risk-free interest rate and expected preferred and common distributions.

The equity value of the Company was determined by applying certain weightings to the income approach (specifically discounted cash flow method) and market approaches (i.e. guideline comparable company method, guideline transaction method, change in market capitalization method, and/or change in market multiples method). The selected weightings for each of these approaches was determined based on the relative reliability of the indicated equity value. As the Company does not have publicly traded equity, the expected equity volatility for the Company is estimated by reference to the average historical and implied volatilities for the comparable companies calculated using the Merton model. The industry peer group used in the market approaches and in the volatility calculations includes small, mid, and/or large capitalization companies in industries similar to the Company and taking into account the similarity in business model, size, stage of lifecycle, and financial leverage. The expected term represents the period of time based on an expected liquidity event (i.e. merger or IPO). The risk-free interest rate used in the analysis is based on the U.S. Treasury yield for a term consistent with the selected term. The preferred distribution yield for Series C Preferred Units was based on the Series C transaction agreement and the common distribution yield was based on Management’s expected distributions.

Equity Allocation – Key Assumptions	Class B1(b)	Class B2(a)	Class B2(b)	Class B2(c)	Class B2(d)
Grant Date	January 31, 2016	December 1, 2016	November 22, 2017	March 15, 2018	August 6, 2018
Equity Valuation Date	January 31, 2016	January 31, 2016	December 31, 2017	December 31, 2017	August 6, 2018
Volatility	45%	45%	40%	40%	40%
Term	4.92	4.92	3.00	3.00	2.40
Risk Free Rate	1.3%	1.3%	2.0%	2.0%	2.7%
Exit Date	December 31, 2020	December 31, 2020	December 31, 2020	December 31, 2020	December 31, 2020
DLOM – Common	13%	13%	18%	18%	14%
Grant Date Fair Value	$0.75	$0.57	$2.85	$2.85	$4.00

The fair value of the Class B award units that vested during the years ended December 31, 2019, December 31, 2018 and December 31, 2017 was $1,984,057, $2,528,730 and $964,413 respectively. The total unrecognized compensation expense related to non-vested Class B units was $2,675,726 at December 31, 2019, which is expected to be recognized in 2020 and 2021. Distributions made to non-vested Class B units were not material during the years ended December 31, 2019, 2018 or 2017.

Unit-based compensation expense related to the profits interest grants is allocated to cost of services, general and administrative, selling and marketing, research and development, based on the functional responsibilities of the awarded unit holders, accompanying consolidated statements of operations and comprehensive income.

	Year ended December 31,
	2019	2018	2017
Cost of services	100	108	119
General and administrative	1,798	2,275	791
Selling and marketing	62	153	89
Research and development	24	36	6

Total	1,984	2,572	1,005

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

10.	Net Income (Loss) Per Unit

During the years ended December 31, 2019, 2018 and 2017, the rights, including the liquidation and distribution rights, of the holders of Class A and the vested participating Class B common units were identical. As the liquidation and distribution rights were identical, the undistributed earnings were allocated on a proportionate basis and the resulting net loss per unit attributable to common unitholders were, therefore, the same for both Class A, Class B common units. The redeemable convertible Series C preferred units were allocated the preferred distribution and adjustments to its redemption amount, and did not participate in the remaining net loss per unit together with the common units. Preferred unitholders are not obligated to fund losses. Therefore, none are included in the net income (loss) per unit calculation when the Company has a net loss attributable to common unitholders.

The following table sets forth the computation of basic and diluted net income (loss) per unit attributable to common unitholders for the years ended December 31, 2019, 2018 and 2017 (in thousands, except per unit amounts):

	Year Ended December 31,
	2019	2018	2017
Basic net income (loss) per unit:
Numerator
Net income	$62,544	$28,279	$15,770
Less: preferred distribution to redeemable convertible preferred units	(11,058)	(9,066)	(5,011)
Less: non-cash adjustments to redemption amount of the redeemable convertible preferred units	(163,425)	(63,311)	(23,878)
Net income (loss) attributable to common unitholders	$(111,938)	$(44,098)	$(13,119)
Denominator
Basic weighted-average Class A common outstanding	12,182	12,182	12,182
Basic Weighted-average Class B common unit outstanding	7,926	7,759	7,134
Basic net income (loss) per unit attributable to common unitholders
Basic net income (loss) per Class A common unit outstanding	$(5.57)	$(2.21)	$(0.68)
Basic net income (loss) per Class B common unit outstanding	$(5.57)	$(2.21)	$(0.68)
Diluted net income (loss) per unit:
Numerator
Net income (loss) attributable to common stockholders	$(111,938)	$(44,098)	$(13,119)
Denominator
Number of shares used in basic net income (loss) per unit computation	20,108	19,941	19,316
Diluted net income (loss) per unit attributable to common unitholders
Diluted net income (loss) per unit	$(5.57)	$(2.21)	$(0.68)

Since the Company was in a loss position attributable to common unitholders for the years ended December 31, 2019, 2018 and 2017, due to the adjustment to the redeemable convertible preferred units’ redemption amount, and the conversion rate of the redeemable convertible preferred units is 1 to 1, basic net income (loss) per unit was the same as diluted net income (loss) per unit for the periods presented. The following potentially dilutive outstanding securities as of December 31, 2019, 2018 and 2017 were excluded from the computation of diluted net income (loss) per unit because their effect would have been anti-dilutive

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

for the periods presented, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period (in thousands):

	Year Ended December 31,
	2019	2018	2017
Redeemable convertible preferred unit	21,907	21,907	21,907
Non-redeemable convertible preferred unit	29,058	29,058	29,058
Non-vested and/or non-participating Class B common units	6,191	6,242	5,134
Total	57,156	57,207	56,099

11.	Fair Value of Financial Instruments

The following table presents the carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2019 and 2018. Fair value is defined as the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

	December 31,
	2019		2018
(in thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets
Cash and cash equivalents	$7,676	$7,676	$11,072	$11,072
Restricted cash	2,222	2,222	2,064	2,064
Accounts receivable	3,767	3,767	1,938	1,938
Interest Rate Swaps (Other assets)	9	9	84	84

Total	$13,674	$13,674	$15,158	$15,158

Financial liabilities
Notes payable	3,313	3,313	5,797	5,797
Accounts payable	1,337	1,337	755	755
Accrued expenses	2,006	2,006	1,110	1,110

Total	$6,656	$6,656	$7,662	$7,662

The fair value of the financial instruments shown in the table above as of December 31, 2019 and 2018 represent the amounts that would be received to sell those assets or that would be paid to transfer those liabilities in an orderly transaction between the market participants at that date. Those fair value measurements maximize the use of observable inputs. However, in situations where there is little, if any, market activity for the asset or liability at the measurement date, the fair value measurement reflect the Company’s own judgments about the assumptions that market participants would use in pricing asset or liability. Those judgments are developed by the Company based on the best information available in the circumstances, including expected cash flows and appropriately risk-adjusted discount rates, available observable and unobservable inputs.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

•

Cash and cash equivalents, restricted cash, accounts receivable, accounts payable, and accrued expenses. The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

•

Interest rate swaps: The fair value is calculated as the present value of the estimated future cash flows. Estimates of future floating-rate cash flows are based on quoted swap rates, futures prices and interbank borrowing rates. Estimated cash flows are discounted using a yield curve constructed using a yield curve constructed from similar sources and which reflects the relevant benchmark interbank rate used by market participants for this purpose when pricing interest rate swaps. The fair value estimate is subject to a credit risk adjustment that reflects the credit risk of the Company and of the counterparty; this is calculated based on credit spreads derived from current credit default swap or bond prices.

•

Notes payable: The carrying amount of the Company’s debt approximates its fair value due to its variable interest rate that is tied to the current LIBOR rate plus an applicable spread and consistency in our credit ratings.

Fair Value Hierarchy

The following table presents the placement in the fair value hierarchy of assets and liabilities that are measured at fair value on a recurring basis (including items that are required to be measured at fair value) at December 31, 2019 and 2018.

	December 31, 2019	Fair value measurements at reporting date using
(in thousands)		Level 1	Level 2	Level 3
Assets:
Interest rate swaps at fair value	$9	$—	$9	$—

Total	$9	$—	$9	$—

Liabilities:
Notes payable at fair value	3,313	—	3,313	—

Total	$3,313	$—	$3,313	$—

	December 31, 2018	Fair value measurements at reporting date using
(in thousands)		Level 1	Level 2	Level 3
Assets:
Interest rate swaps at fair value	$84	$—	$84	$—

Total	$84	$—	$84	$—

Liabilities:
Notes payable at fair value	5,797	—	5,797	—

Total	$5,797	$—	$5,797	$—

The Company’s accounting policy is to recognize transfers between levels of the fair value hierarchy on the date of the event or change in circumstances that caused the transfer. There were no transfers into or out of any level for the years ended December 31, 2019 and 2018.

The Company does not have any long-lived asset which is being measured at fair value on a recurring basis.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

12.	Commitments and Contingencies

Commitments. The following tables summarizes contractual obligations and commitments as of December 31, 2019:

	Total	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years
Debt principal, interest and fees	3,333	2,500	833	—	—
Operating lease obligations	7,794	528	1,729	1,831	3,706
Other contractual commitments	381	260	121	—	—
Total contractual obligations	$11,508	$3,288	$2,683	$1,831	$3,706

Debt Principal, Interest and Fees. Represents principal, estimated interest and fees on Notes payable. (See Note 5, “Notes Payable”). Since the Notes are subject to a floating rate, the estimated interest was based on the rate in effect during the last month of the fiscal year ended December 31, 2019.

Operating Lease Obligations. This relates to the lease of real property from third parties under non-cancelable operating leases. Total rent expense of $629,649, $608,910 and $595,663 was recognized for fiscal years 2019, 2018 and 2017, respectively. We recognize rent expense on a straight-line basis over the term of the lease, taking into account, when applicable, lessor incentives for tenant improvements. Deferred rent is recognized for the difference between the rent expense recognized on a straight-line basis and the payments made per the terms of the lease.

Other Contractual Commitments. Represents amounts payable to agreements related to information technology outsourcing services and other service agreements.

Office Space

The lease of our current office space commenced October 1, 2014. The original lease commenced on February 25, 2006 with a term of 48 months, subsequent to which various amendments have been executed to extend the lease term. The amended lease is set to expire in September 30, 2020.

On June 17, 2019, we executed a noncancellable operating lease agreement with G&I VII Barton Skyway, LP, a Delaware limited partnership (“Landlord”) to lease an office space (Suite 450) located at 1501 South MoPac Expressway, Austin, Texas 78746 for a period of 100 months commencing on October 1, 2020. No lease payment is due until four months after the commencement date. The lease provides us with an extension option for a period of 60 months beyond the end of the initial term subject to specific conditions outlined in the agreement.

Contingencies. As of December 31, 2019, the Company is not involved in any claim, proceeding or litigation which may be deemed to have a material adverse effect on our consolidated financial statements taken as a whole.

13.	Related Party Transactions

During the year ended December 31, 2019, the Company incurred $80,542 in professional and consulting fees related to human resource services provided by HireBetter, LLC (“HireBetter”). Kurt Wilkin is the owner of HireBetter and is a member of the Company’s board of directors.

The Company also incurred $127,176 in professional and consulting fees related to marketing services rendered by Objective Advisors, Inc. (“Objective Advisors”). The owner of Objective Advisors is the spouse of John Flynn, CEO of the Company. At December 31, 2019, the Company owed $9,464 due to services provided by Objective Advisors.

OPEN LENDING, LLC

Notes to Consolidated Financial Statements

The Company incurred $461,311 in consulting fees provided by EWMW, LP (“EWMW”). The owner of EWMW is Sandy Watkins, the former Chairman of the Company’s board of directors.

14.	Retirement Plan

The Company has a 401(k)-profit sharing plan (the “401(k) Plan”) for the benefit of all employees who have attained the age of 21 years old and have completed six consecutive months of service. Eligible employees may contribute to the 401(k) Plan subject to certain limitations. Under the provisions of the 401(k) Plan, the Company will make a safe harbor non-elective contribution equal to 3% of each participant’s compensation and may make discretionary matching contributions, as well as profit sharing contributions, as determined by management. The Company made profit sharing contributions of $33,600, $33,000, and $134,127 in 2019, 2018, and 2017, respectively. The Company made safe harbor non-elective contributions of $292,204, $230,146, and $183,664 to the 401(k) Plan during the years ended December 31, 2019, 2018, and 2017, respectively.

15.	Subsequent Events

Nebula Acquisition

On January 5, 2020, Open Lending, LLC entered into a business combination agreement (the “Agreement”) with Nebula Acquisition Corp., a Delaware corporation (“NAC”), BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the Blocker’s sole stockholder, Nebula Parent Corp., a Delaware corporation, NBLA Merger Sub LLC, a Texas limited liability company, NBLA Merger Sub Corp., a Delaware corporation and Shareholder Representative Services LLC, a Colorado limited liability company, as the Security holder Representative. Pursuant to the Agreement, NAC will acquire the Company consideration of a combination of cash and shares. The terms of the Agreement contain customary representations and warranties, covenants, closing conditions, termination fee provisions and other terms relating to the mergers and the other transactions contemplated.

Credit Agreement

On March 11, 2020, the Company entered into a credit agreement with a syndicate of lenders that funded a term loan in a principal amount of $170,000,000, which will be used primarily to finance distributions to equity investors. The current maturity date for the credit agreement is March 2027. The term loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%.

The credit agreement contains a maximum total net leverage ratio financial covenant that is tested quarterly and is calculated based on the ratio of the Company’s adjusted EBITDA to funded indebtedness. The maximum total net leverage ratio begins at 4.75 to 1.0 and then gradually decreases from year-to-year down to 2.5 to 1.0 on or after June 30, 2026.

NEBULA ACQUISITION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets:
Current assets:
Cash	$615,658	$1,299,288
Prepaid expenses	68,591	138,279

Total current assets	684,249	1,437,567
Investment held in Trust Account	282,267,853	281,229,266

Total assets	$282,952,102	$282,666,833

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$904,968	$719,247
Due to related party	241,783	203,630
Accrued franchise and income taxes	229,097	—

Total current liabilities	1,375,848	922,877
Deferred underwriting commissions	9,625,000	9,625,000

Total liabilities	11,000,848	10,547,877

Commitments

Class A common stock, $0.0001 par value; 26,695,125 and 26,711,895 shares subject to possible redemption at March 31, 2020 and December 31, 2019, respectively	266,951,250	267,118,950

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at March 31, 2020 and December 31, 2019	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 804,875 and 788,105 shares issued and outstanding (excluding 26,695,125 and 26,711,895 shares subject to possible redemption) at March 31, 2020 and December 31, 2019, respectively	81	79
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,875,000 shares issued and outstanding at March 31, 2020 and December 31, 2019, respectively	688	688
Additional paid-in capital	—	—
Retained earnings	4,999,235	4,999,239

Total stockholders’ equity	5,000,004	5,000,006

Total Liabilities and Stockholders’ Equity	$282,952,102	$282,666,833

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NEBULA ACQUISITION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
General and administrative costs	$864,543	$102,409
Franchise tax expense	50,050	50,100

Loss from operations	(914,593)	(152,509)
Investment income on Trust Account	1,038,587	1,520,203

Income before income tax expense	123,994	1,367,694
Income tax expense	291,696	308,978

Net (loss) income	$(167,702)	$1,058,716

Weighted average shares outstanding of Class A common stock	27,500,000	27,500,000

Basic and diluted net income per share, Class A	$0.01	$0.04

Weighted average shares outstanding of Class B common stock	6,875,000	6,875,000

Basic and diluted net loss per share, Class B	$(0.05)	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NEBULA ACQUISITION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

	For the Three Months Ended March 31, 2020
	Common Stock				Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2019	788,105	$79	6,875,000	$688	$—	$4,999,239	$5,000,006

Common stock subject to possible redemption	16,770	2	—	—	—	167,698	167,700
Net loss	—	—	—	—	—	(167,702)	(167,702)

Balance—March 31, 2020 (unaudited)	804,875	$81	6,875,000	$688	$—	$4,999,235	$5,000,004

	For the Three Months Ended March 31, 2019
	Common Stock				Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity
	Class A		Class B
	Shares	Amount	Shares	Amount
Balance—December 31, 2018	1,047,509	$105	6,875,000	$688	$2,344,778	2,654,430	$5,000,001

Common stock subject to possible redemption	(105,871)	(11)	—	—	(1,058,699)	—	(1,058,710)
Net income	—	—	—	—	—	1,058,716	1,058,716

Balance—March 31, 2019 (unaudited)	941,638	$94	6,875,000	$688	$1,286,079	$3,713,146	$5,000,007

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NEBULA ACQUISITION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2020	2019
Cash Flows from Operating Activities:
Net (loss) income	$(167,702)	$1,058,716
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Income earned on investment held in Trust Account	(1,038,587)	(1,520,204)
Changes in operating assets and liabilities:
Prepaid expenses	69,688	(126,750)
Accounts payable and accrued expenses	185,721	(2,630)
Due to related party	38,153	1,463
Accrued franchise and income taxes	229,097	159,029

Net cash used in operating activities	(683,630)	(430,376)

Cash Flows from Investing Activities:
Investment income released from Trust Account to pay taxes	—	200,050

Net cash provided by investing activities	—	200,050

Net decrease in cash	(683,630)	(230,326)
Cash—beginning of the year	1,299,288	25,000

Cash—end of the year	$615,658	$(205,326)

Supplemental disclosure of noncash activities:
Change in value of Class A common stock subject to possible redemption	$167,700	$1,058,710

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Nebula Acquisition Corporation (the “Company” or “NAC”) was incorporated in Delaware on October 2, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At March 31, 2020, the Company had not commenced any operations. All activity for the period from October 2, 2017 (inception) through March 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering. The fiscal year of the Company is the twelve- month calendar period from January 1 through December 31.

Sponsor and Financing

The Company’s sponsor is Nebula Holdings, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on January 9, 2018. The Company consummated its Initial Public Offering of 27,500,000 Units, including the issuance of 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option at $10.00 per Unit, generating gross proceeds of $275 million and incurring offering costs of approximately $15.7 million, inclusive of $9.625 million in deferred underwriting commissions (Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,000,000 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Sponsor, generating gross proceeds of $7.5 million (Note 4).

The Trust Account

Funds from the Initial Public Offering have been placed in a trust account (“Trust Account”) with American Stock Transfer and Trust Company. The proceeds held in the Trust Account may only be invested in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes, all of which was withdrawn by the Company in December 2019, and $100,000 of interest to pay dissolution expenses, if any), none of the funds held in the Trust Account will be released until the

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

earlier of: (i) the completion of the initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete the initial Business Combination within the Combination Period (defined below); and (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Initial Public Offering if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an initial Business Combination. The initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial Business Combination.

The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek stockholder approval of the initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes and up to $500,000 of interest which may be released to the Company for working capital purposes, all of which was withdrawn by the Company in December 2019, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable and up to $500,000 for working capital purposes, all of which was withdrawn by the Company in December 2019). The decision as to whether the Company will seek stockholder approval of the initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related initial Business Combination, and instead may search for an alternate initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

the consummation of the initial Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes, all of which was withdrawn by the Company in December 2019). As a result, such shares of Class A common stock have been recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, the Company originally had 24 months from the closing of the Initial Public Offering to complete the initial Business Combination. On January 9, 2020, the Company held a special meeting of stockholders (the “Meeting”), at which the stockholders approved an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional five months, from January 12, 2020 to June 12, 2020 (the “Combination Period”). If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less $100,000 of interest to pay dissolution expenses, and up to $500,000 of interest released to the Company for working capital purposes, which was withdrawn by the Company in December 2019), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliate acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the initial Business Combination, subject to the limitations described herein.

Business Combination Agreement

On January 5, 2020, the Company, BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the Blocker’s sole stockholder (the “Blocker Holder”), Nebula Parent Corp., a Delaware corporation (“ParentCo”), NBLA Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

corporation (“Merger Sub Corp”), Open Lending, LLC, a Texas limited liability company (the “Target” or “Open Lending”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the Securityholder Representative, entered into a business combination agreement (as amended, the “Agreement”) pursuant to which NAC will acquire the Target for consideration of a combination of cash and shares, as disclosed in a Form 8-K filed on January 6, 2020. On March 18, 2020, the Company entered into Amendment No. 1 and Waiver to the Agreement, as disclosed in the Form 8-K filed on March 18, 2020. On March 26, 2020, the Company entered into Amendment No. 2 and Consent to the Agreement, as disclosed in the Form 8-K filed on March 27, 2020.

In addition, pursuant to the terms of the Agreement, all SEC and other regulatory filing fees incurred in connection with the proxy statement shall be paid by the Company; provided, however, if the closing of the Business Combination (the “Closing”) occurs, fifty percent of such fees shall be deemed to be the Company’s expenses and fifty percent of such fees shall be deemed to be Open Lending’s expenses. As of March 31, 2020, the Company has paid $446,906 in regulatory filings fees in connection with such events, and expected to receive a reimbursement of $223,453 from Open Lending if the Closing occurs. In connection with the Proposed Transactions, ParentCo filed a Registration Statement on Form S-4 with the SEC on March 18, 2020, which contains a preliminary proxy statement for the Company’s stockholders and warrantholders.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On March 6, 2020, the Company notified the Nasdaq Stock Market (“Nasdaq”) of the death of one of its director’s. As a result of such event, the Company is temporarily not in compliance with the continued listing requirements as set forth in Nasdaq Listing Rules 5605(b)(1) and 5605(d)(2)(A) regarding the composition of the board and its compensation committee, respectively, because a majority of the board is not comprised of independent directors and the compensation committee is not comprised of at least two independent directors. The Company has determined to rely on the cure periods set forth in Nasdaq Listing Rules 5605(b)(1)(A) and 5605(d)(4) with respect to the composition of the board and its compensation committee, respectively.

On March 6, 2020, the Company received a response letter from Nasdaq acknowledging the Company’s non-compliance with Nasdaq Listing Rule 5605. The Nasdaq letter further provided that consistent with Nasdaq Listing Rules 5605(b)(1)(A) and 5605(d)(4), Nasdaq will provide the Company with a cure period in order to regain compliance until the earlier to occur of (i) its next annual stockholders meeting or March 2, 2021; or (ii) if the next annual shareholders’ meeting is held before August 31, 2020, then the Company must evidence compliance no later than August 31, 2020.

The Company expects to regain compliance with Nasdaq Listing Rule 5605 prior to the expiration of the cure period provided by Nasdaq.

Going Concern Consideration

As of March 31, 2020, the Company had approximately $616,000 in its operating bank account, approximately $7.3 million of investment income available in the Trust Account to pay for franchise and income taxes (less $100,000 of investment income to pay dissolution expenses, and up to $500,000 of investment income released to the Company for working capital purposes, which was withdrawn by the Company in December 2019), and working capital deficit of approximately $692,000.

Through March 31, 2020, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, and an aggregate of approximately $242,000 in advances due to related party, which is discussed in Note 4,

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

approximately $291,000 in loans from the Sponsor, the net proceeds from the consummation of the Private Placement not held in Trust, and proceeds from investment income released from Trust Account since inception of approximately $3.2 million and $500,000 for taxes and working capital purposes. The Company repaid the loans from the Sponsor in full in February 2018. The Company may need to obtain additional loans from the Sponsor or obtain funding from other sources in order to satisfy its working capital requirements through June 12, 2020, the mandatory liquidation date.

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. The impact of the COVID-19 outbreak on the Company’s results of operations, financial position and cash flows will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions. These developments and the impact of the COVID-19 outbreak on the financial markets and the overall economy are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s results of operations, financial position and cash flows may be materially adversely affected.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Updated (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the working capital deficit, mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 12, 2020.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to rules and regulations of the SEC. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP. In the opinion of management, all adjustments (consisting of normal accruals) considered for a fair presentation have been included. Operating results for the three months ended March 31, 2020 is not necessarily indicative of the results that may be expected through December 31, 2020.

Principles of Consolidation

The condensed consolidated financial statements of the Company include all of its wholly-owned subsidiaries, which were incorporated in Delaware on December 23, 2019 in connection with the planned merger. All inter-company accounts and transactions are eliminated in consolidation.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the condensed consolidated balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements. Actual results could differ from those estimates.

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A-Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. These costs, together with the underwriter discount, was charged to additional paid-in capital upon completion of the Initial Public Offering.

Class A Common Stock subject to possible redemption

As discussed in Note 1, all of the 27,500,000 common shares sold as part of a Unit in the Initial Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at March 31, 2020 and December 31, 2019, 26,695,125 and 26,711,895 of the 27,500,000 Public Shares were classified outside of permanent equity, respectively.

Net Income(Loss) per Share

Net income (loss) per share is computed by dividing net income by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 14,166,667 shares of the Company’s Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s condensed consolidated statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted, for Class A common stock for the three months ended March 31, 2020 and 2019 is calculated by dividing the interest income earned on the Trust Account of approximately $1.0 million and approximately $1.5 million, net of applicable taxes of approximately $342,000 and approximately $359,000, and funds available to be withdrawn from Trust for working capital purposes of $500,000 and approximately $102,000, resulted in a net income of approximately $197,000 and approximately $1.1 million, respectively, by the weighted average number of Class A common stock outstanding for the periods. Net income per share, basic and diluted, for Class B common stock for the three months ended March 31, 2020 and 2019 is calculated by dividing the net loss of approximately $168,000 and net income of approximately $1.1 million, less income attributable to Public Shares of approximately $197,000 and approximately $1.1 million, resulted in a net loss of approximately $365,000 and $0, by the weighted average number of Class B common stock outstanding for the periods.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

attributable to differences between the financial statement’s carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Management has determined that a full valuation allowance on the deferred tax asset (related to start up costs) is appropriate at this time after consideration of all available positive and negative evidence related to the realization of the deferred tax asset.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of March 31, 2020 or December 31, 2019. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at March 31, 2020 or December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s condensed consolidated financial statements.

Note 3—Public Offering

On January 12, 2018, the Company sold 27,500,000 Units, including the issuance of 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotments at the initial public offering price less the underwriting discounts and commissions. The Units that were issued in connection with the over-allotment option are identical to the Units issued in the Initial Public Offering. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a forfeiture of 312,500 shares of Class B common stock.

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Company paid an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Initial Public Offering (or $5.5 million), with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds (or $9.625 million) payable upon the Company’s completion of an initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

Note 4—Related Party Transactions

Founder Shares

On October 16, 2017, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The Sponsor agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (see Note 5). In December 2017, the Sponsor transferred 25,000 Founder Shares to each of the Company’s then independent directors, at the original per share purchase price. Also, in January 2018, another 25,000 Founder Shares were transferred to one of the Company’s independent directors. The 100,000 Founder Shares held by the Company’s independent directors was not subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a forfeiture of 312,500 shares of Class B common stock.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the Initial Public Offering on January 12, 2018, the Sponsor paid the Company $7.5 million for 5,000,000 Private Placement Warrants at a price of $1.50 per whole warrant. Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants has been added to the proceeds from the Initial Public Offering held in the Trust Account. If the initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement signed on January 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

The Company’s Sponsor had loaned the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. The Company borrowed approximately $291,000 under the Note and repaid this amount in full in February 2018.

Due to Related Party

An affiliate of the Company paid general and administrative expenses on behalf of the Company. An aggregate of approximately $242,000 and $204,000, as reflected in the accompanying condensed consolidated balance sheets are outstanding as of March 31, 2020 and December 31, 2019, respectively. These amounts are due on demand and are non-interest bearing.

Note 5—Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock. If the Company enters into an initial Business Combination, it may (depending on the terms of such an initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the initial Business Combination to the extent the Company seeks stockholder approval in connection with the initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

On October 16, 2017, the Sponsor purchased 7,187,500 shares of Class B common stock for $25,000. The Sponsor had agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in the forfeiture of 312,500 shares of Class B common stock during the year ended December 31, 2019. As of March 31, 2020 and December 31, 2019, there were 6,875,000 shares of Class B common stock issued and outstanding and 27,500,000 shares of Class A common stock outstanding and 26,695,125 and 26,711,895 of the shares of Class A common stock are classified outside of equity as redeemable common stock, respectively.

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2020 and December 31, 2019, there were no shares of preferred stock issued or outstanding.

Warrants

The public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the initial public offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their public warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the public warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The public warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.

The private placement warrants are identical to the public warrants underlying the units sold in the initial public offering, except that the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The Company may call the public warrants for redemption (except with respect to the private placement warrants):

•	in whole and not in part

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

NEBULA ACQUISITION CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The exercise price and number of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 6-Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of March 31, 2020 and December 31, 2019 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

March 31, 2020

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account	$282,267,853	—	—

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account	$281,229,266	—	—

At March 31, 2020 and December 31, 2019, the investments held in the Trust Account were held in marketable equity securities.

Note 7—Subsequent Events

Nasdaq Delisting Extension Notification

Aside for the following, the Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the condensed consolidated financial statements, except as disclosed in Note 1.

On February 18, 2020, the Company received a notification from the staff of the Nasdaq Stock Market (the “Staff”) indicating that the Company was no longer in compliance with Nasdaq Listing Rule 5550(a)(3) (the “Rule”), which requires the Company to have a minimum of 300 public holders. On April 3, 2020, the Company submitted materials illustrating its plan to gain compliance with the Rule and requesting an extension to regain compliance with the Rule. On April 14, 2020, the Company received a notification from the Staff that it has granted the Company an extension to regain compliance with the Rule on or before August 17, 2020.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

Nebula Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nebula Acquisition Corporation and Subsidiaries (the “Company”) as of December 31, 2019 and 2018, the related consolidated statements of operations, changes in stockholders’ equity and cash flows, for each of the two years in the period ended December 31, 2019, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, if the Company is unable to complete a Business Combination by the close of business on June 12, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

February 14, 2020

NEBULA ACQUISITION CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
Assets:
Current assets:
Cash	$1,299,288	$1,183,723
Prepaid expenses	138,279	5,000

Total current assets	1,437,567	1,188,723
Investment held in Trust Account	281,229,266	278,323,607

Total assets	$282,666,833	$279,512,330

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$719,247	$11,155
Due to related party	203,630	95,865
Franchise tax payable	—	200,000
Income tax payable	—	55,399

Total current liabilities	922,877	362,419
Deferred underwriting commissions	9,625,000	9,625,000

Total liabilities	10,547,877	9,987,419

Commitments

Class A common stock, $0.0001 par value; 26,711,895 and 26,452,491 shares subject to possible redemption at December 31, 2019 and 2018, respectively	267,118,950	264,524,910

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2019 and 2018	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 788,105 and 1,047,509 shares issued and outstanding (excluding 26,711,895 and 26,452,491 shares subject to possible redemption) at December 31, 2019 and 2018, respectively	79	105
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,875,000 shares issued and outstanding at December 31, 2019 and 2018, respectively	688	688
Additional paid-in capital	—	2,344,778
Retained earnings	4,999,239	2,654,430

Total stockholders’ equity	5,000,006	5,000,001

Total Liabilities and Stockholders’ Equity	$282,666,833	$279,512,330

The accompanying notes are an integral part of these consolidated financial statements.

NEBULA ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018
General and administrative costs	$1,179,661	$384,096
Franchise tax expense	1,069,448	199,000

Loss from operations	(2,249,109)	(583,096)
Investment income on Trust Account	5,845,402	4,083,807

Income before income tax expense	3,596,293	3,500,711
Income tax expense	1,002,248	815,599

Net income	$2,594,045	$2,685,112

Weighted average shares outstanding of Class A common stock	27,500,000	27,500,000

Basic and diluted net income per share, Class A	$0.14	$0.10

Weighted average shares outstanding of Class B common stock	6,875,000	6,875,000

Basic and diluted net income per share, Class B	$(0.17)	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

NEBULA ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Stock					Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity (Deficit)
	Class A		Class B		Additional Paid-In Capital
	Shares	Amount	Shares	Amount
Balance - December 31, 2017	—	$—	7,187,500	$719	$24,281	$(30,682)	$(5,682)

Sale of units in initial public offering, net of offering costs	27,500,000	2,750	—	—	259,342,731	—	259,345,481
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	7,500,000	—	7,500,000
Forfeiture of Class B common stock	—	—	(312,500)	(31)	31	—	—
Common stock subject to possible redemption	(26,452,491)	(2,645)	—	—	(264,522,265)	—	(264,524,910)
Net income	—	—	—	—	—	2,685,112	2,685,112

Balance - December 31, 2018	1,047,509	$105	6,875,000	$688	$2,344,778	2,654,430	$5,000,001

Common stock subject to possible redemption	(259,404)	(26)	—	—	(2,344,778)	(249,236)	(2,594,040)
Net income	—	—	—	—	—	2,594,045	2,594,045

Balance - December 31, 2019	788,105	$79	6,875,000	$688	$—	$4,999,239	$5,000,006

The accompanying notes are an integral part of these consolidated financial statements.

NEBULA ACQUISITION CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$2,594,045	$2,685,112
Adjustments to reconcile net income to net cash used in operating activities:
Income earned on investment held in Trust Account	(5,845,402)	(4,083,807)
Changes in operating assets and liabilities:
Prepaid expenses	(133,279)	(5,000)
Accounts payable and accrued expenses	708,092	(18,245)
Due to related party	107,765	95,865
Franchise tax payable	(200,000)	200,000
Income tax payable	(55,399)	55,399

Net cash used in operating activities	(2,824,178)	(1,070,676)

Cash Flows from Investing Activities:
Cash deposited in Trust Account	—	(275,000,000)
Investment income released from Trust Account	2,939,743	760,200

Net cash provided by (used in) investing activities	2,939,743	(274,239,800)

Cash Flows from Financing Activities:
Proceeds received from initial public offering	—	275,000,000
Payment of offering costs	—	(5,809,600)
Proceeds received from private placement	—	7,500,000
Repayment of note from related party	—	(221,201)

Net cash provided by financing activities	—	276,469,199

Net increase in cash	115,565	1,158,723

Cash - beginning of the year	1,183,723	25,000

Cash - end of the year	$1,299,288	$1,183,723

Supplemental disclosure of noncash activities:
Deferred underwriting commissions charged to additional paid-in capital in connection with the initial public offering	$—	$9,625,000
Reclassification of deferred offering costs to equity upon completion of the initial public offering	$—	$219,919
Change in value of Class A common stock subject to possible redemption	$2,594,040	$264,524,910

Supplemental cash flow disclosure:
Cash paid for income taxes	$1,157,635	$760,200

The accompanying notes are an integral part of these consolidated financial statements.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1-DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Nebula Acquisition Corporation (the “Company” or “NAC”) was incorporated in Delaware on October 2, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2019, the Company had not commenced any operations. All activity for the period from October 2, 2017 (inception) through December 31, 2019 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering. The fiscal year of the Company is the twelve- month calendar period from January 1 through December 31.

Sponsor and Financing

The Company’s sponsor is Nebula Holdings, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Initial Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on January 9, 2018. The Company consummated its Initial Public Offering of 27,500,000 Units, including the issuance of 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option at $10.00 per Unit, generating gross proceeds of $275 million and incurring offering costs of approximately $15.7 million, inclusive of $9.625 million in deferred underwriting commissions (Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,000,000 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Sponsor, generating gross proceeds of $7.5 million (Note 4).

The Trust Account

Funds from the Initial Public Offering have been placed in a trust account (“Trust Account”) with American Stock Transfer and Trust Company. The proceeds held in the Trust Account may only be invested in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes, which was withdrawn by the Company in December 2019, and $100,000 of interest to

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

pay dissolution expenses, if any), none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the initial Business Combination; (ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete the initial Business Combination within the Combination Period (defined below); and (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Initial Public Offering if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an initial Business Combination. The initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial Business Combination.

The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek stockholder approval of the initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes and up to $500,000 of interest which may be released to the Company for working capital purposes, which was withdrawn by the Company in December 2019, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable and up to $500,000 for working capital purposes, which was withdrawn by the Company in December 2019). The decision as to whether the Company will seek stockholder approval of the initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related initial Business Combination, and instead may search for an alternate initial Business Combination.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the trust account and not previously released to the Company to pay its franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes, which was withdrawn by the Company in December 2019). As a result, such shares of Class A common stock have been recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, the Company has 24 months from the closing of the Initial Public Offering to complete the initial Business Combination. On January 9, 2020, the Company held a special meeting of stockholders (the “Meeting”), and the stockholders approved an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional five months, from January 12, 2020 to June 12, 2020 (the “Combination Period”). If the Company is unable to complete the initial Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes, which was withdrawn by the Company in December 2019, and $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliate acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the initial Business Combination, subject to the limitations described herein.

On January 5, 2020, the Company, BRP Hold 11, Inc., a Delaware corporation (“Blocker”), the Blocker’s sole stockholder (the “Blocker Holder”), Nebula Parent Corp., a Delaware corporation (“ParentCo”), NBLA

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Merger Sub LLC, a Texas limited liability company (“Merger Sub LLC”), NBLA Merger Sub Corp., a Delaware corporation (“Merger Sub Corp”), Open Lending, LLC, a Texas limited liability company (the “Target”), and Shareholder Representative Services LLC, a Colorado limited liability company, as the Securityholder Representative, entered into a business combination agreement (the “Agreement”) pursuant to which NAC will acquire the Target for consideration of a combination of cash and shares, as disclosed in Form 8-K filing on January 6, 2020.

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Updated (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after June 12, 2020.

As of December 31, 2019, the Company had approximately $1.3 million in its operating bank account, approximately $6.2 million of investment income available in the Trust Account to pay for franchise and income taxes (less up to $500,000 of investment income released to the Company for working capital purposes, which was withdrawn by the Company in December 2019, and $100,000 of investment income to pay dissolution expenses), and working capital surplus of approximately $515,000.

Through December 31, 2019, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, and an aggregate of approximately $204,000 in advances due to related party, which is discussed in Note 4, approximately $291,000 in loans from the Sponsor, the net proceeds from the consummation of the Private Placement not held in Trust, and proceeds from investment income released from Trust Account since inception of approximately $3.2 million and $500,000 for taxes and working capital purposes, respectively. The Company repaid the loans from the Sponsor in full in February 2018. The Company anticipated that it may need to obtain additional loans from the Sponsor or obtain funding from other sources in order to satisfy our working capital requirements through June 12, 2020, our mandatory liquidation date.

NOTE 2-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The consolidated financial statements of the Company include all of its wholly-owned subsidiaries, which were incorporated in Delaware on December 23, 2019 in connection with the planned merger. All inter-company accounts and transactions are eliminated in consolidation.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheets.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A-Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. These costs, together with the underwriter discount, was charged to additional paid-in capital upon completion of the Initial Public Offering.

Class A Common Stock subject to possible redemption

As discussed in Note 1, all of the 27,500,000 common shares sold as part of a Unit in the Initial Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at December 31, 2019 and 2018, 26,711,895 and 26,452,491 of the 27,500,000 Public Shares were classified outside of permanent equity, respectively.

Net Income per Share

Net income per share is computed by dividing net income by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 14,166,667 shares of the Company’s Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statements of operations include a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available to be withdrawn from Trust for working capital purposes, by the weighted average number of Class A common stock outstanding for the period. Net income per share, basic and diluted for Class B common stock is calculated by dividing the net income, less income attributable to Public Shares, by the weighted average number of Class B common stock outstanding for the periods.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement’s carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Management has determined that a full valuation allowance on the deferred tax asset (related to start up costs) is appropriate at this time after consideration of all available positive and negative evidence related to the realization of the deferred tax asset.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2019 or December 31, 2018. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2019 or December 31, 2018. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s consolidated financial statements.

Note 3-Public Offering

On January 12, 2018, the Company sold 27,500,000 Units, including the issuance of 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotments at the initial public offering price less the underwriting discounts and commissions.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Units that were issued in connection with the over-allotment option are identical to the Units issued in the Initial Public Offering. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a forfeiture of 312,500 shares of Class B common stock during the year ended December 31, 2018.

The Company paid an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Initial Public Offering (or $5.5 million), with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds (or $9.625 million) payable upon the Company’s completion of an initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

Note 4-Related Party Transactions

Founder Shares

On October 16, 2017, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The Sponsor agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (see Note 5). In December 2017, the Sponsor transferred 25,000 Founder Shares to each of the Company’s then independent directors, at the original per share purchase price. Also, in January 2018, another 25,000 Founder Shares were transferred to one of the Company’s independent directors. The 100,000 Founder Shares held by the Company’s independent directors was not subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a forfeiture of 312,500 shares of Class B common stock during the year ended December 31, 2018.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the Initial Public Offering on January 12, 2018, the Sponsor paid the Company $7.5 million for 5,000,000 Private Placement Warrants at a price of $1.50 per whole warrant. Each

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants has been added to the proceeds from the Initial Public Offering held in the Trust Account. If the initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement signed on January 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Related Party Loans

The Company’s Sponsor had loaned the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable on the earlier of March 31, 2018 or upon the completion of the Initial Public Offering. The Company borrowed approximately $291,000 under the Note and repaid this amount in full in February 2018.

Due to Related Party

An affiliate of the Company paid general and administrative expenses on behalf of the Company. An aggregate of approximately $204,000 and $96,000, as reflected in the accompanying balance sheets are outstanding as of December 31, 2019 and 2018, respectively. These amounts are due on demand and are non-interest bearing.

Note 5-Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock. If the Company enters into an initial Business Combination, it may (depending on the terms of such an initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the initial Business Combination to the extent the Company seeks stockholder approval in connection with the initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

On October 16, 2017, the Sponsor purchased 7,187,500 shares of Class B common stock for $25,000. The Sponsor had agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in the forfeiture of 312,500 shares of Class B common stock during the year ended December 31, 2018. As of December 31, 2019 and 2018, there were 6,875,000 shares of Class B common stock issued and outstanding and 27,500,000 shares of Class A common stock outstanding and 26,711,895 and 26,452,491 of the shares of Class A common stock are classified outside of equity as redeemable common stock, respectively.

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2019 and 2018, there were no shares of preferred stock issued or outstanding.

Warrants

The public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the initial public offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the public warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their public warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the public warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The public warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.

The private placement warrants are identical to the public warrants underlying the units sold in the initial public offering, except that the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company may call the public warrants for redemption (except with respect to the private placement warrants):

•	in whole and not in part

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Note 6-Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2019 and 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

December 31, 2019

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account	$281,229,266	—	—

December 31, 2018

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account	$278,323,607	—	—

At December 31, 2019 and 2018, the investments held in the Trust Account were held in marketable equity securities.

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 — Income Taxes

The income tax provision (benefit) consists of the following:

	December 31,
	2019	2018
Current
Federal	$1,002,248	$815,599
State	—	—
Deferred
Federal	(245,853)	(79,895)
State	—	—
Change in valuation allowance	245,853	79,895

Income tax provision expense	$1,002,248	$815,599

The Company’s net deferred tax assets are as follows:

	December 31,
	2019	2018
Deferred tax asset
Startup/Organizational Costs	$325,748	$79,895

Total deferred tax assets	325,748	79,895
Valuation Allowance	(325,748)	(79,895)

Deferred tax asset, net of allowance	$—	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2019 and 2018, the valuation allowance were approximately $326,000 and $80,000, respectively.

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate is as follows:

	December 31,
	2019	2018
Statutory federal income tax rate	21.0%	21.0%
State taxes, net of federal tax benefit	0.0%	0.0%
Federal tax rate change	0.0%	0.0%
Meals & entertainment	0.0%	0.0%
Valuation allowance	6.8%	2.3%

Income tax provision expense	27.8%	23.3%

NEBULA ACQUISITION CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were available to be issued, and determined that there have been no events that have occurred that would require adjustments to the disclosures in the consolidated financial statements, except as disclosed in Note 1.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of

Nebula Acquisition Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Nebula Acquisition Corporation (the “Company”) as of December 31, 2018 and 2017, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows, for the year ended December 31, 2018 and for the period from October 2, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from October 2, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to complete a Business Combination by January 12, 2020, then the Company will cease all operations except for the purpose of liquidating. This date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits are accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2017.

New York, New York

February 15, 2019

NEBULA ACQUISITION CORPORATION

BALANCE SHEETS

	December 31,
	2018	2017
Assets:
Current assets:
Cash	$1,183,723	$25,000
Prepaid expenses	5,000	—

Total current assets	1,188,723	25,000
Investment held in Trust Account	278,323,607	—
Deferred offering costs associated with initial public offering	—	219,919

Total assets	$279,512,330	$244,919

Liabilities and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$11,155	$—
Accrued expenses	—	29,400
Due to related party	95,865	—
Franchise tax payable	200,000	—
Income tax payable	55,399	—
Note payable - related party	—	221,201

Total current liabilities	362,419	250,601
Deferred underwriting commissions	9,625,000	—

Total liabilities	9,987,419	250,601

Commitments

Class A common stock, $0.0001 par value; 26,452,491 and -0- shares subject to possible redemption at December 31, 2018 and 2017, respectively	264,524,910	—

Stockholders’ Equity (Deficit):
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding at December 31, 2018 and 2017	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; 1,047,509 and -0- shares issued and outstanding (excluding 26,452,491 and -0- shares subject to possible redemption) at December 31, 2018 and 2017, respectively	105	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,875,000 and 7,187,500 shares issued and outstanding at December 31, 2018 and 2017, respectively	688	719
Additional paid-in capital	2,344,778	24,281
Retained earnings (accumulated deficit)	2,654,430	(30,682)

Total stockholders’ equity (deficit)	5,000,001	(5,682)

Total Liabilities and Stockholders’ Equity (Deficit)	$279,512,330	$244,919

The accompanying notes are an integral part of these financial statements.

NEBULA ACQUISITION CORPORATION

STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2018	For the Period from October 2, 2017 (inception) through December 31, 2017
General and administrative costs	$384,096	$30,682
Franchise tax expense	199,000	—

Loss from operations	(583,096)	(30,682)
Investment income on Trust Account	4,083,807	—

Income before income tax expense	3,500,711	(30,682)
Income tax expense	815,599	—

Net income (loss)	$2,685,112	$(30,682)

Weighted average shares outstanding of Class A common stock	27,500,000	6,250,000

Basic and diluted net income per share, Class A	$0.10	$(0.00)

Weighted average shares outstanding of Class B common stock	6,875,000	6,250,000

Basic and diluted net income per share, Class B	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

NEBULA ACQUISITION CORPORATION

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

							Total
	Common Stock				Additional		Stockholders’
	Class A		Class B		Paid-In	Retained	Equity
	Shares	Amount	Shares	Amount	Capital	Earnings	(Deficit)
Balance - October 2, 2017 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of Class B common stock to Sponsor	—	—	7,187,500	719	24,281	—	25,000
Net loss	—	—	—	—	—	(30,682)	(30,682)

Balance - December 31, 2017	—	$—	7,187,500	$719	$24,281	$(30,682)	$(5,682)

Sale of units in initial public offering, net of offering costs	27,500,000	2,750	—	—	259,342,731	—	259,345,481
Sale of private placement warrants to Sponsor in private placement	—	—	—	—	7,500,000	—	7,500,000
Forfeiture of Class B common stock	—	—	(312,500)	(31)	31	—	—
Common stock subject to possible redemption	(26,452,491)	(2,645)	—	—	(264,522,265)	—	(264,524,910)
Net income	—	—	—	—	—	2,685,112	2,685,112

Balance - December 31, 2018	1,047,509	$105	6,875,000	$688	$2,344,778	2,654,430	$5,000,001

The accompanying notes are an integral part of these financial statements.

NEBULA ACQUISITION CORPORATION

STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2018	For the Period from October 2, 2017 (inception) through December 31, 2017
Cash Flows from Operating Activities:
Net income (loss)	$2,685,112	$(30,682)
Adjustments to reconcile net income to net cash used in operating activities:
Income earned on investment held in Trust Account	(4,083,807)	—
Operating costs paid by related party	—	29,282
Changes in operating assets and liabilities:
Prepaid expenses	(5,000)	—
Accounts payable	11,155	—
Accrued expenses	(29,400)	1,400
Due to related party	95,865	—
Franchise tax payable	200,000	—
Income tax payable	55,399	—

Net cash used in operating activities	(1,070,676)	—

Cash Flows from Investing Activities
Cash deposited in Trust Account	(275,000,000)	—
Investment income released from Trust Account to pay taxes	760,200	—

Net cash used in investing activities	(274,239,800)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	—	25,000
Proceeds received from initial public offering	275,000,000	—
Payment of offering costs	(5,809,600)	—
Proceeds received from private placement	7,500,000	—
Repayment of note from related party	(221,201)	—

Net cash provided by financing activities	276,469,199	25,000

Net increase in cash	1,158,723	25,000
Cash - beginning of the period	25,000	—

Cash - end of the period	$1,183,723	$25,000

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriting commissions charged to additional paid-in capital in connection with the initial public offering	$9,625,000	$—

Reclassification of deferred offering costs to equity upon completion of the initial public offering	$219,919	$—

Change in value of Class A common stock subject to possible redemption	$264,524,910	$—

Offering costs included in note payable	$—	$191,919

Offering costs included in accrued expenses	$—	$28,000

Supplemental cash flow disclosure:
Cash paid for income taxes	$760,200	$—

The accompanying notes are an integral part of these financial statements.

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Organization and General

Nebula Acquisition Corporation (the “Company”) was incorporated in Delaware on October 2, 2017. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the “Securities Act,” as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”).

At December 31, 2018, the Company had not commenced any operations. All activity for the period from October 2, 2017 (inception) through December 31, 2018 relates to the Company’s formation, the initial public offering (“Initial Public Offering”) described below, and since the closing of the Initial Public Offering, the search for a prospective initial Business Combination. The Company will not generate any operating revenues until after completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of investment income from the proceeds derived from the Initial Public Offering. The fiscal year of the Company is the twelve- month calendar period from January 1 through December 31.

Sponsor and Financing

The Company’s sponsor is Nebula Holdings, LLC, a Delaware limited liability company (the “Sponsor”). The registration statement for the Company’s Initial Public Offering was declared effective by the United States Securities and Exchange Commission (the “SEC”) on January 9, 2018. The Company consummated its Initial Public Offering of 27,500,000 Units, including the issuance of 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option at $10.00 per Unit, generating gross proceeds of $275 million and incurring offering costs of approximately $15.7 million, inclusive of $9.625 million in deferred underwriting commissions (Note 3).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement (“Private Placement”) of 5,000,000 warrants (the “Private Placement Warrants”), at a price of $1.50 per Private Placement Warrant, with the Company’s Sponsor, generating gross proceeds of $7.5 million (Note 4).

The Trust Account

Funds from the Initial Public Offering have been placed in a trust account (“Trust Account”) with American Stock Transfer and Trust Company. The proceeds held in the Trust Account may only be invested in U.S. government treasury bills with a maturity of one hundred eighty (180) days or less or in money market funds that meet certain conditions under Rule 2a-7 under the Investment Company Act of 1940 and that invest only in direct U.S. government obligations. Funds will remain in the Trust Account until the earlier of (i) the consummation of the initial Business Combination or (ii) the distribution of the Trust Account proceeds as described below. The remaining proceeds outside the Trust Account may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company’s amended and restated certificate of incorporation provides that, other than the withdrawal of interest to pay franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes and $100,000 of interest to pay dissolution expenses, if any), none of the funds held in the Trust Account will be released until the earlier of: (i) the completion of the initial Business Combination;

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

(ii) the redemption of any shares of Class A common stock included in the Units (the “Public Shares”) sold in the Initial Public Offering that have been properly tendered in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation to modify the substance or timing of its obligation to redeem 100% of such shares of Class A common stock if it does not complete the initial Business Combination within the Combination Period (defined below); and (iii) the redemption of 100% of the shares of Class A common stock included in the Units sold in the Initial Public Offering if the Company is unable to complete an initial Business Combination within the Combination Period (subject to the requirements of law). The proceeds deposited in the Trust Account could become subject to the claims of the Company’s creditors, if any, which could have priority over the claims of the Company’s public stockholders.

Initial Business Combination

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating an initial Business Combination. The initial Business Combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect an initial Business Combination.

The Company, after signing a definitive agreement for an initial Business Combination, will either (i) seek stockholder approval of the initial Business Combination at a meeting called for such purpose in connection with which stockholders may seek to redeem their shares, regardless of whether they vote for or against the initial Business Combination, for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes and up to $500,000 of interest which may be released to the Company for working capital purposes, or (ii) provide stockholders with the opportunity to sell their Public Shares to the Company by means of a tender offer (and thereby avoid the need for a stockholder vote) for an amount in cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest (which interest shall be net of taxes payable and up to $500,000 for working capital amounts released to the Company). The decision as to whether the Company will seek stockholder approval of the initial Business Combination or will allow stockholders to sell their Public Shares in a tender offer will be made by the Company, solely in its discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require the Company to seek stockholder approval, unless a vote is required by law or under NASDAQ rules. If the Company seeks stockholder approval, it will complete its initial Business Combination only if a majority of the outstanding shares of common stock voted are voted in favor of the initial Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of the initial Business Combination. In such case, the Company would not proceed with the redemption of its Public Shares and the related initial Business Combination, and instead may search for an alternate initial Business Combination.

If the Company holds a stockholder vote or there is a tender offer for shares in connection with an initial Business Combination, a public stockholder will have the right to redeem its shares for an amount in cash equal to its pro rata share of the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the initial Business Combination, including interest earned on the funds held in the trust

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

account and not previously released to the Company to pay its franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes). As a result, such shares of Class A common stock have been recorded at redemption amount and classified as temporary equity upon the completion of the Initial Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, “Distinguishing Liabilities from Equity.”

Pursuant to the Company’s amended and restated certificate of incorporation, if the Company is unable to complete the initial Business Combination within 24 months from the closing of the Initial Public Offering (“Combination Period”), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its franchise and income taxes (less up to $500,000 of interest released to the Company for working capital purposes and $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. The Sponsor and the Company’s officers and directors entered into a letter agreement with the Company, pursuant to which they agreed to waive their rights to liquidating distributions from the Trust Account with respect to any Founder Shares (as defined below) held by them if the Company fails to complete the initial Business Combination within the Combination Period. However, if the Sponsor or any of the Company’s directors, officers or affiliate acquires shares of Class A common stock in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such shares if the Company fails to complete the initial Business Combination within the Combination Period.

In the event of a liquidation, dissolution or winding up of the Company after an initial Business Combination, the Company’s stockholders are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the common stock, except that the Company will provide its stockholders with the opportunity to redeem their Public Shares for cash equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, upon the completion of the initial Business Combination, subject to the limitations described herein.

Going Concern Consideration

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standard Board’s Accounting Standards Updated (“ASU”) 2014-15, “Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”, management has determined that the mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after January 12, 2020.

As of December 31, 2018, the Company had approximately $1.2 million in its operating bank account, approximately $3.3 million of investment income available in the Trust Account to pay for franchise and income taxes (less up to $500,000 of investment income released to the Company for working capital purposes and $100,000 of investment income to pay dissolution expenses).

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Through December 31, 2018, the Company’s liquidity needs have been satisfied through receipt of a $25,000 capital contribution from the Sponsor in exchange for the issuance of the Founder Shares (Note 5) to the Sponsor, approximately $291,000 in loans from the Sponsor, the net proceeds from the consummation of the Private Placement not held in Trust, and approximately $760,000 in proceeds from investment income released from Trust Account to pay for taxes during the year ended December 31, 2018. The Company repaid the loans from the Sponsor in full in February 2018.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the balance sheet.

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•

Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•

Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Use of Estimates

The preparation of the financial statement in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

Offering Costs

The Company complies with the requirements of the FASB ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A —“Expenses of Offering.” Offering costs consist of costs incurred in connection with formation and preparation for the Initial Public Offering. These costs, together with the underwriter discount, was charged to additional paid-in capital upon completion of the Initial Public Offering.

Class A Common Stock subject to possible redemption

As discussed in Note 1, all of the 27,500,000 common shares sold as part of a Unit in the Initial Public Offering contain a redemption feature which allows for the redemption of common shares under the Company’s Liquidation or Tender Offer/Stockholder Approval provisions. In accordance with FASB ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of FASB ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that in no event will it redeem its Public Shares in an amount that would cause its net tangible assets (stockholders’ equity) to be less than $5,000,001.

The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of the security at the end of each reporting period. Increases or decreases in the carrying amount of redeemable common stock shall be affected by charges against additional paid-in capital. Accordingly, at December 31, 2018, 26,452,491 of the 27,500,000 Public Shares were classified outside of permanent equity.

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Net Income per Share

Net income per share is computed by dividing net income by the weighted-average number of common stock outstanding during the periods. The Company has not considered the effect of the warrants sold in the initial Public Offering (including the consummation of the over-allotment) and Private Placement to purchase an aggregate of 14,166,667 shares of the Company’s Class A common stock in the calculation of diluted income per share, since their inclusion would be anti-dilutive under the treasury stock method.

The Company’s statements of operations includes a presentation of income per share for common stock subject to redemption in a manner similar to the two-class method of income per share. Net income per share, basic and diluted for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes and funds available to be withdrawn from Trust for working capital purposes, by the weighted average number of Class A common stock outstanding for the period. Net income per share, basic and diluted for Class B common stock is calculated by dividing the net income, less income attributable to Public shares, by the weighted average number of Class B common stock outstanding for the period.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement’s carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2018 or December 31, 2017. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2018 or December 31, 2017. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

Recent Accounting Pronouncements

In August 2018, the SEC adopted the final rule under SEC Release No. 33-10532, “Disclosure Update and Simplification”, amending certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. In addition, the amendments expanded the disclosure requirements on the analysis of stockholders’ equity for interim financial statements. Under the amendments, an analysis of changes in each caption of stockholders’ equity presented in the balance sheet must be provided in a note or separate statement. The analysis should present a reconciliation of the beginning balance to the ending balance of each period for which a statement of comprehensive income is required to be filed. The Company anticipates its first presentation of changes in stockholders’ equity will be included in its Form 10-Q for the quarter ended March 31, 2019.

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have an effect on the Company’s financial statements.

Note 3—Public Offering

On January 12, 2018, the Company sold 27,500,000 Units, including the issuance of 2,500,000 Units as a result of the underwriters’ partial exercise of their over-allotment option, at a price of $10.00 per Unit.

Each Unit consists of one share of the Company’s Class A common stock, $0.0001 par value, and one-third of one redeemable warrant (each, a “Warrant” and, collectively, the “Warrants”). Each whole Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share. No fractional shares will be issued upon separation of the Units and only whole Warrants will trade. Each Warrant will become exercisable on the later of 30 days after the completion of the Company’s initial Business Combination or 12 months from the closing of the Initial Public Offering and will expire five years after the completion of the Company’s initial Business Combination or earlier upon redemption or liquidation. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants in whole and not in part at a price of $0.01 per Warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sent the notice of redemption to the Warrant holders.

The Company granted the underwriters a 45-day option to purchase up to 3,750,000 additional Units to cover any over-allotments at the initial public offering price less the underwriting discounts and commissions. The Units that were issued in connection with the over-allotment option are identical to the Units issued in the Initial Public Offering. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a reduction of 312,500 shares of Class B common stock subject to forfeiture and are considered as forfeited in the accompanying balance sheet as of December 31, 2018.

The Company paid an underwriting discount of 2.0% of the per Unit offering price to the underwriters at the closing of the Initial Public Offering (or $5.5 million), with an additional fee (the “Deferred Discount”) of 3.5% of the gross offering proceeds (or $9.625 million) payable upon the Company’s completion of an initial Business Combination. The Deferred Discount will become payable to the underwriters from the amounts held in the Trust Account solely in the event the Company completes its initial Business Combination.

Note 4—Related Party Transactions

Founder Shares

On October 16, 2017, the Sponsor purchased 7,187,500 shares of Class B common stock (the “Founder Shares”) for an aggregate price of $25,000. As used herein, unless the context otherwise requires, Founder Shares shall be deemed to include the shares of Class A common stock issuable upon conversion thereof. The Founder Shares are identical to the Class A common stock included in the Units sold in the Initial Public Offering except that the Founder Shares automatically convert into shares of Class A common stock at the time of the Company’s initial Business Combination and are subject to certain transfer restrictions, as described in more detail below. Holders of Founder Shares may also elect to convert their shares of Class B common stock into an equal number of shares of Class A common stock, subject to adjustment as provided above, at any time. The Sponsor agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering (see Note 5). In December 2017, the Sponsor transferred 25,000 Founder Shares to each of the Company’s then independent directors, at the original per share purchase price. Also in January 2018, another 25,000 Founder Shares were transferred to one of the Company’s independent directors. The 100,000 Founder Shares held by the Company’s independent directors was not subject to forfeiture in the event the underwriters’ over-allotment option was not exercised. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a reduction of 312,500 shares of Class B common stock subject to forfeiture and are considered as forfeited in the accompanying balance sheet as of December 31, 2018.

The Company’s initial stockholders have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Founder Shares until the earlier to occur of: (A) one year after the completion of the initial Business Combination or (B) subsequent to the initial Business Combination, (x) if the last sale price of the Company’s Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Private Placement

Simultaneously with the closing of the Initial Public Offering on January 12, 2018, the Sponsor paid the Company $7.5 million for 5,000,000 Private Placement Warrants at a price of $1.50 per whole warrant. Each whole Private Placement Warrant is exercisable for one whole share of the Company’s Class A common stock at a price of $11.50 per share. A portion of the purchase price of the Private Placement Warrants has been added to the proceeds from the Initial Public Offering held in the Trust Account. If the initial Business Combination is not completed within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

The Sponsor and the Company’s officers and directors have agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Registration Rights

The holders of Founder Shares, Private Placement Warrants and Warrants that may be issued upon conversion of working capital loans, if any, are entitled to registration rights (in the case of the Founder Shares, only after conversion of such shares to shares of Class A common stock) pursuant to a registration rights agreement signed on January 12, 2018. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period for the securities to be registered. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Related Party Loans

The Company’s Sponsor had loaned the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). This loan was non-interest bearing and payable upon the completion of the Initial Public Offering. As of December 31, 2017, the Company had $221,201 balance outstanding. In February 2018, the Company repaid this amount in full.

Due to Related Party

An affiliate of the Company paid administrative expenses for an aggregate of approximately $96,000, as reflected in the accompanying balance sheet as of December 31, 2018. These amounts are due on demand and are non-interest bearing.

Note 5—Stockholders’ Equity

Common Stock

The authorized common stock of the Company includes up to 100,000,000 shares of Class A common stock and 10,000,000 shares of Class B common stock. If the Company enters into an initial Business Combination, it may (depending on the terms of such an initial Business Combination) be required to increase the number of shares of Class A common stock which the Company is authorized to issue at the same time as the Company’s stockholders vote on the initial Business Combination to the extent the Company seeks stockholder approval in connection with the initial Business Combination. Holders of the Company’s common stock are entitled to one vote for each share of common stock.

On October 16, 2017, the Sponsor purchased 7,187,500 shares of Class B common stock for $25,000. The Sponsor had agreed to forfeit up to 937,500 Founder Shares to the extent that the over-allotment option was not exercised in full by the underwriters so that the Founder Shares will represent 20% of the Company’s issued and outstanding shares after the Initial Public Offering. On January 12, 2018, the Company was advised by the underwriters’ that it had elected to exercise a portion of the over-allotment option for 2,500,000 additional Units for additional gross proceeds of $25 million. The partial exercise resulted in a reduction of 312,500 shares of Class B common stock subject to forfeiture and are considered as forfeited in the accompanying balance sheet as of December 31, 2018. As such, at January 12, 2018, there were 6,875,000 shares of Class B common stock issued and outstanding and 27,500,000 shares of Class A common stock outstanding (26,452,491 of which are classified outside of equity as redeemable common stock).

Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2018 and December 31, 2017, there were no shares of preferred stock issued or outstanding.

Warrants

The public warrants may only be exercised for a whole number of shares. No fractional public warrants will be issued upon separation of the units and only whole public warrants will trade. The public warrants will become exercisable on the later of (a) 30 days after the completion of a business combination or (b) 12 months from the closing of the initial public offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Class A common stock issuable upon exercise of the

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

public warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their public warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company has agreed that as soon as practicable, but in no event later than 15 business days, after the closing of a business combination, the Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A common stock issuable upon exercise of the public warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the public warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the sixtieth (60th) day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. The public warrants will expire five years after the completion of a business combination or earlier upon redemption or liquidation.

The private placement warrants are identical to the public warrants underlying the units sold in the initial public offering, except that the private placement warrants and the Class A common stock issuable upon exercise of the private placement warrants will not be transferable, assignable or salable until 30 days after the completion of a business combination, subject to certain limited exceptions. Additionally, the private placement warrants will be non-redeemable so long as they are held by the initial purchasers or such purchasers’ permitted transferees. If the private placement warrants are held by someone other than the initial shareholders or their permitted transferees, the private placement warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The Company may call the public warrants for redemption (except with respect to the private placement warrants):

•	in whole and not in part

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption; and

•

if, and only if, the last reported closing price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

If the Company calls the public warrants for redemption, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the warrant agreement.

The exercise price and number of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants shares. If the Company is unable to complete a business combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 6—Fair Value Measurements

The following table presents information about the Company’s assets that are measured on a recurring basis as of December 31, 2018 and indicates the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value.

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Investment held in Trust Account	$278,323,607	—	—

At December 31, 2018, the investment held in the Trust Account were held in marketable securities.

Note 7 — Income Taxes

The income tax provision (benefit) consists of the following:

December 31, 2018
Current
Federal	$815,599
State	—
Deferred
Federal	79,895
State	—
Change in valuation allowance	(79,895)

Income tax provision expense	$815,599

The Company’s net deferred tax assets are as follows:

December 31, 2018
Deferred tax asset
Startup/Organizational Costs	$79,895

Total deferred tax assets	79,895
Valuation Allowance	(79,895)

Deferred tax asset, net of allowance	$—

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2018, the valuation allowance was approximately $80,000.

NEBULA ACQUISITION CORPORATION

NOTES TO FINANCIAL STATEMENTS

A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate is as follows:

December 31, 2018
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Federal tax rate change	1.4%
Valuation allowance	2.3%

Income tax provision expense	24.7%

Note 8—Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet of the Combined Company as of March 31, 2020 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended December 31, 2019 and for the three months ended March 31, 2020 present the combination of the financial information of Nebula and Open Lending, after giving effect to the Business Combination and related adjustments described in the accompanying notes. Nebula and Open Lending are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, are referred to herein as the Combined Company or ParentCo.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2019 and three months ended March 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2019. The unaudited pro forma condensed combined balance sheet as of March 31, 2020 gives pro forma effect to the Business Combination as if it was completed on March 31, 2020.

The unaudited pro forma condensed combined financial information are based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Nebula Acquisition Corporation and Open Lending and the notes thereto, as well as the disclosures contained in the sections titled “Nebula Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Open Lending Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Combined Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Combined Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

On June 10, 2020, Combined Company consummated the previously announced Business Combination pursuant to Business Combination Agreement dated January 5, 2020 between Nebula and Open Lending, under the terms of which, Nebula acquired Open Lending through a new Delaware holding company, referred to herein as the Combined Company or ParentCo, which became a publicly-listed entity. As a result of the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Open Lending and its subsidiaries and the Open Lending’s unitholders hold a portion of the ParentCo Common Stock.

The following pro forma condensed combined financial statements presented herein reflect the actual redemption of 10,997,246 shares of Class A Common Stock by Nebula’s stockholders in conjunction with the stockholder vote on the Business Combination contemplated by the Business Combination Agreement at a meeting held on June 9, 2020.

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED BALANCE SHEET

March 31, 2020

(in thousands)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3	Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$616	$38,038	$(13,654)	(a),(c)	$25,000
Restricted cash	—	2,274	—		2,274
Accounts receivable	—	4,859	—		4,859
Current contract assets	—	20,285	—		20,285
Prepaid expenses	68	657	—		725
Deferred tax asset	—	—	91,472	(b),(f)	91,472
Other current assets	—	406	—		406
Deferred transaction costs	—	9,681	(9,681)	(c)	—

Total current assets	684	76,200	68,137		145,021

Property and equipment, net	—	355	—		355
Non-current contract assets	—	38,464	—		38,464
Other assets	—	147	—		147
Investment held in Trust Account	282,268	—	(282,268)	(d)	—

Total Assets	$282,952	$115,166	$(214,131)		$183,987

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$905	$5,877	$(4,901)	(a),(c)	$1,881
Accrued expenses	—	1,032	—		1,032
Current portion of notes payable	—	4,250	—		4,250
Accrued distributions	—	1,228	—		1,228
Other current liabilities	—	2,698	—		2,698
Accrued franchise and income taxes	229	—	—		229
Due to related party	242	—	—		242

Total current liabilities	1,376	15,085	(4,901)		11,560

Long-term notes payable, net of unamortized debt issuance costs	—	156,638	—		156,638
Other long-term liabilities	—	—	94,368	(f)	94,368
Contingent consideration	—	—	191,990	(e)	191,990
Deferred underwriting commissions	9,625	—	(9,625)	(a),(c)	—

Total Liabilities	11,001	171,723	271,832		454,556

Class A subject to redemption	266,951	—	(266,951)	(h)	—
Redeemable convertible preferred Series C units	—	257,406	(257,406)	(h)	—
	—	—	—		—
Stockholders’ equity (deficit)	—	—	—		—
Common Stock	1	—	918	(h)	919
Common units	—	8,011	(8,011)	(h)	—
Preferred units	—	478	(478)	(h)	—
Additional paid in capital	—	—	(66,173)	(g),(h)	(66,173)
Retained earnings (Accumulated deficit)	4,999	(322,452)	112,138	(g),(h)	(205,315)

Total stockholders’ equity (deficit)	5,000	(313,963)	38,394		(270,569)

Total liabilities and stockholders’ equity (deficit)	$282,952	$115,166	$(214,131)		$183,987

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED COMBINED

STATEMENT OF OPERATIONS FOR THE THREE MONTHS

ENDED MARCH 31, 2020

(in thousands, except share and per share amounts)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3		Pro Forma
Revenues:
Program fees	$—	$12,712	$—			$12,712
Profit share	—	3,774	—			3,774
Claims administration service fees	—	944	—			944

Total Revenue	—	17,430	—			17,430
Cost of services	—	2,495	—			2,495

Gross Profit	—	14,935	—			14,935
Operating expenses:	—	—	—			—
General and administrative	865	3,569	(200)	(i	)	4,234
Selling and marketing	—	2,078	—			2,078
Research and development	—	359	—			359
Franchise tax expense	50	—	(50)	(j	)	—

Operating (loss) income	(915)	8,929	250			8,264
Interest expense	—	(764)	(2,534)	(k	)	(3,298)
Interest income	1,039	17	(1,039)	(j	)	17
Other income	—	1	—			1

Income before income tax expense	124	8,183	(3,323)			4,984
Provisions for income tax	292	11	1,427	(l	)	1,730

Net (loss) income	$(168)	$8,172	$(4,750)			$3,254

Earnings per Share
Weighted average shares outstanding of Class A common stock	27,500,000			(m	)	91,850,000
Basic and diluted net income per share, Class A	0.01			(m	)	0.04

COMBINED COMPANY

UNAUDITED PRO FORMA CONDENSED

COMBINED STATEMENT OF OPERATIONS FOR

THE YEAR ENDED DECEMBER 31, 2019

(in thousands, except share and per share amounts)

	Nebula Acquisition Corporation (Historical)	Open Lending LLC (Historical)	Pro Forma Adjustments	Note 3		Pro Forma
Revenues:
Program fees	$—	$36,667	$—			$36,667
Profit share	—	53,038	—			53,038
Claims administration service fees	—	3,142	—			3,142

Total Revenue	—	92,847	—			92,847
Cost of services	—	7,806	—			7,806

Gross Profit	—	85,041	—			85,041
Operating expenses:
General and administrative	1,180	13,774	(700)	(i	)	14,254
Selling and marketing	—	7,482	—			7,482
Research and development	—	1,170	—			1,170
Franchise tax expense	1,069	—	(1,069)	(j	)	—

Operating (loss) income	(2,249)	62,615	1,769			62,135
Interest expense	—	(322)	(13,094)	(k	)	(13,416)
Interest income	5,845	24	(5,845)	(j	)	24
Other income	—	197	—			197

Income before income tax expense	3,596	62,514	(17,170)			48,940
Provisions for income tax	1,002	(30)	12,438	(l	)	13,410

Net income	$2,594	$62,544	$(29,608)			$35,530

Earnings per Share
Weighted average shares outstanding of Class A common stock	27,500,000			(m	)	91,850,000
Basic and diluted net income per share, Class A	0.14			(m	)	0.39

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Business Combination

On June 10, 2020, Combined Company consummated the previously announced Business Combination pursuant to Business Combination Agreement dated January 5, 2020 between Nebula and Open Lending, under the terms of which, Nebula acquired Open Lending through a new Delaware holding company, referred to herein as the Combined Company or ParentCo, which became a publicly-listed entity. As a result of the Business Combination, the Combined Company owns, directly or indirectly, all of the issued and outstanding equity interests of Open Lending and its subsidiaries and the Open Lending’s unitholders hold a portion of the ParentCo Common Stock.

As a result of the Business combination, Open Lending’s unitholders received aggregate consideration with a value equal to $1,010,625,000, which consists of (i) $135,000,000 of cash distribution in March 2020, (ii) $356,527,540 in cash at closing of the Business Combination and (iii) $519,097,460 in shares of our common stock at closing of the Business Combination, or 51,909,746 shares based on an assumed stock price of $10 per share. Additionally, Open Lending’s unitholders will receive contingent consideration of up to 22,500,000 shares (“Contingency Consideration”) contingent upon achieving certain market share price milestones within a period of 42 months post Business Combination. The Contingency Consideration shares will be immediately issued in the event of a change of control.

In connection with the Business Combination, certain of Nebula’s equity holders will receive 1,250,000 shares of ParentCo Common Stock (“Earn-out Consideration”) contingent upon achieving certain market share price milestones within a period of 30 months post Business Combination. The Earn-out Consideration shares will be immediately issued in the event of a change of control.

In connection with the closing of the Business Combination, 3,437,500 of ParentCo Common Shares issued to the Sponsor and its affiliates in exchange of the Founder Shares were placed in a lock-up (“Lock-up Shares”) and will be released from a lock-up upon achieving certain market share price milestones within a period of seven years post Business Combination. These shares will be forfeited if the set milestones are not reached. The Lock-up Shares will be immediately released from a lock-up in the event of a change of control. (See Note 3(e) for more details on the accounting treatment of the Contingency Consideration, Earn-out Consideration and Lock-up Shares)

In connection with the Business Combination, in March 2020, Open Lending repaid its historical debt in the amount of $3,312,788 and entered into a credit agreement with a syndicate of lenders that funded a term loan in a principal amount of $170,000,000, referred to herein as the Term Loan, which was used primarily to fund a non-liquidation distribution to Open Lending’s unitholders in the amount of $135,000,000 and cash reserve in the amount of $35,000,000 that is included in the cash paid to the Open Lending unitholders at closing of the Business Combination. The current maturity date for the Term Loan is March 2027. The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. (See Note 3(k) for pro forma interest rate adjustment).

The following summarizes the common stock shares outstanding after giving effect to the Business Combination, excluding the potential dilutive effect of the Contingency Consideration, Earn-Out Consideration, Lock-up Shares and exercise of warrants:

	Shares	%
Nebula existing Public Stockholders	16,502,754	17.97%
Open Lending existing unitholders	51,909,746	56.51%
Sponsor and its affiliates	11,937,500	13.00%
PIPE Investors	11,500,000	12.52%

Closing shares	91,850,000	100%

Note 2—Basis of presentation

The historical financial information of Nebula and Open Lending has been adjusted in the unaudited pro forma condensed combined financial information to give effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are prepared to illustrate the estimated effect of the Business Combination and certain other adjustments.

The Business Combination is accounted for as a reverse recapitalization because Open Lending has been determined to be the accounting acquirer under Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The determination is primarily based on the evaluation of the following facts and circumstances:

•	The pre-combination unitholders of Open Lending will hold the majority, i.e. 56.51%, of voting rights in the Combined Company, excluding Lock-up Shares;

•	The pre-combination equity holders of Open Lending will have the right to appoint the majority of the directors on the board of directors of the Combined Company;

•	Senior management of Open Lending will comprise the senior management of the Combined Company; and

•	Operations of Open Lending will comprise the ongoing operations of the Combined Company.

Under the reverse recapitalization model, the Business Combination is treated as Open Lending issuing equity for the net assets of Nebula, with no goodwill or intangible assets recorded.

Note 3—Pro Forma Adjustments

Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2020

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2020 are as follows:

a)	Cash. Represents the impact of the Business Combination on the cash balance of the Combined Company.

The table below represents the sources and uses of funds as it relates to the Business Combination:

(in thousands)

	Note
Cash balance of Open Lending prior to Business Combination		$38,038
Cash balance of Nebula prior to Business Combination		616
Nebula Cash Held in Trust	(1)	282,268
PIPE	(2)	200,000
Payment to redeeming Nebula stockholders	(3)	(112,769)
Cash to existing Open Lending unitholders at the Business Combination	(4)	(356,528)
Payment of deferred underwriting commissions	(5)	(6,292)
Payment of accrued transaction costs of Nebula	(6)	(900)
Payment of other transaction costs of Nebula	(6)	(6,395)
Payment of accrued transaction costs of Open Lending	(7)	(4,001)
Payment of other transaction costs of Open Lending	(7)	(5,999)
Distribution of remaining cash balance of Open Lending to existing Open Lending unitholders prior to Business Combination	(8)	(3,038)

Excess cash to balance sheet from Business Combination		$25,000

(1)	Represents the amount of the restricted investments and cash held in the Trust account.
(2)	Represents the issuance, in a private placement consummated concurrently with the Closing, to third-party investors of 20,000,000 shares of common stock assuming stock price of $10 per share.
(3)	Represents redemption of 10,997,246 at $10.25 including payment of accrued interest.
(4)	Represents the amount of cash paid to the existing Open Lending unitholders at closing of the Business Combination.
(5)	Represents payment of deferred underwriting commissions by Nebula.
(6)	Represents payment of accrued and incremental transaction costs incurred by Nebula.
(7)	Represents payment of accrued and incremental transaction costs incurred by Open Lending.
(8)

Represents distribution of cash balance of Open Lending to existing Open Lending unitholders prior to the Business Combination in excess of cash reserve of $35,000,000 that is included in the cash paid to the existing Open Lending unitholders at closing of the Business Combination (see Note 3(a)(4)).

b)

Tax effect of pro forma adjustments. Following the Business Combination, the Combined Company is subject to U.S. federal income taxes, in addition to state and local taxes. As a result, the pro forma balance sheet reflects an adjustment to our deferred taxes assuming the federal rates currently in effect and the highest statutory rates apportioned to each state and local jurisdiction.

Revenue accelerated for GAAP under the new revenue recognition standards of ASC 606 may not be accelerated in determining taxable income under the Internal Revenue Code. As a result, some revenue recognized for GAAP will continue to be deferred for U.S. Federal Income tax purposes. The total ASC 606 deferred tax liability is $13,953,147.

There is no deferred tax impact related to the future settlement of the Contingency Consideration, Earn-out Consideration and Lock-up Shares, described in more detail in Note 1 above, and no deferred tax asset has been recorded for this purpose.

Under ASC 740, a tax position must be more likely than not to be sustained upon examination by taxing authorities in order to recognize the benefit of the tax position on our financial statements. Recognized tax benefits are measured as the largest amount of benefit greater than fifty percent likely of being realized. As of March 31, 2020 there were $1,494,876 of unrecognized tax benefits.

c)	Business Combination expenses.

(1)

Payment of accrued expenses related to the Business Combination incurred by Nebula and Open Lending in the amount of $900,000 and $4,001,009, respectively (See Cash in Note 3(a)). The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in accounts payable.

(2)

Payment of deferred underwriting commissions incurred by Nebula in the amount of $6,291,782 (See Cash in Note 3(a)) and reversal of deferred underwriting commissions overaccrued as of March 31, 2020 in the amount of $3,333,218. The unaudited pro forma condensed combined balance sheet reflects payment of these costs as a reduction of cash, with a corresponding decrease in deferred underwriting commissions, and the reversal of overaccrued costs as an increase in additional paid-in-capital (see Note 3(h)), with a corresponding decrease in deferred underwriting commissions.

(3)

Payment of incremental expenses related to the Business Combination incurred through the Business Combination in the amount of $17,295,163 (See Cash in Note 3(a)(6) and 3(a)(7)). The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

(4)

Recognition of Open Lending’s capitalized expenses related to the Business Combination in the amount of $9,680,715 as a reduction to equity proceeds. The unaudited pro forma condensed combined balance sheet reflects these costs as a decrease in deferred transaction costs, with a corresponding decrease in additional paid-in capital (see Note 3(h)).

d)

Trust Account. Represents release of the restricted investments and cash held in the Trust Account upon consummation of the Business Combination to fund the closing of the Business Combination (See Cash in Note 3(a)).

e)

Contingency Consideration, Earn-Out Consideration and Lock-up Shares. Represents recognition of Contingency Consideration, Earn-Out Consideration and Lock-up Shares, described in more detail in Note 1 above, as derivatives that will not qualify for equity classification. Therefore, these amounts are classified as liabilities in the pro-forma balance sheet and recognized at their estimated fair values of $191,990,202 at the closing of the Business Combination. Post-Business Combination, these liabilities will be remeasured to its fair value at the end of each reporting period and subsequent changes in the fair value post-Business Combination will be recognized in the Combined Company’s statement of operations within other income/expense.

f)	Tax receivable agreement. In connection with the Closing, ParentCo entered into the Tax Receivable Agreement with Nebula, the Blocker, the Blocker Holder, and Open Lending. The Tax Receivable

Agreement generally provides for the payment by ParentCo to the Open Lending Unit Sellers and Blocker Holder, as applicable, of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that ParentCo actually realizes (or are deemed to realize in certain circumstances) in periods after the Closing as a result of: (i) certain tax attributes of Blocker and/or Open Lending that existed prior to the Business Combination and were attributable to the Blocker; (ii) certain increases in the tax basis of Open Lending’ assets resulting from the Second Merger; (iii) imputed interest deemed to be paid by ParentCo as a result of payments ParentCo makes under the Tax Receivable Agreement; and (iv) certain increases in tax basis resulting from payments ParentCo makes under the Tax Receivable Agreement. ParentCo will retain the benefit of the remaining 15% of these cash savings. The liability to be recognized for the Tax Receivable Agreement is $94,367,511 and the deferred tax asset is $107,145,684, which has been recognized from the increase in tax basis and certain tax benefits attributable to imputed interest. This liability is included in pro forma Other long-term obligations. Nebula expects to benefit from the remaining 15% of cash savings, if any, realized.

The total deferred tax asset and Tax Receivable Agreements liability pro forma adjustments are $107,145,684 and $94,367,511, respectively. The excess of the deferred tax asset pro forma adjustment over the Tax Receivable Agreements liability pro forma adjustment of $12,778,173 is recorded as additional paid-in capital.

g)

Share-based compensation. Represents the accelerated vesting of the awards associated with the historical share-based compensation plan of Open Lending in the amount of $2,188,745. These awards fully vest upon a qualifying event (i.e. a change in control of the Combined Company), which was recognized upon closing of the Business Combination. This accelerated vesting adjustment is considered to be a one-time charge and is not expected to have a continuing impact on the combined results, thus it is not reflected in the pro forma statements of operations.

h)	Impact on equity. The following table represents the impact of the Business Combination on the number of shares of Class A Common Stock and represents the total equity section:

(in thousands, except share amounts)

	Common stock
	Number of Shares		Par Value
	Class A Stock	Class B Stock	Class A Stock	Class B Stock	Members’ units	Additional Paid in Capital		Retained earnings
Pre Business Combination - Nebula	804,875	6,875,000	—	1		—		4,999
Pre Business Combination - Open Lending			—	—	265,895	—		(322,452)
Reclassification of redeemable shares to Class A Stock	26,695,125		3	—		266,948		—
Less: Redemption of redeemable stock	(10,997,246)		(1)			(112,768)	(1)
Founder Shares	6,875,000	(6,875,000)	1	(1)
Lock-up shares	(3,437,500)		(1)			1
Private Placement	20,000,000		2	—		199,998
Shares issued to Open Lending unitholders as consideration	51,909,746		5	—		(5)
Change in par value			910			(910)

Balances after share transactions of the Combined Company	91,850,000	—	919	—	265,895	353,264		(317,453)

Cash to existing Open Lending unitholders at Business Combination						(356,528)
Cash to existing Open Lending unitholders before Business Combination						(135,000)		135,000
Open Lending transaction costs						(10,000)		—
Nebula transaction costs						(8,742)		—
Elimination of historical retained earnings of Nebula						4,999		(4,999)
Elimination of historical Members’ units of Open Lending					(265,895)	265,895		—
Accelerated vesting of historical share-based compensation plan						2,189		(2,189)
Contingent consideration						(191,990)		—
Estimated transaction tax benefit due to Open Lending sellers						12,778		—
Distribution of remaining cash balance of Open Lending to existing Open Lending unitholders prior to Business Combination						(3,038)		—
Tax impact of conversion from LLC to Corporation								(15,674)

Post-Business Combination	91,850,000	—	919	—	—	(66,173)		(205,315)

(1)	Represents redemption of 10,997,246 shares at $10.25 including payment of accrued interest (See Note 3(a)(3) for details).

Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2020 and year ended December 31, 2019

The pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2020 and for the year ended December 31, 2019 are as follows:

i)

Exclusion of transaction expenses. Reflects adjustments made to eliminate non-recurring direct and incremental transaction expenses specifically incurred by Nebula as part of the Business Combination as these expenses meet the directly attributable and factually supportable criteria.

j)

Exclusion of interest income and associated taxes. Adjustment to eliminate historical interest income and the respective franchise tax to reflect the use of cash in Trust account to close the Business Combination.

k)

Interest expense. Represents the estimated changes in Open Lending’s historical interest expense following the issuance of the Term Loan in a principal amount of $170,000,000 and repayment of previous debt in the amount of $3,312,788 in March 2020 in connection with the Business Combination (see Note 1 for further details). The Term Loan bears interest at a variable rate of LIBOR + 6.50% or the base rate + 5.50%. For the purposes of the pro forma statement of operations the interest expense under the Term Loan was estimated using the current LIBOR + 6.5%.

(in thousands)

	Three month ended March 31, 2020	Year ended December 31, 2019
Elimination of Open Lending historical interest expense	764	322
Interest expense associated with the Term Loan	(3,298)	(13,416)

Net Pro Forma adjustment to interest expense	(2,534)	(13,094)

A 1/8% increase or decrease in interest rates would result in a change in interest expense of approximately $51,531 for the three months ended March 31, 2020 and approximately $209,622 for the year ended December 31, 2019.

l)

Tax effect of pro forma adjustments. Reflects the impact of U.S. federal, state, local and foreign income taxes on the income of the Combined Company. The pro forma effective income tax rate is estimated to be approximately 34.71% for the three months ended March 31, 2020 and approximately 27.40% for the year ended December 31, 2019 and was determined by combining the projected U.S. federal, state, local and foreign income taxes.

m)

Net income per share. Represents pro forma net income per share based on pro forma net income and 91,850,000 total shares outstanding upon consummation of the Business Combination. There are no equity instruments that have a dilutive effect on the pro forma net income per share.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus.

All amounts are estimates, except for the SEC registration fee.

Amount
SEC registration fee	$102,274
Accounting fees and expenses	32,000
Legal fees and expenses	300,000
Miscellaneous fees and expenses	15,726

Total expenses	$450,000

ITEM 14.	Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

Our charter, which became effective upon completion of the Business Combination, provides that no director of ours shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of ours shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Our charter further provides that any repeal or modification of such article by its stockholders or amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our charter provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was, or has agreed to become, the Company’s director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our charter also provides that it will advance expenses to Indemnitees in connection with a legal proceeding, subject to limited exceptions.

In connection with the Business Combination, we entered into indemnification agreements with each of our directors and executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and our charter and our bylaws.

We will also maintain a general liability insurance policy, which will cover certain liabilities of directors and officers of ours arising out of claims based on acts or omissions in their capacities as directors or officers.

ITEM 15.	Recent Sales of Unregistered Securities.

The Company has sold the securities described below within the past three years which were not registered under the Securities Act. All of the sales listed below were made pursuant to an exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation D thereunder.

PIPE Shares

In connection with the Business Combination and the other transactions contemplated by the Business Combination Agreement, Nebula obtained commitments from subscribers to purchase shares of Nebula Class A Common Stock, which were converted into PIPE Shares for a purchase price of $10.00 per share, in the PIPE. Several fundamental investors committed an aggregate of $200 million to participate in the transaction through the PIPE anchored by True Wind Capital. True Wind Capital agreed to subscribe for $85,000,000 worth of such PIPE Shares for a purchase price of $10.00 per share. Such commitments were made by way of the Subscription Agreements dated as of January 5, 2020, by and among each PIPE subscriber, Nebula, Open Lending and ParentCo.

Exhibits and Financial Statement Schedules

Exhibit Index

Exhibit	Description

2.1	Business Combination Agreement, dated as of January 5, 2020, by and among Nebula, Blocker, Blocker Holder, Open Lending Corporation, Merger Sub LLC, Merger Sub Corp, Open Lending, and Shareholder Representative Services LLC, as the Securityholder Representative and incorporated herein by reference) (the “Business Combination Agreement”) (incorporated by reference to Exhibit 2.1 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

2.2	Amendment No. 1 and Waiver, dated as of March 18, 2020, to the Business Combination Agreement, by and among Nebula, Blocker, Blocker Holder, Open Lending Corporation, Merger Sub LLC, Merger Sub Corp, Open Lending, and Shareholder Representative Services LLC, as the Securityholder Representative (incorporated by reference to Exhibit 2.2 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

2.3	Amendment No. 2 and Consent, dated as of March 26, 2020, to the Business Combination Agreement by and among Nebula, Blocker, Blocker Holder, Open Lending Corporation, Merger Sub LLC, Merger Sub Corp, the Company, and Shareholder Representative Services LLC, as the Securityholder Representative (incorporated by reference to Exhibit 2.3 to Nebula’s Current Report on Form 8-K filed March 27, 2020).

2.4	Amendment No. 3, dated as of May 13, 2020, to the Business Combination Agreement by and among Nebula, Blocker, Blocker Holder, Open Lending Corporation, Merger Sub LLC, Merger Sub Corp, the Company, and Shareholder Representative Services LLC, as the Securityholder Representative (incorporated by reference to Exhibit 2.4 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

3.1	Amended and Restated Certificate of Incorporation of Open Lending Corporation (incorporated by reference to Exhibit 3.3 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

3.2	Amended and Restated Bylaws of Open Lending Corporation (incorporated by reference to Exhibit 3.4 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

4.1	Form of Warrant Certificate.

4.2	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.

4.3	Assignment, Assumption and Amendment of Warrant Agreement dated June 10, 2020, by and among Nebula Acquisition Corporation, a Delaware corporation, Nebula Parent Corp., a Delaware Corporation, and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as warrant agent.

5.1	Opinion of Goodwin Procter LLP.

Exhibit	Description

10.1	Founder Support Agreement, dated as of January 5, 2020, by and among Nebula, Open Lending Corporation, the Company, the Sponsor, Adam H. Clammer, James H. Greene, Jr., Rufina Adams, David Kerko, Frank Kern, James C. Hale and Ronald Lamb (incorporated by reference to Exhibit 10.1 to Nebula’s Current Report on Form 8-K filed January 6, 2020) (the “Founder Support Agreement”).

10.2	Form of Investor Support Agreement (incorporated by reference to Exhibit 10.2 to Nebula’s Current Report on Form 8-K filed January 6, 2020).

10.3	Company Support Agreement, dated as of January 5, 2020, by and among Nebula, Bregal Investments, Inc., BRP Hold 11, Inc., Bee Cave Capital, LLC, Richard Watkins, Open Lending Opportunity Partners, Ryan Collins, Kurt Wilkin, Scott Gordon, Keith Jezek and Steve Letbetter (incorporated by reference to Exhibit 10.3 to Nebula’s Current Report on Form 8-K filed January 6, 2020).

10.4	Form of Subscription Agreement (incorporated by reference to Exhibit 10.4 to Nebula’s Current Report on Form 8-K filed January 6, 2020).

10.5	Form of Tax Receivable Agreement (incorporated by reference to Exhibit 10.5 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

10.6	Form of Investor Rights Agreement (incorporated by reference to Exhibit 10.6 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

10.7	Amendment No. 1, dated as of March 18, 2020, to the Founder Support Agreement, by and among Nebula, Open Lending Corporation, the Company, the Sponsor, Adam H. Clammer, James H. Greene, Jr., Rufina Adams, David Kerko, James C. Hale and Ronald Lamb (incorporated by reference to Exhibit 10.7 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

10.8	Amendment No. 2, dated May 13, 2020, to the Founder Support Agreement, by and among Nebula, Open Lending Corporation, the Company, the Sponsor, Adam H. Clammer, James H. Greene, Jr., Rufina Adams, David Kerko, James C. Hale and Ronald Lamb (incorporated by reference to Exhibit 10.8 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

10.9	Credit Agreement, dated as of March 11, 2020, among Open Lending, LLC, the guarantors party thereto, UBS AG Stamford Branch, and the lenders party thereto (incorporated by reference to Exhibit 10.9 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

10.10	2020 Stock Option and Incentive Plan (incorporated by reference to Exhibit 10.12 of Open Lending Corporation’s Registration Statement on Form S-4 (Reg. No. 333-237264), filed with the SEC on May 20, 2020).

10.11	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.11 on Form 8-K filed on June 16, 2020).

10.12	Form of Officer Indemnification Agreement (incorporated by reference to Exhibit 10.12 on Form 8-K on June 16, 2020).

16.1	Letter from WithumSmith+Brown, PC as to the change in certifying accountant, dated as of June 15, 2020 (incorporated by reference to Exhibit 16.1 on Form 8-K on June 16, 2020).

21.1	List of Subsidiaries.

23.1	Consent of Ernst & Young LLP.

Exhibit	Description

23.2	Consent of WithumSmith+Brown, PC.

23.3	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

Undertakings

The undersigned registrant hereby undertakes:

A.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on July 13, 2020.

OPEN LENDING CORPORATION

By:	/s/ John J. Flynn
Name:	John J. Flynn
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of John J. Flynn and Ross M. Jessup, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/ John J. Flynn John J. Flynn	Chairman, Director, President and Chief Executive Officer (Principal Executive Officer)	July 13, 2020

/s/ Ross M. Jessup Ross M. Jessup	Chief Financial Officer and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	July 13, 2020

/s/ Blair J. Greenberg Blair J. Greenberg	Director	July 13, 2020

/s/ Gene Yoon Gene Yoon	Director	July 13, 2020

/s/ Adam H. Clammer Adam H. Clammer	Director	July 13, 2020

/s/ Brandon Van Buren Brandon Van Buren	Director	July 13, 2020